    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                      WALDEN RESIDENTIAL PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

                                                    5080 SPECTRUM DRIVE
                                                      SUITE 1000 EAST
                                                 ADDISON, TEXAS 75001-6410
                                                       (972) 788-0510
           MARYLAND                 (Address, including zip code, and telephone number,                75-2506197
(State or other jurisdiction of   including area code, of Registrant's Principal Executive          (I.R.S. Employer
incorporation or organization)                            Offices)                                 Identification No.)

                            ------------------------

                              MICHAEL E. MASTERSON
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                      WALDEN RESIDENTIAL PROPERTIES, INC.
                              5080 SPECTRUM DRIVE
                                SUITE 1000 EAST
                           ADDISON, TEXAS 75001-6410
                                 (972) 788-0510
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

                             KENNETH L. BETTS, ESQ.
                        WINSTEAD SECHREST & MINICK P.C.
                          1201 ELM STREET, SUITE 5400
                              DALLAS, TEXAS 75270
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time following the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING         AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED              PER SHARE                 PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share...............................      12,560,746(1)         Not Applicable         $300,092,533(2)           $ 88,528
---------------------------------------------------------------------------------------------------------------------------------
9.00% Redeemable Preferred Stock, par
value $.01 per share..................       1,999,909            Not Applicable         $ 54,997,498(3)           $ 16,224
---------------------------------------------------------------------------------------------------------------------------------
Series B Warrants.....................       6,666,363            Not Applicable               (4)                    (4)
---------------------------------------------------------------------------------------------------------------------------------
          Total.......................                            Not Applicable           $355,090,031            $104,752
---------------------------------------------------------------------------------------------------------------------------------
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

(1) Includes 2,222,121 shares of Common Stock, par value $.01 per share, issuable upon exercise of the Series B Warrants.
(2) Estimated pursuant to Rule 457(f) under the Securities Act based upon (i) the book value of the Common OP Units to be received by the Company in exchange for the issuance of 10,338,625 shares of Common Stock, and (ii) the exercise price for each share of Common Stock issuable upon exercise of the Series B Warrants.
(3) Estimated pursuant to Rule 457(f) under the Securities Act based upon the book value of the Preferred OP Units to be received by the Company in exchange for the issuance of 1,999,909 shares of 9.00% Redeemable Preferred Stock and 6,666,363 Series B Warrants.
(4) Included as part of the value of the 9.00% Redeemable Preferred Stock; issuable in conjunction with the 9.00% Redeemable Preferred Stock upon exchange of Preferred OP Units.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1998

PROSPECTUS

                      WALDEN RESIDENTIAL PROPERTIES, INC.

      COMMON STOCK, 9.00% REDEEMABLE PREFERRED STOCK AND SERIES B WARRANTS
                            ------------------------

     Walden Residential Properties, Inc. is a self-administered, self-managed, fully integrated real estate investment trust focused on middle income multifamily properties located primarily in selected Southwestern and Southeastern metropolitan areas. We currently own and operate 155 properties containing 42,429 apartment units.

     This prospectus relates to the possible issuance by us from time to time of up to (i) 12,560,746 shares of our common stock, (ii) 1,999,909 shares of our 9.00% redeemable preferred stock, and (iii) 6,666,363 series B warrants (each of which is exercisable for one-third of one share of common stock at $26.875 per share), if and to the extent that common and preferred unitholders of Walden/Drever Operating Partnership, L.P. elect to receive such securities in exchange for their common and preferred units. These units were issued in connection with our acquisition of 79 apartment properties in October 1997 from partnerships of which Drever Partners, Inc. and certain of its affiliates were the general partners. A description of the procedures to exchange your partnership interests can be found under "Procedure to Exchange Units" in this prospectus.

     We will not receive any proceeds from the issuance of any of our securities in connection with the exchange of WDOP units. We will, however, acquire additional partnership units in exchange for any common stock, redeemable preferred stock or series B warrants that we may issue pursuant to this prospectus, which will increase our ownership of the operating partnership.

     The common stock is listed on the New York Stock Exchange under the symbol "WDN" and the preferred stock has been approved for listing on the NYSE subject to official notice of issuance. On October 2, 1998, the closing sales price of the common stock as reported on the NYSE was $22.6875 per share.

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMPANY'S SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER 5, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................     6
  The Company...............................................     6
  Risk Factors..............................................     7
  The Properties............................................     8
  Summary Consolidated and Combined Financial and Operating
     Information............................................    10
  Plan of Distribution......................................    11
  Dividends and Distributions Policy........................    11
  Tax Status of the Company.................................    11
RISK FACTORS................................................    12
  Tax Consequences to Unitholders of Exchange of Units......    12
  Geographic Concentration of Properties....................    12
  Ability of the Company to Incur Additional Indebtedness;
     Restrictive Covenants..................................    12
  Borrowing Risks...........................................    13
  Acquisition Risks.........................................    14
  Real Estate Investment Considerations.....................    14
  No Restriction on Changes in Investment, Financing and
     Other Policies.........................................    15
  Certain Antitakeover Provisions; Ownership Limits.........    15
  Shares Available for Future Sale..........................    16
  Adverse Consequences of Failure to Qualify as a REIT......    16
  Possible Environmental Liabilities........................    16
  Costs of Compliance with Americans with Disabilities Act
     and Similar Laws.......................................    17
  Uninsured Loss............................................    17
  Year 2000.................................................    18
  Risks Associated with Forward-Looking Statements Included
     in this Prospectus.....................................    18
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS...........................................    19
THE COMPANY.................................................    20
  General...................................................    20
  Business Strategies.......................................    21
  Property Management.......................................    21
PRICE RANGE OF COMMON STOCK.................................    22
DIVIDENDS AND DISTRIBUTIONS POLICY..........................    23
SELECTED FINANCIAL DATA.....................................    24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................    27
  Overview..................................................    27
  Results of Operations.....................................    27
  Liquidity and Capital Resources...........................    32
  Funds from Operations.....................................    36
  Inflation.................................................    37
  New Accounting Standards..................................    37
  Year 2000 Conversion......................................    38
BUSINESS AND PROPERTIES.....................................    39
  The Properties............................................    39
  Property Management.......................................    50
  Employees.................................................    51

                                                              PAGE
                                                              ----
  Competition...............................................    51
  Legal Proceedings.........................................    51
  Regulation................................................    51
  Environmental Matters.....................................    52
  Insurance.................................................    53
  Available Information.....................................
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.................    54
MANAGEMENT..................................................    56
  Executive Officers........................................    56
  Independent Directors.....................................    57
  Board of Directors........................................    58
  Committees of the Board of Directors......................    58
  Compensation of Directors.................................    59
  Compensation Committee Interlocks and Insider
     Participation..........................................    59
  Executive Compensation....................................    60
  Option Grants.............................................    61
  Option Exercises and Year-End Option Values...............    61
  Employment Agreements.....................................    61
PRINCIPAL STOCKHOLDERS......................................    63
  Security Ownership of Certain Beneficial Owners...........    63
  Security Ownership of Management..........................    63
DESCRIPTION OF COMMON STOCK.................................    65
  General...................................................    65
  Restrictions on Transfer..................................    65
DESCRIPTION OF REDEEMABLE PREFERRED STOCK...................    67
  General...................................................    67
  Rank......................................................    67
  Dividends.................................................    67
  Redemption................................................    68
  Liquidation Preference....................................    68
  Voting Rights.............................................    68
  Restrictions on Ownership.................................    68
DESCRIPTION OF SERIES B WARRANTS............................    68
  General...................................................    68
  Exercise of Series B Warrants.............................    69
  Amendments and Supplements to Warrant Agreement...........    69
  Adjustments...............................................    69
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S
  ARTICLES AND BYLAWS.......................................    71
  Classification of the Board of Directors..................    71
  Limitation of Liability and Indemnification...............    71
  Business Combinations.....................................    72
  Control Share Acquisitions................................    72
  Amendment to the Articles.................................    73
  Dissolution of the Company................................    73
  Advance Notice of Director Nominations and New Business...    73
  Meetings of Stockholders..................................    73

                                                              PAGE
                                                              ----
FEDERAL INCOME TAX CONSIDERATIONS...........................    74
  General...................................................    74
  REIT Qualification........................................    74
  Taxation of the Company as a REIT.........................    78
  Failure to Qualify as a REIT..............................    78
  Taxation of Stockholders..................................    79
  Backup Withholding........................................    79
  Taxation of Tax Exempt Entities...........................    80
  Taxation of Foreign Investors.............................    80
  State and Local Taxes.....................................    82
ERISA CONSIDERATIONS........................................    82
INFORMATION REGARDING WALDEN/DREVER OPERATING PARTNERSHIP,
  L.P.......................................................    84
  General...................................................    84
  The WDOP Partnership Agreement............................    84
  Policies of WDOP..........................................    89
  Real Estate...............................................    89
  Tax Treatment of WDOP.....................................    89
  WDOP Partnership Interests................................    91
PLAN OF DISTRIBUTION........................................    92
PROCEDURE TO EXCHANGE UNITS.................................    92
  General...................................................    92
  Delivery of Exchange Notice and Certificates..............    93
  Lost or Missing Certificates..............................    94
TAX CONSEQUENCES OF EXCHANGING UNITS........................    94
  General...................................................    94
  Tax Consequences of Exchange..............................    94
LEGAL MATTERS...............................................    95
EXPERTS.....................................................    95

                                    SUMMARY

     The following information supplements, and should be read in conjunction with, the information contained in this prospectus.

THE COMPANY

     The Company is a self-administered, self-managed, fully integrated real estate investment trust. We focus on middle income multifamily properties located primarily in selected Southwestern and Southeastern metropolitan areas. As of August 31, 1998, we owned and operated 155 multifamily properties containing 42,429 apartment units. Approximately 92% of our properties are located in the Houston, Dallas/Fort Worth, Austin, Phoenix, Tampa, Nashville, Jacksonville, Oklahoma City, San Antonio, Atlanta, Salt Lake City and San Diego areas, with the remaining properties primarily located in other areas in the Southwest and Southeast regions of the United States. Of all our apartment units, approximately 30% are located in the Houston metropolitan area, and approximately 26% are located in the Dallas/Fort Worth metropolitan area.

     On October 1, 1997, we acquired the assets and business of Drever Partners, Inc. and its affiliates, including 18 partnerships of which Drever Partners, Inc. and certain of its affiliates were the general partners. In this transaction we acquired 79 apartment properties (consisting of 18,118 units) and paid approximately $95.0 million in cash, assumed $286.0 million of mortgage debt and issued $303.9 million of operating partnership units of a newly-formed partnership subsidiary of the Company, Walden/Drever Operating Partnership, L.P. These partnership units are exchangeable, subject to certain conditions, on or after October 1, 1998, into shares of common stock, shares of redeemable preferred stock and warrants.

     For a more complete description of the securities for which the partnership units are exchangeable see "Description of Common Stock," "Description of Redeemable Preferred Stock" and "Description of Series B Warrants."

PLAN OF DISTRIBUTION

     This prospectus relates to the issuance by us of our common stock, preferred stock and warrants when the holders of partnership units exchange such units. Each common unit is exchangeable for one share of our common stock. Each preferred unit is exchangeable for one share of our redeemable preferred stock and three and one-third series B warrants. With each exchange, our interest in the operating partnership will increase, but we will not receive any cash proceeds from the exchange. For a more detailed description of the exchange procedures, see "Procedures to Exchange Units." All expenses incident to the offering and sale of the Walden Securities incurred by the Company shall be paid by the Company. See "Plan of Distribution," "Procedure to Exchange Units," "Tax Consequences of Exchanging Units" and "Federal Income Tax Considerations."

RISK FACTORS

     An investment in our securities involves a number of risks. We urge you to carefully consider the matters discussed under "Risk Factors" beginning on page 12 before investing in the company. Such risks include, among others:

     - Tax Consequences to Unitholders of Exchange of Units. In general, the exchange of Units will be treated as a sale of the unit. As such, you will be attributed gain or loss from the "sale" of the unit based on the difference between the amount considered realized for tax purposes and your adjusted tax basis in the unit.

     - Geographic Concentration of Properties. As of August 31, 1998, approximately 68.39% of our apartment units were located in Texas, with 30% located in the Houston metropolitan area and 26% in the Dallas/ Fort Worth metropolitan area. An economic decline in the Texas markets, and specifically in Houston and Dallas/Fort Worth, could adversely affect our financial condition.

     - Ability of the Company to Incur Additional Indebtedness; Restrictive Covenants. We are not limited in the amount of indebtedness we may incur, other than certain contractual restrictions. We can offer you no assurance that we will not become more highly leveraged in the future.

     - Acquisition Risks. We continuously acquire properties and are subject to risks associated with these and future acquisitions, including properties failing to perform to expectations, overpaying for acquisitions, or underestimating the costs of improvements to bring the properties up to established standards.

     - Development Risks. We have entered into certain agreements to construct apartment communities. As a result we will be subject to risks of real estate development, including risks of lack of financing, construction delays, budget overruns and leasing.

     - Shares Available for Future Sale. We cannot predict the effect that future sales of our common stock will have on the market price of our common stock.

     - Adverse Consequences of Failure to Qualify as a REIT. If we were to fail to qualify as a real estate investment trust, we would be subject to taxation as a corporation at regular corporate rates.

     - Possible Environmental Liabilities. As an owner or operator of real property, we may be liable for the costs of removal or remediation of certain hazardous substances released on or in our properties. The costs of investigation, remediation or removal of such substances may be substantial. In addition, we may be subject to third-party lawsuits related to environmental contamination.

     - Uninsured Loss. Certain types of property losses (such as those from wars or earthquakes) are not generally insured due to economic considerations or the lack of available insurance. Should an uninsured loss or a loss in excess of insured limits occur, we could suffer substantial losses.

THE PROPERTIES

     Our properties contain 42,429 apartment units and are primarily located in metropolitan areas in the Southwest and Southeast regions of the United States. The geographic distribution of our properties reflects our belief that geographic diversification will lessen the impact of local and regional economic fluctuations on our business. At the same time, we also seek to create concentrations of properties to allow us to achieve economies of scale in our property management operations. Our properties were built between 1967 and 1998 and are generally comprised of two- and three-story buildings in landscaped settings and generally include such attractive amenities as a clubhouse, swimming pools, laundry facilities and cable television access.

DIVIDENDS AND DISTRIBUTIONS POLICY

     In accordance with federal income tax rules we paid dividends per share in the aggregate of $1.86, $1.93, and $.965 for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, respectively. We intend to continue to pay regular quarterly dividends to our stockholders.

TAX STATUS OF THE COMPANY

     We have elected to be taxed as a real estate investment trust. As a result, we are generally not subject to federal income tax. We are, however subject to a number of organizational and operational requirements. If we fail to qualify as a real estate investment trust in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate rates.

     SUMMARY CONSOLIDATED AND COMBINED FINANCIAL AND OPERATING INFORMATION

     The following table sets forth selected financial data of the Company and should be read in conjunction with the financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. The summary financial data below provides information about the Company's financial history and may not be indicative of future operating results. The data for the years ended December 31, 1997, 1996 and 1995 has been derived from audited financial statements. The data for the six months ended June 30, 1998 and 1997 has been derived from unaudited financial statements. In the opinion of management, the operating data for the six months ended June 30, 1998 and 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth herein. The results of interim periods are not necessarily indicative of results for the full year and the consolidated historical operating results of the Company may not be indicative of future operating results of the Company.

                                                                SIX MONTHS
                                                              ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                                                          ----------------------    ----------------------------------
                                                             1998         1997         1997         1996        1995
                                                          ----------    --------    ----------    --------    --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AND PROPERTY DATA)
OPERATING DATA
Revenues
  Rental and other property income......................  $  137,845    $ 67,192    $  169,537    $109,475    $ 81,559
  Other revenue.........................................         724         849         1,598       1,696       1,265
                                                          ----------    --------    ----------    --------    --------
        Total revenues..................................     138,569      68,041       171,135     111,171      82,824
                                                          ----------    --------    ----------    --------    --------
Expenses
  Operating expenses....................................      59,659      28,574        73,288      47,560      36,085
  General and administrative............................       5,701       3,394         7,734       5,124       3,811
  Interest..............................................      26,688      10,121        28,447      20,573      17,111
  Depreciation..........................................      29,035      13,121        33,841      19,810      15,734
  Amortization..........................................         485         411           827         916         900
  Unusual charge........................................          --          --         1,940          --          --
                                                          ----------    --------    ----------    --------    --------
        Total expenses..................................     121,568      55,621       146,077      93,983      73,641
                                                          ----------    --------    ----------    --------    --------
Operating income........................................      17,001      12,420        25,058      17,188       9,183
Gain on disposition of real property....................          --          --         2,055       1,934       1,502
Extraordinary loss on debt extinguishment...............        (104)         --          (422)     (1,848)     (1,352)
Income allocated to minority interests..................      (5,667)       (800)       (4,109)     (1,705)       (922)
Preferred distributions.................................      (6,560)     (6,623)      (13,186)     (2,387)         --
                                                          ----------    --------    ----------    --------    --------
Net income available to common stockholders.............  $    4,670    $  4,997    $    9,396    $ 13,182    $  8,411
                                                          ==========    ========    ==========    ========    ========
Net income per share: Basic.............................  $     0.25    $   0.29    $     0.53    $   0.90    $   0.69
Distributions per share.................................  $    0.965    $  0.965    $     1.93    $   1.86    $   1.82
Weighted average shares outstanding: Basic..............      18,384      17,329        17,590      14,720      12,155
OTHER DATA
Net operating income(1).................................  $   78,186    $ 38,618    $   96,249    $ 61,915    $ 45,474
PROPERTY DATA
Total properties (at period end)........................         156          75           154          68          55
Total units (at period end).............................      42,858      23,188        42,482      21,407      17,205
Total units (weighted average)..........................      42,758      22,111        27,346      18,430      14,601
BALANCE SHEET DATA
Real estate assets (at cost)............................  $1,496,973         N/A    $1,507,613    $683,515    $513,341
Total assets............................................  $1,487,653         N/A    $1,469,472    $689,714    $510,548
Mortgages notes payable.................................  $  461,261         N/A    $  428,354    $258,908    $252,515
Unsecured credit facility and term loan.................  $  285,000         N/A    $  274,000          --    $  6,500
Total stockholders' equity including minority
  interests.............................................  $  695,620         N/A    $  717,131    $411,421    $235,127

---------------

(1) Rental and other property income less operating expenses.

                                  RISK FACTORS

     An investment in Walden Residential Properties, Inc. involves various risks. You should carefully consider the following information, in conjunction with the other information contained in this Prospectus, before making a decision to exchange your units for our securities.

TAX CONSEQUENCES OF EXCHANGE OF UNITS

     If you decide to exercise your right to exchange your units for our securities, the exchange will be treated as a sale of your units for Federal tax purposes. As a result of the exchange, you will realize, for Federal tax purposes, an amount equal to the fair market value of the securities you receive, plus the amount of any Walden/Drever Operating Partnership L.P. liabilities allocable to your units. You will recognize gain or loss equal to the difference between the amount realized for Federal income tax purposes and the sum of your adjusted tax basis in your exchanged units and the tax basis of your right to exchange. It is possible that the amount of gain you recognize or your resulting tax liability could exceed the value of our securities you receive. See "Tax Consequences of Exchanging Units."

GEOGRAPHIC CONCENTRATION OF PROPERTIES

     As of August 31, 1998, 112 of our 155 apartment properties, containing 29,019 apartment units (68.39% of our apartment units), were located in Texas. Of these 112 apartment properties, 54 apartment properties, containing 12,561 apartment units (29.60% of our apartment units) were located in the Houston metropolitan area and 37 apartment properties, containing 10,884 apartment units (25.65% of our apartment units) were located in the Dallas/Fort Worth metropolitan area. Our performance is, therefore, largely dependent upon economic conditions in Texas generally and, specifically, in the Houston and Dallas/Fort Worth metropolitan areas. An economic decline in the Texas markets may adversely affect our ability to make expected distributions to its stockholders.

BORROWING RISKS

  Debt Financing and Existing Debt Maturities

     Our organizational documents do not limit the amount of indebtedness we may incur. Subject to certain restrictions contained in the instruments governing our current indebtedness, the amount of debt we may incur is solely within the discretion of our Board of Directors. We could incur additional debt which could increase the amount of our debt service payments and increase the risk of default on our obligations. Any increase in leverage could potentially adversely affect our financial condition and results of operations. As of June 30, 1998, we had approximately $746 million aggregate principal amount of debt outstanding. Approximately $85 million of that amount is unsecured debt under our credit facility and approximately $200 million of that amount was borrowed under our unsecured term loan. The remaining amounts are mortgage indebtedness secured by 109 of our apartment properties. General risks associated with our debt include:

     - Declining economic performance of our apartment properties could adversely affect our funds from operations which could adversely affect cash available to pay our debts.

     - As of June 30, 1998, we had approximately $300 million of debt which becomes payable during the remainder of 1998 and 1999. We may need to refinance portions of this debt or incur additional debt secured by individual properties or groups of properties or conduct unsecured public or private debt offerings. There are no guarantees we will be able to refinance our debt or refinance such debt on acceptable terms. If we are not able to refinance our debt on acceptable terms, we could be required to dispose of certain properties on unfavorable terms. This could result in losses and could adversely affect our ability to make distributions to our stockholders.

     - If we are unable to meet scheduled mortgage payments, the apartment properties securing such debt could be foreclosed upon or otherwise be transferred to the lender. This would result in a loss of both income and asset value.

     - Certain of our debt (approximately $349 million) bears interest at variable rates. If prevailing interest rates or other factors at the time of refinancing of any debt result in higher interest rates or if interest rates increase generally over time, our interest expense would increase and our ability to make distributions to our stockholders could be adversely affected.

  Debt Instruments

     The agreements which govern our debt, including our unsecured credit facility and term loan, contain certain covenants which restrict our ability (and the ability of our subsidiaries) to engage in certain activities. These activities include:

     - incurring additional debt;

     - making investments in or engaging in transactions with stockholders and affiliates;

     - incurring liens;

     - creating restrictions on the ability of certain subsidiaries to pay dividends or make certain payments to us;

     - merging or consolidating with any other entity; or

     - selling, assigning, transferring, leasing or otherwise disposing of all or substantially all of our assets.

     The credit facility and term loan also require us to maintain certain financial ratios. There can be no assurance that we will be able to maintain these ratios or that the covenants described above will not adversely affect our ability to finance our future operations or capital needs. In addition, the terms of our debt instruments may limit our ability to engage in other business activities that may be of interest. The breach of any of these covenants described above or the inability to maintain the required financial ratios could result in a default under the credit facility or term loan. In addition, certain of our debt instruments contain cross-default and/or cross-acceleration provisions. Therefore, an inability to meet our obligations with respect to the provisions of one debt agreement could result in a default under other debt agreements. If we default on our debt, any amounts borrowed, together with accrued interest, could be declared due and payable. If our indebtedness were accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

  Forward Treasury Lock Agreements.

     In order to hedge our exposure to interest rate fluctuations on our debt refinancing, we have entered into three forward treasury lock agreements. Under these agreements, we pay or receive an amount equal to the difference between the reference yield and the market yield on the date of exercise. The exercise date may be any date up to the settlement date. Any gain or loss under these agreements will be amortized to interest expense over the terms of the financing. If, however, new debt financing is not obtained, any gain or loss will be recorded as an expense. As of September 18, 1998, we had a loss position on these forward treasury lock agreements of approximately $29.8 million.

ACQUISITION RISKS

     Since the consummation of our initial public offering through August 31, 1998, we have purchased 151 apartment properties (and sold certain properties) and increased the number of apartment units we own to 42,429, an increase of over 500% from the 6,343 apartment units we initially owned. We intend to continue to grow by acquiring additional apartment properties. Risks associated with past and continuing acquisitions include, but are not limited to:

     - the risk that acquired apartment properties may not perform in accordance with expectations, including projected occupancy and rental rates;

     - the risk that we may have overpaid for acquired apartment properties; and

     - the risk that we may have underestimated the cost of improvements required to bring an acquired apartment property up to standards established for the market position intended for that property.

     Our ability to acquire additional apartment properties is dependent upon our ability to obtain equity or debt financing. As of June 30, 1998, we had additional borrowing availability of approximately $52 million under our credit facility. The issuance of additional equity to obtain financing for the acquisitions of additional properties could result in a dilution of ownership for our existing stockholders. In addition, if cash flows generated from the investment of the net proceeds from equity offerings in our properties or otherwise is less than the distributions payable to such new stockholders, distributions to all stockholders may be adversely affected. When we finance our operations with debt, we expect that the apartment properties will generate cash flow adequate to service the indebtedness. However, if cash flow from the properties decreases, funds from operations would be adversely affected.

DEVELOPMENT RISKS

     As of August 31, 1998, we had entered into four development agreements to construct apartment communities, which we will purchase upon completion of construction and lease up. We will be subject to some risks of real estate development with respect to these four properties, including risks of lack of financing, construction delays, budget overruns and leasing. We will also be subject to similar risks in connection with any future development property.

REAL ESTATE INVESTMENT CONSIDERATIONS

  Effect of Economic and Real Estate Conditions.

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on income generated and expenses incurred. If our apartment properties do not generate sufficient revenue to meet operating expenses, including debt service and capital expenditures, our cash flow and our ability to make distributions to stockholders may be adversely affected.

  Market Illiquidity.

     Real estate investments are relatively illiquid. Such illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our stockholders.

  Operating Risks.

     Our apartment properties are subject to all operating risks common to multifamily properties in general, such as the risk of increased unemployment in markets where our properties are located, any or all of which might adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not necessarily be offset by increased rents. Operating apartment properties is also subject to the risk that residents will be unable or unwilling to pay rent increases. The local rental market may limit the extent to which rents may be increased to meet increased operating expenses, if any, without decreasing occupancy rates. If any of the above occurs, our ability to make expected distributions to our stockholders could be adversely affected.

  Affordable Housing Restrictions.

     Fifteen of our apartment properties are subject to restrictions requiring that a specified percentage of the apartment units in such properties be made available to persons with lower and moderate incomes (currently, approximately 70% of the total number of apartment units in the fifteen affected properties and 9% of the total number of our apartment units). In addition, state and local authorities in some cases impose certain restrictions on the amount of rent that can be charged. Future enactment of rent control laws or other laws regulating multifamily properties could adversely impact our operations.

  Competition.

     There are numerous real estate companies, including those which operate in the markets in which our properties are located, which compete with us for apartment properties to acquire and residents to occupy such properties. Our properties compete directly with other multifamily properties and single family homes that are available for rent in markets in which the properties are located. Our properties also compete with the new and existing home market for residents. In addition, competitors for acquisition projects may have greater resources than we do.

NO RESTRICTION ON CHANGES IN INVESTMENT, FINANCING AND OTHER POLICIES

     Our Board of Directors determines our investment and financing policies, including our policies with respect to growth, debt, capitalization, dividends and operating policies. Although the Board of Directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, in its discretion without a vote of our stockholders. A change in these policies could adversely affect our financial condition or results of operations and could adversely affect the market price of our securities. See "Policies with Respect to Certain Activities."

CERTAIN ANTITAKEOVER PROVISIONS; OWNERSHIP LIMITS

     Charter Provisions. Certain provisions of our articles of incorporation may discourage third parties from making acquisition proposals and could inhibit a change in control, which could give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their interests. These same antitakeover provisions may also impede our stockholders' ability to effect a change in management.

     In order to maintain our qualification as a real estate investment trust, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our articles of incorporation prohibit ownership, either directly or under the applicable attribution rules of the Internal Revenue Code, of more than 9% of the shares of our capital stock by any stockholder (other than Don R. Daseke, the former Chairman of the Company) . This prohibition is subject to certain exceptions, including the potential waiver of this limitation on a case-by-case basis by the board of directors. As a result of this ownership prohibition, the board of directors could be able to prevent an acquisition of control. See "Certain Provisions of Maryland Law and of the Company's Articles and Bylaws" and "Federal Income Tax Considerations."

     Staggered Board. Our board of directors is divided into three classes. The terms of the first, second and third classes will expire at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. Directors of each class will be elected for a three-year term upon the expiration of the current class' term. The staggered terms for directors may affect the stockholders' ability to effect a change in control even if a change in control were in our stockholders' best interest. See "Certain Provisions of Maryland Law and of the Company's Articles and Bylaws."

     Preferred Stock. Our articles of incorporation authorize the board of directors to issue up to 10 million shares of preferred stock and to establish the preference and rights of any such shares. See "Capital Stock of the Company -- Preferred Stock." The issuance of additional preferred stock could have the effect of delaying or preventing a change in control even if a change in control were in our stockholders' best interest.

SHARES AVAILABLE FOR FUTURE SALE

     Future sales of shares of our common stock, or the availability of such shares for future sale, could impact the prevailing market price of our common stock from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exercise of employee stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. Upon consummation of the exchange of all common units and the exercise of all series B warrants, we will have 30,631,666 shares of common stock outstanding, all of which will be freely transferable without further registration under Federal securities laws.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Code provisions for which there are limited judicial or administrative interpretations. Such qualification is also subject to various factual matters and circumstances not entirely within our control. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources and we must make distributions to our stockholders aggregating annually at least 95% of our taxable income (excluding net capital gains). No assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. We are not aware, however, of any currently pending tax legislation that would adversely affect our ability to continue to qualify as a REIT.

     If we fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our stockholders because of the additional tax liability. In addition, distributions to our stockholders would no longer qualify for the dividends paid deduction and such distributions would no longer be required to be made. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate certain investments in order to pay the applicable tax.

POSSIBLE ENVIRONMENTAL LIABILITIES

  Hazardous Substances.

     Various Federal, state and local environmental laws impose certain responsibilities on an owner or operator of real estate and subjects such persons to potential liabilities. Typical provisions of such laws include:

     - Responsibility and liability for the costs of removal or remediation of certain hazardous substances released on or in real property, generally without regard to knowledge or responsibility of the presence of the contaminants.

     - Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of such substances.

     - Potential liability for common law claims by third parties based on damages and costs of environmental contaminants.

     The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our apartment properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

  Asbestos-Containing Materials.

     In addition to general environmental laws, certain laws and regulations govern the removal, encapsulation or disturbance of asbestos-containing materials when such materials are in poor condition or in the event of building remodeling, renovations or demolition. These laws potentially impose liability for release of asbestos-containing materials and may permit third parties to sue for personal injuries associated with such materials.

  Environmental Assessments.

     We have performed "Phase I" environmental assessments on each of our apartment properties. These assessments revealed elevated lead content in the drinking water of three of our properties and asbestos-containing materials at 75 of our properties (some of which is friable but in good and manageable condition). The consulting firm which conducted these assessments has prepared an operations and maintenance program recommending certain procedures in dealing with the asbestos-containing materials. The cost from any future disturbance of asbestos-containing materials will depend on the magnitude of the disturbance and the location of the materials. Our environmental consulting firm has advised that we are not required by Federal law to take any action with regard to the elevated lead levels in the water of the three properties. However, we are currently attempting to determine the most effective remedial action we can take. We anticipate any remedial action will cost, in the aggregate, between $760,000 and $780,000 and the amount will be capitalized when incurred. We expect to fund this amount through cash flow from operations.

     Except as otherwise described above, we believe our apartment properties are in compliance in all material respects with the laws regarding hazardous or toxic substances. We have not been notified, and are not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances on our apartment properties. We do not believe the matters described above, or compliance with applicable environmental laws or regulations in general, will have a material adverse effect on our financial condition, results of operations and cash flows.

COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS

     Our apartment properties are required to meet certain Federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional Federal, state and local laws may require modifications to our apartment properties, or may restrict certain further renovations thereof, with respect to access by disabled persons. For example, the Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with any such laws or regulations could result in the imposition of fines or an award of damages to private litigants.

     We have obtained structural reports from outside consultants which indicate certain modifications need to be made to some of our apartment properties to bring those properties into full compliance with the Americans with Disabilities Act. We do no believe the costs of these modifications will have a material adverse effect on our financial condition, results of operations and cash flows. However, additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

UNINSURED LOSS

     We carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of our apartment properties with policy specifications, insured limits and deductibles customary for similar properties. There are, however, certain types of losses (such as losses arising from wars or earthquakes) we do not generally insure because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from such property. In addition, we would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Although we believe the properties are currently adequately insured in accordance with industry standards, any such loss could adversely affect our operations.

YEAR 2000

     Many of the world's computer systems currently record years in a two-digit format. Such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in our operations (commonly referred to as the "Year 2000" issue). We have identified three systems which are vulnerable to the Year 2000 issue, including our general ledger/accounts payable system, our payroll system, and our on-site accounting system (rent roll activities). Although we are currently utilizing internal and external resources to reprogram, replace and test our systems for Year 2000 compliance, there can be no guarantees that all of our systems will be Year 2000 compliant or that other companies on which we rely will be timely converted. As a result, our operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS

     This prospectus contains certain forward-looking statements within the meaning of Federal securities laws which are intended to be covered by the safe harbors created thereby. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The Company's ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 1998 and the five year period ended December 31, 1997 (of which the period January 1, 1994 through February 8, 1994 and the year ended December 31, 1993 are based on the results of the Walden Predecessors) was 1.20, 1.25, 1.59, 1.52, 1.68 and .63, respectively. The Company had no preferred dividend requirement in any of such years prior to 1995; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends are the same as the ratio of earnings to fixed charges for such years. Earnings were calculated by adding certain fixed charges (consisting of interest on indebtedness and amortization of financing costs) to the Company's income before extraordinary items. The Company's earnings (in thousands) were inadequate to cover fixed charges by $45 and $4,795 for the period from January 1, 1994 to February 8, 1994 and the year ended December 31, 1993, respectively, all of which were prior to the Company's initial public offering in February of 1994.

                                  THE COMPANY

GENERAL

     The Company is a self-administered, self-managed, fully integrated REIT focused on middle income multifamily properties located primarily in selected Southwestern and Southeastern metropolitan areas. The Company, a Maryland corporation headquartered in Dallas, Texas, was formed in September 1993 to continue and expand the multifamily property ownership, management, acquisition and marketing operations and related business objectives and strategies of The Walden Group, Inc. and its subsidiaries and affiliates (collectively, the "Walden Predecessors"). The Company owned and operated 155 multifamily properties as of August 31, 1998, containing 42,429 apartment units. Approximately 92% of the Properties are located in the Houston, Dallas/Fort Worth, Austin, Phoenix, Tampa, Nashville, Jacksonville, Oklahoma City, San Antonio, Atlanta, Salt Lake City and San Diego areas (the "Target Markets"), with the remaining Properties primarily located in other areas in the Southwest and Southeast regions of the United States. Of the total units owned, approximately 30% are located in Houston (in eight different submarkets), and approximately 26% are located in Dallas/Fort Worth (in 15 different submarkets). The Properties had a weighted average physical occupancy rate of approximately 93.3% for 1997 and 95.3% for the month of August 1998.

     Upon completion of the Company's initial public offering on February 9, 1994 (the "IPO"), the Company purchased the multifamily operations of the Walden Predecessors, including 18 properties containing 5,895 apartment units (of which a 299-unit property was sold in April 1995, a 384-unit property was sold in April 1996, a 144-unit property was sold in September 1996, and a 200-unit property and a 248-unit property were sold in August 1998), and concurrently purchased two additional properties containing 448 apartment units, one of which was owned by a third party and the other of which was principally owned by the Walden Predecessors (collectively, the "Original Properties"). Since the consummation of the IPO, the Company has acquired 151 properties (the "Acquisition Properties") (of which a 242-unit property was sold in December 1995, a 304-unit property was sold in August 1996, a 392-unit property was sold in October 1997, a 273-unit property and a 430-unit property were sold in August 1998 and six properties were combined in 1997 with certain other properties owned to achieve operating efficiencies), containing an aggregate of 39,002 apartments units, for an aggregate acquisition cost of $1.4 billion. In connection with one property acquired in December 1996, the Company acquired approximately 81 acres of adjacent undeveloped land for $4 million. The land is zoned for an additional 900 apartment units, which offers the Company the opportunity to develop apartment communities in the future. Management believes that these acquisitions are consistent with its core acquisition strategy of acquiring well located garden apartment properties at prices less than replacement costs, which serve middle income residents and can benefit from the Company's comprehensive management and enhancement programs.

     On October 1, 1997, the Company acquired the assets and business of Drever Partners, Inc. and its affiliates, including 18 partnerships of which Drever Partners, Inc. and certain of its affiliates were the general partners, (collectively, "Drever"), a private real estate management company based in San Francisco and Houston. This transaction included the acquisition by the Company of 79 apartment properties (consisting of 18,118 units) (the "Drever Properties"), which are included in the 151 properties acquired by the Company since its IPO. Pursuant to the Exchange Agreement with Drever, the consideration exchanged by the Company consisted of approximately $95.0 million of cash, the assumption of $286.0 million of mortgage debt (of which the Company repaid $119.0 million with proceeds from an unsecured term loan and its unsecured credit facility) and $303.9 million of operating partnership units (the "Common OP Units" and "Preferred OP Units", collectively the "Units") issued by a newly-formed partnership subsidiary of the Company, Walden/Drever Operating Partnership, L.P. ("WDOP"), to the shareholders and partners of and equity participants in Drever. The Units are exchangeable on or after October 1, 1998, into an aggregate of 10,338,625 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), 1,999,909 shares of the Company's 9.00% Redeemable Preferred Stock, par value $.01 per share (the "Redeemable Preferred Stock") and 6,666,363 Series B Warrants (each of which is exercisable for one-third of one share of the Company's common stock at $26.875 per share) (the "Series B Warrants" and, collectively with the Common Stock and Redeemable Preferred Stock, the "Walden Securities"). The

Redeemable Preferred Stock and the Preferred OP Units are redeemable at the option of the Company in 10 years at a redemption price of $25 per share or unit.

     The Company's executive offices are located at 5080 Spectrum Drive, Suite 1000, Addison, Texas 75001-6401. The telephone number is (972) 788-0510. The Company was incorporated in Maryland on September 29, 1993, and the duration of its existence is perpetual.

BUSINESS STRATEGIES

     The Company's primary business objective is to maximize stockholder value by maintaining long-term growth in funds from operations for distributions to its stockholders. To achieve this objective, the Company will focus on maximizing the internal growth of its expanded portfolio through property management and resident services, implementation of a property enhancement program and acquisition of garden apartment properties that have strong cash flow growth potential and are located in the Company's Target Markets. The completion of the Drever combination has provided the Company with increased management depth and expertise in property and asset management and property redevelopment. Specifically, the Company intends to implement the following business strategies:

     Increased Property Cash Flow. The continuing integration of the Company's and Drever's property management operations is expected to produce a level of service that is successful at resident retention and focused on increasing occupancy and rental rates. The Company also anticipates increasing its cash flow by controlling operating expenses and implementing programs to generate ancillary income (such as cable, telephone and laundry).

     Property Enhancement/Repositioning Program. The Company has initiated a property enhancement program to upgrade the physical appearance (both exterior and interior) of certain properties. These property enhancements are expected to generate high yields through increased rental rates and resident retention. In addition, certain of the Company's properties have been targeted for repositioning. By reinvesting in its properties, the Company expects to set them apart from deteriorating, similar aged properties and increase their competitiveness with newly constructed units that are generally available at considerably higher rates. These upgrades are expected to yield substantially increased revenue streams.

     Acquisitions. The Company also seeks to increase its funds from operations by acquiring multifamily properties that have prospects for long-term growth and can be purchased at prices substantially below replacement cost. Following the IPO, the Company has engaged in an active acquisition program, acquiring 151 multifamily properties, containing an aggregate of 39,002 apartment units (including the Drever transaction of 79 properties consisting of 18,118 units). The Company is currently focusing its acquisition efforts in the Target Markets due to the attractive demographics of these markets and the availability of properties for sale.

     Dispositions. Through the Company's asset management function, properties are routinely evaluated to determine that optimal operating results are achieved. In connection with this evaluation, properties may be targeted for disposition once a determination is made that such properties have achieved their maximum investment return. In addition, certain properties not located in the Company's core markets may be targeted for disposition.

     New Development. Selective development of new apartment properties in the Target Markets will become increasingly important to the growth of the Company's portfolio over the next several years. Management will select properties for development that meet an identified market demand, are well-located in their markets and have an anticipated total return in excess of that projected for acquisition properties.

PROPERTY MANAGEMENT

     The Company conducts its property management operations with an experienced staff of professionals and support personnel, including property directors and sales directors. The depth of the organization is intended to enable the Company to deliver quality services on an uninterrupted basis, thereby promoting resident satisfaction and improving resident retention. Each of the Company's owned or managed properties is operated by a staff specifically selected based on the size, location, age, management plan and marketing plan of the individual property. Personnel are carefully trained in their areas of expertise, such as property management, marketing and leasing, resident relations and maintenance.

     The Company's standardized policies and procedures specify reporting requirements and management guidelines which are to be applied at each property. Such policies and procedures facilitate management consistency in all markets. The Company uses customized software programs, including an on-site computerized rent roll system, to provide site, regional and executive management with rapid access to all marketing and accounting information. Weekly marketing reports are prepared by on-site property directors which track each property's leasing status, occupancy rate, prospective resident traffic, unit availability, lease renewals, residents moving in and out of apartments, notices by residents to vacate their apartments and delinquent rental charges or other fees. Accounting elements such as receivables, payables, rent roll status and budget compliance are regularly monitored through this system.

     Marketing and leasing activities and procedures are designed to comply with all established Federal, state and local laws and regulations. The Company generally offers leases having six to 12 month terms, with individual property marketing plans structured to respond to local market conditions. Qualifying standards for prospective residents are established to comply with the affordable housing restrictions placed on certain of the Properties, the Fair Housing Amendments Act of 1988 (the "FHA") and the regulations thereunder and are designed to stabilize service levels and income streams. The Company has fifteen properties which are currently subject to restrictions that require a specified number of apartments be offered to households with lower or moderate incomes. The Company utilizes standard lease contracts promulgated by local apartment associations to ensure compliance with the most recent legislative and judicial activities related to multifamily properties, as well as to permit uniform lease administration relating to rent collections, security deposit dispositions, evictions, repairs and renewals.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock has traded on the New York Stock Exchange ("NYSE") under the symbol "WDN" since February 2, 1994, the date on which the Common Stock began trading. The following table sets forth for the periods indicated the high and low sales prices per common share as reported on the NYSE and the distributions declared by the Company per common share for each such period in 1998, 1997 and 1996:

                                                                            DISTRIBUTIONS
                   QUARTER ENDED                       HIGH        LOW        PER SHARE
                   -------------                      -------    -------    -------------
March 31, 1998......................................  $27.125    $23.750       $0.4825
June 30, 1998.......................................   26.000     23.813        0.4825
September 30, 1998..................................   23.063     22.750        0.4825
March 31, 1997......................................  $26.875    $24.000       $0.4825
June 30, 1997.......................................   25.688     21.250        0.4825
September 30, 1997..................................   25.750     22.750        0.4825
December 31, 1997...................................   26.000     23.500        0.4825
March 31, 1996......................................  $22.125    $20.000       $0.465
June 30, 1996.......................................   21.875     20.250        0.465
September 30, 1996..................................   21.875     19.750        0.465
December 31, 1996...................................   26.000     20.875        0.465

     The closing price of the Common Stock on October 2, 1998 was $22.6875. As of August 31, 1998, the Common Stock was held by 1,590 stockholders of record, including shares held in nominee or street name by brokers.

     The Redeemable Preferred Stock is approved for listing on the NYSE under the symbol "WDN pd" subject to official notice of issuance. It is expected that the Series B Warrants will trade on the NASDAQ OTC system.

                       DIVIDENDS AND DISTRIBUTIONS POLICY

     In accordance with applicable REIT requirements, the Company has made distributions in accordance with the Code. The Company paid dividends per share in the aggregate of $1.86, $1.93, and $1.4475 for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998, respectively. See "Price Range of Common Stock." The Company intends to continue to pay regular quarterly dividends to its stockholders.

     Pursuant to a provision of the Company's credit facility, distributions to stockholders may not exceed 90% of funds from operations, as defined in the credit facility. The Company does not anticipate its distributions to be restricted by this provision.

     Future distributions made by the Company will be at the discretion of the Board of Directors and will depend upon numerous factors, including the gross revenues received from its properties, the operating expenses of the Company, the interest expense incurred in borrowing and capital expenditures. The Company anticipates that distributions will exceed net income determined in accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.

     Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to stockholders as ordinary dividend income, ordinary gain or capital gain. Distributions in excess of such earnings and profits generally will be treated as a non-taxable deduction of the stockholder's basis in the shares of Common Stock to the extent thereof (which may have the effect of deferring taxation until such stockholder's sale of the shares of Common Stock), and thereafter as taxable gain.

                            SELECTED FINANCIAL DATA

     The following tables set forth selected consolidated financial data for the Company and the combined financial data for 18 of the Original Properties (certain of which have been sold) acquired concurrently with the closing of the IPO and the assets, liabilities and operations of the Walden Predecessors' operating companies. The historical consolidated operating data for the Company for the years ended December 31, 1997, 1996 and 1995 and the period from February 9, 1994 (date of commencement of operations) to December 31, 1994 and the balance sheet data as of December 31, 1997, 1996, 1995 and 1994 and the combined operating data of the Walden Predecessors for the period January 1, 1994 to February 8, 1994 and the year ended December 31, 1993 and the balance sheet data as of December 31, 1993 have been derived from the consolidated financial statements and accounting records of the Company and the combined financial statements and accounting records of the Walden Predecessors, respectively. These financial statements have been audited by independent auditors. The data for the six months ended June 30, 1998 and 1997 has been derived from unaudited financial statements. In the opinion of management, the operating data for the six months ended June 30, 1998 and 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of interim periods are not necessarily indicative of results for the full year and the consolidated and combined historical operating results of the Company and the Walden Predecessors may not be indicative of future operating results of the Company. The following selected financial information should be read in conjunction with the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements included elsewhere in this report. All amounts are in thousands except per share and property data.

                                                                             THE COMPANY
                                                 --------------------------------------------------------------------
                                                  SIX MONTHS ENDED               YEARS ENDED              FEBRUARY 9
                                                      JUNE 30,                  DECEMBER 31,                  TO
                                                 -------------------   -------------------------------   DECEMBER 31,
                                                 1998(A)      1997     1997(A)      1996        1995         1994
                                                 --------   --------   --------   ---------   --------   ------------
OPERATING DATA
  Revenues
    Rental income............................... $132,557   $ 64,587   $163,224   $ 105,602   $ 78,469    $  39,602
    Other property income.......................    5,288      2,605      6,313       3,873      3,090        1,493
    Interest income.............................      724        849      1,598       1,433        856          365
    Other income................................       --         --         --         263        409          533
                                                 --------   --------   --------   ---------   --------    ---------
         Total revenues.........................  138,569     68,041    171,135     111,171     82,824       41,993
  Expenses
    Property operating and maintenance..........   45,761     22,013     56,483      37,521     28,748       15,607
    Real estate taxes...........................   13,898      6,561     16,805      10,039      7,337        3,275
    General and administrative..................    5,701      3,394      7,734       5,124      3,811        2,507
    Unusual charge -- officer settlement
      agreement.................................       --         --      1,940          --         --           --
    Interest expense............................   26,688     10,121     28,447      20,573     17,111        6,288
    Depreciation and amortization...............   29,520     13,532     34,668      20,726     16,634        8,960
                                                 --------   --------   --------   ---------   --------    ---------
         Total expenses.........................  121,568     55,621    146,077      93,983     73,641       36,637
                                                 --------   --------   --------   ---------   --------    ---------
  Operating income..............................   17,001     12,420     25,058      17,188      9,183        5,356
  Gain on disposition of real property..........       --         --      2,055       1,934      1,502           --
  Extraordinary loss on debt extinguishment.....     (104)        --       (422)     (1,848)    (1,352)          --
                                                 --------   --------   --------   ---------   --------    ---------
  Income before income allocated to minority
    interests...................................   16,897     12,420     26,691      17,274      9,333        5,356
  Income allocated to minority interests........   (5,667)      (800)    (4,109)     (1,705)      (922)          --
                                                 --------   --------   --------   ---------   --------    ---------
  Net income....................................   11,230     11,620     22,582      15,569      8,411        5,356
  Preferred distributions.......................   (6,560)    (6,623)   (13,186)     (2,387)        --           --
                                                 --------   --------   --------   ---------   --------    ---------
  Net income available to common stockholders... $  4,670   $  4,997   $  9,396   $  13,182   $  8,411    $   5,356
                                                 ========   ========   ========   =========   ========    =========
  Basic net income per share.................... $   0.25   $   0.29   $   0.53   $    0.90   $   0.69    $    0.62
                                                 ========   ========   ========   =========   ========    =========
  Diluted net income per share.................. $   0.25   $   0.29   $   0.53   $    0.89   $   0.69    $    0.62
                                                 ========   ========   ========   =========   ========    =========
  Distributions per share of common stock....... $  0.965   $  0.965   $   1.93   $    1.86   $   1.82    $    1.09
                                                 ========   ========   ========   =========   ========    =========
  Basic weighted average number of common shares
    outstanding.................................   18,384     17,329     17,590      14,720     12,155        8,689
                                                 ========   ========   ========   =========   ========    =========

                                                                             THE COMPANY
                                                 --------------------------------------------------------------------
                                                  SIX MONTHS ENDED               YEARS ENDED              FEBRUARY 9
                                                      JUNE 30,                  DECEMBER 31,                  TO
                                                 -------------------   -------------------------------   DECEMBER 31,
                                                 1998(A)      1997     1997(A)      1996        1995         1994
                                                 --------   --------   --------   ---------   --------   ------------
PROPERTY DATA
         Total properties (at end of
           period)(b)...........................      156         75        154          68         55           40
         Total units (at end of period).........   42,858     23,188     42,482      21,407     17,205       12,319
         Total units (weighted average).........   42,758     22,111     27,346      18,430     14,601        9,140
  Weighted average monthly property revenue per
    unit(c)..................................... $    537   $    506   $    517   $     495   $    465    $     420
OTHER DATA
  Funds from operations(d)...................... $ 38,930   $ 20,829   $ 50,233   $  36,998   $ 24,917    $  13,945
  Cash flows provided by (used in):
      Operating activities...................... $ 31,561   $ 23,248   $ 70,822   $  38,281   $ 31,317    $  16,420
      Investing activities...................... $(25,289)  $(67,297)  $327,814   $(158,668)  $(86,926)   $(256,114)
      Financing activities...................... $ (9,505)  $ 20,147   $237,029   $ 143,306   $ 58,121    $ 243,982

                                                                              DECEMBER 31,
                                                  JUNE 30,     -------------------------------------------
                                                    1998          1997        1996       1995       1994
                                                ------------   ----------   --------   --------   --------
BALANCE SHEET DATA
Real estate assets (at cost)..................   $1,496,973    $1,507,613   $683,515   $513,341   $329,206
Total assets..................................    1,487,653     1,469,472    689,714    510,548    334,937
Mortgage notes payable, credit facility and
  term loan...................................      746,261       702,354    258,908    259,015    165,439
Minority interests............................      314,922       321,916     14,886     18,608         --
Stockholders' equity..........................      380,968       395,215    396,535    216,519    160,267

---------------
(a) On October 1, 1997, the Company acquired Drever. For a discussion of the Drever transaction, see "The Company."

(b) The number of properties was reduced to 154 as of December 31, 1997, upon the combination of six properties during 1997 with certain other properties owned by the Company to achieve operating efficiencies.

(c) Represents rental income and other property income, divided by weighted average units, divided by the number of months.

(d) Management generally considers funds from operations ("FFO") to be an appropriate measure of the performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income (loss) (determined in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, amortization and income allocated to minority interests. In addition, extraordinary or unusual items that are non-recurring events which would materially distort the comparative measure of FFO are typically excluded. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and cash distributions. FFO should not be considered as an alternative to net income as an indication of the Company's performance or as an alternative to cash flow as a measure of liquidity. The Company's FFO is not necessarily comparable to similar entitled items reported by other REITs. The Company's computation of FFO assumes the conversion of all convertible securities, including minority interest securities. FFO for the 1995 and 1994 periods have been restated to reflect NAREIT's revised definition of FFO.

                                                                  WALDEN PREDECESSORS
                                                              ---------------------------
                                                              JANUARY 1 TO    YEAR ENDED
                                                              FEBRUARY 8,    DECEMBER 31,
                                                                  1994           1993
                                                              ------------   ------------
OPERATING DATA
Revenues
  Rental income.............................................     $3,047        $27,336
  Other property income.....................................        134          1,286
  Interest income...........................................         37            124
  Property management fees..................................        150          1,266
                                                                 ------        -------
         Total revenues.....................................      3,368         30,012
Expenses
  Property operating and maintenance........................      1,242         11,398
  Real estate taxes.........................................        226          2,159
  General and administrative................................        217          2,263
  Interest expense..........................................      1,075         11,456
  Amortization and financing costs..........................         20          1,417
  Depreciation..............................................        633          6,114
                                                                 ------        -------
         Total expenses.....................................      3,413         34,807
                                                                 ------        -------
Net loss(a).................................................     $  (45)       $(4,795)
                                                                 ======        =======
PROPERTY DATA
Total properties (at end of period).........................         18             18
Total units (at end of period)..............................      5,895          5,895
Total units (weighted average)..............................      5,895          5,895
Weighted average monthly property revenue per unit(b).......     $  421        $   405
OTHER DATA
Funds from operations(c)....................................     $  588        $ 1,370
Cash flows provided by (used in):
  Operating activities......................................     $1,858        $ 1,698
  Investing activities......................................     $   --        $   (23)
  Financing activities......................................     $ (311)       $(1,476)

                                                                             DECEMBER 31,
                                                                                 1993
                                                                             ------------
BALANCE SHEET DATA
Real estate assets..........................................                   $195,421
Accumulated depreciation and impairment allowance...........                    (83,026)
Total assets................................................                    121,889
Mortgage notes payable......................................                    147,322
Partners' deficit...........................................                    (33,610)

---------------
(a) Net loss of Walden Predecessors is before income tax benefits and extraordinary gains.

(b) Represents rental income and other property income, divided by weighted average units, divided by the number of months.

(c) Management generally considers funds from operations ("FFO") to be an appropriate measure of the performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income (loss) (determined in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, amortization and income allocated to minority interests. In addition, extraordinary or unusual items that are non-recurring events which would materially distort the comparative measure of FFO are typically excluded. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and cash distributions. FFO should not be considered as an alternative to net income as an indication of the Company's performance or as an alternative to cash flow as a measure of liquidity. The Company's FFO is not necessarily comparable to similar entitled items reported by other REITs. The Company's computation of FFO assumes the conversion of all convertible securities, including minority interest securities. FFO for the 1994 and 1993 periods have been restated to reflect NAREIT's revised definition of FFO.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with the "Selected Financial Data" and all of the financial statements and notes thereto included elsewhere in this Prospectus. Such financial statements and information have been prepared to reflect the consolidated statements of income of the Company for the six months ended June 30, 1998 and 1997 and the three years ended December 31, 1997 and the balance sheets of the Company as of December 31, 1997 and 1996.

     Changes in revenues and expenses related to the Properties during 1998, 1997, 1996 and 1995 are primarily the result of property acquisitions. Where appropriate, comparisons are made on a dollars-per-weighted-average-unit basis in order to adjust for changes in the number of units owned during each period.

RESULTS OF OPERATIONS

 Results of Operations for the Six Months Ended June 30, 1998 Compared to the Six Months Ended June 30, 1997

     The weighted average number of units owned for the six months ended June 30, 1998, increased by 20,647 units, or 93.4% from 22,111 units for the first six months of 1997 to 42,758 units for the first six months of 1998 as a result of the acquisition of additional properties. Total units owned at June 30, 1997 and 1998 were 23,188 and 42,858, respectively. The portfolio had an average physical occupancy of 92.5% and 93.1% for the first six months of 1997 and 1998, respectively.

     The Company owned 64 properties with 20,845 units throughout both periods in 1998 and 1997 ("same store"). A summary of the historical operating performance for "same store" properties is as follows:

                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                                        ------------------
                                                         1998       1997      % CHANGE
                                                        -------    -------    --------
Rental and other property revenue (in thousands)......  $65,457    $63,635      2.9%
Property operating expenses (in thousands)(1).........   28,082     26,913      4.3%
                                                        -------    -------
Property operating income (in thousands)..............  $37,375    $36,722      1.8%
                                                        =======    =======
Average physical occupancy............................     91.8%      92.4%     N/A
                                                        =======    =======
Average monthly revenue per unit......................  $   523    $   509      2.9%
                                                        =======    =======
Average annualized property operating and maintenance
  expenses per unit...................................  $ 2,063    $ 1,992      3.6%
                                                        =======    =======
Average annualized real estate taxes per unit.........  $   631    $   590      6.9%
                                                        =======    =======
Operating expense ratio...............................     42.9%      42.3%     N/A
                                                        =======    =======

---------------
(1) Consists of property operating and maintenance and real estate tax expenses.

     The operating performance of properties not owned throughout periods ended June 30, 1998 and 1997 is summarized as follows:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              -----------------
                                                               1998       1997
                                                              -------    ------
Rental and other property revenue (in thousands)............  $72,388    $3,557
Property operating expenses (in thousands)(1)...............   31,577     1,661
                                                              -------    ------
Property operating income (in thousands)....................  $40,811    $1,896
                                                              =======    ======
Weighted average number of units............................   21,913     1,266
                                                              =======    ======
Average physical occupancy..................................     93.5%     93.5%
                                                              =======    ======
Average monthly revenue per unit............................  $   551    $  468
                                                              =======    ======
Average annualized property operating and maintenance
  expenses per unit.........................................  $ 2,214    $1,975
                                                              =======    ======
Average annualized real estate taxes per unit...............  $   669    $  649
                                                              =======    ======
Operating expense ratio.....................................     43.6%     46.7%
                                                              =======    ======

---------------
(1) Consists of property operating and maintenance and real estate tax expenses.

     General and administrative expenses increased $2.3 million for the first six months of 1998, or 68.0%, from $3.4 million for the first six months of 1997 to $5.7 million for the first six months of 1998. This represents a per unit decrease of $40, or 13.0%, on an annualized basis. This per unit decrease is primarily due to increased operating efficiencies. The increases in general and administrative expenses were primarily due to increased properties owned which resulted in increased salary costs and occupancy costs for additional corporate and regional office space.

     Interest expense increased $16.6 million for the first six months of 1998, or 163.7%, from $10.1 million for the first six months of 1997 to $26.7 million for the first six months of 1998. The increases were primarily due to indebtedness incurred on properties acquired during 1997.

     Depreciation increased $15.9 million for the first six months of 1998, or 121.3%, from $13.1 million for the first six months of 1997 to $29.0 million for the first six months of 1998. The increases were due to depreciation on additional properties acquired and capital improvements on existing properties.

     The $104,000 extraordinary loss on debt extinguishment in 1998 was due to prepayment penalties incurred in connection with the Company's payoff of a $7.2 million mortgage loan in April 1998, and the write off of unamortized deferred financing costs related to the refinancing of certain of the Company's indebtedness during the first and second quarter of 1998.

  Results of Operations for the Company for the Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996

     The weighted average number of units owned increased by 8,916 in 1997, or 48.4%, from 18,430 units in 1996 to 27,346 in 1997 as a result of the acquisition of additional properties. Total units owned at December 31, 1996 and 1997 were 21,407 and 42,482, respectively. The portfolio had a weighted average physical occupancy of 93.5% for 1996 and 93.3% for 1997.

     The Company owned 51 properties with 15,981 apartment units throughout both calendar years 1997 and 1996 ("same store"). The operating performance of these same store properties is summarized as follows:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                        ------------------
                                                         1997       1996      % CHANGE
                                                        -------    -------    --------
Rental and other property revenue (in thousands)......  $97,520    $95,294       2.3%
Property operating expenses (in thousands)(1).........   41,412     41,437      (0.1%)
                                                        -------    -------
Property operating income (in thousands)..............  $56,108    $53,857       4.2%
                                                        =======    =======
Weighted average physical occupancy...................     92.7%      93.6%      N/A
                                                        =======    =======
Average monthly revenue per unit......................  $   509    $   497       2.3%
                                                        =======    =======
Average annual operating and maintenance expenses per
  unit................................................  $ 2,005    $ 2,041      (1.8%)
                                                        =======    =======
Average annual real estate taxes per unit.............  $   586    $   552       6.2%
                                                        =======    =======
Operating expense ratio...............................     42.5%      43.5%      N/A
                                                        =======    =======

---------------
(1) Consists of property operating and maintenance and real estate tax expenses.

     The operating performance of properties not owned throughout both calendar years 1997 (103 properties) and 1996 (17 properties) is summarized as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Rental and other property revenue (in thousands)............  $72,017    $14,181
Property operating expenses (in thousands)(1)...............   31,876      6,123
                                                              -------    -------
Property operating income (in thousands)....................  $40,141    $ 8,058
                                                              =======    =======
Weighted average number of units............................   11,365      2,449
                                                              =======    =======
Weighted average physical occupancy.........................     94.1%      92.9%
                                                              =======    =======
Average monthly revenue per unit............................  $   528    $   483
                                                              =======    =======
Average annual operating and maintenance expenses per
  unit......................................................  $ 2,151    $ 2,005
                                                              =======    =======
Average annual real estate taxes per unit...................  $   654    $   495
                                                              =======    =======
Operating expense ratio.....................................     44.3%      43.2%
                                                              =======    =======

---------------
(1) Consists of property operating and maintenance and real estate tax expenses.

     Interest income increased $165,000 in 1997, or 11.5%, from $1,433,000 in 1996 to $1,598,000 in 1997, primarily as the result of increased cash balances during 1997.

     The other income of $263,000 in 1996 was primarily attributable to the net income from WDN Management Company allocated to the Company. WDN Management Company was merged into the Company effective December 31, 1996.

     General and administrative expenses increased $2.6 million in 1997, or 51.0%, from $5.1 million in 1996 to $7.7 million in 1997. This represented a weighted average increase of $5 per unit, or 1.8%. The increases in general and administrative expenses were primarily the result of adding corporate personnel, due to the acquisition of properties during 1997, increased salary costs, higher professional fees, higher costs related to stockholders (quarterly mailings to stockholders, transfer services, etc.) and a one-time severance charge relating to the departure of an executive of the Company during the second quarter of 1997.

     The $1.9 million unusual charge resulted from a settlement agreement relating to the resignation of the Company's former Chairman of the Board of Directors and Chief Executive Officer in October 1997.

     Interest expense increased $7.8 million in 1997, or 37.9%, from $20.6 million in 1996 to $28.4 million in 1997, due to an increase in weighted average indebtedness outstanding of approximately $99.3 million associated with the acquisition of properties and a slight increase in the weighted average interest rate in 1997 of approximately 0.1%.

     Depreciation expense increased $14.0 million in 1997, or 70.7%, from $19.8 million in 1996 to $33.8 million in 1997, due to depreciation on additional properties acquired and capital improvements on existing properties. This represented a weighted average increase of $162 per unit, or 15.1%.

     The $2.1 million gain on disposition of real property in 1997 related to the sale of a 392-unit property located in Dallas, Texas on October 2, 1997. The Company received total net sales proceeds from the disposition of approximately $4.1 million ($8.7 million sale proceeds less $4.6 million repayment of related debt), which was used to purchase additional properties.

     The $0.4 million extraordinary loss on debt extinguishment in 1997 resulted from the write-off of unamortized deferred financing costs and prepayment penalties incurred in connection with the repayment of debt on the property sold in October 1997.

  Results of Operations for the Company for the Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

     The weighted average number of units owned increased by 3,829 units in 1996, or 26.2%, from 14,601 units in 1995 to 18,430 units in 1996 as a result of the acquisition of additional properties. Total units owned at December 31, 1995 and 1996 were 17,205 and 21,407, respectively. The portfolio had a weighted average occupancy of 94.5% for both 1995 and 1996.

     The Company owned 36 properties with 11,188 apartment units throughout both calendar years 1996 and 1995. The operating performance of these properties is summarized as follows:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                        ------------------
                                                         1996       1995      % CHANGE
                                                        -------    -------    --------
Rental and other property revenue (in thousands)......  $63,623    $60,684      4.8%
Property operating expenses (in thousands)(1).........   27,675     27,239      1.6%
                                                        -------    -------
Property operating income (in thousands)..............  $35,948    $33,445      7.5%
                                                        =======    =======
Weighted average physical occupancy...................     94.4%      94.7%     N/A
                                                        =======    =======
Average monthly revenue per unit......................  $   474    $   452      4.8%
                                                        =======    =======
Average annual operating and maintenance expenses per
  unit................................................  $ 2,007    $ 1,975      1.6%
                                                        =======    =======
Average annual real estate taxes per unit.............  $   467    $   460      1.5%
                                                        =======    =======
Operating expense ratio...............................     43.5%      44.9%     N/A
                                                        =======    =======

---------------
(1) Consists of property operating and maintenance and real estate tax expenses.

     The operating performance of properties not owned throughout both calendar years 1996 and 1995 is summarized as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            -----------------
                                                             1996      1995     % CHANGE
                                                            -------   -------   --------
Rental and other property revenue (in thousands)..........  $45,852   $20,875    119.7%
Property operating expenses (in thousands)(1).............   19,885     8,846    124.8%
                                                            -------   -------
Property operating income (in thousands)..................  $25,967   $12,029    115.9%
                                                            =======   =======
Weighted average number of units..........................    7,242     3,413    112.2%
                                                            =======   =======
Weighted average physical occupancy.......................     94.7%     93.8%     N/A
                                                            =======   =======
Average monthly revenue per unit..........................  $   528   $   510      3.5%
                                                            =======   =======
Average annual operating and maintenance expenses per
  unit....................................................  $ 2,081   $ 1,948      6.8%
                                                            =======   =======
Average annual real estate taxes per unit.................  $   665   $   644      3.3%
                                                            =======   =======
Operating expense ratio...................................     43.4%     42.4%     N/A
                                                            =======   =======

---------------
(1) Consists of property operating and maintenance and real estate tax expenses.

     Interest income increased $577,000 in 1996, or 67.4%, from $856,000 in 1995 to $1,433,000 in 1996, primarily as the result of increased cash balances and interest earned on recourse notes entered into by certain officers and directors of the Company in December 1995 and January 1996 in connection with the acquisition of shares of Common Stock by such persons.

     Other income decreased $146,000 in 1996, or 35.7%, from $409,000 in 1995 to $263,000 in 1996, primarily due to the reduction in third-party management contracts and an increase in operating expenses of WDN Management unrelated to third-party management contracts. The number of third-party management contracts decreased from ten at December 31, 1995 to eight at the end of 1996.

     General and administrative expenses increased $1.3 million in 1996, or 34.5%, from $3.8 million in 1995 to $5.1 million in 1996. This represented a weighted average increase of $17 per unit, or 6.5%. The increase in general and administrative expenses was primarily due to increased occupancy cost due to the relocation of the Company's corporate office, increased salary expense and increased costs associated with the increased number of stockholders (quarterly mailings to stockholders, transfer services, NYSE listing fees, etc.).

     Interest expense increased $3.5 million in 1996, or 20.2%, from $17.1 million in 1995 to $20.6 million in 1996, due to an increase in weighted average indebtedness outstanding of approximately $60.9 million associated with the acquisition of properties, offset by a decrease in the weighted average interest rate in 1996 of approximately 0.5%.

     Depreciation expense increased $4.1 million in 1996, or 25.9%, from $15.7 million in 1995 to $19.8 million in 1996, due to depreciation on additional properties acquired and capital improvements on existing properties. This represented a weighted average decrease of $1 per unit, or 0.1%.

     The $1.9 million gain on disposition of real property in 1996 related to the sale of three properties: a 384-unit property located in Wichita, Kansas on April 24, 1996, a 304-unit property located in Corpus Christi, Texas on August 30, 1996 and a 144-unit property located in Stone Mountain, Georgia on September 27, 1996. The Company received total net sales proceeds from these dispositions of approximately $22.9 million, which were used to purchase additional properties.

     The $1.8 million extraordinary loss on debt extinguishment in 1996 resulted from the write-off of unamortized deferred financing costs and prepayment penalties incurred in connection with the refinances of the Company's credit facility in February 1996 ($488,000) and December 1996 ($767,000), the refinancing of $22 million of variable rate tax-exempt debt in May 1996 ($96,000), the repayment of debt on a property sold in September 1996 ($488,000) and the refinancing of $14.4 million of fixed rate debt on three properties in October 1996 ($9,000).

     As of July 1, 1996, the Company revised its method of accounting to capitalize the cost of replacement carpets, on a prospective basis ($864,000 was capitalized in 1996 which would have been expended under the old policy). The Company believes that this accounting policy change is preferable because it is consistent with policies currently being used by the majority of the largest publicly traded apartment REITs and provides a better matching of expenses with the related benefit of the expenditures.

LIQUIDITY AND CAPITAL RESOURCES

     The Company intends to maintain what it believes is a conservative capital structure by: (i) maintaining a debt-to-total-market capitalization of 50% or less, (ii) managing interest exposure by obtaining fixed rate debt or hedging interest rates, (iii) obtaining unsecured indebtedness when possible, (iv) staggering principal maturities when possible and (v) maintaining an interest coverage ratio (operating income before interest expense, depreciation and amortization to interest expense) of 2.5 times or greater.

     The Company's principal demands for liquidity are distributions to its stockholders, ongoing maintenance and repair of its properties, capital improvements to its properties, acquisitions of properties, development of properties, interest on indebtedness and debt repayments.

     During the first six months of 1998, the Company had cash flows from operating activities of $31.6 million and proceeds from stock offerings of $12.4 million, including $3.3 million from its dividend reinvestment plan. These funds, in addition to $35.7 million of net proceeds from mortgage notes and the Company's credit facility, were used during the period primarily to pay for $5.1 million of the total acquisition cost of two apartment properties (containing 376 units), distributions to stockholders and unit holders of $37.3 million, capital improvements to properties of $20.2 million, financing costs of $3.2 million, principal payments of $2.6 million, and the purchase of 572,000 shares of the Company's common stock for $14.0 million. As a result, the Company had a net decrease in cash of $3.2 million.

     In 1997, the Company received a total of $28.2 million in net equity proceeds from the exercise of the over allotment option on a public offering closed in December 1996 and from its dividend reinvestment plan. The Company also received $274.0 million from net borrowings under the Company's credit facility and term loan. In addition, the Company received net cash proceeds of approximately $4.1 million from the sale of a property in October 1997. These funds were primarily used to purchase 93 properties (21,467 units) with an aggregate net cash purchase price of approximately $304.1 million.

     As more fully described below, cash and cash equivalents decreased $19.9 million, from $29.7 million as of December 31, 1996 to $9.8 million as of December 31, 1997.

     Net cash provided by operating activities increased $8.3 million for the first six months of 1998 compared to the same period in 1997. Cash flow from operating activities before changes in operating accounts increased $21.2 million, primarily due to an increased number of units owned, which was offset by a $12.9 million decrease in the net effect of changes in operating accounts. The net decrease in operating accounts resulted primarily from an increase in the payment of real estate taxes and funding of escrow deposits. Net cash provided by operating activities increased by $32.5 million in 1997, from $38.3 million in 1996 to $70.8 million in 1997, primarily due to an increase in property operating income from properties owned throughout both years, as well as property operating income from properties acquired in 1997.

     As of June 30, 1998, net cash used in investing activities was $25.3 million, compared to $67.3 million for the same period in 1997. Of the $25.3 million, the Company spent $5.1 million to purchase two apartment properties and $20.2 million for real estate asset additions. Net cash used in investing activities was $327.8 million for the year ended December 31, 1997, primarily due to $304.1 million of property acquisitions and $32.4 million of capital improvements on the properties, offset by $8.7 million of cash proceeds from the sale of a property in October 1997.

     Net cash provided by financing activities decreased by $29.7 million for the first six months of 1998 compared to the same period in 1997. The decrease is primarily due to the repurchase of 572,000 shares of Common Stock for an aggregate price of $14.0 million in 1998 and increased distributions to stockholders and minority interest holders. Net cash provided from financing activities was $237.0 million for the year ended December 31, 1997, primarily due to $28.2 million of net proceeds from the issuance of stock and $393.1 million of fundings received under the Company's term loan and the Credit Facility, less repayments and principal amortization of mortgage financings and the Credit Facility of $127.5 million, distributions to stockholders and minority interest holders of $48.0 million and $6.7 million of purchases of the Company's common stock.

     The Company intends to meet its short-term liquidity requirements, including capital expenditures related to maintaining and improving its Properties, through cash flow provided by operations and when necessary will utilize unused portions of its $150 million unsecured Credit Facility, which expires in February 1999, to meet working capital needs. The Credit Facility has been used to finance property acquisitions, including capital improvements, and to meet short-term liquidity requirements. As of June 30, 1998, the unused amount of the Credit Facility was $65 million. The availability of funds to the Company under the Credit Facility is subject, however, to certain borrowing base and other customary covenants.

     Historically, the cash provided by operations has been adequate to meet both its operating requirements and distribution payments; however, the Company's current repositioning program will require borrowings under the Credit Facility to fund capital improvements. The Company has certain loans which require principal payments on a monthly basis for which cash provided by operating activities may or may not be sufficient. Accordingly, the Company anticipates borrowing under the Credit Facility, as described below, to fund such payments, if necessary.

     During the first six months of 1998, the Company has spent $10.7 million for recurring and non-recurring capital items, and $9.5 million for repositioning and acquisition rehabilitation costs. During the year ended December 31, 1997, the Company spent approximately $32.4 million in capital expenditures and rehabilitation expenditures on acquisition properties. Rehabilitation costs of $13.9 million and capital expenditures on Properties of $8.5 million were funded from net cash provided by operating activities. Non-recurring capital expenditures of $9.2 million and capital expenditures under the Company's repositioning program of $0.8 million were funded from borrowings under the Credit Facility. The Company has budgeted capital improvements of $24.0 million for 1998 on its Matured Properties (of which $9.5 million represents non-recurring costs for the construction of covered carports, the installation of access gates with perimeter fencing, retaining walls and the reconstruction of balconies and exterior stairwells), $5.9 million to complete necessary renovations to properties acquired in 1997 and $22.2 million to reposition certain properties. Both acquisition renovation and repositioning capital expenditures are anticipated to be funded from borrowings under the Credit Facility.

     For the year ended December 31, 1997, the Company paid distributions of $33.9 million to common stockholders, $12.5 million to preferred stockholders and $1.6 million to minority interest holders. For the nine months ended September 30, 1998, the Company paid distributions of $26.4 million to common stockholders, $9.8 million to preferred stockholders and $19.6 million to minority interest holders. The quarterly distributions paid to common stockholders and minority interest holders of common units were $0.4825 per share or unit, which equates to an annualized distribution of $1.93 per share or unit. Distributions on the Company's preferred stock, Preferred OP Units and certain of the minority interests of common stock have a priority over other distributions.

     The Company's Board of Directors has authorized the Company to repurchase up to 3.5 million shares of outstanding Common Stock. As of June 30, 1998, the Company had purchased approximately 0.9 million shares of Common Stock, leaving approximately 2.6 million shares authorized for repurchase. As of September 30, 1998, approximately 2.4 million shares of Common Stock remain authorized for repurchase. Future purchases of Common Stock will be funded with borrowings under the Company's Credit Facility.

     The Company has entered into four development agreements to construct apartment communities which the Company will purchase upon completion of the construction and lease-up. The Company has committed to purchase $82.0 million in four development properties (containing 1,080 units) in 1999 and 2000. The commitments will be funded by additional mortgage debt and borrowings under the Credit Facility.

     As of June 30, 1998, the Company had outstanding indebtedness in the aggregate principal amount of $746.3 million, consisting of fixed rate debt of $397.7 million and variable rate debt of $348.6 million. The weighted average interest rate and weighted average years to maturity on the Company's outstanding indebtedness at June 30, 1998 were approximately 7.3 and 7.5 years, respectively. As of December 31, 1997, the Company had outstanding indebtedness in the aggregate principal amount of $702.4 million, consisting of $370.1 million of conventional and tax-exempt fixed rate debt and $332.3 million of variable rate debt (including $274.0 million outstanding under the Company's unsecured term loan and unsecured credit facility).

     During the year ended December 31, 1997 and the six months ended June 30, 1998, the Company refinanced, repaid or assumed debt as summarized below (in thousands):

                            OUTSTANDING                                                    OUTSTANDING
                            INDEBTEDNESS                                                   INDEBTEDNESS
                               AS OF         DEBT       DEBT       DEBT      PRINCIPAL        AS OF
                              12/31/96     PROCEEDS   ASSUMED     REPAID    AMORTIZATION     12/31/97
                            ------------   --------   --------   --------   ------------   ------------
Fixed rate indebtedness...    $207,823     $     --   $170,611   $  4,649      $3,716        $370,069
Unsecured Term Loan.......          --      200,000         --         --          --         200,000
Unsecured Credit
  Facility................          --      193,098         --    119,098          --          74,000
Other variable rate
  debt....................      51,085           --      7,200         --          --          58,285
                              --------     --------   --------   --------      ------        --------
         Total............    $258,908     $393,098   $177,811   $123,747      $3,716        $702,354
                              ========     ========   ========   ========      ======        ========

                            OUTSTANDING                                                    OUTSTANDING
                            INDEBTEDNESS                                                   INDEBTEDNESS
                               AS OF         DEBT       DEBT       DEBT      PRINCIPAL        AS OF
                              12/31/97     PROCEEDS   ASSUMED     REPAID    AMORTIZATION     6/30/98
                            ------------   --------   --------   --------   ------------   ------------
Fixed rate indebtedness...    $370,069     $ 31,948   $  5,056   $  6,870      $2,570        $397,633
Unsecured Term Loan.......     200,000           --         --         --          --         200,000
Unsecured Credit
  Facility................      74,000       83,000         --     72,000          --          85,000
Other variable rate
  debt....................      58,285       57,955      5,750     58,285          77          63,628
                              --------     --------   --------   --------      ------        --------
         Total............    $702,354     $172,903   $ 10,806   $137,155      $2,647        $746,261
                              ========     ========   ========   ========      ======        ========

     The following table sets forth certain information regarding the Company's outstanding indebtedness as of June 30, 1998:

                                                     WEIGHTED AVERAGE
                                                    -------------------   OUTSTANDING   PERCENTAGE
                                                    INTEREST   YEARS TO    PRINCIPAL        OF
                                                      RATE     MATURITY   BALANCE(1)      TOTAL
                                                    --------   --------   -----------   ----------
Conventional fixed rate...........................    7.69%       7.3      $329,390        44.1%
Tax-exempt fixed rate.............................    6.48%      21.0        68,243         9.1%
                                                      ----       ----      --------       -----
  Average/Total fixed rate........................    7.48%       9.7       397,633        53.2%
                                                      ----       ----      --------       -----
Tax-exempt variable rate..........................    4.65%      26.0        63,628         8.5%
Unsecured Term Loan...............................    7.66%       0.4       200,000        26.8%
Unsecured Credit Facility.........................    7.33%       0.6        85,000        11.5%
                                                      ----       ----      --------       -----
    Total variable rate...........................    7.03%       5.1       348,628        46.8%
                                                      ----       ----      --------       -----
         Total....................................    7.27%       7.5      $746,261       100.0%
                                                      ====       ====      ========       =====

---------------
(1) In thousands.

     As of June 30, 1998, the Company's total indebtedness becomes due as follows (in thousands):

                                                                        BALLOON
                                                            PRINCIPAL   PAYMENTS    TOTAL
                                                            ---------   --------   --------
1998......................................................  $  3,000    $205,750   $208,750
1999......................................................     6,334      85,000     91,334
2000......................................................     6,777       7,067     13,844
2001......................................................     5,768      67,952     73,720
2002......................................................     5,877          --      5,877
Thereafter................................................   105,328     247,407    352,735
                                                            --------    --------   --------
         Total............................................  $133,084    $613,176   $746,260
                                                            ========    ========   ========

     The Credit Facility is with BankBoston, as agent for a group of financial institutions and provides an unsecured borrowing capacity of up to $150 million, with borrowings outstanding under the Credit Facility generally bearing interest at LIBOR (5.7% at December 31, 1997) plus 1.375%. The Credit Facility expires in February 1999. As of June 30, 1998, $85 million was outstanding under the Credit Facility.

     In December 1997, the Company entered into a term loan agreement (the "Term Loan") with BankBoston, as agent for a group of financial institutions. The term loan provides unsecured borrowings of $200 million, bears interest at 1.375% over LIBOR and matures December 15, 1998.

     The Credit Facility and Term Loan contain customary representations, warranties and events of default which require the Company to comply with certain affirmative and negative covenants. The primary restrictive covenants provide that: (1) distributions to stockholders may not exceed 90% of funds from operations, as defined in the Credit Facility and Term Loan; (2) secured mortgage indebtedness may not exceed 40% of the Company's total assets before depreciation; (3) the Company's fixed charge coverage ratio, as defined, must exceed 1.25; and (4) the Company's debt service coverage ratio, as defined, must exceed 2.0. As of June 30, 1998, the Company is in compliance with all covenants of the Credit Facility and Term Loan.

     Balloon payments in the amount of $206 million and $85 million come due in 1998 and 1999, respectively. The Company anticipates issuing secured or unsecured fixed rate debt during the year prior to the December maturity of the $200 million Term Loan. In addition, the Credit Facility expires in February 1999, but the Company has the option, subject to certain conditions, to extend the Credit Facility for one year. Under these agreements, the Company pays or receives an amount equal to the difference between the reference yield and the market yield (as defined in each of the agreements) on the date of exercise. The exercise date may be any date up to the settlement date. Any gain or loss under these agreements will be amortized to interest expense over the term of the financing; however, if such debt financing is not obtained any gain or loss will be recorded in current operations. As of September 18, 1998, the Company has a loss position on these forward treasury lock agreements of approximately $29.8 million. The following forward treasury lock agreements were in place as of September 30, 1998:

NOTIONAL AMOUNT    SETTLEMENT DATE    REFERENCE YIELD   REFERENCE TREASURY
---------------   -----------------   ---------------   -------------------
(IN THOUSANDS)
   $ 75,000       November 23, 1998       5.8950%       5.750% due 11/30/02
     25,000       November 23, 1998       5.9600%       6.125% due 8/15/07
    175,000       November 20, 1998       6.5010%       5.625% due 5/15/08
   --------
   $275,000
   ========

     In addition to the Credit Facility and Term Loan, in March 1998 the Company entered into a $110 million fixed rate loan arrangement with Commingled Pension Trust Fund (Fixed Income-Mortgage Private Placements). Eighty million dollars of this debt bears interest at 6.62% per annum and is due on March 31, 2007 and $30 million of this debt bears interest at 7.06% per annum and is due on June 30, 2016. Payments on this loan are interest only; therefore the entire loan balance is outstanding until maturity.

     As of August 31, 1998, the Company had 89 real estate assets collateralized under various secured debt agreements.

     The Company expects to meet its long-term liquidity requirements, such as refinancing mortgages, developing properties and acquiring properties, including capital improvements on property acquisitions, through long-term borrowings, both secured and unsecured, and the issuance of debt or equity securities.

     The Company's ability to acquire additional properties is dependent upon its ability to obtain equity or debt financing. During 1997 and 1998, the Company was able to raise additional equity and incur indebtedness to acquire 96 properties. As of August 31, 1998, the Company's debt-to-total-market capitalization ratio was approximately 46.5%, based on outstanding debt of $745.8 million, leaving the Company the ability to borrow funds to acquire additional properties in the amount of approximately $55.7 million and still maintain its 50% debt-to-total-market capitalization policy. When the Company finances its acquisitions with debt, the Company expects that such acquired properties will generate cash flow adequate to service the associated indebtedness.

FUNDS FROM OPERATIONS

     The Company considers funds from operations ("FFO") to be an appropriate measure of the performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income (loss) (determined in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, amortization and income allocated to minority interests. In addition, extraordinary or unusual items that are non-recurring events which would materially distort the comparative measure of FFO are typically excluded. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and cash distributions. FFO should not be considered as an alternative to net income as an indication of the Company's performance or as an alternative to cash flow as a measure of liquidity. The Company's FFO is not necessarily comparable to similar entitled items reported by other REITs. The Company's computation of FFO assumes the conversion of all convertible securities, including minority interest securities.

     During 1995, NAREIT adopted certain changes to the calculation of FFO. The Company adopted these changes effective January 1, 1996, and the Company has restated below its 1995 calculation of FFO for comparative purposes. Under NAREIT's new definition of FFO, the Company (as well as other REITs who used the old definition) will no longer add back amortization of financing costs. The following is a calculation of FFO under the new definition (in thousands):

                                           SIX MONTHS ENDED               YEARS ENDED
                                               JUNE 30,                   DECEMBER 31,
                                          -------------------   --------------------------------
                                            1998       1997       1997        1996        1995
                                          --------   --------   ---------   ---------   --------
Net income available to common
  stockholders..........................  $  4,670   $  4,997   $   9,396   $  13,182   $  8,411
Preferred distributions(1)..............     1,960      2,023       2,861       2,387         --
Income allocated to minority
  interests(2)..........................     3,417        800       4,109       1,705        922
Extraordinary loss on debt
  extinguishment........................       104         --         422       1,848      1,352
Gain on disposition of real property....        --         --      (2,055)     (1,934)    (1,502)
Depreciation of real estate assets......    28,779     13,009      33,560      19,810     15,734
Unusual charge -- officer settlement
  agreement.............................        --         --       1,940          --         --
                                          --------   --------   ---------   ---------   --------
  Funds from operations.................  $ 38,930   $ 20,829   $  50,233   $  36,998   $ 24,917
                                          ========   ========   =========   =========   ========
Cash flows provided by (used in):
  Operating Activities..................  $ 31,561   $ 23,248   $  70,822   $  38,281   $ 31,317
  Investing Activities..................   (25,289)   (67,297)   (327,814)   (158,668)   (86,926)
  Financing Activities..................    (9,505)   (20,147)    237,029     143,306     58,121

---------------
(1) Distributions on convertible preferred stock were added back in computing FFO since the conversion to common shares has been assumed.

(2) Cumulative undeclared distributions on the Preferred OP Units were deducted in computing FFO ($1,125 for 1997 and for each quarter in 1998).

     FFO increased $18.1 million, or 86.9%, from $20.8 million for the six months ended June 30, 1997 to $38.9 million for the six months ended June 30, 1998. The increase in FFO was primarily attributable to additional operating income resulting from an increase in the number of apartment units owned.

     FFO increased $13.2 million, or 35.7%, from $37.0 million for the year ended December 31, 1996 to $50.2 million for the year ended December 31, 1997. The increase in FFO was primarily attributable to additional operating income, which resulted from an increase in the number of units owned as a result of property acquisitions and increased operating income from properties owned throughout both periods.

     As discussed in Note (3) to the consolidated financial statements, effective July 1, 1996, the Company revised its method of accounting to capitalize the cost of replacement carpets on a prospective basis. Following is the effect on depreciation, net income and FFO of this change in accounting policy for the year ended December 31, 1996:

Adjustment for change in accounting policy to capitalize      $864
  carpet replacement costs (and effect on FFO)..............
Adjustment for effect of depreciation on capitalized carpet    (43)
  replacement costs.........................................
                                                              ----
Net effect on net income....................................  $821
                                                              ====

INFLATION

     The Company leases apartments under lease terms generally ranging from six to 12 months. Management believes that such short-term lease contracts lessen the impact of inflation due to the ability to adjust rental rates to market levels as leases expire.

NEW ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share. SFAS No. 128, which is effective for periods ending after December 15, 1997, specifies the computation, presentation and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion No. 15. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common share equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average or ending market price per share when applying the treasury stock method in determining common share equivalents, replaces fully diluted earnings per share. The Company adopted the provisions of SFAS No. 128 in 1997 and retroactively restated prior year amounts to be comparable.

     In February 1997, the FASB issued SFAS No. 129, Disclosure of Information about Capital Structure, which establishes standards for disclosing information about an entity's capital structure. SFAS No. 129 is effective for periods ending after December 15, 1997. The adoption of SFAS No. 129 did not impact the Company's capital structure disclosures as the Company was already in compliance with this accounting standard.

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments and related information in interim and annual financial statements. SFAS Nos. 130 and 131 are effective for periods beginning after December 15, 1997. SFAS No. 130 could impact the Company's reporting as it relates to its outstanding derivatives and management will implement SFAS No. 131 for the year ending December 31, 1998 by reporting its operating segments by geographic location.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes standards for accounting and reporting for derivative instruments. SFAS No. 133 is effective for periods beginning after June 15, 1999; however, earlier application is permitted. The

Company is currently not planning an early adoption of SFAS No. 133 and has not had an opportunity to evaluate the impact of the provisions of SFAS No. 133 on the Company's consolidated financial statements relating to future adoption.

YEAR 2000 CONVERSION

     Many of the world's computer systems currently record years in a two-digit format. Such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to disruptions in the Company's operations (commonly referred to as the "Year 2000" issue). The Company has identified three of its primary systems which are vulnerable to the Year 2000 issue:

          (1) General Ledger/Accounts Payable System. The current system is not Year 2000 compliant. The Company selected a system which has been warranted to be Year 2000 compliant and has started installation of the new system which will be completed by the end of 1998. The cost of the new system is expected to be approximately $900,000, of which $800,000 has been incurred to date.

          (2) Payroll. The Company processes its payroll through ADP, an outside payroll vendor. ADP's current payroll processing system is not Year 2000 compliant. The Company is currently evaluating other payroll vendors and expects to have selected a vendor which is Year 2000 compliant and have the system converted and tested by the end of the first quarter of 1999. The cost to complete the payroll conversion is anticipated to be between $100,000 and $300,000, depending primarily on whether the Company continues to use an outside vendor or converts to an in-house package.

          (3) On-Site Accounting. The Company processes its on-site accounting (rent roll activities) on AMSI. The AMSI version which the Company currently uses is Year 2000 compliant.

     The Company has additionally identified those vendors it believes could have an impact on its day-to-day operations and has developed a short questionnaire regarding the vendor's Year 2000 status. These vendors, consisting primarily of financial institutions, will be contacted before January 1, 1999 to determine their Year 2000 status.

     The Company fully anticipates its internal systems will be Year 2000 compliant as all systems other than payroll have been modified or replaced. In the event a new payroll system cannot be implemented, the Company will continue to use an upgraded, Year 2000 compliant ADP system. In the event a vendor's systems will not be Year 2000 compliant, the Company will assess the potential risk and, to the extent it is feasible, transfer its business to alternate vendors.

     The Company will utilize both internal and external resources to reprogram, replace and test its systems for Year 2000 modifications. The Company anticipates completing the Year 2000 project by the first quarter of 1999. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's operations.

     The cost of Year 2000 compliance and the estimated date of completion of necessary modifications is based on the Company's best estimates, which were derived from various assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

                            BUSINESS AND PROPERTIES

THE PROPERTIES

     The Company's Portfolio. As of August 31, 1998, the Company's portfolio consisted of 155 multifamily properties containing 42,429 apartment units located in 11 states. The Properties are generally comprised of two and three-story buildings in landscaped settings and generally include such amenities as a clubhouse, swimming pools, laundry facilities and cable television access. Certain of the Properties offer additional amenities such as saunas, whirlpools, exercise facilities, tennis courts and covered parking. The Properties contain an average of 274 apartment units, with the largest property containing 994 apartment units. The apartment units have an average size of 788 square feet. The Properties were built between 1967 and 1998 and have a weighted average age by number of apartment units of approximately 15 years.

     The Properties (as owned effective August 1, 1998) are concentrated in the following markets:

                                              NUMBER         NUMBER        PERCENT
LOCATION                                   OF PROPERTIES    OF UNITS    OF TOTAL UNITS
--------                                   -------------    --------    --------------
Houston..................................        54          12,561          29.60%
Dallas/Fort Worth........................        37          10,884          25.65%
Austin...................................        11           3,216           7.58%
Phoenix..................................         7           2,360           5.56%
Tampa....................................         7           1,904           4.49%
Nashville................................         4           1,858           4.38%
Jacksonville.............................         5           1,748           4.12%
Oklahoma City............................         4           1,196           2.82%
San Antonio..............................         5           1,146           2.70%
Atlanta..................................         4           1,002           2.36%
Salt Lake City...........................         2             768           1.81%
San Diego................................         3             480           1.13%
                                                ---          ------         ------
     Subtotal............................       143          39,123          92.20%
Other Markets(a).........................        12           3,306           7.80%
                                                ---          ------         ------
          Total..........................       155          42,429         100.00%
                                                ===          ======         ======

---------------
(a) Represents properties in five different states.

     No single property accounts for greater than 10% of the Company's total revenues. The Properties had a weighted average physical occupancy of 93.3% for 1997 and 95.3% for the month of August 1998. Resident leases are generally for six to 12 month terms and often require security deposits. The Properties are located in mature, developed neighborhoods. Management believes the Properties are well built and have been well maintained.

     Capital Expenditures. The Company has adopted a policy of expensing all maintenance and non-major, recurring repair and replacement items, with the exception of carpet replacement which, as of July 1, 1996, is capitalized on a prospective basis. Such maintenance expense items include, but are not limited to, landscaping, pest control, electrical, plumbing, cleaning units, interior painting of the units, window blinds, and pool and recreation facility maintenance. Non-major expense items include but are not limited to roofing, exterior painting and asphalt resurfacing under approximately $10,000. Repair and maintenance expenses for 1997 were approximately $13.0 million, or $477 per weighted average unit and for the six months ended June 30, 1998 were approximately $11.0 million, or $256 per weighted average unit.

     The Company capitalizes all major repairs and replacements which are not considered part of the normal maintenance of the Properties or turnover of an apartment unit. As of July 1, 1996, the Company revised its method of accounting to capitalize the cost of replacement carpets, on a prospective basis ($864,000 was capitalized in 1996 which would have been expended under the old policy). The Company believes that this accounting policy change is preferable because it is consistent with policies currently being used by the majority of the largest publicly traded apartment REITs and provides a better matching of expenses with the related benefit of the expenditures. In addition, the Company capitalizes non-recurring items such as access gates and carports initially installed on the property. The Company also capitalizes all deferred maintenance items of an acquisition property which are planned at the time of acquisition to bring the property to satisfactory operating condition. Such renovation of an acquisition property generally takes six to 18 months to complete, depending on the magnitude of the renovations.

     The Company's management believes that asset quality is one of the most important characteristics of an apartment property. Asset quality can be significantly improved by repositioning the asset through capital improvements that create an attractive, upscale residential appearance, like building facades or enhancements that improve with age, such as landscaping enhancements. The Company's repositioning program includes professional design of exterior buildings and clubhouse interiors. This program also includes interior upgrades such as modern lighting, wall mirrors and crown molding. All of these capital improvements help distinguish the Properties from their aging contemporaries. The economic justification for the Company's repositioning program is the anticipated higher yield on the total cost of a property, which is achieved through sustained high occupancy rates and rental rate increases.

     For the year ended December 31, 1997, the Company spent approximately $32.4 million of capital expenditures on its Properties, of which $13.9 million related to acquisition renovation costs for properties acquired in 1997 and 1996. An additional $9.2 million was expended on non-recurring items, $0.8 million was expended for repositioning programs and $8.5 million was expended for normal recurring capital expenditures to properties not under renovation (the "Matured Properties") (of which $6.1 million related to the Company's 15,981 same store units, as defined later, resulting in an average cost of $384 per unit).

     During the first six months of 1998, the Company has spent $10.7 million for recurring and non-recurring capital items, and $9.5 million for repositioning and acquisition rehabilitation costs. Recurring and non-recurring capital expenditures and repositioning and rehabilitation are anticipated to be approximately $13.3 million and $18.6 million, respectively, for the second half of 1998.

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                                APARTMENTS OWNED

                                                                                   TOTAL
                                                        NUMBER        YEAR        RENTABLE
                                                          OF      CONSTRUCTION      AREA       TOTAL
METROPOLITAN AREA/PROPERTY           LOCATION            UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE
--------------------------           --------           -------   ------------   ----------   --------
AUSTIN
Arbors of Austin*            Austin, TX                    226        1985          154,920       9.68
Arbors of Wells Branch*      Austin, TX                    212        1986          156,228      11.20
Ashbury Parke*               Austin, TX                    416        1983          278,936      13.20
Audubon Square*              Austin, TX                    164        1985          139,476       6.50
Harper's Creek               Austin, TX                    268        1982          201,838       8.00
Lakes of Renaissance*        Austin, TX                    308        1987          215,024      11.60
Oak Ridge*                   Austin, TX                    253        1978          173,699       9.29
Pinto Creek                  Austin, TX                    249        1985          199,146      22.60
Polo Club                    Austin, TX                    304        1986          203,784      11.20
Shadow Creek*                Austin, TX                    420        1982          314,936      18.02
Trestles of Austin           Austin, TX                    396        1984          275,904      10.66
                                                        ------        ----       ----------   --------
Austin Total/ Weighted
  Average                                                3,216        1984        2,313,891     131.95
                                                        ------        ----       ----------   --------
CORPUS CHRISTI
Rafters, The*                Corpus Christi, TX            250        1984          216,496      12.00
Wharf, The*                  Corpus Christi, TX            250        1984          216,496      17.13
Willowick*                   Corpus Christi, TX            250        1984          216,496      12.00
                                                        ------        ----       ----------   --------
Corpus Christi Total/
  Weighted Average                                         750        1984          649,488      41.13
                                                        ------        ----       ----------   --------
DALLAS/FT. WORTH
Arbor Creek*                 Dallas, TX                    280        1984          216,676      12.22
Arbors of Bedford*           Bedford, TX                   204        1983          161,332       8.56
Arbors of Carrollton*        Carrollton, TX                131        1984          112,418       8.56
Arbors of Euless*            Euless, TX                    272        1984          213,794      12.82
Bent Creek*                  Dallas, TX                    326        1980          234,082      11.72
Braden's Walk*               Bedford, TX                   706        1983          514,220      32.79
Brittany Park*               Dallas, TX                    217        1978          193,556       8.67
Canyon Ridge*                Dallas, TX                    164        1983          120,812       7.33
Casa Valley*                 Dallas, TX                    150        1986          130,926       5.46
Cinnamon Park*               Arlington, TX                 272        1985          213,192      13.00
Clover Hill*                 Arlington, TX                 216        1984          178,928       8.87
Creekwood Village*           Dallas, TX                    362        1985          256,584       9.40
Fielder's Glen               Arlington, TX                 220        1985          165,752      10.00
Gables, The                  McKinney, TX                  220        1986          169,880      10.00
Greens Crossing              Dallas, TX                    364        1984          262,761      10.50
Hillcrest*                   Grand Prairie, TX             310        1984          204,146      12.94
Hilltop*                     North Richland Hills, TX      238        1984          179,256      12.20
Montfort Oaks*               Dallas, TX                    276        1979          215,476      12.07
Newport                      Irving, TX                    308        1982          238,768      12.40
Parks at Treepoint*          Arlington, TX                 586        1985          471,968      29.52
Pinnacle*                    Lewisville, TX                150        1985          119,774       6.30
Post Oak Place*              Euless, TX                    354        1983          255,798      11.08

                                                                                   TOTAL
                                                        NUMBER        YEAR        RENTABLE
                                                          OF      CONSTRUCTION      AREA       TOTAL
METROPOLITAN AREA/PROPERTY           LOCATION            UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE
--------------------------           --------           -------   ------------   ----------   --------
Preston Greens*              Dallas, TX                    256        1980          246,340      11.21
Reflections of Highpoint     Dallas, TX                    372        1986          281,940      11.10
Remington Hill               Fort Worth, TX                440        1986          339,008      15.00
Rivercrest                   Arlington, TX                 420        1979          337,056      19.30
Shadow Creek*                North Richland Hills, TX      240        1986          181,896      12.20
Shadowridge Village*         Dallas, TX                    144        1985          118,804       5.97
Sierra Springs               Bedford, TX                   286        1985          211,006      15.96
Springfield                  Mesquite, TX                  264        1985          193,212       9.00
Summer Meadows               Plano, TX                     389        1986          323,434      21.60
Summer Villas                Dallas, TX                    460        1984          328,020      15.80
Summers Crossing             Plano, TX                     293        1986          238,697      15.70
Summers Landing*             Fort Worth, TX                196        1985          139,300       7.80
Trinity Mills*               Dallas, TX                    208        1982          162,960      10.53
Trinity Oaks*                Dallas, TX                    240        1983          150,318       4.90
Waterford on the Meadow*     Plano, TX                     350        1985          310,746      21.98
                                                        ------        ----       ----------   --------
Dallas Total/Weighted
  Average                                               10,884        1984        8,392,836     464.46
                                                        ------        ----       ----------   --------
HOUSTON
Arbor Point*                 Houston, TX                    65        1984           57,000       2.20
Ashton Woods*                Houston, TX                   177        1978          151,142       6.85
Aston Brook*                 Houston, TX                   152        1982          119,376       5.29
Bar Harbor*                  Houston, TX                   316        1983          209,076      13.19
Bayou Oaks*                  Houston, TX                   210        1984          158,470       6.08
Brandon Oaks*                Houston, TX                   196        1984          168,856       8.00
Briarcrest*                  Houston, TX                   376        1982          296,760      13.90
Brookfield*                  Houston, TX                   250        1984          188,974      10.93
Carriage Hill*               Houston, TX                   252        1980          242,088      11.20
Central Park Condos*         Houston, TX                    93        1985           99,080       7.20
Central Park Regency*        Houston, TX                   348        1983          318,968      13.38
Charleston, The*             Houston, TX                   312        1981          226,499       5.69
Cimarron Park                Houston, TX                   162        1984          134,756       6.50
Cimarron Parkway*            Houston, TX                   272        1983          238,264       9.26
Colony Oaks*                 Houston, TX                   162        1967          166,830       6.20
Colorado Club*               Houston, TX                   300        1986          225,788      10.13
Copper Cove*                 Houston, TX                   270        1983          204,240       7.00
Enclave at Cypress Park*     Houston, TX                   384        1984          329,844      11.20
Foxboro                      Houston, TX                   220        1982          162,712       6.30
Georgetown*                  Houston, TX                   156        1968          237,328      34.40
Harbor Pointe*               Houston, TX                   198        1968          178,700       4.80
Harpers Mill*                Houston, TX                   180        1981          143,252       6.79
Hidden Lake*                 Houston, TX                   440        1986          318,748      32.63
Holiday on Hayes*            Houston, TX                   312        1981          250,564      10.47
Hunt Club, The*              Houston, TX                   204        1984          135,948       8.25
Huntley, The*                Houston, TX                   214        1985          165,054       7.35
Laurel Creek                 Houston, TX                   428        1985          323,568      15.80
Live Oak*                    Houston, TX                   162        1978          121,558       5.49

                                                                                   TOTAL
                                                        NUMBER        YEAR        RENTABLE
                                                          OF      CONSTRUCTION      AREA       TOTAL
METROPOLITAN AREA/PROPERTY           LOCATION            UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE
--------------------------           --------           -------   ------------   ----------   --------
Meadows on Memorial*         Houston, TX                    96        1982           94,940       3.56
Mill Creek*                  Houston, TX                   174        1982          149,640       5.59
Monticello on Cranbrook*     Houston, TX                   244        1983          203,500      11.20
Northwoods*                  Houston, TX                   200        1978          237,636      17.44
One Camden Court*            Houston, TX                   136        1982          104,216       4.47
One Cypress Landing*         Houston, TX                   464        1979          358,156      15.27
One Westfield Lake*          Houston, TX                   246        1984          269,454      19.98
One Willow Chase*            Houston, TX                   136        1983          104,216       4.36
One Willow Park*             Houston, TX                   178        1984          140,165       6.00
Pathway, The*                Houston, TX                   144        1978          139,498       5.95
Pine Creek*                  Houston, TX                   216        1980          170,184       8.06
Polo Club on Cranbrook I*    Houston, TX                   228        1981          161,456       9.30
Polo Club on Cranbrook II*   Houston, TX                   292        1982          215,080       7.00
Retreat at Eldridge          Houston, TX                   168        1998          158,304      12.54
Richmond Green*              Houston, TX                   224        1980          214,494       8.76
Riverwalk*                   Houston, TX                   184        1984          140,560       7.58
Silverado*                   Houston, TX                   344        1979          248,960      11.31
South Green                  Houston, TX                   268        1982          219,948        8.9
Stony Creek*                 Houston, TX                   252        1980          194,240       9.30
Timbers of Cranbrook*        Houston, TX                   274        1984          206,884       9.50
Tranquility Lake*            Houston, TX                    90        1983           84,446      10.10
Wimbledon*                   Houston, TX                   161        1978          154,601       6.30
Woodborough*                 Houston, TX                   320        1983          222,640      10.30
Woodchase*                   Houston, TX                   270        1978          252,542       9.98
Woodedge*                    Houston, TX                   126        1982          113,850       6.65
Woodlake*                    Houston, TX                   315        1976          242,587       8.28
                                                        ------        ----       ----------   --------
Houston Total/ Weighted
  Average                                               12,561        1982       10,375,640     524.16
                                                        ------        ----       ----------   --------
SAN ANTONIO
Costa del Sol*               San Antonio, TX               244        1985          180,798      10.00
Country View                 San Antonio, TX               272        1981          213,120      11.00
Remington*                   San Antonio, TX               158        1986          112,018       4.90
Summer Oaks*                 San Antonio, TX               256        1983          171,464       9.50
Villas of St. Moritz*        San Antonio, TX               216        1986          149,040       7.50
                                                        ------        ----       ----------   --------
San Antonio Total/ Weighted
  Average                                                1,146        1984          826,440      42.90
                                                        ------        ----       ----------   --------
OTHER TEXAS
Fountaingate*                Wichita Falls, TX             280        1980          252,040      17.79
Settler's Cove               Beaumont, TX                  182        1982          133,654       6.24
                                                        ------        ----       ----------   --------
Other Texas Total/ Weighted
  Average                                                  462        1981          385,694      24.03
                                                        ------        ----       ----------   --------
Texas Total/ Weighted
  Average                                               29,019        1983       22,943,989   1,228.63
                                                        ------        ----       ----------   --------

                                                                                   TOTAL
                                                        NUMBER        YEAR        RENTABLE
                                                          OF      CONSTRUCTION      AREA       TOTAL
METROPOLITAN AREA/PROPERTY           LOCATION            UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE
--------------------------           --------           -------   ------------   ----------   --------
JACKSONVILLE
Bentley Green                Jacksonville, FL              444        1986          308,096      25.69
Brookwood Club               Jacksonville, FL              360        1987          287,480      15.00
Huntington at Hidden Hills   Jacksonville, FL              224        1986          183,200      14.97
Remington at Ponte Vedra     Ponte Vedra Beach, FL         344        1986          302,904      28.60
Sandpiper                    Jacksonville, FL              376        1985          289,112      17.00
                                                        ------        ----       ----------   --------
Jacksonville Total/
  Weighted Average                                       1,748        1986        1,370,792     101.26
                                                        ------        ----       ----------   --------
TAMPA
Ashton Park*                 Tampa, FL                     192        1988          152,072      10.93
Bel Shores                   Largo, FL                     250        1985          189,874      22.30
Carlyle at Waters            Tampa, FL                     392        1986          281,893      13.00
Oak Ramble                   Tampa, FL                     256        1985          229,384      20.56
South Pointe                 Tampa, FL                     112        1986           97,232        5.0
St. James Crossing*          Tampa, FL                     264        1986          198,424      21.46
Three Palms                  Tampa, FL                     438        1986          369,362      34.70
                                                        ------        ----       ----------   --------
Tampa Total/ Weighted
  Average                                                1,904        1986        1,518,241     127.60
                                                        ------        ----       ----------   --------
OTHER FLORIDA
Saratoga                     Melbourne, FL                 210        1986          146,732      14.00
                                                        ------        ----       ----------   --------
Florida Total/ Weighted
  Average                                                3,862        1986        3,035,765     243.21
                                                        ------        ----       ----------   --------
PHOENIX
Casa Verde                   Phoenix, AZ                   268        1983          178,140       8.23
Crestwood*                   Phoenix, AZ                   276        1984          149,433       8.29
Fairways, The*               Phoenix, AZ                   160        1981          118,192       5.80
Garden Place*                Phoenix, AZ                   286        1979          231,120      14.20
Meadow Glen                  Glendale, AZ                  290        1987          242,020      11.20
Terra Vida                   Mesa, AZ                      384        1988          305,600      15.40
Woodstone                    Phoenix, AZ                   696        1986          573,564      19.70
                                                        ------        ----       ----------   --------
Phoenix Total/ Weighted
  Average                                                2,360        1985        1,798,069      82.82
                                                        ------        ----       ----------   --------
OKLAHOMA CITY
Copperfield                  Oklahoma City, OK             262        1983          187,080       7.70
Hunter's Ridge               Oklahoma City, OK             212        1984          155,587       6.00
Summerfield Place            Oklahoma City, OK             224        1981          154,528       9.00
Woodscape                    Oklahoma City, OK             498        1985          363,073      15.60
                                                        ------        ----       ----------   --------
Oklahoma City Total/
  Weighted Average                                       1,196        1984          860,268      38.30
                                                        ------        ----       ----------   --------
TULSA
Burning Tree                 Tulsa, OK                     256        1978          156,848      11.32
Cinnamon Stick               Tulsa, OK                     424        1978          256,672      14.57

                                                                                   TOTAL
                                                        NUMBER        YEAR        RENTABLE
                                                          OF      CONSTRUCTION      AREA       TOTAL
METROPOLITAN AREA/PROPERTY           LOCATION            UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE
--------------------------           --------           -------   ------------   ----------   --------
Lift, The                    Tulsa, OK                     328        1979          194,168      14.23
                                                        ------        ----       ----------   --------
Tulsa Total/Weighted
  Average                                                1,008        1978          607,688      40.12
                                                        ------        ----       ----------   --------
Oklahoma Total/ Weighted
  Average                                                2,204        1981        1,467,956      78.42
                                                        ------        ----       ----------   --------
NASHVILLE
Brandywine*                  Nashville, TN                 300        1985          203,418      21.00
Nashboro Village*            Nashville, TN                 994        1982          959,153      60.73
Raintree                     Nashville, TN                 332        1985          216,930      24.90
Windsor Park                 Hendersonville, TN            232        1985          151,954      13.35
                                                        ------        ----       ----------   --------
Nashville Total/ Weighted
  Average                                                1,858        1984        1,531,455     119.98
                                                        ------        ----       ----------   --------
SALT LAKE CITY
James Pointe                 Murray, UT                    312        1985          236,928      11.60
Stillwater                   Murray, UT                    456        1986          343,216      15.34
                                                        ------        ----       ----------   --------
Salt Lake City Total/
  Weighted Average                                         768        1986          580,144      26.94
                                                        ------        ----       ----------   --------
ATLANTA
Parkway Station*             Atlanta, GA                   344        1986          369,960      28.63
Saratoga Springs*            Atlanta, GA                   266        1985          223,402      20.00
Shannon Chase*               Atlanta, GA                   156        1987          163,400      26.00
Villas at Indian Trails*     Atlanta, GA                   236        1986          242,044      39.70
                                                        ------        ----       ----------   --------
Atlanta Total/ Weighted
  Average                                                1,002        1986          998,806     114.33
                                                        ------        ----       ----------   --------
SAN DIEGO
Felicita Creek*              San Diego, CA                 136        1987          104,440       6.20
Park Bonita*                 San Diego, CA                 184        1984          154,256      11.12
Sun Ridge*                   San Diego, CA                 160        1986          134,800       5.44
                                                        ------        ----       ----------   --------
San Diego Total/ Weighted
  Average                                                  480        1986          393,496      22.76
                                                        ------        ----       ----------   --------
OTHER MARKETS
Eagle Pointe                 Indianapolis, IN              256        1988          202,000      19.77
Silverado*                   Albuquerque, NM               256        1985          183,656       8.10
Winridge                     Aurora, CO (Denver)           364        1986          303,438      15.80
                                                        ------        ----       ----------   --------
Other Markets Total/
  Weighted Average                                         876        1986          689,094      43.67
                                                        ------        ----       ----------   --------
Total/Weighted Average                                  42,429        1983       33,438,774   1,960.76
                                                        ======        ====       ==========   ========

---------------
(1) Year construction completed indicates the year in which the final certificate of occupancy for the property was issued.

 *  Represents properties owned by WDOP.

                                                                                                AVERAGE
                                                                                            MONTHLY RENTAL
                                        UNIT TYPE                          OCCUPANCY         RATE PER UNIT
                                  ----------------------    AVERAGE    -----------------   -----------------
                                            3BR/           APT SIZE    AUGUST   DECEMBER   AUGUST   DECEMBER
                                   1BR      2BR     4BR    (SQ. FT.)    1998      1997      1998      1997
                                  ------   ------   ----   ---------   ------   --------   ------   --------
AUSTIN
Arbors of Austin                     182       44    --        685      94.5%     96.0%     $556      $551
Arbors of Wells Branch               164       48    --        737      98.3%     97.1%      602       595
Ashbury Parke                        304      112    --        671      97.5%     95.2%      560       549
Audubon Square                        36      128    --        850      97.3%     94.8%      626       611
Harper's Creek                       228       40    --        753      98.3%     95.8%      573       570
Lakes of Renaissance                 218       84     6        698      95.3%     97.1%      594       579
Oakridge                             151      102    --        687      97.7%     97.5%      592       563
Pinto Creek                          162       87    --        800      90.3%     95.4%      663       636
Polo Club                            240       64    --        670      96.4%     95.2%      554       534
Shadow Creek                         354       66    --        750      94.0%     94.6%      541       531
Trestles of Austin                   252      144    --        697      81.6%     93.6%      624       613
                                  ------   ------   ---      -----      ----      ----      ----      ----
Austin Total/Weighted Average       2291      919     6        719      94.1%     95.5%      586       572
                                  ------   ------   ---      -----      ----      ----      ----      ----
CORPUS CHRISTI
Rafters, The                          74      132    44        866      93.5%     92.8%      584       573
Wharf, The                            74      132    44        866      92.4%     94.1%      593       599
Willowick                             74      132    44        866      94.7%     94.9%      607       595
                                  ------   ------   ---      -----      ----      ----      ----      ----
Corpus Christi Total/Weighted
  Average                            222      396   132        866      93.5%     93.9%      595       589
                                  ------   ------   ---      -----      ----      ----      ----      ----
DALLAS/FT. WORTH
Arbor Creek                          136      144    --        774      93.6%     92.8%      619       593
Arbors of Bedford                    128       76    --        791      93.7%     89.7%      572       569
Arbors of Carrollton                  55       76    --        858      93.9%     95.7%      626       624
Arbors of Euless                     136      136    --        786      91.5%     91.7%      583       556
Bent Creek                           284       42    --        718      95.4%     93.9%      504       495
Braden's Walk(1)                     468      238    --        728      95.3%      N/A       542       N/A
Brittany Park                        149       68    --        892      96.8%     91.8%      633       625
Canyon Ridge                          76       88    --        737      97.6%     97.2%      589       573
Casa Valley                          120       30    --        873      91.7%     94.2%      717       704
Cinnamon Park                        144      112    16        784      93.0%     90.6%      571       563
Clover Hill                          104      112    --        828      96.0%     92.6%      540       530
Creekwood Village                    328       34    --        709      94.6%     95.9%      534       519
Fielder's Glen                       140       80    --        753      96.4%     93.4%      546       513
Gables, The                          160       60    --        772      93.7%     94.8%      622       617
Greens Crossing                      292       72    --        722      93.2%     89.9%      508       495
Hillcrest                            264       46    --        659      95.6%     94.3%      482       472
Hilltop                              150       88    --        753      93.5%     95.6%      519       528
Montfort Oaks                        160      116    --        781      94.7%     98.1%      622       605
Newport                              208      100    --        775      99.4%     94.4%      561       575
Parks at Treepoint                   276      294    16        805      96.0%     92.7%      551       543
Pinnacle                              86       64    --        798      92.1%     95.5%      639       610
Post Oak Place                       270       84    --        723      92.9%     91.3%      553       541
Preston Greens                       164       92    --        962      70.8%     91.4%      726       693
Reflections of Highpoint             276       96    --        758      89.6%     92.6%      627       613

                                                                                                AVERAGE
                                                                                            MONTHLY RENTAL
                                        UNIT TYPE                          OCCUPANCY         RATE PER UNIT
                                  ----------------------    AVERAGE    -----------------   -----------------
                                            3BR/           APT SIZE    AUGUST   DECEMBER   AUGUST   DECEMBER
                                   1BR      2BR     4BR    (SQ. FT.)    1998      1997      1998      1997
                                  ------   ------   ----   ---------   ------   --------   ------   --------
Remington Hill                       300      140    --        770      97.5%     93.3%      577       563
Rivercrest                           320      100    --        803      94.1%     89.3%      526       535
Shadow Creek                         120      120    --        758      94.5%     93.6%      549       545
Shadowridge Village                  112       32    --        825      96.8%     87.7%      619       614
Sierra Springs(1)                    160      126    --        N/A       N/A       N/A       N/A       N/A
Springfield                          192       72    --        732      98.5%     95.4%      547       534
Summer Meadows                       236      153    --        831      87.0%     92.0%      685       667
Summer Villas                        380       80    --        713      95.4%     91.9%      583       565
Summers Crossing                     215       78    --        815      94.7%     94.7%      669       652
Summers Landing                      172       24    --        711      92.2%     97.0%      582       563
Trinity Mills                        128       80    --        783      98.6%     91.3%      635       612
Trinity Oaks                         189       51    --        626      96.8%     96.9%      547       538
Waterford on the Meadow              102      248    --        888      98.2%     93.0%      667       654
                                  ------   ------   ---      -----      ----      ----      ----      ----
Dallas Total/Weighted Average      7,200    3,652    32        771      98.0%     92.6%      581       569
                                  ------   ------   ---      -----      ----      ----      ----      ----
HOUSTON
Arbor Point                           43       22    --        877      92.8%     97.0%      659       631
Ashton Woods                          76       74    27        854      94.2%     93.2%      522       496
Aston Brook                           88       64    --        785      98.6%     95.5%      497       463
Bar Harbor                           260       56    --        662      95.4%     92.8%      510       487
Bayou Oaks                           138       72    --        755      98.4%     96.9%      495       480
Brandon Oaks                          88      108    --        862      96.7%     90.2%      569       540
Briarcrest                           232      144    --        789      95.9%     90.5%      529       511
Brookfield                           190       60    --        756      96.0%     95.8%      529       505
Carriage Hill                         96      120    36        961      98.2%     95.5%      590       568
Central Park Condos                   29       52    12      1,065      93.4%     97.2%      743       715
Central Park Regency                 132      216    --        917      95.1%     95.6%      593       570
Charleston, The                      228       84    --        726      96.3%     96.1%      487       452
Cimarron Park                        100       54     8        832      97.8%     95.2%      567       546
Cimarron Parkway                     216       56    --        876      97.4%     97.1%      550       536
Colony Oaks                           92       70    --      1,030      95.7%     97.6%      620       604
Colorado Club                        220       80    --        753      96.4%     96.4%      536       523
Copper Cove                          192       78    --        756      91.2%     88.8%      508       496
Enclave at Cypress Park              232      124    28        859      95.3%     93.7%      574       563
Foxboro                              160       60    --        740      94.0%     93.0%      500       487
Georgetown                            42       33    81      1,521      99.1%     97.9%      975       941
Harbor Pointe                         90      104     4        903      91.6%     91.4%      648       636
Harpers Mill                          88       92    --        796      94.7%     90.7%      476       462
Hidden Lake                          288      152    --        724      94.1%     96.4%      672       639
Holiday on Hayes                     172      140    --        803      96.8%     96.2%      563       536
Hunt Club, The                       168       36    --        666      94.1%     97.7%      472       456
Huntley, The                         128       86    --        771      96.2%     95.8%      651       617
Laurel Creek                         304      100    24        756      94.5%     93.2%      596       578
Live Oak                             136       26    --        750      91.1%     95.5%      539       515
Meadows on Memorial                   --       75    21        989      95.3%     97.6%      638       612

                                                                                                AVERAGE
                                                                                            MONTHLY RENTAL
                                        UNIT TYPE                          OCCUPANCY         RATE PER UNIT
                                  ----------------------    AVERAGE    -----------------   -----------------
                                            3BR/           APT SIZE    AUGUST   DECEMBER   AUGUST   DECEMBER
                                   1BR      2BR     4BR    (SQ. FT.)    1998      1997      1998      1997
                                  ------   ------   ----   ---------   ------   --------   ------   --------
Mill Creek                            76       98    --        860      96.4%     97.4%      505       484
Monticello on Cranbrook               73      171    --        834      98.4%     96.8%      524       502
Northwoods                            --      100   100      1,188      99.0%     96.2%      699       675
One Camden Court                      60       76    --        766      95.5%     95.6%      441       422
One Cypress Landing                  396       68    --        772      96.0%     90.9%      465       442
One Westfield Lake                    72      126    48      1,095      96.8%     95.5%      667       637
One Willow Chase                      60       76    --        766      98.1%     97.5%      508       482
One Willow Park                      131       47    --        787      94.7%     96.9%      532       509
Pathway, The                         136        8    --        969      96.4%     96.4%      684       655
Pine Creek                           128       88    --        788      95.3%     91.9%      496       475
Polo Club on Cranbrook I             156       72    --        708      95.1%     94.3%      452       429
Polo Club on Cranbrook II            176      116    --        737      95.7%     91.4%      465       443
Retreat at Eldridge(1)               108       60    --        942       N/A       N/A       N/A       N/A
Richmond Green                        74      150    --        958      97.5%     97.7%      662       644
Riverwalk                            128       56    --        764      98.0%     94.9%      537       527
Silverado                            272       72    --        724      97.1%     97.3%      552       526
South Green(1)                       172       96    --        821       N/A       N/A       N/A       N/A
Stoney Creek                         164       88    --        771      95.3%     96.7%      480       464
Timbers of Cranbrook                 184       90    --        755      91.8%     95.5%      526       470
Tranquility Lake                      35       55    --        938      97.0%     98.0%      731       699
Wimbledon                             49      106     6        960      98.1%     96.8%      598       567
Woodborough                          240       80    --        696      96.0%     95.4%      456       428
Woodchase                             86      184    --        935      96.7%     94.5%      615       601
Woodedge                              21      104     1        904      98.3%     95.4%      569       541
Woodlake                             260       52     3        770      92.7%     95.8%      548       517
                                  ------   ------   ---      -----      ----      ----      ----      ----
Houston Total/Weighted Average     7,485    4,677   399        826      95.7%     94.9%      558       535
                                  ------   ------   ---      -----      ----      ----      ----      ----
SAN ANTONIO
Costa Del Sol                        170       74    --        741      93.2%     89.6%      506       522
Country View                         176       96    --        784      95.5%     96.3%      488       486
Remington                            108       50    --        709      95.5%     91.6%      492       504
Summer Oaks                          184       72    --        670      96.5%     91.0%      447       464
Villas of St. Moritz                 136       80    --        690      99.1%     98.5%      480       483
San Antonio Total/Weighted
  Average                            774      372    --        721      94.3%     93.5%      482       491
                                  ------   ------   ---      -----      ----      ----      ----      ----
OTHER TEXAS
Fountaingate                         160      104    16        900      94.2%     89.6%      523       526
Settler's Cove                       138       44    --        734      93.7%     94.8%      516       501
Other Texas Total/Weighted
  Average                            298      148    16        835      94.0%     91.6%      520       516
                                  ------   ------   ---      -----      ----      ----      ----      ----
Texas Total/Weighted Average      18,588   10,259   601        789      96.3%     93.9%      567       551
                                  ------   ------   ---      -----      ----      ----      ----      ----

                                                                                                AVERAGE
                                                                                            MONTHLY RENTAL
                                        UNIT TYPE                          OCCUPANCY         RATE PER UNIT
                                  ----------------------    AVERAGE    -----------------   -----------------
                                            3BR/           APT SIZE    AUGUST   DECEMBER   AUGUST   DECEMBER
                                   1BR      2BR     4BR    (SQ. FT.)    1998      1997      1998      1997
                                  ------   ------   ----   ---------   ------   --------   ------   --------
JACKSONVILLE
Bentley Green                        336      108    --        694      95.7%     94.0%      556       559
Brookwood Club                       200      160    --        799      92.9%     87.0%      768       547
Huntington at Hidden Hills            64      160    --        818      94.6%     95.6%      566       541
Remington at Ponte Vedra             136      208    --        881      96.0%     93.1%      662       651
Sandpiper                            200      144    32        769      96.4%     89.7%      561       548
                                  ------   ------   ---      -----      ----      ----      ----      ----
Jacksonville Total/Weighted
  Average                            936      780    32        784      95.2%     91.6%      623       570
                                  ------   ------   ---      -----      ----      ----      ----      ----
TAMPA
Ashton Park(1)                       122       70    --        792      92.2%      N/A       583       N/A
Bel Shores                           138      112    --        759      91.2%     93.9%      622       608
Carlyle at Waters                    310       82    --        719      93.4%     90.6%      522       511
Oak Ramble                           128      128    --        896      90.9%     94.3%      626       621
South Pointe(1)                       72       40    --        868      94.2%      N/A       655       N/A
St. James Crossing(1)                176       88    --        752      94.2%      N/A       531       N/A
Three Palms                          254      184    --        843      96.3%     86.0%      632       623
                                  ------   ------   ---      -----      ----      ----      ----      ----
Tampa Total/Weighted Average       1,200      704    --        786      93.5%     90.4%      590       587
                                  ------   ------   ---      -----      ----      ----      ----      ----
OTHER FLORIDA
Saratoga                             160       50    --        699      97.1%     93.4%      563       514
Florida Total/Weighted Average     2,296    1,534    32        786      94.5%     91.3%      603       573
                                  ------   ------   ---      -----      ----      ----      ----      ----
PHOENIX
Casa Verde                           184       84    --        665      98.1%     93.3%      425       408
Crestwood                            255       21    --        541      96.9%     95.5%      475       450
Fairways, The                        108       52    --        739      96.4%     92.8%      561       546
Garden Place                         132      154    --        808      93.2%     94.8%      608       580
Meadow Glen                           90      200    --        835      95.6%     96.3%      636       610
Terra Vida                           128      224    32        796      85.1%     96.5%      621       613
Woodstone                            432      240    24        824      92.7%     89.5%      600       589
                                  ------   ------   ---      -----      ----      ----      ----      ----
Phoenix Total/Weighted Average     1,329      975    56        762      93.2%     93.5%      572       554
                                  ------   ------   ---      -----      ----      ----      ----      ----
OKLAHOMA CITY
Copperfield                          196       66    --        714      94.3%     94.7%      469       473
Hunter's Ridge                       148       64    --        734      90.9%     90.7%      453       455
Summerfield Place                    176       48    --        690      88.7%     89.9%      445       445
Woodscape                            348      150    --        729      95.2%     88.8%      473       475
                                  ------   ------   ---      -----      ----      ----      ----      ----
Oklahoma City Total/Weighted
  Average                            868      328    --        719      93.0%     90.6%      463       465
                                  ------   ------   ---      -----      ----      ----      ----      ----
TULSA
Burning Tree                         208       48    --        613      95.3%     97.0%      377       359
Cinnamon Stick                       360       64    --        605      93.6%     92.5%      361       352
Lift, The                            280       48    --        592      91.2%     90.9%      358       348
                                  ------   ------   ---      -----      ----      ----      ----      ----
Tulsa Total/Weighted Average         848      160    --        603      93.3%     93.1%      364       352
                                  ------   ------   ---      -----      ----      ----      ----      ----
Oklahoma Total/Weighted Average    1,716      488    --        666      93.1%     91.8%      418       414
                                  ------   ------   ---      -----      ----      ----      ----      ----

                                                                                                AVERAGE
                                                                                            MONTHLY RENTAL
                                        UNIT TYPE                          OCCUPANCY         RATE PER UNIT
                                  ----------------------    AVERAGE    -----------------   -----------------
                                            3BR/           APT SIZE    AUGUST   DECEMBER   AUGUST   DECEMBER
                                   1BR      2BR     4BR    (SQ. FT.)    1998      1997      1998      1997
                                  ------   ------   ----   ---------   ------   --------   ------   --------
NASHVILLE
Brandywine                           240       60    --        678      95.7%     88.0%      535       543
Nashboro Village                     456      426   112        965      88.2%     91.0%      641       632
Raintree                             252       80    --        653      96.2%     84.9%      535       545
Windsor Park                         186       46    --        655      94.7%     92.8%      379       534
                                  ------   ------   ---      -----      ----      ----      ----      ----
Nashville Total/Weighted Average   1,134      612   112        824      91.7%     89.7%      572       590
                                  ------   ------   ---      -----      ----      ----      ----      ----
SALT LAKE CITY
James Pointe                         144      168    --        759      97.0%     90.4%      600       588
Stillwater                           152      304    --        753      98.8%     94.5%      604       597
                                  ------   ------   ---      -----      ----      ----      ----      ----
Salt Lake City Total/Weighted
  Average                            296      472    --        755      98.1%     92.9%      602       593
                                  ------   ------   ---      -----      ----      ----      ----      ----
ATLANTA
Parkway Station(1)                    72      164   108      1,075      81.8%      N/A       712       N/A
Saratoga Springs                     128      138    --        840      96.9%     94.8%      648       635
Shannon Chase                         50      106    --      1,047      91.7%     90.6%      709       674
Villas at Indian Trails               60      176    --      1,026      84.3%     84.5%      691       684
                                  ------   ------   ---      -----      ----      ----      ----      ----
Atlanta Total/Weighted Average       310      584   108        997      88.0%     90.1%      690       662
                                  ------   ------   ---      -----      ----      ----      ----      ----
SAN DIEGO
Felicita Creek                        36      100    --        768      97.6%     97.9%      692       649
Park Bonita                           36      148    --        838      99.7%     94.0%      825       789
Sun Ridge                             16      144    --        843      97.5%     93.6%      648       629
                                  ------   ------   ---      -----      ----      ----      ----      ----
San Diego Total/Weighted Average      88      392    --        820      98.4%     95.0%      728       696
                                  ------   ------   ---      -----      ----      ----      ----      ----
OTHER MARKETS
Eagle Pointe                         152      104    --        789      93.0%     90.1%      588       576
Silverado                            180       76    --        717      88.5%     88.6%      554       560
Winridge                             262      102    --        834      93.4%     93.7%      647       627
                                  ------   ------   ---      -----      ----      ----      ----      ----
Other Markets Total/Weighted
  Average                            594      282    --        787      91.9%     91.1%      603       593
                                  ------   ------   ---      -----      ----      ----      ----      ----
Total/Weighted Average            26,033   15,503   893        788      95.3%     93.2%     $569      $553
                                  ======   ======   ===      =====      ====      ====      ====      ====

---------------
(1) Represents recently acquired property for which historical information is not available.

PROPERTY MANAGEMENT

     The Company conducts its property management operations with an experienced staff of professionals and support personnel, including property directors and sales directors. At August 31, 1998, the Company employed approximately 1,259 persons, approximately 1,060 of whom are located at the properties. The depth of the organization is intended to enable the Company to deliver quality services on an uninterrupted basis, thereby promoting resident satisfaction and improving resident retention. Each of the Company's owned or managed properties is operated by a staff specifically selected based on the size, location, age, management plan and marketing plan of the individual property. Personnel are carefully trained in their appropriate areas of expertise, such as property management, marketing and leasing, resident relations and maintenance.

     The Company's standardized policies and procedures specify reporting requirements and management guidelines to be applied at each property which facilitate management consistency in all markets. The

Company uses customized software programs to provide on-site, regional and executive management with rapid access to all marketing and accounting information. Weekly marketing reports are prepared by on-site property directors which track each property's leasing status, occupancy rate, prospective resident traffic, unit availability, lease renewals, residents moving in and out of apartments during the week, notices by residents to vacate their apartment and delinquent rental charges or other fees. Accounting elements such as receivables, payables, rent roll status and budget compliance are regularly monitored through this system.

     Marketing and leasing activities and procedures are designed to comply with all established Federal, state and local laws and regulations. The Company offers leases having six- to 12-month terms, with individual property marketing plans structured to respond to local market conditions. Qualifying standards for prospective residents are established to comply with the affordable housing restrictions placed on certain of the Properties, the FHA and the regulations thereunder and are designed to stabilize service levels and income streams. Fifteen of the properties are currently subject to restrictions that require that a specified number of apartments be offered to persons with lower or moderate income. See "Business and Properties -- Regulation." The Company utilizes standard lease contracts promulgated by local apartment associations to ensure compliance with the most recent legislative and judicial activities related to multifamily properties, as well as to permit uniform lease administration relating to rent collections, security deposit dispositions, evictions, repairs and renewals.

EMPLOYEES

     As of August 31, 1998, the Company had 1,259 employees, of which 199 are located at the Company's headquarters in Dallas, Texas and its regional offices located in Atlanta, Austin, Dallas, Fort Worth, Houston, Jacksonville, Phoenix, San Antonio, Tampa and Tulsa. The remaining 1,060 employees are located at the properties owned by the Company and those fee managed. None of the Company's employees are currently represented by a union. The Company believes that relations with its employees are good.

COMPETITION

     All of the Properties are located in developed areas that include other multifamily properties. The number of multifamily properties in a particular area could have a material effect on the Company's ability to lease units at its Properties or at any newly acquired properties and on the rents charged. Additionally, there are other housing alternatives that compete with the Properties in attracting residents. The Properties also compete directly with single family homes that are available in the markets in which the Properties are located.

     The Company competes for acquisitions with other entities, such as insurance companies, pension funds, private individuals, investment companies and other REITs, which may have greater resources than the Company.

LEGAL PROCEEDINGS

     Neither the Company nor the Properties are presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or the Properties. The Company and the Properties are occasionally subjected to routine litigation arising in the ordinary course of business, which has been and is expected to be covered by liability insurance and none of which has had or is expected to have a material adverse effect on the business, financial condition, results of operations or cash flows of the Company.

REGULATION

     General. Apartment community properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Company believes that it has the necessary permits and approvals under present laws, ordinances and regulations to operate its business in the manner described herein.

     Americans with Disabilities Act. The Properties and any newly acquired or developed multifamily properties must comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the Properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as multifamily properties, to be public accommodations or commercial facilities, except to the extent that portions of such facilities, such as leasing offices, are open to the public. The Company obtained structural reports from third-party consultants specifying certain modifications to certain of the Properties that needed to be made in order to bring such properties into full compliance with the ADA. The Company has substantially completed such modifications.

     Fair Housing Amendments Act of 1988. The FHA requires multifamily properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. All of the Company's Properties were occupied prior to March 13, 1990.

     Affordable Housing Restrictions. The Company has 15 properties which are subject to restrictions requiring that a specified percentage of the apartment units in such Properties be offered to households with lower or moderate incomes (currently, 70% of the total number of apartment units in the 15 affected properties and 9% of the total number of the Company's apartment units). Generally, these provisions originated from the use of tax exempt financing in those instances where it was determined that the benefits of the lower interest rate associated with such financing offset the potential reduction of rental income resulting from such rental restrictions. In addition, three of these properties are subject to limits on the amount of rent that can be charged for certain of the apartment units. The Company believes it is in compliance with these restrictions. These restrictions have not had a material adverse effect on the Company's operations or ability to rent the units, and management does not anticipate that such restrictions will have a material adverse effect on future operations or possible sales of the 15 properties in the future.

     Rent Control Legislation. State and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to recover from residents increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions, although none of the jurisdictions in which the Company presently operates has adopted such laws. The Company does not presently own, nor does it intend to acquire, multifamily properties in markets that are either subject to rent control or in which rent limiting legislation exists.

ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at such property and may be held liable to a government entity or third party for property damage, investigation and remediation costs incurred by such parties in connection with such contamination. Such laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of such hazardous or toxic substances at or from the disposal or treatment facility regardless of whether such facility is owned or operated by such person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Certain federal, state and local laws, ordinances and regulations govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. Such laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, the Company may be potentially liable for costs in connection with the matters discussed above.

     All of the Properties have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. The environmental assessments generally include a historical review, a public records review, a preliminary investigation of the site and surrounding properties, screening for the presence of asbestos and equipment containing polychlorinated biphenyls and underground storage tanks and the preparation and issuance of a written report, but do not include soil sampling or subsurface investigations.

     The environmental assessments on each of the 155 Properties have revealed elevated lead content in the drinking water at three of the Properties and ACMs at 75 of the Properties (some of which is friable, but in good and manageable condition). The consulting firm that conducted the environmental studies has prepared an operations and maintenance program recommending procedures to be followed in dealing with ACMs if they are moved or otherwise disturbed. The cost to the Company resulting from any future disturbance of the ACMs will depend upon the magnitude of the disturbance and the location of the ACMs. The consulting firm advised the Company that it is not required by Federal law to take any action to address the lead levels in the water; however, the Company is currently evaluating the remedial actions and notification options. The Company anticipates any such remedial actions and notifications for these matters will cost between $760,000 and $780,000 in the aggregate, which will be capitalized when incurred and is expected to be funded through the Properties' cash flow from operations.

     Environmental assessments performed on the Properties have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets, or results of operations, nor is the Company aware of any such environmental liability. Nevertheless, it is possible that these assessments did not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities on the Company in connection with environmental conditions by or on the Company or its properties, (ii) the current environmental condition of a property will not be adversely affected by residents and occupants of such property, by the condition of properties in the vicinity of such property (such as the presence of underground storage tanks) or by third parties unrelated to the Company, or (iii) prior owners of the Properties did not create environmental problems of which the Company is not aware.

     The Company believes the Properties are in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. Except as otherwise described above, the Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products with respect to any of the Properties.

     The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimatable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remediation feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. Management is not aware of any environmental remediation obligations which would materially affect the operations, financial position or cash flows of the Company.

INSURANCE

     The Company carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the Properties, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from earthquakes or wars) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the affected property, as well as the anticipated future revenues from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could adversely affect the Company. Management believes that the Properties are currently adequately insured in accordance with industry standards.

AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-11 under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and financial statements thereto. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement or incorporated herein by reference, each statement being qualified in all respects by that reference and the exhibits to the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits to the Registration Statement which may be obtained for a fee from the Commission at its principal office in Washington, D.C.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located in Chicago, Illinois; and New York, New York. Copies of such material can be obtained for a fee from the Public Reference Section of the Commission in Washington, D.C. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. The Common Stock is listed on, and the 9.00% Redeemable Preferred Stock is approved for listing on, the New York Stock Exchange, Inc. (the "NYSE") and reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE in New York, New York.

     The Company furnishes its stockholders with annual reports containing financial statements audited by its independent auditors.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the Company's current policies with respect to investments, financing, affiliate transactions and certain other activities. The Company's policies with respect to these activities have been established by Management. These policies may be amended or waived from time to time at the discretion of the Board of Directors without a vote of the stockholders of the Company. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company's primary business objective is to maximize stockholder value by maintaining long-term growth in cash available for distribution to its stockholders. The Company intends to pursue this objective by continuing to acquire and develop garden apartment properties for long-term ownership and to manage its properties, and thereby seek to maximize current and long-term net income and the value of its assets. The Company's policy is to acquire and develop assets where the Company believes that opportunities exist for acceptable investment returns. See "The Company -- Business Strategies."

     The Company expects to pursue its investment objectives primarily through the direct ownership of properties. The Company currently invests in developed garden apartment communities primarily located in its Target Markets. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets.

     Although the Company is not currently doing so, it may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over the equity interests of the Company.

     Investments in Real Estate Mortgages. While the Company intends to emphasize equity real estate investments, it may, at its discretion, invest in mortgages or other real estate interests consistent with its qualification as a REIT. The Company may also invest in participating or convertible mortgages if the Board of Directors concludes that the Company and its stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The mortgages in which the Company may invest may be either first mortgages or junior mortgages and may or may not be insured by a governmental agency.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, although it does not currently intend to do so. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT."

     Periodic Review of Assets. The Company intends to dispose of certain Properties. The Company reserves the right to dispose of any Property if the Company determines that the disposition of such Property is in the best interests of the Company and its stockholders.

FINANCING POLICIES

     As a general policy, the Company intends to maintain a ratio of total indebtedness to market capitalization (i.e., the market value of issued and outstanding shares of capital stock plus total debt) of less than 50%. However, no assurance can be given that the Company will be able to accomplish this objective. The debt-to-total market capitalization ratio is based upon the stock market value of equity, and accordingly fluctuates with changes in the price of the shares and differs from a debt-to-tangible net worth ratio which is based on the net tangible book value of assets because the Company believes that market capitalization is a more appropriate measure of the market value of the Company's assets than the net tangible book value of its assets and more indicative of its ability to repay debt.

     The Company may from time to time reevaluate its debt policy in light of current economic conditions, relative costs of debt and equity capital, changes in the market capitalization of the Company, acquisition opportunities and other factors, and may modify its debt financing policy and may increase or decrease its ratio of debt-to-total market capitalization without a vote of its stockholders. The Articles and the Company's Bylaws do not contain any limitations on the amount or percentage of indebtedness the Company may incur.

     Future indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to the sellers of properties, assumed indebtedness, publicly or privately placed debt instruments or financing from institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages on or other interests in properties owned by the Company. The recourse of the holders of such indebtedness may be to all or any part of the properties of the Company or may be limited to the particular property to which the indebtedness relates. Subject to any contractual restrictions, the proceeds from any borrowings by the Company may be used for the payment of dividends, for working capital, to refinance existing indebtedness or to finance acquisitions of new properties.

     In the event that the Board of Directors determines to raise additional equity capital, the Board of Directors has the authority, without stockholder approval, to issue additional shares of Common Stock or shares of preferred stock in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property, subject to the provisions of Maryland General Corporation Law. Existing stockholders would have no preemptive right to purchase such shares in any offering, and any such offering might cause a dilution of a stockholder's investment in the Company. See "Capital Stock of the Company."

                                   MANAGEMENT

     The Company is managed by its Board of Directors (the "Board"), who are elected annually by the shareholders. The directors are responsible for appointing the executive officers of the Company and for determining the strategic direction of the Company. The executive officers of the Company serve at the discretion of the Board and are chosen annually by the Board at its first meeting following the annual meeting of stockholders. The following table sets forth the names and ages of the executive officers and directors of the Company and the positions held with the Company by each individual.

NAME                    AGE                                     TITLE
----                    ---                                     -----
EXECUTIVE OFFICERS
Michael E.
  Masterson...........  55     Chairman of the Board of Directors
Marshall B. Edwards...  53     Chief Executive Officer, President, Chief Operating Officer and Director
Mark S. Dillinger.....  46     Executive Vice President, Chief Financial Officer and Director
Michael L. Collier....  55     Executive Vice President of Property Management
Don R. Daseke.........  58     Chairman Emeritus
Maxwell B. Drever.....  57     Chairman Emeritus

INDEPENDENT DIRECTORS
Linda Walker Bynoe....  45     Director
Francesco Galesi......  67     Director
Robert L. Honstein....  42     Director
Arch K. Jacobson......  70     Director
Louis G. Munin........  64     Director
J. Otis Winters.......  65     Director

EXECUTIVE OFFICERS

     Michael E. Masterson has been Chairman of the Board and a director of the Company since October 1997. Prior thereto, Mr. Masterson was Executive Vice President of Drever from 1989 to 1992 and President of Drever from 1992 to October 1997. As President of Drever, Mr. Masterson was responsible for the overall administration of Drever and its subsidiaries, he coordinated institutional financing and oversaw the several joint ventures in which institutions are investors. From 1986 to 1989, he was President of Asset Development and Management, Inc. in San Francisco, a company charged with the management of a major portion of the commercial REO portfolio of BA Properties I, a subsidiary of Bank of America. Prior to that (1984-1988), Mr. Masterson held the positions of Executive Vice President and President, respectively, of The Innisfree Companies and IMG Financial of Sausalito, major San Francisco Bay Area real estate development and marketing concerns. His projects have won numerous awards, including the U.S. Department of Energy National Energy Award, awards from the City and County of Honolulu and the Pacific Coast Builders Choice Grand Award.

     Marshall B. Edwards has been a Director and the Chief Acquisitions Officer of the Company since October 1993 and was elected President of the Company on June 8, 1995. On October 20, 1997, Mr. Edwards was elected as Chief Executive Officer of the Company. Prior to joining the Company, Mr. Edwards served as President of Westglen Realty Advisors, Inc. from 1992 to 1993. From 1988 to 1992, Mr. Edwards was Executive Vice President of NHP Real Estate Corporation and President of NHP Acquisition Corporation, both affiliates of NHP, Inc., one of the largest owners and operators of multifamily rental housing in the United States. His principal responsibilities at NHP included the acquisition, financing, asset management and disposition of non-subsidized rental apartments. Mr. Edwards was previously with Walden from 1983 to 1988 as Vice President of Acquisitions and later as President of Walden's management subsidiary.

     Mark S. Dillinger has been the Executive Vice President and Chief Financial Officer of the Company since October 1993. Mr. Dillinger joined The Walden Group, Inc. ("Walden Group"), one of the Company's predecessor entities, in 1982 and has served as Executive Vice President and the Chief Financial Officer of

Walden Group since 1987. Mr. Dillinger is a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investment Trusts and the National Multi-Housing Council.

     Michael L. Collier has been the Executive Vice President of Property Management of the Company since October 1997. He has also been President of Concierge Management Corporation, the management subsidiary of Drever since its formation in 1987. He was founder of that company in 1987, together with Mr. Drever. From 1983 to 1987, Mr. Collier was President of Midkiff Property Development Company, a management and development concern. A member of the National Multi Housing Council, Mr. Collier is also on the Board of Directors of the Houston Apartment Association.

     Don R. Daseke has been a Director of the Company since its formation in September 1993 and Chairman of the Board of Directors and Chief Executive Officer of the Company from October 1993 to October 1997. In October 1997, Mr. Daseke resigned as Chairman of the Board and Chief Executive Officer and was elected as Chairman Emeritus of the Company. He has been the Chairman of the Board of Directors, President and Chief Executive Officer of Walden Group and its predecessor since 1974. Mr. Daseke is a Certified Public Accountant and a member of the American, Connecticut and New York Institutes of Certified Public Accountants, Chairman of the Board of Galapagos Studios, Inc., Chairman of the Board of Netier Technologies, Inc., Chairman of the Board of U.S. Telephone Holding, Inc., Director of Promise House and has served on the Board of Trustees of DePauw University since 1984.

     Maxwell B. Drever has been Chairman Emeritus and a director of the Company since October 1997. From 1985 until October 1997, Mr. Drever was Chairman of Drever Properties, Inc. ("Drever"), which along with certain of its affiliates, was the general partner of the partnerships from which the Company acquired a 79 property portfolio consisting of approximately 18,100 apartment units. In his capacity as Chairman of Drever, he set company policies and devised strategies relevant to the acquisition, enhancement and management of Drever's 79 apartment properties in Texas, Georgia, Arizona and California. From 1970 to 1985, Mr. Drever was President of Drever, McIntosh, Inc., acquiring, refurbishing and managing 60 projects in Seattle, Memphis, Columbus, Tampa and other comparable cities. Mr. Drever is a Director of the National Multi Housing council and a Full Member of the Urban Land Institute.

INDEPENDENT DIRECTORS

     Linda Walker Bynoe has been a Director of the Company since February 1994. Ms. Bynoe is the President and Chief Operating Officer of Telemat Ltd., a private investment and project management company located in Chicago, Illinois. She was previously with Morgan Stanley from 1978 to 1989 where she served as Vice President -- Capital Markets. Ms. Bynoe, a certified public accountant, was on the audit staff of Arthur Andersen & Co. from 1974 to 1976. She currently serves on the Boards of Directors of the American Odyssey Funds, Inc. and The Executives' Club of Chicago. Ms. Bynoe is also a Trustee of The Museum of Contemporary Art in Chicago and a member of The Economic Club of Chicago and The Financial Research and Advisory Committee of The Commercial Club.

     Francesco Galesi has been the Chairman of the Board and sole equity holder of each entity constituting the Galesi Group since 1969. The Galesi Group consists of a group of privately owned entities that invest in real estate, telecommunications and manufacturing. These entities own and develop town home developments and apartment complexes located in Florida, Texas, Georgia and Colorado, office buildings in New York and Texas and 10 million square feet of industrial parks. Mr. Galesi currently serves on the Board of Director of LDDS WORLDCOM, one of the largest long distance telephone companies. In 1978, Mr. Galesi received the Award of Achievement from President Carter for his contribution to economic development in the United States.

     Robert L. Honstein has been a director of the Company since October 1997. Mr. Honstein has been a member of Nassau Capital L.L.C., the investment manager for private investments of Princeton University's endowment, since 1995. Prior thereto, Mr. Honstein was a Vice President at Princeton University Investment Company where he focused on the real estate investing nationwide for Princeton University's endowment from 1991 to 1995. Before Princeton, he was partner at Matrix Development Group, a commercial and industrial real estate development firm in New Jersey. Mr. Honstein serves as a Director of Corporate Realty Investment Company and Affordable Residential Communities.

     Arch K. Jacobson is currently President of Jacobson-Berger Capital Group, Inc. Previously, Mr. Jacobson was Chairman and Chief Executive Officer of Union Pacific Realty Corporation (a subsidiary of Union Pacific Corporation) from 1986 to 1993. He was with the Real Estate Department of The Prudential Insurance Company from 1955 to 1980 and was President and Chief Executive Officer of the Prudential Development Company (a subsidiary of the Prudential Insurance Company) from 1982 to 1986. Mr. Jacobson is a member of the Urban Land Institute, a director of Patriot American Hospitality, Inc. and Chairman of the Board of Trustees of the University of Mary Hardin Baylor.

     Louis G. Munin retired in 1989 as Executive Vice President and Chief Financial Officer of Lafarge Corporation (North America's largest cement manufacturer). Previously, he was with General Portland Cement from 1966 until it was acquired by Lafarge in 1981 where he served as Senior Vice President and Chief Financial Officer. Mr. Munin currently serves on the Boards of Directors of Lafarge Canada, Inc. and Chieftain International, Inc. and as a member of the Finance Council of the Catholic Diocese of Dallas. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

     J. Otis Winters has been the Chairman of the Board of PWS Group, Inc. (formerly Pate, Winters & Stone, Inc.), a corporate consulting firm, since 1990. He previously served as Executive Vice President and Director of The Williams Companies and Executive Vice President and Director of the First National Bank and Trust Co. of Tulsa, Oklahoma. Mr. Winters currently serves on the Boards of Directors of AMX Corporation and NGC Corporation. He is a registered professional engineer (Oklahoma).

BOARD OF DIRECTORS

     The Board of Directors is divided into three classes. The terms of the first, second and third classes expire in 1999, 2000, and 2001, respectively. Directors of each class are elected for three year terms upon the expiration of the current class' term. The staggered terms for directors may affect the stockholders' ability to effect a change in control of the Company even if a change in control were in the stockholders' best interest.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

     The Executive Committee currently consists of Linda Walker Bynoe, Francesco Galesi, Robert L. Honstein, Arch K. Jacobson, Louis G. Munin and J. Otis Winters. The Executive Committee has all powers of the Board of Directors except for those which require action by all directors under the Articles or the Company's bylaws or under applicable law. The Executive Committee met three times during the fiscal year ended December 31, 1997.

     The Audit Committee is an advisory committee whose current members are Messrs. Munin, Honstein and Jacobson. The Audit Committee met four times during the fiscal year ended December 31, 1997. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and nonaudit fees and review the adequacy of the Company's internal accounting controls.

     The Compensation Committee currently consists of Ms. Bynoe, Mr. Galesi and Mr. Winters. The Compensation Committee recommends compensation for the Company's executive officers to the Board of Directors and administers the Company's Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan"). The Compensation Committee met four times during the fiscal year ended December 31, 1997.

     The Nominating and Corporate Governance Committee currently consists of Ms. Bynoe and Messrs. Galesi, Honstein, Jacobson, Munin and Winters. The Nominating and Corporate Governance Committee selects the candidates for election as directors to be recommended to the Board of Directors for either filling vacancies that arise from time to time on the Board or for presenting to the stockholders at each annual meeting of stockholders. The committee also assists the Board of Directors in carrying out its responsibilities by reviewing corporate governance issues. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 1997.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid a $15,000 annual retainer, with an additional $5,000 annual retainer being paid to each member of the Executive Committee (which amount is payable in shares of restricted stock) and an additional $5,000 annual retainer payable to each committee chairperson. In addition, each non-employee director receives a fee of $1,500 for attending each meeting of the Board of Directors and an additional fee of $1,000 for attending each committee meeting. Directors who are employees of the Company are not paid any director's fees. The Company may reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company.

     The Stock Option Plan provides each director who is not an employee of the Company and who is serving as a director on such date with automatic annual grants of options to purchase 5,000 shares of Common Stock, within five days following each annual meeting of Stockholders. Each of the current non-employee directors was granted an option to acquire 5,000 shares of Common Stock in 1997. Each such non-employee director option is exercisable on the first anniversary of the date such option was granted. The exercise price of each such non-employee director option is the greater of the fair market value of the shares of Common Stock on the date of the grant or the average of the closing prices of the Common Stock on the 20 business days preceding the date of grant. Each non-employee director option will expire on the tenth anniversary of the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Ms. Bynoe and Messrs. Galesi and Winters, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as an officer, director or member of any entity which has an executive officer or director who is a member of the Compensation Committee.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for the periods ended December 31, 1997, 1996 and 1995, paid, or accrued with respect to, certain of the Company's executive officers (the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                  ANNUAL                   COMPENSATION
                                               COMPENSATION                   AWARDS
                                  --------------------------------------   ------------
                                                                            SECURITIES
        NAME AND                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
   PRINCIPAL POSITION      YEAR    SALARY       BONUS       COMPENSATION     OPTIONS      COMPENSATION
   ------------------      ----   --------   ------------   ------------   ------------   ------------
Don R. Daseke(1).........  1997   $304,500     $    -0-            --        260,000        $ 4,750(2)
                           1996   $290,000     $150,000            --        170,000        $26,149(2)
                           1995   $239,885     $106,650       $13,000(4)      90,000        $ 9,368(2)
Marshall B. Edwards(3)...  1997   $260,900     $    -0-            --        190,000        $ 4,750(5)
                           1996   $240,000     $110,000            --        125,000        $ 7,220(5)
                           1995   $186,808     $ 83,050       $   188(4)      70,000        $ 2,583(5)
Mark S. Dillinger(6).....  1997   $172,000     $    -0-            --        125,000        $ 4,208(5)
                           1996   $165,000     $ 59,000            --         75,000        $ 6,882(5)
                           1995   $134,923     $ 60,000       $   163(4)      50,000        $ 2,319(5)

---------------
(1) Mr. Daseke was Chairman of the Board and Chief Executive Officer of the Company during the years ended December 31, 1996 and 1995 and for the period from January 1, 1997 to October 20, 1997.

(2) Amount includes 50% of the annual premium ($6,931 in 1995 and $19,095 in 1996) on a $5,000,000 life insurance policy insuring Mr. Daseke, with 50% of the death benefit being payable to Mr. Daseke's estate and the other 50% payable to the Company (the policy was canceled July 1, 1997 and no premium was paid for 1997), and the Company's matching contribution ($2,437 in 1995, $7,054 in 1996 and $4,750 in 1997) under its 401(k) Plan.

(3) Mr. Edwards was President (from June 8, 1995 to present) and Chief Acquisitions Officer of the Company during the years ended December 31, 1995, 1996 and 1997. On October 20, 1997, Mr. Edwards was also elected as Chief Executive Officer of the Company.

(4) Represents the amount equal to the difference between the fair market value of the Common Stock and the purchase price of the Common Stock acquired by each of the Executive Officers pursuant to loans made by the Company in December 1995. See "Certain Relationships and Related Transactions."

(5) Represents the Company's matching contribution under its 401(k) Plan.

(6) Mr. Dillinger was the Executive Vice President and Chief Financial Officer of the Company for the years ended December 31, 1995, 1996 and 1997.

OPTION GRANTS

     The following table sets forth certain information with respect to the issuance of options granted to the Executive Officers during the fiscal year ended December 31, 1997 under the Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     PERCENT OF                                 ASSUMED ANNUAL RATES OF
                             SECURITIES      TOTAL       EXERCISE                   STOCK PRICE APPRECIATION FOR
                             UNDERLYING     OPTIONS       PRICE                            OPTION TERM(1)
                              OPTIONS      GRANTED TO      PER       EXPIRATION    ------------------------------
NAME                          GRANTED      EMPLOYEES      SHARE         DATE            5%               10%
----                         ----------    ----------    --------    ----------    -------------    -------------
Don R. Daseke(2)...........    60,000         25.1        $26.00       10/02        $  431,000       $  952,400
                              200,000         13.3        $25.25       10/02        $1,395,200       $3,083,100
Marshall B. Edwards(3).....    40,000         16.7        $26.00        2/07        $  654,100       $1,657,500
                              150,000         10.0        $25.25       10/07        $2,381,900       $6,036,300
Mark S. Dillinger(3).......    25,000         10.4        $26.00        2/07        $  408,800       $1,035,900
                              100,000          6.6        $25.25       10/07        $1,588,000       $4,024,200

---------------
(1) "Potential Realizable Value" is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such Options and the exercise price of such Options. The values disclosed are not intended to be, and should not be interpreted by investors as, representations or projections of future value of the Company's stock or of the stock price.

(2) The options were granted on February 5, 1997 and October 1, 1997 and became fully vested on October 20, 1997.

(3) The options were granted on February 5, 1997 and October 1, 1997 and vest in equal increments on each of the first four anniversaries of their date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1997 held by the Executive Officers. No options were exercised by the Executive Officers during the fiscal year ended December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED               IN-THE-MONEY
                                       OPTION/SARS AT FISCAL           OPTIONS/SARS AT FISCAL
                                              YEAR-END                      YEAR END(1)
                                    ----------------------------    ----------------------------
NAME                                EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                -----------    -------------    -----------    -------------
Don R. Daseke.....................    720,000             -0-       $2,598,125       $    -0-
Marshall B. Edwards...............    130,000         340,000       $  752,340       $794,530
Mark S. Dillinger.................     81,250         218,750       $  471,720       $502,650

---------------
(1) The fair market value on December 31, 1997 of the Common Stock underlying the options was $25.50 per share.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Edwards and Dillinger has entered into an employment agreement with the Company that expires on October 20, 2002 and February 5, 2002, respectively, and each of Messrs. Masterson, Collier and Drever has entered into an employment agreement with the Company that expires on October 1, 2002

(collectively, the "Employment Agreements"). The Employment Agreements provide annual salaries for each of such executives, subject to increase at the discretion of the Board of Directors. The Employment Agreements for Mr. Masterson and Mr. Collier grant such executives the right, on the third and fourth anniversaries of the date of execution (October 1, 1997), respectively, to resign as an officer of the Company and to be engaged as a consultant for the remainder of the term of the Employment Agreement. Pursuant to the terms of the Settlement and Employment Agreement entered into between the Company and Mr. Daseke in connection with his resignation as Chairman of the Board and Chief Executive Officer of the Company, Mr. Daseke is to serve as Chairman Emeritus of the Company until October 2000. Mr. Daseke's agreement does grant him the option, exercisable for a sixty-day period commencing on January 1, 1999, to resign as an officer of the Company and to be engaged as a consultant for the remainder of the term of the agreement.

     Under the terms of the respective Employment Agreements (other than Mr. Daseke's), if the covered executive's employment with the Company is terminated by the Company other than for "cause" (as defined in the Employment Agreement) or by "constructive discharge" (as defined in the Employment Agreement), the terminated executive will be entitled to receive an amount equal to the highest annualized rate of salary prior to the date of termination. The Employment Agreements also provide that the covered executive may terminate his employment for any reason upon 30 days' prior written notice. In the event of such a termination, the Company will be obligated to pay the executive the compensation due him up to the effective date of termination. The Employment Agreements also provide for the payment of severance compensation in an amount equal to 2.99 times the Executive Officer's compensation (which includes both salary and any cash bonus) in the event the Executive Officer is terminated without cause or by constructive discharge within three years following a "change in control" (as defined in the Employment Agreements).

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of August 31, 1998 (except as noted in the footnotes to such table), by each person or group within the meaning of Section 13(d)(3) of the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

                                                               NUMBER OF
                                                                 SHARES
NAME AND ADDRESS                                              BENEFICIALLY      PERCENT
OF BENEFICIAL OWNER                                              OWNED          OF CLASS
-------------------                                           ------------      --------
Don R. Daseke(1)............................................   1,578,410(2)      8.43%
Morgan Stanley, Dean Witter, Discover & Co..................   1,241,450(3)      6.90%
  1585 Broadway
  New York, New York 10036

---------------
(1) The business address of such person is 5430 LBJ Freeway, Suite 1600, Dallas, Texas 75240.

(2) Includes 514,905 shares of Common Stock owned of record by The Walden Group, Inc., of which Mr. Daseke is the holder of 90% of the common stock and the sole director, 720,000 shares of Common Stock which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 30,000 shares of restricted Common Stock issued under the Company's Long-Term Investment Plan, which shares may not be transferred until October 20, 2000 and 1,701 shares acquired through a 401(k) plan.

(3) This information is provided in reliance on a Schedule 13G filed with the SEC on or about February 12, 1998 by Morgan Stanley, Dean Witter, Discover & Co.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of August 31, 1998, by each director, each nominee for director, each executive officer of the Company and by all executive officers and directors as a group:

NAME AND ADDRESS OF                                           NUMBER OF SHARES     PERCENT
BENEFICIAL OWNER(1)(2)                                       BENEFICIALLY OWNED    OF CLASS
----------------------                                       ------------------    --------
Marshall B. Edwards........................................        344,576(3)        1.89%
Michael S. Masterson.......................................        377,008(11)       2.05%
Mark S. Dillinger..........................................        191,000(4)        1.05%
Michael L. Collier.........................................        202,295(10)       1.11%
Maxwell B. Drever..........................................      1,530,058(9)        7.84%
Don R. Daseke..............................................      1,578,410(5)        8.43%
Linda Walker Bynoe.........................................         23,479(6)        *
Francesco Galesi...........................................        728,141(7)        3.89%
Robert L. Honstein.........................................            201(12)       *
Arch K. Jacobson...........................................         26,801(6)        *
Louis G. Munin.............................................         26,201(6)        *
J. Otis Winters............................................         21,201(8)        *
All Directors and Executive Officers (12 persons)..........      4,337,431          24.10%

---------------
 (1) The business address of the persons named above is c/o Walden Residential Properties, Inc., 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001-6410.

 (2) Except as otherwise indicated, (i) the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, and (ii) none of the shares shown in this table or referred to in the footnotes hereto are shares of which the persons named in this table have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) promulgated under the Exchange Act.

 (3) Includes 242,500 shares of Common Stock which Mr. Edwards has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 20,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, which shares may not be transferred until February 12, 2001, at which time the transfer restrictions on 40% of such shares lapse and the restriction on 10% of the remaining shares lapses each year thereafter until February 12, 2007 (the "Officer Restricted Shares") and 3,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, which shares may not be transferred until February 4, 1999, at which time the transfer restriction on one-third of such shares lapses and the restriction on half of the remaining shares lapses in each of the two years thereafter (the "Bonus Shares").

 (4) Includes 139,075 shares which Mr. Dillinger has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 10,000 Officer Restricted Shares and 1,000 Bonus Shares.

 (5) Includes 514,905 shares of Common Stock owned of record by Walden Group, of which Mr. Daseke is the holder of 90% the common stock and the sole director, 720,000 shares which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 30,000 shares of restricted Common Stock issued under the Company's Long-Term Incentive Plan, which shares may not be transferred until October 30, 2000.

 (6) Includes 20,000 shares of Common Stock which such person has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 1,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, one-third of which are currently transferable and the transfer restrictions lapse on half of the remaining shares on February 12, 1999 and the other half on February 12, 2000 (the "Director Restricted Shares") and 201 restricted shares as to which the transfer restrictions lapse quarterly ending December 31, 1998.

 (7) Consists of 711,940 shares of Common Stock which entities controlled by Mr. Galesi have the right to acquire pursuant to the conversion of partnership interests held in Walden Residential Operating Partnership, L.P., a Georgia limited partnership and an affiliate of the Company ("Walden Operating Partnership"), 20,000 shares of Common Stock which Mr. Galesi has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 1,000 Director Restricted Shares and 201 restricted shares as to which the transfer restrictions lapse quarterly ending December 31, 1998. The Galesi entities acquired such partnership interests in connection with the sale of the controlling interest in the predecessor to the Walden Residential Operating Partnership to the Company in June 1995.

 (8) Includes 20,000 shares of Common Stock which Mr. Winters has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan, 1,000 Director Restricted Shares and 201 restricted shares as to which the transfer restrictions lapse quarterly ending December 31, 1998.

 (9) Includes 1,430,437 shares of Common Stock which Mr. Drever has the right to acquire pursuant to the conversion of Units and 87,500 shares of Common Stock which Mr. Drever has the right to acquire through the exercise of options granted under the Stock Option Plan.

(10) Includes 149,795 shares of Common Stock which Mr. Collier has the right to acquire pursuant to the conversion of Units and 37,500 shares of Common Stock which Mr. Collier has the right to acquire through the exercise of options granted under the Stock Option Plan.

(11) Includes 300,556 shares of Common Stock which Mr. Masterson has the right to acquire pursuant to the conversion of Units and 56,250 shares of Common Stock which Mr. Masterson has the right to acquire through the exercise of options granted under the Stock Option Plan.

(12) Consists of 201 restricted shares as to which the transfer restrictions lapse quarterly ending December 31, 1998.

  *  Less than one percent.

                          DESCRIPTION OF COMMON STOCK

     The summary of the terms of the Common Stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Company's Articles of Incorporation, as amended and restated (the "Articles"), and the Company's Bylaws.

     The Articles authorize the Company to issue up to 50 million shares of Common Stock, 10 million shares of Preferred Stock and 60 million shares of excess stock, par value $.01 per share (the "Excess Stock"). At August 31, 1998, 17,993,341 shares of Common Stock were issued and outstanding, all of which are fully paid and nonassessable. Under the Maryland General Corporation Law (the "MGCL"), stockholders generally are not liable for the corporation's debts or obligations.

GENERAL

     All shares of Common Stock issued upon exchange of the Common OP Units will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of shares of all the preferred stock, and any other shares or series of stock hereinafter designated by the Board of Directors of the Company (the "Board of Directors"), holders of shares of Common Stock are entitled to receive dividends on the stock if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for payment of, all known debts and liabilities of the Company. The Company has paid regular quarterly dividends to date and intends to continue paying regular quarterly dividends.

     Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Holders of shares of Common Stock have no conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company.

     Shares of Common Stock have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights.

     Pursuant to the MGCL, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions unless approved by the holders of at least two-thirds of the shares of stock entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's charter. The Articles provide for the vote of the holders of a majority of the shares of stock outstanding and entitled to vote on the matter to approve any of such actions, except for amendments to the Articles relating to the number of directors and the classification of the Board of Directors which require approval of holders of at least two-thirds of the shares of stock entitled to vote on the matter.

     The transfer agent and registrar for the Common Stock is Boston Equiserve L.P.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include, except in limited circumstances, certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

     Since the Board of Directors believes it is essential for the Company to maintain its status as a REIT under the Code, the Articles provide that no person, except Mr. Don R. Daseke, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.0% (the "Ownership Limit") of the aggregate value of all outstanding shares of capital stock of the Company. Mr. Daseke beneficially owns in the aggregate approximately 6.1% of the shares of Common Stock and may acquire additional shares of Common Stock; provided, however, that Mr. Daseke may not own, directly or indirectly, more than 13.0% of the aggregate value of all outstanding shares of capital stock of the Company (the "Existing Holder Limit"). The Board of Directors, upon receipt of evidence and assurances satisfactory to the Board of Directors, may also exempt a proposed transferee from the Ownership Limit or Existing Holder Limit. In connection therewith, the Board of Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any acquisition or transfer of shares of Common Stock that would: (i) result in the shares of Common Stock being owned by fewer than 100 persons or (ii) result in the Company being "closely-held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of Common Stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and the Articles are amended accordingly.

     Any purported transfer of shares of capital stock that would result in a person owning shares of capital stock in excess of the Ownership Limit or Existing Holder Limit will result in the shares subject to such purported transfer being automatically exchanged for an equal number of shares of Excess Stock. Under the Articles, Excess Stock shall be deemed to have been transferred to the Company as trustee of a separate trust (the "Trust") for the exclusive benefit of the person or persons to whom the interest in the Trust can ultimately be transferred.

     Excess Stock is not transferable. The purported transferee of any shares of capital stock that are exchanged for Excess Stock may designate a transferee of the interest in the Trust if the Excess Stock held in the Trust and represented by such Trust interest to be transferred would not be Excess Stock in the hands of the designated transferee at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid, the Market Price (as hereinafter defined) measured on the date of the original attempted transfer) at which point such Excess Stock will automatically be exchanged for the shares of Common Stock or Preferred Stock to which the Excess Stock is attributable. In addition, Excess Stock is subject to purchase by the Company at a purchase price equal to the lesser of: (i) the price paid for the shares of capital stock by the intended transferee (or, if no consideration was paid, the Market Price of the shares of capital stock the attempted transfer of which resulted in Excess Stock, measured on the date of the transfer); or (ii) the Market Price of the shares of capital stock the attempted transfer of which resulted in Excess Stock measured on the date on which the Company elects to purchase the Excess Stock. "Market Price" means the average daily per share closing sales price of a share of capital stock if such shares of capital stock are listed on a national securities exchange or quoted on Nasdaq National Market or if not then traded on any exchange or quotation system, the mean between the average per share closing bid prices and the average per share closing asked prices, in each case, during the 30 calendar day period ending on the business day prior to the measurement date, or if there have been no sales on a national securities exchange or the Nasdaq National Market and no published bid and asked quotations with respect to shares of such stock during such 30 calendar day period, then the market price of the shares of capital stock on the relevant date shall be as determined in good faith by the Board of Directors.

     From and after the intended transfer to the purported transferee of the shares of Excess Stock, the purported transferee shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to the Excess Stock except the right to payment of the purchase price for the applicable shares of underlying capital stock. Any dividend or distribution paid to a purported transferee on Excess Stock prior to the discovery by the Company that the shares have been transferred in violation of the Articles shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the

Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company. All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

     In addition, each stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

                   DESCRIPTION OF REDEEMABLE PREFERRED STOCK

     The following description of terms of the Redeemable Preferred Stock sets forth certain general terms and provisions of the Redeemable Preferred Stock. The description of certain provisions of the Redeemable Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and the Board of Directors' resolution or resolutions relating to the Preferred Stock.

GENERAL

     Subject to limitations prescribed by the MGCL and the Articles, the Board of Directors is authorized to issue shares of Preferred Stock in one or more series, to establish from time to time the number of shares of Preferred Stock to be included in any such series and to fix for any such series the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. The Company is authorized to issue 10 million shares of Preferred Stock. At August 31, 1998, 1,712,082 shares of the Company's 9.16% Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") and 4,000,000 shares of the Company's 9.20% Senior Preferred Stock (the "Senior Preferred Stock") were outstanding.

     Boston Equiserve L.P. will be the transfer agent and registrar for shares of each series of Preferred Stock.

RANK

     The Redeemable Preferred Stock will, with respect to dividend rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Stock, all Excess Stock, with certain limited exceptions, and to all other equity securities of the Company, except those the terms of which specifically provide that such securities rank senior to or on a parity with the Redeemable Preferred Stock; (ii) on a parity with the Series B Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Redeemable Preferred Stock; and (iii) junior to the Senior Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Redeemable Preferred Stock. The rights of the holders of Redeemable Preferred Stock will be subordinate to those of the Company's general creditors.

DIVIDENDS

     Holders of Redeemable Preferred Stock will be entitled to receive out of assets of the Company legally available for payment, when and as declared by the Board of Directors of the Company, cash dividends at the rate of $2.25 per annum per share. Dividends on shares of Redeemable Preferred Stock will accrue and be cumulative from the date of issuance of the Redeemable Preferred Stock. Dividends will be payable quarterly in arrears in March, June, September and December of each year.

REDEMPTION

     Shares of Redeemable Preferred Stock may be redeemed, in whole or from time to time in part, at any time after January 1, 2008, at the option of the Company at the price of $25.00 per share, plus all accrued and unpaid dividends thereon. Shares of Redeemable Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred stock of the Company. In the event that fewer than all of the outstanding shares of Redeemable Preferred Stock are redeemed, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

VOTING RIGHTS

     Except in certain limited circumstances when dividends on the Redeemable Preferred Stock have been in arrears for six or more quarterly periods, or except as required by applicable law, holders of the Redeemable Preferred Stock will not be entitled to vote for any purpose.

RESTRICTIONS ON OWNERSHIP

     See "Description of Common Stock -- Restrictions on Transfer" for a discussion of the restrictions on transfer of shares of capital stock necessary for the Company to qualify as a REIT under the Code.

                        DESCRIPTION OF SERIES B WARRANTS

GENERAL

     Each Series B Warrant is exercisable, at any time beginning on October 1, 1998 and ending on December 31, 2007, for one-third of one share of Common Stock at $26.875 per share, subject to adjustment in the event of certain events such as stock dividends, stock splits, reverse stock splits, reclassifications and the issuance by the Company of certain types of securities or certain distributions by the Company. No fractional share of Common Stock will be issued in connection with the exercise of the Series B Warrants and the holder of a Series B Warrant will be paid in lieu of such fractional shares, cash in an amount equal to the Current Market Value (as defined in the Series B Warrant Agreement relating to the Series B Warrants) of a share of Common Stock multiplied by such fraction. Although they will be initially issued in conjunction with shares of Redeemable Preferred Stock, the Series B Warrants will be separately transferable upon receipt. Prior to the exercise of the Series B Warrants, holders of Series B Warrants will not have any rights of holders of Common Stock, including the right to receive payments of dividends, if any, on Common Stock, or to exercise any applicable right to vote.
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

     The Company will have the obligation to repurchase all outstanding Series B Warrants upon the occurrence of certain events, such as the consolidation or merger of the Company with another entity (in certain circumstances) or the sale of all or substantially all of the assets of the Company (in certain circumstances).

     Warrant certificates may be exchanged for new Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Warrant Agent.

EXERCISE OF SERIES B WARRANTS

     Each Series B Warrant will entitle the holder thereof to purchase Common Stock, at $26.875 per share. After the close of business on December 31, 2007 (or such later date to which such expiration date may be extended by the Company), unexercised Series B Warrants will become void.

     Series B Warrants may be exercised by delivering to the Warrant Agent payment of the amount required to purchase the shares of Common Stock, purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Series B Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five (5) business days of the Warrant certificate evidencing such Series B Warrants. Upon receipt of such payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent, the Company will, as soon as practicable, issue and deliver the shares of Common Stock, purchasable upon such exercise. If fewer than all of the Series B Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of Warrants.

AMENDMENTS AND SUPPLEMENTS TO SERIES B WARRANT AGREEMENT

     The Series B Warrant Agreement may be amended or supplemented without the consent of the holders of the Series B Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Series B Warrants and that do not adversely affect the interests of the holders of the Series B Warrants.

ADJUSTMENTS

     The exercise price of, and the number of shares of Common Stock covered by, a Series B Warrant are subject to adjustment in certain events, including (i) payment of a dividend on the Common Stock payable in shares of capital stock and stock splits, combinations or reclassification of the Common Stock; (ii) issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock at less than their current market price; and
(iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in shares of Common Stock) or of subscription rights and warrants (excluding those referred to above).

     No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Series B Warrant will not be adjusted for the issuance of shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services. No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Series B Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings.

     In the event of any (i) consolidation or merger of the Company with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company; or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value or from par value to no par value), a holder of a Series B Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Series B Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Series B Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Series B Warrant following any such event consists of common shares of the surviving entity, then from and after the occurrence of such event, the exercise price of such Series B Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such shares were shares of Common Stock.

                       CERTAIN PROVISIONS OF MARYLAND LAW
                    AND OF THE COMPANY'S ARTICLES AND BYLAWS

     The following discussion summarizes certain provisions of MGCL and the Articles and the Company's Bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Articles and Bylaws.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Bylaws provide that the number of directors of the Company shall be as set in the Articles or as may be established by the Board of Directors but may not be fewer than the number required under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire Board of Directors. The stockholders may elect a director to fill a vacancy on the Board of Directors which results from the removal of a director. Pursuant to the terms of the Articles, the Directors are divided into three classes. As the term of each class expires, directors in that call are elected for a term of three years. The Company believes that classification of the Board of Directors helps to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors.

     The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which would discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Further, holders of shares of Common Stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of shares of Common Stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Articles limit the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by the MGCL. The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) to the extent that a judgment or other final adjudication is entered adverse to the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Articles require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation, subject to certain exceptions, to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is won by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contenders or its equivalent, of an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

BUSINESS COMBINATIONS

     Under the MGCL, as amended effective October 1, 1994, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10 or more of the voting power of the corporation's shares after the date on which the corporation had 100 or more beneficial owners of its stock or an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation voting together as a single voting group and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Articles contain a provision exempting from these provisions of the MGCL any business combination involving Mr. Daseke (or his affiliates) or any other person acting in concert or as a group with any of the foregoing persons.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquire becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The Articles contain a provision exempting from the control share acquisition statute any and all acquisitions by Mr. Daseke (or his affiliates) or any other person acting in concert or as a group with any of the foregoing persons of shares of the Company's capital stock. There can be no assurance that such provision will not be amended or eliminated at any point in the future.

AMENDMENT TO THE ARTICLES

     The Articles may be amended by the affirmative vote of the holders of a majority of all shares entitled to be voted on the matter, except for the provision relating to the classification of the Board of Directors which may be amended only by the affirmative vote of the holders of not less than two-thirds of all shares entitled to be voted on the matter.

DISSOLUTION OF THE COMPANY

     The Articles permit the dissolution of the Company by (i) the affirmation or vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders and
(ii) upon proper notice, stockholder approval by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter or the written consent of all the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) by, or at the direction of, a majority of the Board of Directors or (ii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws.

     The provisions in the Articles on classification of the Board of Directors, the business combination and control share acquisition provisions of the MGCL and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

MEETINGS OF STOCKHOLDERS

     An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Company shall be held on the second Wednesday in May or at such other time as set by the Board of Directors.

     Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, special meetings of the stockholders may be called by the Chairman of the Board of Directors, by the President or by a resolution adopted by a majority of the directors and by the Secretary of the Company upon the written request of the holders of 25% or more of the outstanding voting stock. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted upon at such meeting.

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

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary of material federal income tax considerations that may be relevant to a holder of Common Stock or Preferred Stock is based on current law and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON STOCK OR PREFERRED STOCK IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON STOCK OR PREFERRED STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     The Company has elected to be treated as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1994. Based on certain assumptions and representations that are summarized below, Winstead Sechrest & Minick P.C., counsel to the Company, is of the opinion that beginning with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that its proposed method of operations described in this Prospectus will enable it to continue to satisfy the requirements for qualification as a REIT. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. Winstead Sechrest & Minick P.C. will not monitor the Company's compliance with these requirements. While the Company expects to satisfy these tests, and will use its best efforts to do so, no assurance can be given that the Company will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect the Company and its stockholders. See "-- Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting the Company as a REIT and its stockholders:

REIT QUALIFICATION

     The Company must be organized as an entity that would, if it does not maintain its REIT status, be taxable as a regular corporation. It cannot be a financial institution or an insurance company. The Company must be managed by one or more directors. The Company's taxable year must be the calendar year. Beneficial ownership of the Company must be evidenced by transferable shares. The Company's capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of capital stock of the Company may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of the Company's taxable years. The outstanding Common Stock is owned by a sufficient number of investors and in appropriate proportions to permit it to satisfy these requirements. To protect against violations of these requirements, the Articles provide restrictions on transfers of the Company's shares of Common Stock, as well as provisions that automatically convert shares of stock into nonvoting, non-dividend paying Excess Stock to the extent that the ownership otherwise might jeopardize the Company's REIT status.

     To monitor the Company's compliance with the share ownership requirements, the Company is required to and maintains records disclosing the actual ownership of common shares. To do so, the Company will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of the Company's records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

     The Company currently satisfies, and expects to continue to satisfy, each of these requirements discussed above. The Company also currently satisfies, and expects to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of the Company's income and assets and the levels of required annual distributions.

     Sources of Gross Income. In order to qualify as a REIT for a particular year, the Company also must meet two tests governing the sources of its income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and any such income will retain the character that it has in the hands of the partnership. The Code allows the Company to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

     75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to the Company are: (i) rents from real property; (ii) interest on loans secured by real property; (iii) gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company's trade or business, referred to below as "dealer property"); (iv) income from the operation and gain from the sale of certain property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property"); (v) distributions on, or gain from the sale of, shares of other qualifying REITs; (vi) abatements and refunds of real property taxes; and (vii) "qualified temporary investment income" (described below). In evaluating the Company's compliance with the 75% gross income test (as well as the 95% gross income test described below), gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and certain dealer property held by the Company for at least four years.

     The Company expects that substantially all of its operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. The Company does not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. The Company does not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property and the Company will have leases where rent is based on a percentage of gross income. Also excluded from "rents from real property" is rent received from a person or corporation in which the Company (or any of its 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 of the Code, owns a 10% or greater interest ("Related Party Tenant Rent"). A third exclusion covers amounts received with respect to real property if the Company furnishes services to the tenants or manages or operates the property, other than through an "independent contractor" from whom the Company does not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax exempt owner of the property). Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the Company's direct cost of performing such services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as "rents from real property."

     The Company will, in most instances, directly operate and manage its assets without using an "independent contractor." The Company believes that the only material services to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. The Company will not provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, the Company believes that substantially all of its rental income will be qualifying income under the gross income tests, and that the Company's provision of services will not cause the rental income to fail to be included under that test.

     Upon the Company's ultimate sale of properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% Gross Income Test. In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of the Company's gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). The Company may receive certain types of such income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and such income, together with other nonqualifying income (including Related Party Tenant Rent, as discussed above), is expected to be at all times less than 5% of the Company's annual gross income. While the Company does not anticipate that it will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of the Company's gross income, the Company could lose its status as a REIT. The Company has one subsidiary of which the Company holds less than 10% of the voting stock, which subsidiary holds assets generating non-qualifying income. The income generated by this subsidiary is substantially less than 5% of the Company's annual gross income. The Company may establish other such subsidiaries in the future. The gross income generated by these subsidiaries would not be included in the Company's gross income. However, dividends from such subsidiaries to the Company would be included in the Company's gross income and qualify for the 95% income test.

     If the Company fails to meet either the 75% or 95% income tests during a taxable year, it may still qualify as a REIT for that year if (i) it reports the source and nature of each item of its gross income in its federal income tax return for that year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet the tests is due to reasonable cause and not to willful neglect. However, in that case the Company would be subject to a 100% tax based on the greater of the amount by which it fails either the 75% or 95% income tests for such year, multiplied by a fraction intended to reflect the Company's profitability. See "-- Taxation of the Company as a REIT."

     Character of Assets Owned. On the last day of each calendar quarter, the Company also must meet two tests concerning the nature of its investments. First, at least 75% of the value of the total assets of the Company generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date the Company receives the new capital. Second, although the balance of the Company's assets generally may be invested without restriction, the Company will not be permitted to own (i) securities of any one non-governmental issuer that represent more than 5% of the value of the Company's total assets or
(ii) more than 10% of the outstanding voting securities of any single issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. The Company currently complies with, and expects to continue to satisfy, these asset tests.

     Annual Distributions to Stockholders. To maintain REIT status, the Company generally must distribute to its stockholders in each taxable year at least 95% of its net ordinary income (capital gain is not required to be distributed). More precisely, the Company must distribute an amount equal to (i) 95% of the sum of (a) its "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (ii) certain limited categories of "excess noncash income" (including, cancellation of indebtedness and original issue discount income). REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 95% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to stockholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year (for both the Company and its stockholders). Other dividends declared before the due date of the Company's tax return for the taxable year (including extensions) also will be treated as paid in the prior year for the Company if they are paid (i) within 12 months of the end of such taxable year and (ii) no later than the Company's next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though they may be taken into account by the Company for a prior year. A nondeductible excise tax equal to 4% will be imposed on the Company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of the Company's "ordinary income" plus (b) 95% of the Company's capital gain net income plus (c) any undistributed income from prior periods.

     The Company will be taxed at regular corporate rates to the extent that it retains any portion of its taxable income (e.g., if the Company distributes only the required 95% of its taxable income, it would be taxed on the retained 5%). Under certain circumstances the Company may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for the Company's funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although the Company does not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event that such circumstances do occur, then in order to meet the 95% distribution requirement, the Company may cause WDOP to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

     If the Company fails to meet the 95% distribution requirement because of an adjustment to the Company's taxable income by the IRS, the Company may be able to cure the failure retroactively by paying a "deficiency dividend" (as well as applicable interest and penalties) within a specified period.

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

TAXATION OF THE COMPANY AS A REIT

     As a REIT, the Company generally will not be subject to corporate income tax to the extent the Company currently distributes its REIT taxable income to its stockholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) imposed on investments in most corporations. The Company generally will be taxed only on the portion of its taxable income that it retains (which will include any undistributed net capital gain), because the Company will be entitled to a deduction for dividends paid to stockholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. The Company does not anticipate that it will pay any such preferential dividends. Because Excess Stock will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect the Company's ability to deduct its dividend payments.

     Even as a REIT, the Company will be subject to tax in certain circumstances as follows:

          (i) the Company would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%);

          (ii) a confiscatory tax of 100% applies to any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

          (iii) if the Company fails to meet either the 75% or 95% source of income tests described above, but still qualifies for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test, times (b) the ratio of the Company's REIT Taxable Income to the Company's gross income (excluding capital gain and certain other items);

          (iv) the Company will be subject to the alternative minimum tax on items of tax preference (excluding items specifically allocable to the Company's stockholders);

          (v) if the Company should fail to distribute with respect to each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and
     (c) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; and

          (vi) under regulations that are to be promulgated, the Company also may be taxed at the highest regular corporate tax rate on any built-in gain (i.e., the excess of value over adjusted tax basis) attributable to assets that the Company acquires in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after the Company acquires such assets.

FAILURE TO QUALIFY AS A REIT

     For any taxable year in which the Company fails to qualify as a REIT and certain relief provisions do not apply, it would be taxed at regular corporate rates on all of its taxable income. Distributions to its stockholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available to the Company for distribution to its stockholders and, because the stockholders would continue to be taxed on the distributions they receive, the net after tax yield to the stockholders from their investment in the Company likely would be reduced substantially. As a result, the Company's failure to qualify as a REIT during any taxable year could have a material adverse effect upon the Company and its stockholders. If the Company loses its REIT status, unless certain relief provisions apply, the Company will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which the Company's election was terminated.

TAXATION OF STOCKHOLDERS

     Distributions generally will be taxable to stockholders as ordinary income to the extent of the Company's earning and profits. Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the stockholders on December 31 of the calendar year during which they were declared. Distributions paid to stockholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a stockholder who is subject to the passive activity rules. Distributions designated by the Company as capital gains dividends generally will be taxed as long term capital gains to stockholders to the extent that the distributions do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of any such capital gains dividends as ordinary income. If the Company elects to retain and pay income tax on any net long-term capital gain, stockholders of the Company would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Such stockholders would receive a credit for such stockholder's proportionate share of the tax paid by the Company on such retained capital gains and an increase in basis in the stock of the Company in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax paid by the Company. Distributions by the Company, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. Stockholders are not permitted to deduct losses or loss carry-forwards of the Company. Future regulations may require that the stockholders take into account, for purposes of computing their individual alternative minimum tax liability, certain tax preference items of the Company.

     The Company may generate cash in excess of its net earnings. If the Company distributes cash to stockholders in excess of the Company's current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each stockholder to the extent of the adjusted tax basis of the stockholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares of stock. A stockholder who has received a distribution in excess of current and accumulated earnings and profits of the Company may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

     Generally, gain or loss realized by a stockholder upon the sale of Common Stock or Preferred Stock will be reportable as capital gain or loss. If a stockholder receives a long-term capital gain dividend from the Company and has held the shares of stock for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which the Company fails to qualify as a REIT, the stockholders generally will continue to be treated in the same fashion described above, except that none of the Company dividends will be eligible for treatment as capital gains dividends, corporate stockholders will qualify for the dividends received deduction and the stockholders will not be required to report any share of the Company's tax preference items.

BACKUP WITHHOLDING

     The Company will report to its stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, the Company will be required to deduct and withhold from any dividends payable to that stockholder a tax of 31%. These rules may apply (i) when a stockholder fails to supply a correct taxpayer identification number, (ii) when the IRS notifies the Company that the stockholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (iii) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A stockholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the stockholder's federal income tax liability. The Company also may be required to withhold a portion of capital gain distributions made to stockholders who fail to certify their non-foreign status to the Company.

     The United States Treasury has recently issued final regulations (the "Final Regulations") regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The Final Regulations are generally effective for payments made on or after January 1, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Stock or Preferred Stock.

TAXATION OF TAX EXEMPT ENTITIES

     In general, a tax exempt entity that is a stockholder of the Company will not be subject to tax on distributions from the Company or gain realized on the sale of shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT's distributions to a tax exempt employees' pension trust did not constitute unrelated business taxable income ("UBTI"). A tax exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code ("qualified trusts") for tax years beginning after December 31, 1993. In determining the number of stockholders a REIT has for purposes of the "50% test" described above under "-- REIT Qualification --," generally, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in such trust and will not be treated as held by such trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. The Company does not currently meet either of these requirements.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Company will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment in the Company. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION OF FOREIGN INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares of Common Stock or Preferred Stock, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

     Dividends that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock or Preferred Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). For withholding tax purposes, the Company is currently required to treat all distributions as if made out of its current and accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder unless (i) the Non-U.S. Stockholder files on IRS Form 1001 claiming that a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the dividend is effectively connected income. Under the Final Regulations, generally effective for distributions on or after January 1, 2000, the Company would not be required to withhold at the 30% rate on distributions it reasonably estimates to be in excess of the Company's current and accumulated earnings and profits. Dividends in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder's shares of stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not such dividend will be in excess of current and accumulated earnings and profits, the dividends will be subject to such withholding. The Company does not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, those dividends are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty exemption. The Company is required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the shares of Common Stock will be publicly traded, however, no assurance can be given that the Company will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares of Common Stock or Preferred Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (and may also be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Stockholder, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If the Company were not a domestically controlled REIT, whether or not a Non-U.S. Stockholder's sale of shares of Common Stock or Preferred Stock would be subject to tax under FIRPTA would depend on whether or not the shares of Common Stock or Preferred Stock were regularly traded on an established securities market (such as the NYSE) and on the size of selling Non-U.S. Stockholder's interest in the Company. If the gain on the sale of shares were to be subject to
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

taxation under FIRPTA, the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such shares of Common Stock or Preferred Stock may be required to withhold 10% of the gross purchase price.

STATE AND LOCAL TAXES

     The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of Common Stock. In particular, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA,
(ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, (iii) whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries or defraying reasonable administrative expenses of the Plan, and (iv) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of a Plan or an individual retirement account ("IRA") and persons who have certain specified relationships to the Plan or an IRA ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a fiduciary of a Plan or an IRA considering an investment in the shares of Common Stock also should consider whether the acquisition or the continued holding of the shares of Common Stock might constitute or give rise to a direct or indirect prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan or an IRA acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's and IRA's assets would include, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The Regulations define a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Offered Securities will be sold in an offering registered under the Securities Act and are or will be registered under the Exchange Act.

     The Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

     The Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles on the transfer of the capital stock are limited to the restrictions on transfer generally permitted under the Regulations and are not likely to result in the failure of the capital stock to be "freely transferable." The Company also believes that certain restrictions that apply to the capital stock held by the Company or which may be derived from contractual arrangements requested by the underwriters in connection with Walden Securities offered pursuant to an underwritten agreement are unlikely to result in the failure of the capital stock to be "freely transferable." The Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL and the U.S. Treasury Department will not reach a contrary conclusion.

     Assuming that the Walden Securities will be "widely held," the Company believes that the Walden Securities will be publicly held for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan or IRA that invests in the Offered Securities.

        INFORMATION REGARDING WALDEN/DREVER OPERATING PARTNERSHIP, L.P.

GENERAL

     Walden/Drever Operating Partnership, L.P. ("WDOP") is a Delaware limited partnership of which the Company is the sole general partner. WDOP is consolidated with the Company for accounting purposes. WDOP was originally formed for the purpose of acquiring the partnership interests of the partnerships (the "Drever Partnerships") of which Drever Partners, Inc. ("Drever") and certain of its affiliates were the general partners (the "Former General Partners"). The stated purpose of WDOP is to invest in, purchase, develop, own, manage, lease, finance and dispose of multifamily real estate properties, enter into partnership, joint venture or similar arrangements to engage in the foregoing, or any other activity which all of the partners approve. The principal place of business of WDOP is 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001. The term of WDOP is until the first to occur of
(i) December 31, 2017 or (ii) the dissolution of WDOP pursuant to the express provisions of the WDOP Partnership Agreement or by law.

THE WDOP PARTNERSHIP AGREEMENT

     The summary of the terms of the WDOP Partnership Agreement set forth below does not purport to be complete and is subject to, and qualified in its entirety by, reference to the WDOP Partnership Agreement, a copy of which is available without charge. See "Available Information." Capitalized terms used in this section but not otherwise defined herein shall have the respective meanings ascribed to such terms in the WDOP Partnership Agreement.

     Distributions. Within 60 days after the end of each fiscal quarter, the Company, as the general partner, will cause WDOP to distribute 100% of cash funds derived from the operation of WDOP's business, after deduction of operating expenses, all scheduled payments on indebtedness, expenditures for capital improvements, all current liabilities and a working capital reserve in an amount the Company deems reasonably necessary or advisable. The priority of distributions will be as follows: (i) to the Class B Limited Partners holding Preferred OP Units on the record date for such distribution, in an amount equal to (a) the product of the number of Preferred OP Units owned and $.5625, plus
(b) the amount of distributions previously unpaid to the Class B Limited Partners in respect to their Preferred OP Units together with all accrued and unpaid interest thereon, (ii) to the Class B Limited Partners holding Common OP Units on the record date for such distribution, in an amount equal to (a) the number of shares of Common Stock for which each such Common Unit is then exchangeable (which, as of the Closing Date, will be one share, subject to adjustment under certain circumstances) multiplied by the dividend then payable by the Company on a share of Common Stock plus (b) the amount of distributions due but previously unpaid to the Class B Limited Partners in respect to their Common OP Units together with all accrued and unpaid interest thereon and (iii) of the remainder, 1% to the Company, as general partner, and 99% to WDN Properties, Inc. or any other person admitted pursuant to the WDOP Partnership Agreement as a Class A Limited Partner (each, a "Class A Limited Partner"). If WDOP does not make all or any portion of such quarterly distributions to the holders of the Units, the unpaid amount will bear interest at a rate equal to the prime rate (as calculated pursuant to the terms of the WDOP Partnership Agreement) plus 8% per annum.

     Upon exchange of Common OP Units or Preferred OP Units, WDOP will distribute to the exchanging Limited Partner, in cash or shares, an amount equal to the amount of distributions due but unpaid to the exchanging Limited Partner in respect of the Common OP Units and Preferred OP Units being exchanged, together with all accrued and unpaid interest thereon.

     Tax Allocations. Section 5.3(a) of the WDOP Partnership Agreement provides that any profits of WDOP will be allocated in the following order and priority:

          (i) first, to the Class B Preferred Limited Partners in proportion to their respective Percentage Interests until the amount of Profits allocated to the Class B Preferred Limited Partners pursuant to this clause (i) for the current Fiscal Year equals the excess of (A) the sum of (I) the cumulative amount of the Class B Preferred Distribution for each Fiscal Quarter of the current Fiscal Year and all prior Fiscal Years and (II) the cumulative amount of the interest component of the Unpaid Preferred Distribution

     Account described in clause (ii) of the definition of Unpaid Preferred Distribution Account in Article 1 of the WDOP Partnership Agreement (but, in the case of both (I) and (II) above, only to the extent that such distributions or interest component have been previously paid to the Class B Preferred Limited Partners pursuant to Sections 5.1(a)(i) or 5.1(b) of the WDOP Partnership) over (B) the cumulative amount of profits allocated to the Class B Preferred Limited Partners pursuant to Section 5.3(a)(i) of the WDOP Partnership Agreement for all prior Fiscal Years;

          (ii) second, to the Class B Common Limited Partners in proportion to their respective Percentage Interests until the amount of profits allocated to the Class B Common Limited Partners pursuant to Section 5.3(a)(ii) of the WDOP Partnership Agreement for the current Fiscal Year equals the excess of (A) the sum of (I) the cumulative amount of the Class B Common Distribution for each Fiscal Quarter of the current Fiscal Year and all prior Fiscal Years and (II) the cumulative amount of the interest component of the Unpaid Common Distribution Account described in clause (ii) of the definition of Unpaid Common Distribution Account in Article 1 of the WDOP Partnership Agreement (but, in the case of both (I) and (II) above, only to the extent that such distributions or interest component have been previously paid to the Class B Common Limited Partners pursuant to Sections 5.1(a)(ii) or 5.1(b) of the WDOP Partnership Agreement) over (B) the cumulative amount of profits allocated to the Class B Common Limited Partners pursuant to this clause (ii) for all prior Fiscal Years;

          (iii) third, to the Company, as general partner of WDOP, in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to the Company pursuant to the last sentence of
     Section 5.6 of the WDOP Partnership Agreement for all prior Fiscal Years, over (B) the cumulative profits allocated to the Company pursuant to
     Section 5.3(a)(iii) of the WDOP Partnership Agreement for all prior Fiscal Years;

          (iv) fourth, to the Partners (other than the Class B Limited Partners), in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to such Partners pursuant to Section 5.3(b)(iv) of the WDOP Partnership Agreement hereof for all prior Fiscal Years, over (B) the cumulative profits allocated to such Partners pursuant to Section 5.3(a)(iv) of the WDOP Partnership Agreement for all prior Fiscal Years;

          (v) fifth, to the Class B Preferred Limited Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 5.3(b)(iii) of the WDOP Partnership Agreement for all prior Fiscal Years, over (B) the cumulative profits allocated to such Partner pursuant to
     Section 5.3(a)(v) of the WDOP Partnership Agreement for all prior Fiscal Years;

          (vi) sixth, to the Class B Common Limited Partners, in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 5.3(b)(ii) of the WDOP Partnership Agreement for all prior Fiscal Years, over (B) the cumulative profits allocated to such Partner pursuant to
     Section 5.3(a)(vi) of the WDOP Partnership Agreement for all prior Fiscal Years; and

          (vii) thereafter, to the Company, as general partner of WDOP, and the Class A Limited Partners in accordance with their respective Percentage Interests.

     Section 5.3(b) of the WDOP Partnership Agreement provides that any losses of WDOP will be allocated in the following order:

          (i) first, to the Company, as general partner of WDOP, and the Class A Limited Partners in proportion to and until the amount of losses allocated pursuant to this clause (i) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) their respective Capital Account balances on the Effective Date, (II) the Capital Contributions made by such Partners subsequent to the Effective Date and (III) the cumulative amount of Profits allocated to such Partners pursuant to Section 5.3(a)(vi) of the WDOP Partnership Agreement over (B) the sum of (I) cumulative amount of losses allocated to such Partners pursuant to this clause (i) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(iii) of the WDOP Partnership Agreement;
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

          (ii) second, to the Class B Common Limited Partners, in proportion to their respective Percentage Interests until the amount of losses allocated pursuant to this clause (ii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) the aggregate amount of the portion of their Capital Account balances on the Effective Date attributable to Class B Common OP Units, (II) the aggregate Capital Contributions made by such Partners subsequent to the Effective Date in respect of their Class B Common OP Units, and (III) the cumulative amount of Profits allocated to them pursuant to Section 5.3(a)(ii) of the WDOP Partnership Agreement over
     (B) the sum of (I) cumulative amount of losses allocated to such Partners pursuant to this clause (ii) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(ii) of the WDOP Partnership Agreement;

          (iii) third, to the Class B Preferred Limited Partners, in proportion to their respective Percentage Interests until the amount of losses allocated pursuant to this clause (iii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) the aggregate amount of the portion of their Capital Account balances on the Effective Date attributable to Class B Preferred OP Units, (II) the aggregate Capital Contributions made by such Partners subsequent to the Effective Date in respect of their Class B Preferred OP Units, and (III) the cumulative amount of profits allocated to them pursuant to Section 5.3(a)(i) of the WDOP Partnership Agreement over (B) the sum of (I) the cumulative amount of losses allocated to such Partners pursuant to this clause (iii) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(i) of the WDOP Partnership Agreement; and

          (iv) thereafter, 1% to the Company, as general partner of WDOP, and 99% to the Limited Partners (other than the Class B Limited Partners) in accordance with their Percentage Interests.

     In addition to the allocations described above, commencing on the first day of the month following the first anniversary of the Effective Date, the WDOP Partnership Agreement provides for a special allocation of depreciation to the Class B Common Limited Partners who continue to be Class B Common Limited Partners on December 31 of the taxable year in respect of which such special allocation is to be made.

     Status of Limited Partners. The power to participate in the management and control of WDOP business, the power to transact WDOP business and the power to act for and bind WDOP is vested solely in the Company, as general partner, and no limited partner of WDOP will be bound by or personally liable for the expenses, liabilities or obligations of WDOP other than those required by statute. The Company may not be removed as general partner with or without cause. All management powers are vested exclusively in the Company, including, without limitation:

     (1) The making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of WDOP;

     (2) The acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any properties of WDOP;

     (3) The use of the assets of WDOP and affiliates of WDOP controlled by WDOP for any purpose consistent with the terms of the WDOP Partnership Agreement;

     (4) The management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by WDOP either directly or through one or more contractors;

     (5) The distribution of WDOP cash or property in accordance with the WDOP Partnership Agreement;

     (6) Holding, managing, investing and reinvesting cash and other assets of WDOP;

     (7) The formation of, or acquisition of an interest in, and the contribution of property to, any other limited or general partnerships, joint venture or other relationship that it deems desirable;

     (8) The exercise of any of the powers of the general partner enumerated in the WDOP Partnership Agreement on behalf of or in connection with any other person in which WDOP has a direct or indirect interest, or jointly with any other persons;

     (9) The making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Company for the accomplishment of any of the powers of the Company enumerated in the WDOP Partnership Agreement;

     (10) The merger, consolidation or other combination of WDOP with any other person; and

     (11) The undertaking of any action necessary to admit any person as an additional or substitute limited partner pursuant to the terms of the WDOP Partnership Agreement.

     The Company, as general partner, may file amendments to and restatements of the WDOP Partnership Agreement to the extent that the Company determines such action to be reasonable and necessary or appropriate and provided that it is not inconsistent with any provision of the WDOP Partnership Agreement. The Company can also prevent acts which it believes, in its sole and absolute discretion,
(i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the Company to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation.

     As the sole general partner, the Company will have full authority to conduct the business of WDOP, provided that without the consent of Class B Limited Partners holding a majority of the partnership interests in WDOP then held by such partners, the Company may not execute "Major Actions." Major Actions include:

     1. The sale, exchange, transfer or other disposition of certain properties prior to the third anniversary of the effective date of WDOP Partnership Agreement;

     2. The commencement by WDOP of a voluntary case under any applicable bankruptcy law in effect at or after the effective date of the WDOP Partnership Agreement;

     3. The taking of any action that makes it impossible for WDOP to fulfill its stated purpose;

     4.  Withdrawal of the Company as general partner of WDOP; and

     5. Effecting a dissolution of WDOP prior to the tenth anniversary after the effective date of the WDOP Partnership Agreement.

     WDOP has established a special committee (the "Special Committee") consisting of two members appointed by the Company, as general partner, and two members appointed by the Class B Limited Partners. The purpose of the Special Committee is to approve transactions between WDOP and affiliated entities and other Partnership decisions that could affect the Class B Limited Partners. The WDOP Partnership Agreement requires the Company obtain the Special Committee's approval of the following matters:

     1. Determination of the fair market value of certain in-kind contributions and distributions of property;

     2. Lending or contributing funds or other assets of WDOP to persons in which WDOP has an equity investment; and

     3. Transfers of WDOP assets to joint ventures, other partnerships, corporations or other business entities in which WDOP is or thereby becomes a participant.

     Members of the Special Committee do not receive compensation for their service on such committee. The Special Committee will terminate on the first date on which the percentage of interest in WDOP owned by the Class B Limited Partners is reduced below 33.33%.

     Capital Contributions. The Company, as general partner, is generally authorized to issue such additional partnership interests (but without rights, powers and duties senior to the Common OP Units or Preferred OP Units) as it shall determine, in its sole and absolute discretion.

     No partner has the right to demand the return of its capital contribution or that interest be paid on its capital contribution. Preemptive, preferential or similar rights with respect to (i) additional capital contributions or (ii) the issuance or sale of WDOP interests are expressly denied.

     Transfers of Partnership Interests; Withdrawal from WDOP. The Company, as general partner, must have approval of a majority in interest of the limited partners of WDOP to transfer its interest, except for transfers to affiliates, transfers by consolidation or merger or acquisitions of the Company. The consent of the Company is required for any limited partner of WDOP to transfer its interest in WDOP other than transfers to affiliates of such transferee, which require no consent. The term "transfer" includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     Limited partners of WDOP may withdraw from WDOP only by transfer of their interest in WDOP. Upon transfer of a limited partner's interest in WDOP and upon the admission of all assignees to WDOP, such limited partner immediately ceases to be a limited partner of WDOP.

     WDOP has the right to redeem each Preferred OP Unit, on or after the tenth anniversary of the effective date of the WDOP Partnership Agreement, for cash equal to the sum of (i) $25.00 and (ii) the portion of any unpaid distributions relating to the redeemed Preferred OP Unit.

     Dissolution. WDOP will dissolve and its affairs will be wound-up upon the first to occur of the following:

     1.  The expiration of WDOP's stated term on December 31, 2017;

     2.  An event of withdrawal of the Company as general partner;

     3. An election to dissolve (prior to the tenth anniversary of the effective date of the WDOP Partnership Agreement) WDOP made by the Company as general partner with the approval of all of the limited partners;

     4. An election to dissolve made by the Company as general partner after the tenth anniversary of the effective date of the WDOP Partnership Agreement and following 20 days after notice is given to the limited partners;

     5.  The entry of a decree of judicial dissolution of WDOP;

     6. The sale or disposition of all or substantially all of the assets and properties of WDOP pursuant to the terms of the WDOP Partnership Agreement;

     7.  The bankruptcy of the Company; and

     8. A change in the Code, regulations and/or administrative rulings of the Internal Revenue Service to the effect that ownership of WDOP interests by the Company, WDN Properties, Inc. or their affiliates will likely cause the Company to fail to qualify as a REIT.

     The proceeds from winding-up the operations of WDOP will be applied and distributed in the following order:

     1. First, to the payment and discharge of all of WDOP's debts and liabilities to creditors other than partners;

     2. Second, to the payment and discharge of all of WDOP's debts and liabilities to partners; and

     3. The balance, if any, to and among the partners of WDOP pro rata in accordance with the positive balances of their capital accounts, after giving effect to all contributions, distributions, and allocations for all periods.

POLICIES OF WDOP

     As the general partner of WDOP, the Company controls the operations and policies of WDOP, except as otherwise provided by law or the WDOP Partnership Agreement. The Company operates WDOP in a manner consistent with operations and policies of the Company. See "The Company" and "Policies with Respect to Certain Activities."

REAL ESTATE

     WDOP, directly or indirectly through its affiliates, holds title to 104 of the Properties owned by the Company. These Properties are indicated with an asterisk on the property information table entitled "Apartments Owned" on pages 38 through 42 of this Prospectus.

TAX TREATMENT OF WDOP

     General. In general, a partnership is treated as a "pass-through" entity for Federal income tax purposes and thus is not subject to Federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and credits ("Partnership Tax Items") for each taxable year during which he continues to be a partner, regardless of whether such partner receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner's allocable share of such item is governed by the terms of the partnership agreement.

     Accordingly, for each taxable year during which a WDOP limited partner continues to hold Units, such partner will be (i) required to include in income his allocable share of any WDOP income or gain and (ii) entitled to deduct his allocable share of any WDOP deductions or losses, subject to certain limitations imposed upon the deductibility of partnership losses discussed below under the heading "Loss Limitations."

     Cash Distributions. Cash distributions received from a partnership do not necessarily correlate with income, if any, earned by the partnership as determined for Federal income tax purposes. Thus, a partner's Federal income tax liability in respect of his allocable share of partnership taxable income for a particular taxable year may exceed the amount of cash, if any, distributed by the partnership to the partner during such year.

     If cash distributions, including a "deemed" cash distribution resulting from a reduction of certain WDOP liabilities as discussed below, received by a WDOP limited partner in any taxable year exceed his allocable share of WDOP's taxable income for the year, the excess will constitute, for Federal income tax purposes, a return of capital, to the extent of such partner's Adjusted Tax Basis in his Units, which will not be subject to tax. If a WDOP limited partner's Adjusted Tax Basis in his Units is reduced to zero, a subsequent cash distribution or "deemed" cash distribution received by such partner will be subject to tax generally as capital gain, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the Adjusted Tax Basis of the WDOP limited partner's Units as determined generally at the end of the taxable year during which such distribution is received.

     A decrease in a WDOP limited partner's share of WDOP liabilities resulting from the payment or other settlement of such liabilities is generally treated, for Federal income tax purposes, as a deemed cash distribution. WDOP may determine to pay down certain direct obligations of WDOP or obligations of its lower tier partnerships. Accordingly, as a result of such liability reduction, it is possible that a WDOP limited partner may be treated as receiving a hypothetical distribution of cash resulting from a decrease in a such partner's share of WDOP liabilities.

  Special Allocations of Partnership Tax Items.

     Section 704(c) Gain. Generally, under section 704(c) of the Code, when a partner contributes appreciated property to a partnership and the partnership subsequently disposes of the contributed property in a taxable transaction, the gain recognized as a result of such disposition will be specially allocated to the contributing partner in an amount equal to the lesser of (i) the excess of the fair market value of such property at the time of contribution over the contributing partner's adjusted tax basis in the property at such time (i.e., "built-in gain") or (ii) the gain recognized by the partnership upon the disposition of the property. Accordingly, if WDOP determines to cause the Partnership to dispose of Partnership property in a taxable transaction, which property constitutes built-in gain property held by the Partnership on the Effective Date, gain from such taxable disposition will be specially allocated to the Limited Partner to the extent of his allocable share of the built-in gain in respect of such property. Although the WDOP Partnership Agreement generally prohibits WDOP from causing the Partnership to dispose of built-in gain property during the three-year period commencing with the Effective Date, WDOP will thereafter be free to dispose of any such property in a taxable disposition, thereby triggering a special allocation of built-in gain to the contributing Limited Partners. See "Description of the Offer -- The WDOP Partnership Agreement -- Status of Limited Partners" above.

     Other Special Allocations. Commencing on the first day of the month following the first anniversary of the Effective Date, the WDOP Partnership Agreement provides for a special allocation of depreciation to the Class B Common Limited Partners who continue to be Class B Common Limited Partners on December 31 of the taxable year in respect of which such special allocation is to be made. See "Description of the Offer -- The WDOP Partnership
Agreement -- Tax Allocations" above. No assurance can be given that the IRS would not challenge such special allocations. Accordingly, such Unit holders are urged to consult with their tax advisors with respect to this issue.

LOSS LIMITATIONS

     Basis Limitation. To the extent that a WDOP limited partner's allocable share of deductions and losses exceeds his Adjusted Tax Basis in his Units at the end of the taxable year in which such losses flow through, the excess losses cannot be used, for Federal income tax purposes, by the WDOP limited partner in such year. Such excess losses may, however, be used in the first succeeding taxable year in which, and to the extent that, there is an increase in such partner's Adjusted Tax Basis in his Units, but only to the extent permitted under the "at risk" and passive activity loss rules discussed below.

     Passive Activity Loss Limitation Rules. Generally, an investment in the Units by a WDOP Limited Partner received in an exchange for an Interest will be treated as an investment in a passive activity for purposes of the passive activity loss limitation rules. See "-- Rules Applicable to All Limited Partners Exchanging Interests Pursuant to the Offer -- Passive Activity Losses" above. Under the passive activity loss rules, a WDOP limited partner who is an individual investor, as well as certain other types of investors, will not be able to use losses from WDOP to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the WDOP limited partner in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the application of the at risk limitation rules discussed below, upon a taxable disposition of all of the Units by the WDOP limited partner.

     If WDOP were to be treated as a "publicly traded partnership," as discussed below under the heading "Publicly Traded Partnership Considerations," the passive activity loss rules would be applied separately to an investment in the Units. Accordingly, passive activity losses generated by other passive activity investments held by a WDOP limited partner, as well as passive activity loss carryovers including any passive activity loss carryovers attributable to an Interest, could not be used to offset such partner's allocable share of income generated by WDOP. In addition, passive activity losses generated by WDOP and allocated to a WDOP limited partner could not be used to offset any passive activity income generated by other passive activity investments held by a WDOP limited partner.

     "At Risk" Limitation Rules.  Under the "at risk" limitation rules of section 465 of the Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for Federal income tax purposes, in respect of a loss from an activity, to the extent that the loss exceeds the aggregate dollar amount that the taxpayer has "at risk" in respect of such activity at the close of the taxable year. The at risk limitation rules do not apply to losses arising from any activity which constitutes "the holding of real property" with respect to qualified non-recourse financing, the holding of a Unit should constitute. Accordingly, WDOP does not expect that WDOP limited partners will be subject to the at risk limitation rules.

     Publicly Traded Partnership Considerations. Under the publicly traded partnership Treasury Regulations, a partnership will be treated as a "publicly traded partnership" if partners are "readily able" to sell or exchange their partnership interests in a "manner that is comparable" to trading on an established securities market. Subject to certain exceptions, a partnership that is treated as a publicly traded partnership will not be treated as a "pass-through" entity for Federal income tax purposes and will be subject to tax as if it were a regular corporation.

     Although it is unclear whether the right of a WDOP limited partner to exchange Units for Walden Securities pursuant to the Exchange Right would cause WDOP to be classified as a publicly traded partnership, WDOP presently intends to take the position that the Exchange Right does not cause WDOP to be classified as a publicly traded partnership. If WDOP were to be classified as a publicly traded partnership, WDOP believes that it would still continue to be subject to treatment as a "pass-through" entity for Federal income tax purposes, and not subject to tax as if it were a corporation, under an exception that is available to partnerships, such as WDOP, that engage principally in real estate activities. Accordingly, in order to preserve its status as a "pass-through" entity for Federal income tax purposes, WDOP intends to adopt a method of operation that will enable it to qualify, on an ongoing basis, for the real property exception available to publicly traded partnerships.

WDOP PARTNERSHIP INTERESTS

     Class A Limited Partners. The sole Class A Limited Partner is WDN Properties, Inc., a New York corporation and direct, wholly-owned subsidiary of the Company. After payment of the Class B Common Distribution and the Class B Preferred Distribution described below, the Class A Limited Partners are entitled to receive a distribution of 99% of the cash available for distribution under the Partnership Agreement. The Company, as general partner of WDOP, is entitled to receive a distribution of 1% of the remaining cash available, if any.

     Class B Limited Partners. The Class B Limited Partners consist of the former partners of the Drever Partnerships who received either Class B Common Units ("Common OP Units") or Class B Preferred Units ("Preferred OP Units"), or a combination thereof, in exchange for their interests in the Drever Partnerships.

     Common OP Units. Holders of Common OP Units are entitled to receive the "Class B Common Distribution." The Class B Common Distribution is equal to the product of (i) the aggregate number of outstanding Common OP Units, (ii) the "conversion factor" (currently equal to 1.0), and (iii) the dividend associated with the Common Stock of the Company which has a record date which is the same as WDOP's record date. The "conversion factor" may be adjusted in the event the Company (a) declares a dividend or other distribution on the Common Stock payable in Common Stock, (b) subdivides (by reclassification or otherwise) the outstanding shares of Common Stock, or (c) combines (by reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares. See "The WDOP Partnership Agreement -- Distributions" above.

     Preferred OP Units. Holders of Preferred OP Units are entitled to receive the "Class B Preferred Distribution." The Class B Preferred Distribution is equal to (i) with respect to each fiscal quarter during which there was not at least one share of Redeemable Preferred Stock issued and outstanding on each day of such fiscal quarter, the product of (a) the aggregate number of outstanding Preferred OP Units, and (b) $0.5625; or (ii) with respect to each fiscal quarter during which there was at least one share of Redeemable Preferred Stock issued and outstanding on each day of such fiscal quarter, the product of (x) the aggregate number of outstanding Preferred OP Units, and (y) the preferred dividend associated with the Redeemable Preferred Stock which has a record date which is the same as the record date for the Preferred OP Units. See "The WDOP Partnership Agreement -- Distributions" above.
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

                              PLAN OF DISTRIBUTION

     On October 1, 1997, the Company completed the acquisition (the "Drever Transaction") of 79 apartment properties (the "Drever Properties"), previously owned by partnerships (the "Drever Partnerships") of which Drever Partners, Inc. ("Drever") and certain of its affiliates were the general partners (the "General Partners"). In connection with the acquisition of the Drever Properties and the operations of the General Partners, a newly formed partnership subsidiary of the Company, Walden/Drever Operating Partnership, L.P. ("WDOP"), issued to the partners of the Drever partnerships approximately $94.7 million in cash, 10,322,397 common units of beneficial ownership in WDOP (the "Common OP Units") and 1,999,909 preferred units of beneficial interest in WDOP (the "Preferred OP Units" and, collectively with the Common OP Units, the "Units"). As set forth in the WDOP Partnership Agreement, each Common OP Unit is exchangeable on or after October 1, 1998 for one share of Common Stock, plus any distributions currently due or not previously paid on account of the exchanged Common OP Unit. The WDOP Partnership Agreement additionally provides that the Preferred OP Units are exchangeable, subject to certain conditions, on or after October 1, 1998 for one share of Redeemable Preferred Stock (plus any distributions currently due or not previously paid on account of the exchanged Preferred OP Unit) and three and one-third Series B Warrants, each of which is exercisable for one-third of a share of Common Stock at an exercise price of $26.875 per share. The number of shares of Common Stock, Redeemable Preferred Stock issuable upon exchange of Units is subject to adjustment to give effect to the following events affecting the Company's equity securities:

          (i) Payment of dividends, subdividing of outstanding shares, combination of outstanding shares into a smaller number of shares or issuance of shares in a reclassification;

          (ii) A distribution by the Company of evidences of indebtedness or assets, options, subscription rights or warrants to holders of Common Stock or Redeemable Preferred Stock; and

          (iii) Any capital reorganization of the Company, any reclassification of the Common Stock or the Redeemable Preferred Stock, a consolidation or merger of the Company with another entity or the sale of substantially all of the properties and assets of the Company.

     If the Company is a party to a consolidation or merger with another entity, or the sale of substantially all of the properties and assets of the Company occurs, the right to exchange Units for shares of Common Stock or Redeemable Preferred Stock and Series B Warrants will become a right to exchange such Units for securities, cash or other assets of Walden or such other entity.

                          PROCEDURE TO EXCHANGE UNITS

GENERAL

     The tender by of Units pursuant to the procedure set forth below will constitute an agreement between the tendering Unitholder and the Company in accordance with the terms and subject to the conditions set forth herein and in the notice of exchange (the "Exchange Notice") delivered to each Unitholder. All questions as to the form of all documents and the validity, eligibility, and acceptance of tendered Units will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent exchanges of Units will not be considered valid. The Company expressly reserves the absolute right to reject any and all proposed exchanges not in proper form and to determine whether the proposed exchange would be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any defect or irregularity of a proposed exchange as to particular Units. Neither the Company nor Boston EquiServe L.P., the exchange agent for this transaction, or any other person, will be under any duty to give notification of any defects or irregularities in proposed exchanges or will incur any liability for failure to give any such notification. No proposed exchange will be deemed to have been validly made until all defects and irregularities with respect to such tendered Units have been cured or waived. Any Units received by the exchange agent that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the exchange agent to the appropriate Unitholder as soon as practicable.

     A Unitholder may not tender Units for exchange unless such Unitholder tenders at least (i) 100 Units, or (ii) if the Unitholder holds less than 100 Units, the total number of Units held by such Unitholder. The Company will not issue fractional shares of Common Stock or Redeemable Preferred Stock in connection with any exchange. The portion of any exchange that would constitute a fractional share will be paid in cash based upon the then current market price of the Common Stock or the Redeemable Preferred Stock, whichever is applicable.

     For a Unitholder to validly tender Units for exchange, the Unitholder must deliver a properly completed and duly executed Exchange Notice (or a facsimile thereof), and all other documents required by the Exchange Notice, including any certificates representing Units, to Boston Equiserve L.P., the exchange agent, at one of the following addresses:


  BankBoston, N.A.                                     BankBoston, N.A.
  Attn: Corporate Reorganization                       Attn: Corporate Reorganization
  P.O. Box 8029                                        150 Royall Street
  Boston, MA 02266-8029                                Canton, MA 02021
  Securities Transfer & Reporting Services, Inc
  c/o Boston EquiServe LP
  100 William St./Galleria
  NY, NY 10038

The method of delivery of the Exchange Notice and Unit certificates is at the option and risk of the exchanging Unitholder. Once submitted for exchange, an Exchange Notice may not be withdrawn by a Unitholder. The determination to exchange Units is solely at the option of the respective Unitholder, except for those Unitholders which are identified as "Class B-TE Limited Partners" (tax-exempt entities) in the WDOP Partnership Agreement.

DELIVERY OF EXCHANGE NOTICE AND CERTIFICATES

     If the certificates representing Units are registered in the name of a person other than the person who signs the related Exchange Notice, then, in order to tender such Units for exchange, the certificates representing such Units must be endorsed exactly as the name or names of the registered owner or owners appear on the certificates. If the Exchange Notice is signed by a beneficial owner who is not either (a) the registered owner of such Units, or
(b) the agent thereof duly appointed by written proxy delivered to the Exchange Agent, the registered owner must instead complete and sign the Exchange Notice.

     Any beneficial owner whose Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Units for exchange should contact such registered holder and instruct such registered holder to tender Units for exchange on such beneficial owner's behalf. If such beneficial owner wishes to tender such Units himself, such beneficial owner must, prior to completing and executing the Exchange Notice and delivering the Units, make appropriate arrangements to register ownership of the Units in such beneficial owner's name. The transfer of record ownership may take a considerable amount of time.

     EXCHANGE NOTICES, CERTIFICATES REPRESENTING UNITS, AND ANY OTHER REQUIRED DOCUMENTS, SHOULD BE SENT TO THE EXCHANGE AGENT ONLY AND NOT TO THE COMPANY.

     THE METHOD OF DELIVERY OF THE EXCHANGE NOTICE, CERTIFICATES REPRESENTING UNITS, AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE UNITHOLDER AND DELIVERY WILL BE DEEMED MADE WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF EFFECTING DELIVERY BY MAIL IT IS RECOMMENDED THAT UNITHOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

LOST OR MISSING CERTIFICATES

     If a Unitholder desires to tender Units for exchange, but the certificate(s) evidencing such Units have been mutilated, lost, stolen or destroyed, such Unitholder should write to or telephone the Company concerning the procedures for obtaining replacement certificates for such Units or arranging for indemnification or any other matter that requires handling by the Company's Transfer Agent.

                      TAX CONSEQUENCES OF EXCHANGING UNITS

GENERAL

     The following discussion summarizes certain federal income tax considerations that may be relevant to a Unitholder should he exercise his Exchange Right, is based on current law, is for general information only, and is not tax advice. This discussion is based on current law, is for general information only, and should not be considered tax advice. This discussion does not purport to address all aspects of taxation which may be relevant to individual Unitholders in light of their personal investment or tax circumstances, or to certain types of Unitholders which are subject to special treatment under the federal income tax laws. In addition, the discussion below does not address state, local, foreign or other tax considerations. Each Unitholder should consult his personal tax advisor.

     A Unitholder must notify the Company of its desire to exchange Units. A Unitholder may not exercise his Exchange Right for less than 100 Units or, if such Unitholder holds less than 100 Units, all of the Units held by such Unitholder. A Unitholder is not entitled to exchange his Units if the delivery of Walden Securities would be prohibited under the provisions of the WDOP Partnership Agreement to protect the Company's qualification as a REIT.

TAX CONSEQUENCES OF EXCHANGE

     Tax Treatment of Exchange of Units. If a Unit is exchanged for Walden Securities pursuant to the "Procedure to Exchange Units", such exchange will be treated as a sale of the Unit. The gain or loss from such sale will be equal to the difference between the amount realized for tax purposes and the adjusted tax basis in the Unit. See "-- Basis of Units." Upon the sale of a Unit, the amount realized will be equal to the sum of the fair market value of the Walden Securities at the time received, plus the amount of any WDOP liabilities allocable to the Unit immediately prior to its sale. To the extent that the amount realized exceeds a Unitholder's adjusted tax basis in the Unit exchanged, such Unitholder will recognize gain. It is possible that the amount of gain recognized or the tax liability resulting from such gain could exceed the value of the Walden Securities received upon such disposition.

     Except as described below, any gain recognized upon a sale or other disposition of Units will be treated as gain attributable to the sale or disposition of a capital asset. Such gain will generally be considered a capital gain. Except as provided below, if the Units have been held for more than one year, such gain will be subject to a tax rate of 20%, except that the portion of the gain attributable to real estate depreciation deductions will be subject to a 25% tax rate. However, to the extent that the amount realized upon the sale of a Unit attributable to a Unitholder's share of "unrealized receivables" of WDOP (as defined in Section 751 of the Code) exceeds the basis attributed to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in WDOP income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if WDOP had sold its assets at their fair market value at the time of the transfer of a Unit. The Company does not presently anticipate that any portion of the amount realized by a Unitholder in an exchange of Units will be attributable to such unrealized receivables.

     Basis of Units. The basis used to determine a gain or loss on the exchange of the Unit(s) should include the sum of (i) the Unitholder's adjusted tax basis (apportioned to such Unit if not all Units are being exchanged) plus (ii) the tax basis of the Exchange Right. In general, a Unitholder who acquired his Units by contribution of a partnership interest to WDOP had an initial tax basis in his Units ("Initial Basis") equal to

(a) the sum of his adjusted tax basis in such transferred interest plus any gain recognized in the exchange and (b) reduced by cash, if any, received in the exchange and the fair market value of the Exchange Right. Unitholders are urged to consult their own tax advisors regarding their Initial Basis. A Unitholder's Initial Basis in his Units is generally increased by (i) such Unitholder's share of WDOP taxable and tax exempt income and (ii) increases in such Unitholder's allocable share of liabilities of WDOP (including any increase in his share of liabilities occurring in connection with the acquisition of his Units). Generally, such Unitholder's basis in his Units is decreased (but not below zero) by (i) such Unitholder's share of WDOP distributions, (ii) decreases in such Unitholder's allocable share of liabilities of WDOP (including any decrease in his share of liabilities of the WDOP occurring in connection with the acquisition of his Units), (iii) such Unitholder's share of losses and deductible expenses of WDOP and (iv) such Unitholder's share of nondeductible expenditures of WDOP that are not chargeable to his capital account. For purposes of determining a Unitholder's adjusted tax basis in the Units immediately prior to the exchange of such Units for Walden Securities, his adjusted tax basis in such Units will include his allocable share of WDOP gain or loss for the taxable year.

     In the event a Unitholder disposes of less than all of his Units, the Adjusted Tax Basis in his Units will be allocated between that portion of the Units which are sold and the portion of the Units such Unitholder continues to hold on the basis of each such Unit's respective fair market value.

     A Unitholder who exchanges Units for Walden Securities pursuant to the Exchange Right will have an initial basis in such securities equal to their fair market value on the date received.

     Differences between Units and Walden Securities. If a Unitholder exchanges his Units for Walden Securities pursuant to the "Procedure to Exchange Units," the Unitholder will become a stockholder of the Company rather than a holder of Units in WDOP. The nature of an investment in Walden Securities is generally economically equivalent to an investment in Units of WDOP. There are, however, differences between ownership of Units and Walden Securities. WDOP is taxed as a partnership. Generally each Unitholder includes on his individual income tax return as income, gain, deduction or loss his distributive share of WDOP's items. Distributions to the Unitholder by WDOP are generally not taxable to the Unitholder except to the extent such distributions exceed the Unitholder's basis in such Unitholder's Units. In contrast the Company is a corporation taxed as a REIT. Stockholders do not include on their returns a portion of the Company's income or gain. Stockholders also may not include in their individual income tax returns either their distributive share or any amount of the net operating losses or capital losses of the Company. As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings and profits will be taken into account by such stockholder as ordinary income.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Walden Securities, including the validity of the Walden Securities, will be passed upon for the Company by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements of Walden Residential Properties, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and the related financial statement schedule as of December 31, 1997 and the combined financial statements of Drever Partners, Inc. and affiliates as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

WALDEN RESIDENTIAL PROPERTIES, INC.

Financial Statements for the six months ended June 30, 1998
  and 1997:
  Condensed Consolidated Balance Sheets as of June 30, 1998
     (Unaudited) and December 31, 1997......................   F-2
  Condensed Consolidated Statements of Income for the three
     months and six months ended June 30, 1998 and 1997
     (Unaudited)............................................   F-3
  Condensed Consolidated Statements of Cash Flows for the
     six months ended June 30, 1998 and 1997 (Unaudited)....   F-4
  Notes to the Condensed Consolidated Financial Statements
     (Unaudited)............................................   F-5
Financial Statements for the years ended December 31, 1997,
  1996 and 1995:
  Independent Auditors' Report..............................  F-11
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................  F-12
  Consolidated Statements of Income for each of the three
     years ended December 31, 1997..........................  F-13
  Consolidated Statements of Stockholders' Equity for each
     of the three years ended December 31, 1997.............  F-14
  Consolidated Statements of Cash Flows for each of the
     three years ended December 31, 1997....................  F-15
  Notes to Consolidated Financial Statements................  F-17
Pro Forma Financial Statements (Unaudited):
  Pro Forma Condensed Consolidated Statement of Income for
     the year ended December 31, 1997.......................  F-37
  Notes to Pro Forma Condensed Consolidated Statement of
     Income (Unaudited).....................................  F-38
DREVER PARTNERS, INC. AND AFFILIATES
Financial Statements for the years ended December 31, 1996,
  1995 and 1994 and the six months ended June 30, 1997:
  Independent Auditors' Report..............................  F-39
  Combined Balance Sheets as of December 31, 1996 and 1995
     and June 30, 1997 (Unaudited)..........................  F-40
  Combined Statements of Operations for each of the three
     years ended December 31, 1996 and the six months ended
     June 30, 1997 and 1996 (Unaudited).....................  F-41
  Combined Statements of Partners'/Stockholders' Equity for
     each of the three years ended December 31, 1996 and the
     six months ended June 30, 1997 (Unaudited).............  F-42
  Combined Statements of Cash Flows for each of the three
     years ended December 31, 1996 and the six months ended
     June 30, 1997 and 1996 (Unaudited).....................  F-43
  Notes to Combined Financial Statements....................  F-44
FINANCIAL STATEMENT SCHEDULE AS OF DECEMBER 31, 1997
  The following financial statement supplementary schedule
of the Registrant and its subsidiaries required to be
included in Item 27 is listed below:
Schedule III -- Real Estate and Accumulated Depreciation....   S-1

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                JUNE 30, 1998    DECEMBER 31, 1997
                                                                -------------    -----------------
                                                                (UNAUDITED)
ASSETS
Real estate assets, at cost
  Land......................................................     $  170,673         $  173,635
  Buildings.................................................      1,326,300          1,333,978
                                                                 ----------         ----------
                                                                  1,496,973          1,507,613
  Less: Accumulated depreciation............................        (98,316)           (74,584)
                                                                 ----------         ----------
                                                                  1,398,657          1,433,029
Real estate assets held for sale............................         43,476                 --
Rent and other receivables ($1.5 million related party at
  June 30, 1998)............................................          3,696              1,613
Prepaid and other assets....................................          7,542              6,903
Deferred financing costs, net...............................          8,648              6,603
Cash and cash equivalents...................................          6,524              9,757
Restricted cash:
  Escrow deposits...........................................         16,260              9,047
  Additional collateral on loans............................          2,850              2,520
                                                                 ----------         ----------
  Total assets..............................................     $1,487,653         $1,469,472
                                                                 ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................     $  461,261         $  428,354
  Unsecured term loan.......................................        200,000            200,000
  Unsecured credit facility.................................         85,000             74,000
  Accrued real estate taxes.................................         18,214             22,571
  Accounts payable..........................................         11,054             13,648
  Accrued expenses and other liabilities....................         16,113             13,377
  Preferred distribution payable to minority interests......            391                391
                                                                 ----------         ----------
  Total liabilities.........................................        792,033            752,341
Commitments and contingencies (Note 8)
Minority interests..........................................        314,922            321,916
Stockholders' equity:
  Preferred stock...........................................             57                 57
  Common stock..............................................            182                180
  Additional paid in capital................................        458,936            456,842
  Officers and directors notes for stock purchases..........         (8,823)            (5,263)
  Deferred compensation on restricted stock.................         (1,417)            (1,404)
  Distributions in excess of net income.....................        (68,237)           (55,197)
                                                                 ----------         ----------
  Total stockholders' equity................................        380,698            395,215
                                                                 ----------         ----------
  Total liabilities and stockholders' equity................     $1,487,653         $1,469,472
                                                                 ==========         ==========

           See Notes to Condensed Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                  (UNAUDITED)

                                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                                          JUNE 30,              JUNE 30,
                                                     ------------------    -------------------
                                                      1998       1997        1998       1997
                                                     -------    -------    --------    -------
REVENUES
  Rental income..................................    $66,650    $33,071    $132,557    $64,587
  Other property income..........................      2,742      1,333       5,288      2,605
  Interest income................................        363        346         724        849
                                                     -------    -------    --------    -------
  Total revenues.................................     69,755     34,750     138,569     68,041
                                                     -------    -------    --------    -------
EXPENSES
  Property operating and maintenance.............     23,249     11,444      45,761     22,013
  Real estate taxes..............................      6,950      3,412      13,898      6,561
  General and administrative.....................      2,866      1,972       5,701      3,394
  Interest.......................................     13,374      5,244      26,688     10,121
  Amortization...................................        252        200         485        411
  Depreciation...................................     14,701      6,793      29,035     13,121
                                                     -------    -------    --------    -------
     Total expenses..............................     61,392     29,065     121,568     55,621
                                                     -------    -------    --------    -------
Income before extraordinary item and income
  allocated to minority interests................      8,363      5,685      17,001     12,420
Extraordinary loss on debt extinguishment........        (80)        --        (104)        --
                                                     -------    -------    --------    -------
Income before income allocated to minority
  interests......................................      8,283      5,685      16,897     12,420
Income allocated to minority interests...........     (2,769)      (395)     (5,667)      (800)
                                                     -------    -------    --------    -------
     Net income..................................      5,514      5,290      11,230     11,620
Preferred distributions..........................     (3,280)    (3,311)     (6,560)    (6,623)
                                                     -------    -------    --------    -------
Net income available to common stockholders......    $ 2,234    $ 1,979    $  4,670    $ 4,997
                                                     =======    =======    ========    =======
Basic net income per share.......................    $  0.12    $  0.11    $   0.25    $  0.29
                                                     =======    =======    ========    =======
Diluted net income per share.....................    $  0.12    $  0.11    $   0.25    $  0.29
                                                     =======    =======    ========    =======
Basic weighted average number of common shares
  outstanding....................................     18,488     17,502      18,384     17,329
                                                     =======    =======    ========    =======
Diluted weighted average number of common shares
  and common share equivalents outstanding.......     18,632     17,623      18,554     17,486
                                                     =======    =======    ========    =======

           See Notes to Condensed Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                               ------------------
                                                                 1998      1997
                                                               --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $ 11,230   $11,620
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Income allocated to minority interests....................      5,667       800
  Depreciation and amortization.............................     29,520    13,532
  Amortization of deferred compensation on restricted
     stock..................................................        123       108
  Amortization of prepaid interest expense..................        608        --
  Extraordinary loss on debt extinguishment.................        104        --
  Net effect of changes in operating accounts:
  Escrow deposits...........................................     (7,213)     (751)
  Other assets..............................................     (3,009)   (1,301)
  Accrued real estate taxes.................................     (4,357)     (935)
  Accounts payable..........................................     (3,848)     (222)
  Other liabilities.........................................      2,736       397
                                                               --------   -------
          Net cash provided by operating activities.........     31,561    23,248
                                                               --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of real estate assets............................     (5,082)  (52,371)
  Real estate asset additions...............................    (20,207)  (14,926)
                                                               --------   -------
          Net cash used in investing activities.............    (25,289)  (67,297)
                                                               --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from stock issuance, net of issuance costs.......     12,402    15,968
  Purchase of the Company's common stock....................    (14,002)       --
  Purchase of minority interest securities..................       (130)       --
  Distributions paid........................................    (37,306)  (23,424)
  Proceeds from mortgage notes payable and credit
     facility...............................................    172,903    35,350
  Payment of mortgage notes payable and credit facility.....   (137,155)   (6,000)
  Payment of financing costs................................     (3,240)      (91)
  Additional collateral on loans............................       (330)       --
  Principal reductions of debt..............................     (2,647)   (1,656)
                                                               --------   -------
          Net cash provided by (used in) financing
           activities.......................................     (9,505)   20,147
                                                               --------   -------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (3,233)  (23,902)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............      9,757    29,720
                                                               --------   -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................   $  6,524   $ 5,818
                                                               ========   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................   $ 23,671   $ 9,781
                                                               ========   =======

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Accrued real estate asset additions.......................   $  1,722   $   345
                                                               ========   =======
  Mortgages assumed.........................................   $ 10,806   $    --
                                                               ========   =======
  Notes receivable for officer and director stock
     purchases..............................................   $  3,560   $    --
                                                               ========   =======
  Deferred compensation on restricted stock.................   $    136   $ 2,571
                                                               ========   =======
  Distribution payable to minority interest holders.........   $    391   $   391
                                                               ========   =======
  Minority interest securities issued.......................   $    505   $ 1,050
                                                               ========   =======

           See Notes to Condensed Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

1.   INTERIM UNAUDITED FINANCIAL INFORMATION

     Walden Residential Properties, Inc. (the "Company") is a self-administered and self-managed real estate company operated as a real estate investment trust, as defined under the Internal Revenue Code of 1986, as amended. As of June 30, 1998, the Company owned 156 multifamily properties, containing 42,858 apartment units, located primarily in the Southwest and Southeast regions of the United States.

     The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein for the year ended December 31, 1997. The accompanying interim unaudited condensed consolidated financial information has been prepared pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the annual financial statements have been condensed or omitted pursuant to rules and regulations of the SEC. Management believes that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company and its subsidiaries as of June 30, 1998 and the consolidated results of their operations for the three and six months ended June 30, 1998 and 1997 and consolidated cash flows for the six months ended June 30, 1998 and 1997, have been included. The consolidated results of operations for the three and six months ended June 30, 1998 are not necessarily indicative of the results for the full year.

     As of June 30, 1998, the Company had six apartment properties held for sale. Management has determined that such properties do not match the Company's long-term investment strategies. (See Note 8)

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (the "Statement"), which establishes standards for accounting and reporting for derivative instruments. SFAS No. 133 is effective for periods beginning after June 15, 1999; however, earlier application is permitted. Management is currently not planning on early adoption of this Statement and has not had an opportunity to evaluate the impact of the provisions of the Statement on the Company's consolidated financial statements relating to future adoption.

2.   ACQUISITIONS

     On February 18, 1998, the Company acquired two apartment properties with a total of 376 units, located in Tampa, Florida for approximately $15.9 million. The Company funded these acquisitions by assuming $5.7 million of variable rate, tax-exempt debt maturing in the year 2007, assuming $5.1 million of 7.35% fixed rate debt maturing in the year 2005, and borrowing the remaining amount under the Company's unsecured credit facility. The credit enhancement on the $5.7 million variable rate debt expires in November 1998 and is guaranteed by the Company.

3.   TRANSACTIONS WITH AFFILIATES

     On June 22, 1998, the Company acquired the 1% general partner interest in a limited partnership which owns a 504-unit apartment property in Austin, Texas. At that time, the Company loaned $1.5 million to the partnership which was used to refinance the first mortgage indebtedness on the property. The note requires monthly payments of excess cash flow from the property and matures on January 1, 2009.

4.   MORTGAGE NOTES PAYABLE

     During the first six months of 1998, the Company refinanced $45.5 million and $12.5 million of the Company's variable rate, tax-exempt mortgage indebtedness and extended the related mortgage loan and credit enhancement maturity to February 15, 2028 and January 15, 2023, respectively.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     On March 25, 1998, $78.1 million of conventional fixed-rate mortgage notes were refinanced with $110.0 million of fixed-rate debt, of which $80.0 million of such debt bears interest at 6.62% and matures in March 2007 and the remaining $30.0 million bears interest at 7.22% and matures in June 2016. Of the excess financing proceeds, $20 million was used to repay a portion of the Company's credit facility.

     On April 14, 1998, the Company repaid $7.2 million of variable rate indebtedness related to one property.

5.   STOCKHOLDERS' EQUITY AND MINORITY INTERESTS

     Minority Interests

     In connection with certain apartment property acquisitions, certain partnership subsidiaries of the Company have issued Common Operating Partnership ("OP") Units and Preferred OP Units which are exchangeable into the Company's common stock and 9.00% redeemable preferred stock, with detachable warrants, respectively. The holders of the Preferred OP Units are entitled to receive quarterly distributions of $0.5625 per unit and the holders of the Common OP Units are entitled to receive quarterly distributions equal to those paid on the Company's common stock. A portion of the Common OP Units that are exchangeable into 810,128 shares of the Company's common stock are entitled to receive quarterly distributions of a minimum of $369,000 in the aggregate. All OP Unit securities have been recorded as minority interests in the accompanying balance sheets. On June 15, 1998, an additional 20,621 Common OP Units were issued at the market price of the Company's common stock on such date ($24.50 per unit) to adjust the purchase price of the October 1, 1997 acquisition of the assets and business of Drever Partners, Inc. and its affiliates. On June 30, 1998, the Company purchased 5,503 minority interest securities at $24.50 (the market price of the Company's common stock on the purchase date). As of June 30, 1998, the Company had 1,999,909 Preferred OP Units and 11,192,022 Common OP Units outstanding.

     Public Offering

     On February 19, 1998, the Company issued 323,232 shares of its common stock at $23.515 per share for net proceeds of approximately $7.6 million.

     Restricted Stock

     In February 1997, the Company adopted a Long-Term Incentive Plan to attract and retain individuals to serve as directors, officers and employees of the Company. Pursuant to this plan, the Company has issued 5,206 restricted shares of common stock ("Restricted Stock") during the six months ended June 30, 1998, for $0.01 per share to two of its executive officers and its six outside directors. The shares issued vest ratably over a three-year and one-year period, respectively. Deferred compensation on Restricted Stock was computed based upon the market value of the shares at the date of issuance. This deferred compensation is being amortized over the respective vesting periods.

     Officer Notes for Stock Purchases

     On February 17, 1998, the Company implemented a new officer loan program allowing officers to purchase the Company's common stock at current market prices and to exercise vested stock options with the assistance of loans from the Company. Under this program, officers are eligible to purchase stock on March 1 and September 1 of each year in an aggregate amount of up to three times the officer's annual salary. A cash payment of 5% to 15% of the purchase price is required by the officer, depending upon the amount of the purchase, with the remainder loaned on a full recourse basis to the officer. Each loan is evidenced by a note with a five-year term, requiring quarterly payments of interest only at a fixed interest rate equal to the Company's then current interest rate under its credit facility. The loan is secured by a pledge of the shares of common stock purchased by each officer pursuant to such loan.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     On March 2, 1998, the Company issued loans to 25 officers under the officer loan program in the amount of approximately $3.6 million, bearing interest at 7%. Such loans related to the issuance of 138,692 shares of the Company's common stock at $24.75 per share (the closing price of the common stock on the New York Stock Exchange for the previous trading day) and the exercise of 26,192 common stock options at a stock option grant price of $19.25 per share.

     Shareholder Rights Plan

     On March 26, 1998, the Company adopted a shareholder rights plan (the "Plan") designed to assure that all stockholders receive fair treatment in the event of a proposed acquisition. The key provisions of the Plan is a mechanism that will distribute, for each outstanding share of the Company's Common Stock, one right that becomes exercisable upon the occurrence of certain events.

     The Plan entails a dividend of one right for each outstanding share of the Company's common stock. Each right will entitle the holder to buy one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, at an exercise price of $70.00 per share. The rights will trade with the Company's common stock until exercisable and will expire on April 20, 2008. The rights will not be exercisable until ten days following a public announcement that a person or group has acquired 15% or more of the Company's common stock or until ten business days after a person or group begins a tender offer that would result in ownership of 15% or more of the Company's common stock, subject to certain extensions by the Board. On April 20, 1998, the Company issued a dividend of one right for each share of common stock owned by stockholders of record as of April 7, 1998. Effective April 8, 1998, each share of the Company's common stock has one right attached to it.

     Associate Stock Purchase Plan

     Effective April 1, 1998, the Company adopted an Associate Stock Purchase Plan. This plan allows Company employees to purchase on a quarterly basis shares of the Company's common stock at a 15% discount.

     Stock Repurchase Program

     On June 4, 1998, the Company adopted a Stock Repurchase Program. This program authorizes the Company to purchase up to 2.5 million shares of the Company's common stock. This is in addition to the prior stock repurchase program, announced July 11, 1997, authorizing the Company to purchase up to 1.0 million shares of its common stock by December 31, 1998. The Company repurchased 572,000 shares of its outstanding common stock in May and June of 1998, leaving
2.6 million shares authorized for repurchase under both programs at June 30, 1998.

     Distributions

     In March 1998 and June 1998, the Company paid distributions of $12.0 million and $12.3 million, respectively, to stockholders of record on February 18, 1998, and May 18, 1998, respectively. The common stockholders were paid $0.4825 per share; the 9.16% Convertible Redeemable Preferred Stockholders were paid $0.5725 per share and the 9.20% Senior Preferred Stockholders were paid $0.575 per share.

     The Company paid distributions of $5.4 million on the Common OP Units (which represented $0.4825 per unit) and $1.1 million on the Preferred OP Units (which represented $0.5625 per unit) in both March and June.

6.   NET INCOME PER SHARE OF COMMON STOCK

     Basic net income per share has been computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per share has been computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding plus potential dilutive common share equivalents.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     The following table presents information necessary to calculate basic and diluted net income per share for the three months and six months ended June 30, 1998 and 1997 (in thousands, except per share amounts):

                                                     THREE MONTHS ENDED      SIX MONTHS ENDED
                                                          JUNE 30,               JUNE 30,
                                                    --------------------    ------------------
                                                      1998        1997       1998       1997
                                                    --------    --------    -------    -------
Net Income for Basic and Diluted Computation:
  Income before extraordinary item and income
     allocated to minority interests............    $  8,363    $  5,685    $17,001    $12,420
  Extraordinary loss on debt extinguishment.....         (80)         --       (104)        --
                                                    --------    --------    -------    -------
  Income before income allocated to minority
     interests..................................       8,283       5,685     16,897     12,420
  Income allocated to minority interests........      (2,769)       (395)    (5,667)      (800)
                                                    --------    --------    -------    -------
  Net income....................................       5,514       5,290     11,230     11,620
  Preferred distributions.......................      (3,280)     (3,311)    (6,560)    (6,623)
                                                    --------    --------    -------    -------
  Net income available to common stockholders
     (basic and diluted net income per share
     computation)...............................    $  2,234    $  1,979    $ 4,670    $ 4,997
                                                    ========    ========    =======    =======
Basic Net Income per Share:
  Before extraordinary item, less preferred
     distributions..............................    $   0.13    $   0.11    $  0.26    $  0.29
  Extraordinary loss on debt extinguishment.....       (0.01)         --      (0.01)        --
                                                    --------    --------    -------    -------
  Net income available to common stockholders...    $   0.12    $   0.11    $  0.25    $  0.29
                                                    ========    ========    =======    =======
Diluted Net Income per Share:
  Before extraordinary item, less preferred
     distributions..............................    $   0.13    $   0.11    $  0.26    $  0.29
  Extraordinary loss on debt extinguishment.....       (0.01)         --      (0.01)        --
                                                    --------    --------    -------    -------
  Net income available to common stockholders...    $   0.12    $   0.11    $  0.25    $  0.29
                                                    ========    ========    =======    =======
Weighted Average Number of Shares Outstanding
  (a):
  Basic.........................................      18,488      17,502     18,384     17,329
Dilutive effect of outstanding options..........         144         121        170        157
                                                    --------    --------    -------    -------
Diluted.........................................      18,632      17,623     18,554     17,486
                                                    ========    ========    =======    =======

---------------

(a) Excludes the convertible preferred shares, warrants, Common OP Units (see
    Note 5) and 1,658,750 stock options, which are not dilutive at June 30, 1998.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

7.   PRO FORMA STATEMENTS OF INCOME

     The following unaudited condensed pro forma information for the six months ended June 30, 1998 and 1997 was prepared from the financial statements of the Company by adjusting for the effect of the 1997 acquisition of 21,467 apartment units at a cost of $799.2 million, the 1998 property acquisitions described in
Note 2 herein, and debt incurred in connection with these property acquisitions as if all of these transactions had occurred on January 1, 1997.

     The following information is not necessarily indicative of what the performance would have been had the Company owned these properties for the entire period, nor does it purport to represent future results of operations of the Company. (In thousands, except per share information.)

                                                                     PRO FORMA
                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                                --------------------
                                                                  1998        1997
                                                                --------    --------
Revenues....................................................    $138,905    $133,387
Expenses....................................................     121,845     119,608
                                                                --------    --------
Income before extraordinary items and income allocated to
  minority interests........................................      17,060      13,779
Extraordinary loss on debt extinguishment...................        (104)         --
                                                                --------    --------
Income before income allocated to minority interests........      16,956      13,779
Income allocated to minority interests......................      (5,687)     (4,583)
                                                                --------    --------
Net Income..................................................      11,269       9,196
Preferred distributions.....................................      (6,560)     (6,623)
                                                                --------    --------
Net income available to common stockholders.................    $  4,709    $  2,573
                                                                ========    ========
Basic net income per share..................................    $   0.26    $   0.15
                                                                ========    ========
Diluted net income per share................................    $   0.25    $   0.15
                                                                ========    ========

8.   COMMITMENTS AND CONTINGENCIES

     On February 27, 1998, the Company entered into a joint venture agreement with The Grupe Company whereby The Grupe Company will construct and the Company will later purchase, two Sacramento, California area properties with a combined total of 616 apartment units. The Company is committed to purchase 100% of the properties for approximately $47 million upon the completion of construction and the achievement of certain targeted net operating income amounts. This purchase is anticipated to occur sometime in late 1999. As of June 30, 1998, The Grupe Company has spent approximately $8.5 million, consisting primarily of permits and professional fees, for both properties.

     As of June 30, 1998, the Company had executed contracts to sell four of its apartment properties held for sale, containing an aggregate of 1,151 units, for an aggregate sales price of $37.6 million. The closing is anticipated to occur in August 1998.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

9.   SUBSEQUENT EVENTS

     On July 1, 1998, the Company executed a contract to purchase South Green Apartments, a 268-unit apartment community located in Houston, Texas. The purchase contract in the amount of $9.5 million is anticipated to be consummated in August 1998.

     On July 29, 1998, the Company entered into an agreement to loan $5.0 million to the Greystone Group, Inc., an unrelated third-party, to purchase 260,082 net rentable square feet of land in Chandler, Arizona. The loan bears an interest rate of LIBOR plus 1.50%, is secured by a mortgage loan on the property and a guarantee by The Greystone Group, Inc., and is generally due upon the earlier of completion of construction and subsequent purchase by the Company or substitution of a third-party lender. The Company anticipates entering into a purchase agreement with the Greystone Group, Inc. in August 1998, whereby The Greystone Group, Inc. will construct a 272-unit apartment community on the land described herein. The Company will be committed to purchase the property for approximately $21.3 million upon completion of construction and the achievement of certain targeted occupancy levels, anticipated to occur sometime in late 1999.

     On July 29, 1998, the Company executed a contract to acquire a 286-unit apartment community located in Bedford, Texas for approximately $11.0 million. In connection with this contract, the Company deposited $200,000 of non-refundable earnest money. The Company has completed normal due diligence procedures; however, because financing for the acquisition will not be funded until the closing date, there is no assurance that the Company will purchase the property.

                          INDEPENDENT AUDITORS' REPORT

To the Directors and Stockholders of
Walden Residential Properties, Inc.

     We have audited the accompanying consolidated balance sheets of Walden Residential Properties, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audit for the year ended December 31, 1997 also included the financial statement schedule III -- Real Estate and Accumulated Depreciation as of December 31, 1997. These financial statements and financial statement schedule are the responsibility of the management of Walden Residential Properties, Inc. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Walden Residential Properties, Inc. and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for the cost of replacement carpets effective July 1, 1996.

/ s / Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
March 25, 1998

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                     DECEMBER 31,
                                                                ----------------------
                                                                   1997         1996
                                                                ----------    --------
ASSETS
Real estate assets, at cost
  Land......................................................    $  173,635    $ 80,914
  Buildings and improvements................................     1,333,978     602,601
                                                                ----------    --------
                                                                 1,507,613     683,515
       Less: Accumulated depreciation.......................       (74,584)    (41,707)
                                                                ----------    --------
                                                                 1,433,029     641,808
Rent and other receivables..................................         1,613       1,324
Prepaid and other assets....................................         6,903       3,146
Deferred financing costs, net...............................         6,603       5,827
Cash and cash equivalents...................................         9,757      29,720
Restricted cash:
  Escrow deposits...........................................         9,047       5,369
  Additional collateral on loans............................         2,520       2,520
                                                                ----------    --------
       Total assets.........................................    $1,469,472    $689,714
                                                                ==========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................    $  428,354    $258,908
  Unsecured term loan.......................................       200,000          --
  Unsecured credit facility.................................        74,000          --
  Accrued real estate taxes.................................        22,571       7,960
  Accounts payable..........................................        13,648       5,653
  Accrued expenses and other liabilities....................        13,377       5,395
  Preferred distribution payable to minority interests......           391         377
                                                                ----------    --------
     Total liabilities......................................       752,341     278,293
Commitments and contingencies (Note 13)
Minority interests..........................................       321,916      14,886
Stockholders' equity:
  Preferred stock, $.01 par value per share, 10,000 shares
     authorized, 5,712 and 5,786 shares issued and
     outstanding as of December 31, 1997 and 1996,
     respectively (aggregate liquidation value of
     $142,805)..............................................            57          58
  Common stock, $.01 par value per share, 50,000 shares
     authorized, 18,030 and 16,880 shares issued and
     outstanding as of December 31, 1997 and 1996,
     respectively...........................................           180         169
  Excess stock, $.01 par value per share, 60,000 shares
     authorized,
     no shares issued.......................................            --          --
  Additional paid in capital................................       456,842     432,974
  Officer and director notes for stock purchases............        (5,263)     (5,263)
  Deferred compensation on Restricted Stock.................        (1,404)         --
  Distributions in excess of net income.....................       (55,197)    (31,403)
                                                                ----------    --------
     Total stockholders' equity.............................       395,215     396,535
                                                                ----------    --------
       Total liabilities and stockholders' equity...........    $1,469,472    $689,714
                                                                ==========    ========

                See Notes to Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                1997        1996       1995
                                                              --------    --------    -------
REVENUES
  Rental income...........................................    $163,224    $105,602    $78,469
  Other property income...................................       6,313       3,873      3,090
  Interest income.........................................       1,598       1,433        856
  Other income............................................          --         263        409
                                                              --------    --------    -------
     Total revenues.......................................     171,135     111,171     82,824
EXPENSES
  Property operating and maintenance......................      56,483      37,521     28,748
  Real estate taxes.......................................      16,805      10,039      7,337
  General and administrative..............................       7,734       5,124      3,811
  Unusual charge -- officer settlement agreement..........       1,940          --         --
  Interest................................................      28,447      20,573     17,111
  Amortization............................................         827         916        900
  Depreciation............................................      33,841      19,810     15,734
                                                              --------    --------    -------
     Total expenses.......................................     146,077      93,983     73,641
                                                              --------    --------    -------
Operating income..........................................      25,058      17,188      9,183
  Gain on disposition of real property....................       2,055       1,934      1,502
                                                              --------    --------    -------
Income before extraordinary item and income allocated to
  minority interests......................................      27,113      19,122     10,685
  Extraordinary loss on debt extinguishment...............        (422)     (1,848)    (1,352)
                                                              --------    --------    -------
Income before income allocated to minority interests......      26,691      17,274      9,333
  Income allocated to minority interests..................      (4,109)     (1,705)      (922)
                                                              --------    --------    -------
Net income................................................      22,582      15,569      8,411
  Preferred distributions.................................     (13,186)     (2,387)        --
                                                              --------    --------    -------
Net income available to common stockholders...............    $  9,396    $ 13,182    $ 8,411
                                                              ========    ========    =======
Basic net income per share................................    $   0.53    $   0.90    $  0.69
                                                              ========    ========    =======
Diluted net income per share..............................    $   0.53    $   0.89    $  0.69
                                                              ========    ========    =======
Basic weighted average number of common shares
  outstanding.............................................      17,590      14,720     12,155
                                                              ========    ========    =======
Diluted weighted average number of common shares and
  common share equivalents outstanding....................      17,747      14,792     12,155
                                                              ========    ========    =======

                See Notes to Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997
                                 (In thousands)

                                                                                                           OFFICER/DIRECTOR
                                                    PREFERRED STOCK        COMMON STOCK       ADDITIONAL      NOTES FOR
                                                   ------------------   -------------------    PAID IN          STOCK
                                                   SHARES   PAR VALUE   SHARES    PAR VALUE    CAPITAL        PURCHASES
                                                   ------   ---------   -------   ---------   ----------   ----------------
Balance, January 1, 1995.........................     --      $ --      10,070      $101       $167,546        $(3,438)
  Stock issued to purchase real estate assets....                          216         2          4,205
  Public offering, net of offering costs.........                        3,500        35         60,138
  Stock issued under the dividend reinvestment
    plan.........................................                          404         4          7,037
  Repurchases of the Company's common stock......
  Officers'/Directors' stock purchase............                                                   (27)        (1,533)
  Distributions..................................
  Net income.....................................
                                                   -----      ----      ------      ----       --------        -------
Balance, December 31, 1995.......................     --        --      14,190       142        238,899         (4,971)
  Repurchases of the Company's common stock......
  Officers'/Directors' stock purchase............                           19        --            (22)          (292)
  Retirement of common stock repurchased.........                         (318)       (3)        (6,075)
  Public offerings, net of offering costs........  5,800        58       2,756        28        196,094
  Conversion of preferred stock to common
    stock........................................    (14)       --          16        --
  Stock issued under the dividend reinvestment
    plan.........................................                          217         2          4,331
  Purchase and cancellation of minority interest
    securities...................................                                                  (253)
  Distributions..................................
  Net income.....................................
                                                   -----      ----      ------      ----       --------        -------
Balance, December 31, 1996.......................  5,786        58      16,880       169        432,974         (5,263)
  Repurchases of the Company's common stock
  Retirement of common stock purchased...........                         (278)       (3)        (6,663)
  Public offerings, net of offering costs........                          161         2          3,522
  Conversion of preferred stock to common
    stock........................................    (74)       (1)         84         1
  Stock issued under the dividend reinvestment
    plan.........................................                          955         9         21,950
  Stock issued through exercise of options.......                          138         1          2,700
  Restricted stock issuance......................                          108         1          2,833
  Restricted stock cancellation..................                          (18)       --           (474)
  Amortization of deferred compensation..........
  Distributions..................................
  Net income.....................................
                                                   -----      ----      ------      ----       --------        -------
Balance, December 31, 1997.......................  5,712      $ 57      18,030      $180       $456,842        $(5,263)
                                                   =====      ====      ======      ====       ========        =======


                                                                                DISTRIBUTIONS
                                                     DEFERRED        STOCK      IN EXCESS OF
                                                   COMPENSATION   REPURCHASES    NET INCOME
                                                   ------------   -----------   -------------
Balance, January 1, 1995.........................    $    --        $    --       $ (3,942)
  Stock issued to purchase real estate assets....
  Public offering, net of offering costs.........
  Stock issued under the dividend reinvestment
    plan.........................................
  Repurchases of the Company's common stock......                    (2,038)
  Officers'/Directors' stock purchase............                     2,038
  Distributions..................................                                  (22,020)
  Net income.....................................                                    8,411
                                                     -------        -------       --------
Balance, December 31, 1995.......................         --             --        (17,551)
  Repurchases of the Company's common stock......                    (6,462)
  Officers'/Directors' stock purchase............                       387
  Retirement of common stock repurchased.........                     6,075
  Public offerings, net of offering costs........
  Conversion of preferred stock to common
    stock........................................
  Stock issued under the dividend reinvestment
    plan.........................................
  Purchase and cancellation of minority interest
    securities...................................
  Distributions..................................                                  (29,421)
  Net income.....................................                                   15,569
                                                     -------        -------       --------
Balance, December 31, 1996.......................         --             --        (31,403)
  Repurchases of the Company's common stock                          (6,666)
  Retirement of common stock purchased...........                     6,666
  Public offerings, net of offering costs........
  Conversion of preferred stock to common
    stock........................................
  Stock issued under the dividend reinvestment
    plan.........................................
  Stock issued through exercise of options.......
  Restricted stock issuance......................     (2,834)
  Restricted stock cancellation..................        474
  Amortization of deferred compensation..........        956
  Distributions..................................                                  (46,376)
  Net income.....................................                                   22,582
                                                     -------        -------       --------
Balance, December 31, 1997.......................    $(1,404)       $    --       $(55,197)
                                                     =======        =======       ========

                See Notes to Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................    $  22,582    $  15,569    $   8,411
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Income allocated to minority interests...........        4,109        1,705          922
     Depreciation and amortization....................       34,668       20,726       16,634
     Amortization of deferred compensation on
       restricted stock...............................          956           --           --
     Amortization of prepaid interest expense.........          121           --           --
     Gain on disposition of real property.............       (2,055)      (1,934)      (1,502)
     Extraordinary loss on debt extinguishment........          422        1,848        1,352
     Net effect of changes in operating accounts:
       Escrow deposits................................       (1,099)      (1,299)        (850)
       Other assets...................................          622         (784)         203
       Accrued real estate taxes......................        6,172        1,438        3,521
       Accounts payable...............................          294          492        1,352
       Other liabilities..............................        4,030          520        1,274
                                                          ---------    ---------    ---------
          Net cash provided by operating activities...       70,822       38,281       31,317
                                                          ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of net assets of Drever Partners, Inc. and
     its affiliates, net of noncash items shown
     below............................................     (201,032)          --           --
  Purchase of real estate assets, net of noncash items
     shown below......................................     (103,114)    (168,219)    (103,631)
  Real estate asset additions.........................      (32,363)      (9,455)      (6,451)
  Proceeds from disposition of real property, net of
     noncash items shown below........................        8,695       18,667       23,156
  Purchase of WDN Management net assets, net of
     noncash item shown below.........................           --          339           --
                                                          ---------    ---------    ---------
     Net cash used in investing activities............     (327,814)    (158,668)     (86,926)
                                                          ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from stock issuance, net of issuance
     costs............................................       28,185      200,614       67,723
  Purchase of the Company's common stock..............       (6,666)      (6,573)      (1,928)
  Purchase of minority interest securities............           --       (3,975)          --
  Distributions paid on common and preferred stock and
     minority interests...............................      (47,979)     (31,210)     (22,481)
  Proceeds from term loan and credit facility.........      393,098      166,770      152,471
  Payment of mortgage notes payable and credit
     facility.........................................     (123,747)    (172,188)    (130,753)
  Principal reductions of mortgage notes payable......       (3,716)      (5,242)      (1,197)
  Payment of financing costs..........................       (1,798)      (4,143)      (3,751)
  Prepayment penalties on debt extinguishment.........         (348)         (97)        (914)
  Additional collateral on loans......................           --         (650)      (1,049)
                                                          ---------    ---------    ---------
     Net cash provided by financing activities........      237,029      143,306       58,121
                                                          ---------    ---------    ---------

                      WALDEN RESIDENTIAL PROPERTIES, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)
                                 (In thousands)

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................    $ (19,963)   $  22,919    $   2,512
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........       29,720        6,801        4,289
                                                          =========    =========    =========
CASH AND CASH EQUIVALENTS, END OF PERIOD..............    $   9,757    $  29,720    $   6,801
                                                          =========    =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest..............................    $  26,342    $  20,706    $  16,916
                                                          =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Purchase of net assets of Drever Partners, Inc. and
     its affiliates:
     Rent and other receivables.......................    $   4,635    $      --    $      --
     Prepaid and other assets.........................          315           --           --
     Escrow deposits..................................        2,579           --           --
     Mortgage notes payable...........................     (166,995)          --           --
     Accrued real estate taxes........................       (8,433)          --           --
     Accounts payable.................................       (7,765)          --           --
     Accrued expenses and other liabilities...........       (3,998)          --           --
     Minority interest securities.....................     (303,488)          --           --
                                                          ---------    ---------    ---------
                                                          $(483,150)   $      --    $      --
                                                          =========    =========    =========
  Items related to purchase of assets:
     Mortgage notes assumed...........................    $  10,816    $  14,748    $  73,055
                                                          =========    =========    =========
     Securities issued for purchase of assets.........    $   1,050    $      --    $  22,825
                                                          =========    =========    =========
  Accrued real estate asset additions.................    $     104    $     517    $     416
                                                          =========    =========    =========
  Mortgage notes assumed by buyer upon disposition of
     property.........................................    $      --    $   4,195    $      --
                                                          =========    =========    =========
  Purchase of WDN Management net assets:
     Rent and other receivables.......................    $      --    $      48    $      --
     Prepaid and other assets.........................           --        1,022           --
     Amortizable assets...............................           --            8           --
     Accounts payable.................................           --           58           --
     Accrued expenses and other liabilities...........           --         (267)          --
     Notes payable to the Company.....................           --         (923)          --
     Stockholders' equity.............................           --         (300)          --
                                                          ---------    ---------    ---------
                                                          $      --    $    (354)   $      --
                                                          =========    =========    =========
  Notes receivable for officers' and directors' stock
     purchases........................................    $      --    $     292    $   1,533
                                                          =========    =========    =========
  Deferred compensation on restricted stock, net of
     cancellations....................................    $   2,359    $      --    $      --
                                                          =========    =========    =========
  Distribution payable to minority interest holders...    $     391    $     377    $     461
                                                          =========    =========    =========

                See Notes to Consolidated Financial Statements.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION

     Walden Residential Properties, Inc. (the "Company") was formed on September 29, 1993 as a Maryland corporation. The Company is a self-administered and self-managed equity real estate investment trust ("REIT") as defined under the Internal Revenue Code of 1986, as amended. On February 9, 1994, the Company completed an initial public offering ("IPO") of its common stock, which is listed on the New York Stock Exchange. As of December 31, 1997, the Company owned 154 multifamily properties, containing 42,482 apartment units, primarily in the Southwest and Southeast regions of the United States.

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned corporation and partnership subsidiaries and two limited partnerships in which the Company has a controlling interest. The limited partnership interests not owned by the Company are accounted for as minority interests (see Note 11). All material intercompany transactions and account balances have been eliminated in consolidation.

     Income Recognition

     Rental, interest and other income are recorded on the accrual method of accounting as earned.

     Rental Operations

     As of December 31, 1997, the Company owned 154 multifamily properties in eleven states; with 69% of its apartment units located in Texas and 25% located in Florida, Oklahoma, Arizona, Tennessee and Utah. Of the total units owned, 12,125 or 29% are located in the Houston area and 11,749 or 28% are located in the Dallas/Fort Worth area. Apartment units are leased to residents on terms of one year or less, with monthly payments due in advance. Certain of the properties are subject to Federal, state and local statutes or other restrictions requiring that a percentage of apartments be made available to lower or moderate income families. In management's opinion, due to the number of residents, the type and diversity of markets in which the properties operate and the collection terms, there is no concentration of credit risk.

     Unusual Charge -- Officer Settlement Agreement

     In October 1997, the Company entered into a settlement agreement in connection with the resignation of its former Chief Executive Officer ("CEO") and Chairman of the Board. The Company has recorded the total cost of this settlement ($1.9 million) as an unusual charge in the statement of income. The vesting of the restricted stock that was issued to this individual was accelerated and these shares now vest in October 2000. The vesting of all stock options held by this individual was accelerated such that they vested immediately and expire in October 2002.

     Cash and Cash Equivalents

     All cash and investments in money market accounts, excluding restricted cash, that have a maturity of three months or less at the time of purchase are considered to be cash and cash equivalents.

     Restricted Cash

     Restricted cash consists of two major components: (1) security deposits and escrow deposits held by lenders for the payment of property taxes, insurance and replacement reserves and (2) additional collateral on mortgage notes payable. Restricted cash related to security and escrow deposits is invested primarily in

                      WALDEN RESIDENTIAL PROPERTIES, INC.

short-term securities. Restricted cash related to additional collateral on mortgage notes is invested in long-term government securities. The additional collateral is not available for general operating purposes.

     Real Estate Assets and Depreciation

     Expenditures directly related to the acquisition and improvement of real estate assets are capitalized at cost as land, buildings and improvements. The Company capitalizes the cost of appliances, exterior painting, roof replacement and expenditures for other major property improvements, as well as rehabilitation costs incurred for properties acquired. Effective July 1, 1996, the Company revised its method of accounting to capitalize the cost of replacement carpets on a prospective basis (see Note 3).

     Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which range from 14 to 30 years for buildings and five, ten or 15 years for personal property.

     The Company's management routinely reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on the Company's policy of reviewing for impairment of long-lived assets by reviewing expected future cash flows of its properties, there were no adjustments necessary for impairment of properties during the three year period ended December 31, 1997.

     Deferred Financing Costs and Amortization

     Legal fees and other costs associated with obtaining financing have been capitalized and are being amortized over the terms of the related debt. Financing costs were reported net of accumulated amortization of $1,625,000 and $632,000 as of December 31, 1997 and 1996, respectively.

     Forward Treasury Lock Agreements

     During 1997, the Company entered into forward treasury lock agreements in order to hedge its exposure to interest rate fluctuations. Any gains or losses under the forward treasury lock agreements will be amortized as interest expense over the term of the financing.

     Income Taxes

     The Company elected to be taxed as a REIT for Federal income tax purposes as provided under the Internal Revenue Code of 1986, as amended, effective with its taxable year ended December 31, 1994. As a result, the Company generally will not be subject to Federal income taxation if it distributes 95% of its REIT taxable income to its stockholders and satisfies certain other requirements. The Company qualified as a REIT for its taxable years ended December 31, 1996 and 1995 and anticipates that its method of operations will enable it to continue to satisfy the requirements for such qualification.

     Minority Interests

     Minority interests represent limited partnership interests not owned by the Company. Amounts are recorded based on the fair value of the cash and securities issued in exchange for the net assets acquired (see Note 11). Partnership units are convertible into common stock (11,176,904 units at December 31, 1997) ("Common OP Units") and preferred stock (1,999,909 units at December 31, 1997) ("Preferred OP Units") (collectively, the "OP Units") in accordance with the partnership agreements. Minority interest holders are entitled to cash distributions at rates equivalent to common or preferred stockholders as defined in the partnership agreements. Certain Common OP Units have guaranteed distributions. Income allocated to minority interests is equal to either (i) the preferred distributions paid or accrued or (ii) an amount equal to income before income allocated to minority interests divided by the number of common shares and Common OP Units.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     The Company revised its prior financial statements by reclassifying the convertible equity securities formerly reported as a component of stockholders' equity in its consolidated balance sheets to minority interests and by restating its statements of income to reflect distributions or income on such convertible equity securities as income allocated to minority interests which is deducted in arriving at net income. The Company believes these changes were necessary to conform the Company's prior financial statements to generally accepted accounting principles. These changes had no impact on the financial condition, business or assets of the Company and did not change the Company's net income available to common stockholders per share.

     Stock-based Compensation

     The Company has elected not to recognize compensation expense for stock options issued as calculated under Statement of Financial Accounting Standards ("SFAS") No. 123, but rather will continue recognizing expense as prescribed by APB Opinion No. 25. Disclosure of amounts required by SFAS No. 123 for stock options issued are included in Note 10. The Company also accounts for restricted stock issued as prescribed by APB Opinion No. 25 (see Note 11).

     Net Income Per Share of Common Stock

     Basic net income per share has been computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per share has been computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding plus potential dilutive common share equivalents.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     The following table presents information necessary to calculate basic and diluted net income per share for the periods indicated, with 1996 and 1995 being restated to conform with the requirements of the SFAS No. 128, Earnings per Share (in thousands, except per share amounts):

                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1997      1996      1995
                                                              -------   -------   -------
Net Income for Basic and Diluted Computation:
  Income before extraordinary item and income allocated to
     minority interests.....................................  $27,113   $19,122   $10,685
  Extraordinary loss on debt extinguishment.................     (422)   (1,848)   (1,352)
                                                              -------   -------   -------
  Income before minority interests..........................   26,691    17,274     9,333
  Income allocated to minority interests....................   (4,109)   (1,705)     (922)
                                                              -------   -------   -------
  Net income................................................   22,582    15,569     8,411
  Preferred distributions...................................  (13,186)   (2,387)       --
                                                              -------   -------   -------
  Net income available to common stockholders (basic and
     diluted net income per share computation)..............  $ 9,396   $13,182   $ 8,411
                                                              =======   =======   =======
Basic Net Income per Share:
  Before extraordinary item, less preferred distributions...  $  0.55   $  1.02   $  0.80
  Extraordinary loss on debt extinguishment.................    (0.02)    (0.12)    (0.11)
                                                              -------   -------   -------
  Net income available to common stockholders...............  $  0.53   $  0.90   $  0.69
                                                              =======   =======   =======
Diluted Net Income per Share:
  Before extraordinary item, less preferred distributions...  $  0.55   $  1.02   $  0.80
  Extraordinary loss on debt extinguishment.................    (0.02)    (0.13)    (0.11)
                                                              -------   -------   -------
  Net income available to common stockholders...............  $  0.53   $  0.89   $  0.69
                                                              =======   =======   =======
Weighted Average Number of Shares Outstanding (a):
  Basic.....................................................   17,590    14,720    12,155
  Dilutive effect of outstanding options....................      157        72        --
                                                              -------   -------   -------
  Diluted...................................................   17,747    14,792    12,155
                                                              =======   =======   =======

---------------

(a) Excludes the convertible preferred shares, warrants and Common OP Units (see
     Note 11) and 1,696,750 stock options, which are anti-dilutive.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of certain assets, liabilities, revenues and expenses as of and for the reporting periods. Actual results may differ from such estimates.

     Environmental Remediation Costs

     The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remediation feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. The

                      WALDEN RESIDENTIAL PROPERTIES, INC.

Company's management is not aware of any environmental remediation obligations which would materially affect the operations, financial position or cash flows of the Company.

     New Accounting Pronouncements

     In December 1997, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") SFAS No. 128, Earnings Per Share. SFAS No. 128 specifies the computation, presentation and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion No. 15. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common share equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average or ending market price per share when applying the treasury stock method in determining common share equivalents, replaces fully diluted earnings per share.

     In February 1997, the FASB issued SFAS No. 129, Disclosure of Information about Capital Structure, which establishes standards for disclosing information about an entity's capital structure. SFAS No. 129 is effective for periods ending after December 15, 1997. The adoption of SFAS No. 129 did not impact the Company's capital structure disclosures, as the Company was already in compliance with this accounting standard.

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments and related information in interim and annual financial statements. SFAS No. 130 and 131 are effective for periods beginning after December 15, 1997. SFAS No. 130 could impact the Company's reporting as it relates to its outstanding derivatives and management will implement SFAS No. 131 for the year ending December 31, 1998 by reporting its operating segments by geographic location.

     Reclassifications

     Certain previously reported amounts have been reclassified to conform to current financial statement presentation.

(3) CHANGE IN ACCOUNTING POLICY

     Effective July 1, 1996, the Company revised its method of accounting to capitalize the cost of replacement carpets on a prospective basis ($864,000 capitalized in 1996 which would have been expensed under the old policy, which represents $0.06 for basic and diluted net income per share). The Company believes that this accounting policy change is preferable because it is consistent with policies currently being used by the majority of the largest publicly traded apartment REITs and provides a better matching of expenses with the related benefit of the expenditures.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     Following is pro forma information as if the revised capitalization policy was in effect as of January 1, 1995 (in thousands, except per share data):

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1996       1995
                                                                -------    -------
Income before extraordinary item and income allocated to
  minority interests as reported............................    $19,122    $10,685
Add: Adjustment for change in accounting policy to
  capitalize carpet replacement costs.......................        264        875
                                                                -------    -------
Income before extraordinary item and income allocated to
  minority interests as adjusted............................    $19,386    $11,560
                                                                =======    =======
Net income as adjusted......................................    $15,833    $ 9,286
                                                                =======    =======
Net income available to common stockholders as adjusted.....    $13,446    $ 9,286
                                                                =======    =======
Basic net income per share:
  Before extraordinary item, less preferred distributions
     and income allocated to minority interests as
     reported...............................................    $  1.02    $  0.80
  Adjustment for effect of change in accounting policy......       0.02       0.08
                                                                -------    -------
  Income before extraordinary item, less preferred
     distributions and income allocated to minority
     interests as adjusted..................................    $  1.04    $  0.88
                                                                =======    =======
  Net income available to common stockholders as reported...    $  0.90    $  0.69
  Adjustment for effect of change in accounting policy......       0.02       0.08
                                                                -------    -------
  Net income available to common stockholders as adjusted...    $  0.92    $  0.77
                                                                =======    =======
Diluted net income per share:
  Before extraordinary item, less preferred distributions
     and income allocated to minority interests as
     reported...............................................    $  1.02    $  0.80
  Adjustment for effect of change in accounting policy......       0.02       0.07
                                                                -------    -------
  Income before extraordinary item, less preferred
     distributions and income allocated to minority
     interests as adjusted..................................    $  1.04    $  0.87
                                                                =======    =======
  Net income available to common stockholders as reported...    $  0.89    $  0.69
  Adjustment for effect of change in accounting policy......       0.02       0.07
                                                                -------    -------
  Net income available to common stockholders as adjusted...    $  0.91    $  0.76
                                                                =======    =======

(4) ACQUISITIONS AND DISPOSITIONS

     Acquisitions

     During 1997 the Company acquired 93 apartment properties containing 21,467 units (or 6,037 weighted average units) for a cost of $799.2 million. During 1996 the Company acquired 16 apartment properties containing 5,034 units (or 1,631 weighted average units) for a cost of $179.0 million. In addition, in connection with one property acquired in December 1996, the Company acquired approximately 81 acres of adjacent undeveloped land for $4 million. The properties acquired in 1997 and 1996 are located in the states of Texas, Florida, California, Georgia, Arizona and Tennessee.

     The acquisitions are accounted for by the purchase method of accounting, and the accompanying consolidated financial statements reflect the results of operations of the acquired properties since the date of purchase.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     On October 1, 1997, the Company acquired the assets and business of Drever Partners, Inc. and its affiliates, including 18 partnerships of which Drever Partners, Inc. and certain of its affiliates were the general partners, (collectively, "Drever"), a private real estate management company based in San Francisco and Houston. This transaction included the acquisition by the Company of 79 apartment properties (consisting of 18,118 units), which are included in the 93 properties acquired by the Company during 1997. Pursuant to an Exchange Agreement with Drever, the consideration exchanged by the Company consisted of approximately $94.7 million of cash, the assumption of $286.0 million of mortgage debt (of which the Company repaid $119.0 million with proceeds from an unsecured term loan and its unsecured credit facility) and $303.5 million (based upon the price of the Company's stock at the time of the announcement of the acquisition) of Common OP Units and Preferred OP Units, issued by a newly-formed operating partnership subsidiary of the Company, Walden/Drever Operating Partnership, L.P. ("WDOP"), to the shareholders and partners of and equity participants in Drever. The Units are exchangeable on or after October 1, 1998 into an aggregate of 10,322,397 shares of the Company's common stock, 1,999,909 shares of the Company's 9.00% Redeemable Preferred Stock and 6,666,363 Series B Warrants (each of which is exercisable for one-third of one share of the Company's common stock at $26.875 per share). The 9.00% Redeemable Preferred Stock and the Preferred OP Units are redeemable at the option of the Company in ten years at a redemption price of $25 per share or unit.

     On February 18, 1998, the Company acquired two apartment properties with a total of 376 units located in Tampa, Florida for approximately $16.2 million. The Company funded these acquisitions by assuming $5.8 million of variable rate tax-exempt debt maturing in the year 2007, assuming $5.1 million of 7.35% fixed rate debt maturing in the year 2005, and borrowing the remaining amount under the Company's unsecured credit facility. The credit enhancement on the $5.8 million variable rate debt expires in November 1998 and is guaranteed by the Company.

     Dispositions

     On October 2, 1997, the Company disposed of one 392-unit property located in Dallas, Texas. During 1996 the Company disposed of three properties: a 384-unit property located in Wichita, Kansas, on April 24, 1996; a 304-unit property located in Corpus Christi, Texas, on August 30, 1996; and a 144-unit property located in Stone Mountain, Georgia, on September 27, 1996. In connection with these dispositions, the Company reported gains in the amount of $2,055,000 and $1,934,000 for the year ended December 31, 1997 and 1996, respectively.

     Pro Forma Information (Unaudited)

     The following unaudited condensed pro forma information for the two years ended December 31, 1997 was prepared from the financial statements of the Company by adjusting for the effect of all public offerings and all property dispositions and acquisitions in 1997 and 1996, including debt used to finance acquisitions or repaid from proceeds of dispositions, as if all of these transactions had occurred on January 1, 1996. The pro forma results do not include gains on property dispositions or extraordinary losses on early extinguishment of debt. The following information is not necessarily indicative of what the performance would have been had the Company owned these properties for the entire period, nor does it purport to represent future results of operations of the Company. (In thousands, except per share information.)

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                                                                YEAR ENDED DECEMBER 31,
                                                                ------------------------
                                                                   1997          1996
                                                                ----------    ----------
Revenues....................................................     $268,113      $261,070
Expenses....................................................      245,361       237,814
                                                                 --------      --------
Income before income allocated to minority interests........       22,752        23,256
Income allocated to minority interests......................       (7,362)       (7,619)
                                                                 --------      --------
Net income..................................................       15,390        15,637
Preferred distributions.....................................      (13,186)      (13,296)
                                                                 --------      --------
Net income available to common stockholders.................     $  2,204      $  2,341
                                                                 ========      ========
Basic net income per share..................................     $   0.13      $   0.14
                                                                 ========      ========
Diluted net income per share................................     $   0.12      $   0.14
                                                                 ========      ========

(5) REAL ESTATE ASSETS

     Changes in real estate assets and related accumulated depreciation for the years ended December 31, 1997 and 1996 are as follows (in thousands):

Real estate assets:
  Balance at January 1, 1996................................    $  513,341
  Purchase of real estate assets............................       182,967
  Sale of real estate assets................................       (22,765)
  Fixed asset additions.....................................         9,972
                                                                ----------
  Balance at December 31, 1996..............................       683,515
  Purchase of real estate assets............................       799,162
  Sale of real estate assets................................        (7,323)
  Fixed asset additions.....................................        32,259
                                                                ----------
  Balance at December 31, 1997..............................    $1,507,613
                                                                ==========
Accumulated depreciation:
  Balance at January 1, 1996................................    $   23,734
  Depreciation expense......................................        19,810
  Write off related to real estate assets sold..............        (1,837)
                                                                ----------
  Balance at December 31, 1996..............................        41,707
  Depreciation expense......................................        33,560
  Write off related to real estate assets sold..............          (683)
                                                                ----------
  Balance at December 31, 1997..............................    $   74,584
                                                                ==========

(6) WDN MANAGEMENT COMPANY

     For the period February 9, 1994 through December 31, 1996, the Company owned 5% of the voting common stock and 100% of the non-voting common stock (which represented 95% of the economic interest) of WDN Management Company ("WDN Management"). The remaining 95% of the voting common stock (which represented a 5% economic interest) was owned by the Company's four executive officers. For this period, the results of operations of WDN Management were accounted for on the equity method. On December 31, 1996, the Company purchased the additional 5% economic interest in WDN Management from

                      WALDEN RESIDENTIAL PROPERTIES, INC.

the four executive officers for $15,000 which represents the four executive officers' original cost of the shares. At such time, WDN Management and its wholly-owned subsidiary were merged into the Company and WDN Management was dissolved.

(7) MORTGAGE NOTES PAYABLE, UNSECURED TERM LOAN AND UNSECURED CREDIT FACILITY

     Mortgage notes payable and the Company's unsecured term loan (the "Term Loan") and unsecured credit facility (the "Credit Facility") consist of the following (in thousands):

                                                    AS OF DECEMBER 31, 1997           PRINCIPAL BALANCE
                                              ------------------------------------   AS OF DECEMBER 31,
                                              WEIGHTED AVERAGE   WEIGHTED AVERAGE    -------------------
                                               INTEREST RATE     YEARS TO MATURITY     1997       1996
                                              ----------------   -----------------   --------   --------
Conventional Fixed Rate Mortgage Notes:
  Mortgage notes payable to the Federal
     National
  Mortgage Association......................        8.81%               6.1          $ 43,101   $ 48,343
  Mortgage notes payable to insurance
     companies..............................        7.83%               3.8           248,155     86,452
  Mortgage notes - other....................        8.50%               2.6             3,175      3,208
                                                    ----               ----          --------   --------
                                                    7.98%               4.1           294,431    138,003
Tax-exempt Mortgage Notes:
  Fixed rate................................        6.51%              19.3            75,638     69,820
  Variable rate.............................        5.53%               0.5            51,085     51,085
                                                    ----               ----          --------   --------
                                                    6.11%              11.7           126,723    120,905
Variable Rate Notes:
  Unsecured Term Loan.......................        7.98%               0.9           200,000         --
  Unsecured Credit Facility.................        7.72%               1.1            74,000         --
  Other.....................................        8.63%               2.9             7,200         --
                                                    ----               ----          --------   --------
                                                    7.93%               1.0           281,200         --
                                                    ----               ----          --------   --------
  Total/Weighted Average....................        7.62%               4.2          $702,354   $258,908
                                                    ====               ====          ========   ========

     As of December 31, 1997, the Company had collateralized 88 of its 154 properties under various mortgage loans.

     Conventional Mortgage Notes Payable

     Conventional mortgage notes payable include 60 loans encumbering 75 properties at December 31, 1997. Mortgage notes for $294.4 million are payable in monthly installments aggregating approximately $2.3 million, including principal and interest at various fixed rates ranging from 6.95% to 9.22% per annum. One mortgage loan for $7.2 million is a variable rate loan requiring monthly payments of interest only (8.63% interest rate at December 31, 1997). Scheduled maturities are at various dates ranging from March 31, 1998 through December 1, 2005.

     Tax-Exempt Mortgage Notes Payable

     At December 31, 1997, 13 of the Company's properties are encumbered by 12 mortgage notes which were financed from the proceeds of tax-exempt bonds and which have credit enhancements. Mortgage notes of approximately $75.7 million are payable in monthly installments of approximately $0.5 million, including principal and interest at fixed rates ranging from 6.13% to 6.75% per annum. Mortgage notes in the amount of $68.8 million have scheduled maturities ranging from October 1, 2005 through September 1, 2028. The remaining mortgage note of $6.9 million was refinanced in February 1998 (see below). The remaining

                      WALDEN RESIDENTIAL PROPERTIES, INC.

tax-exempt mortgage notes in the amount of $51.1 million have variable interest rates, are payable in monthly installments of interest only and have a weighted average interest rate of 5.53% as of December 31, 1997. The bonds underlying these mortgage notes are scheduled to mature on May 1, 2024, while the credit enhancements mature on June 30, 1998. The Company has guaranteed $6.4 million of the tax-exempt mortgage notes as of December 31, 1997 and 1996.

     On January 29, 1998 and February 12, 1998, the Company refinanced $12.7 million and $6.9 million, respectively, of the variable rate tax-exempt mortgage loans and extended the mortgage loan and credit enhancement maturity to February 15, 2028. The Company has also received a commitment to refinance the remaining variable rate tax-exempt mortgage loans to provide a 30-year credit enhancement.

     In March 1998, $78.1 million of conventional fixed-rate mortgage notes were refinanced with $110.0 million of fixed-rate debt, of which 80.0 million of such debt bears interest at 6.62% and matures in December 2007 and the remaining $30.0 million bears interest at 7.06% and matures in December 2017.

     Unsecured Term Loan and Unsecured Credit Facility

     On December 15, 1997, the Company entered into an unsecured $200 million one year term loan agreement (the "Term Loan") with BankBoston, as agent for a group of financial institutions. The interest rate on the borrowing is identical to that of the Credit Facility (see below). This borrowing was utilized to repay a $110 million term loan obtained on October 1, 1997 in connection with the acquisition of the apartment properties owned by Drever. The balance of the proceeds of the Term Loan were used to reduce the Credit Facility borrowings. The Company paid a loan fee of $1.2 million dollars for the Term Loan which is being amortized over the life of the loan.

     The Company has a $150 million unsecured Credit Facility with BankBoston, as agent for a group of financial institutions, which matures February 1999. At the Company's election, the interest rate on any borrowings under its Credit Facility is at a floating rate equal to either (i) BankBoston's base rate (8.5% at December 31, 1997) plus 0.5%, or (ii) LIBOR (5.7% at December 31, 1997) plus 1.375%.

     The Term Loan and Credit Facility contain customary representations, warranties and events of default which require the Company to comply with certain affirmative and negative covenants. The primary restrictive covenants provide that: (i) distributions to stockholders may not exceed 90% of funds from operations, as defined in the Term Loan and Credit Facility; (ii) secured mortgage indebtedness may not exceed 40% of the Company's total assets before depreciation; (iii) the Company's fixed charge coverage ratio, as defined, must exceed 1.25; and (iv) the Company's debt service coverage ratio, as defined, must exceed 2.0. As of December 31, 1997, the Company is in compliance with all covenants of the Term Loan and Credit Facility.

     Principal Debt Maturities

     Principal debt maturities, including balloon payments, for the next five years are as follows (in thousands):

1998........................................................    $341,206
1999........................................................      79,612
2000........................................................      20,270
2001........................................................      72,890
2002........................................................       4,986
Thereafter..................................................     183,390
                                                                --------
  Total.....................................................    $702,354
                                                                ========

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     Extraordinary Items

     As a result of the sale of a property during 1997, the Company recorded an extraordinary loss in the amount of $0.4 million, which represented the write-off of unamortized deferred financing costs and prepayment penalties from the early retirement of debt. During 1996, the Company refinanced approximately $36.4 million of mortgage loans and the Credit Facility prior to maturity, which resulted in an aggregate extraordinary loss of $1.8 million. These losses represented prepayment fees and unamortized financing costs related to the debt retired.

     Forward Treasury Lock Agreements

     The Company has entered into five forward treasury lock agreements in order to hedge its exposure to interest rate fluctuations on anticipated debt financing expected to close in 1998. Under these agreements, the Company will pay or receive an amount equal to the difference between the Reference Yield and the Market Yield, as defined, on the date of exercise. The exercise date may be any date up to the settlement date. Any gain or loss under these agreements will be amortized to interest expense over the term of the financing. The following forward treasury lock agreements were in place as of December 31, 1997:

 NATIONAL AMOUNT      SETTLEMENT DATE     REFERENCE YIELD     REFERENCE TREASURY
 ---------------      ---------------     ---------------     ------------------
   (In thousands)
     $75,000         November 23, 1998         5.8950%       5.750% due 11/30/02
      25,000         November 23, 1998         5.9600%       6.125% due 08/15/07
     100,000         May 22, 1998              6.3205%       6.125% due 08/15/07
      75,000         May 21, 1998              6.4745%       6.125% due 08/15/07
      20,000         May 22, 1998              6.2594%       6.625% due 02/15/27
    --------
    $295,000
    ========

(8) EMPLOYEE BENEFIT PLAN

     Effective October 1, 1995, WDN Management adopted a 401(k) Plan for its employees and the employees of the Company. The 401(k) plan is a voluntary defined contribution plan. Qualified employees may participate in the plan by contributing up to 15% (20% effective October 1, 1997) of the participant's annual compensation (not to exceed $9,500, $9,500 and $9,240 per annum for 1997, 1996 and 1995, respectively). In 1997, the Company made an annual matching contribution on the participants' behalf of $136,000, representing up to 3% of the participant's annual compensation for the periods from October 1, 1996 through September 30, 1997 and from October 1, 1997 through December 31, 1997. In 1996, WDN Management made an annual matching contribution on the participant's behalf of $217,000. This represented up to 6% and 3% of the participant's annual compensation for the periods from October 1, 1995 through March 31, 1996 and from April 1, 1996 through September 30, 1996, respectively. The amount relating to the Company's employees was reimbursed to WDN Management by the Company in 1996. A participant's salary deferral contribution is 100% vested and nonforfeitable. A participant will become vested in the Company's matching contributions after five years.

(9) OFFICER AND DIRECTOR NOTES FOR STOCK PURCHASES

     On July 19, 1994, the Company issued 183,000 shares of its common stock, at $20.875 per share (the closing sales price of the common stock on the New York Stock Exchange for that date), to four executive officers and to seven other officers of the Company. Each officer acquiring stock paid 10% of the purchase price in cash, with the remaining 90% loaned by the Company. Each such loan is evidenced by a note with a five year term, bearing interest at a fixed rate of 7.25% per annum, payable quarterly, and is secured by

                      WALDEN RESIDENTIAL PROPERTIES, INC.

a pledge of the shares of common stock purchased by each officer pursuant to such loans. One officer is personally liable for the indebtedness evidenced by his note, while the loans to each of the other officers are non-recourse.

     On December 14, 1995, the Company authorized the issuance of shares of its common stock at $19.375 per share, the closing sales price of the common stock on the New York Stock Exchange for that date, to four executive officers, three other officers and four directors. On December 20, 1995, the Company agreed to issue 122,600 shares of its common stock to such officers and directors. On such date, the closing sales price of the Company's common stock on the New York Stock Exchange was $19.50 per share. Of such shares of common stock, the Company issued 103,800 on December 28, 1995 and 18,800 on January 18, 1996. Such shares were issued from common stock repurchased pursuant to the Company's stock repurchase program (see Note 11). Each officer and director acquiring stock paid 20% and 50%, respectively, of the purchase price in cash with the remaining amount loaned by the Company. Each loan is evidenced by a note with a five year term, bearing interest at a fixed rate of 8% per annum, payable quarterly, and is secured by a pledge of the shares of common stock purchased. In addition, each officer and director is personally liable for the indebtedness evidenced by the respective note.

     On February 17, 1998, the Company implemented a new officer loan program allowing officers to purchase the Company's common stock at current market prices and to exercise vested stock options with the assistance of a loan from the Company. Under this program, officers are eligible to purchase stock on March 1 and September 1 of each year in an aggregate amount of up to three times the officer's annual salary. A cash payment of 5% to 15% of the purchase price is required by the officer, depending upon the amount of the purchase, with the remainder loaned on a full recourse basis to the officer. Each loan is evidenced by a note with a five-year term, requiring quarterly payments of interest only at a fixed interest rate equal to the Company's then current interest rate under its Credit Facility. The loan is secured by a pledge of the shares of common stock purchased by each officer pursuant to such loan.

     On March 2, 1998, the Company issued 138,692 shares of its common stock, at $24.75 per share (the closing price of the common stock on the New York Stock Exchange for the previous trading day) and 26,192 shares of its common stock at a stock option grant price of $19.25 per share, to 25 officers under the officer loan program. The Company issued loans to officers in the amount of approximately $3.6 million, bearing interest at 7%.

(10) STOCK OPTION PLAN

     The Company adopted a stock option plan (the "Option Plan") in 1994 to provide incentives to officers, key employees and directors. Stock options granted under the Option Plan include non-qualified options and incentive stock options ("ISOs"). Options granted to non-employee directors vest over a one-year period. Options granted to officers and other employees vest ratably over a four-year period. All options expire ten years from the date of grant. Shares of common stock reserved for issuance under the Option Plan are in an amount equal to 10% of the Company's outstanding shares including exchangeable or convertible securities. As of December 31, 1997, 3,115,953 shares of common stock were reserved for issuance under the Option Plan. The Option Plan limits the number of shares of common stock issuable pursuant to ISOs to 1,500,000. Following is a summary of stock option activity for the three years ended December 31, 1997:

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                                                1997                   1996                  1995
                                        --------------------   --------------------   ------------------
                                        WEIGHTED               WEIGHTED               WEIGHTED
                                        AVERAGE                AVERAGE                AVERAGE
                                         PRICE      OPTIONS     PRICE      OPTIONS     PRICE     OPTIONS
                                        --------   ---------   --------   ---------   --------   -------
Options outstanding, beginning of
  year................................   $20.07    1,392,750    $19.23      792,500    $19.25    521,350
  Granted.............................    25.34    1,778,250     21.16      603,250     19.21    286,150
  Exercised...........................    19.56     (138,813)    19.25         (125)    19.25     (1,875)
  Canceled............................    22.83     (148,562)    20.64       (2,875)    19.25    (13,125)
                                         ------    ---------    ------    ---------    ------    -------
Options outstanding, end of year......   $23.20    2,883,625    $20.07    1,392,750    $19.23    792,500
                                         ======    =========    ======    =========    ======    =======
Exercisable options, end of year......   $21.21    1,076,619    $19.22      356,900    $19.25    141,713
                                         ======    =========    ======    =========    ======    =======

     As of December 31, 1997, options for 1,076,619 shares of common stock were exercisable at prices ranging from $18.47 to $26.00 per share and had a weighted average remaining contractual life of 5.5 years. Outstanding options as of December 31, 1997 had a weighted average contractual life of 7.9 years.

     SFAS No. 123, "Accounting for Stock-Based Compensation," requires companies to use recognized option pricing models to estimate the fair value of stock based compensation, including stock options. The Company has elected not to recognize compensation expense as calculated under SFAS No. 123, but rather will continue recognizing expense as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," as allowed under SFAS No. 123.

     Had compensation expense been determined based on the fair value of the stock option grants at the grant dates consistent with the method of SFAS No. 123, the Company's net income and net income per common share would have been reduced to the pro forma amounts indicated below:

                                                                 1997      1996       1995
                                                                ------    -------    ------
Net income available to common stockholders:
  As reported (in thousands)................................    $9,396    $13,182    $8,411
  Pro forma (in thousands)..................................    $8,180    $12,806    $8,184
Basic net income per share:
  As reported...............................................    $ 0.53    $  0.90    $ 0.69
  Pro forma.................................................    $ 0.47    $  0.87    $ 0.67
Diluted net income per share:
  As reported...............................................    $ 0.53    $  0.89    $ 0.69
  Pro forma.................................................    $ 0.46    $  0.87    $ 0.67
Stock options issued (in thousands).........................     1,778        603       286
Weighted average exercise price.............................    $25.34    $ 21.16    $19.21
Weighted average compensation value of options granted per
  option(1).................................................    $ 2.38    $  1.14    $ 1.20
Compensation cost (in thousands)............................    $1,397    $   376    $  227

---------------

(1) Calculated in accordance with the binomial model, using the following assumptions; (i) expected volatility computed using the monthly average of the Company's common stock market price as listed on the New York Stock Exchange for the period April 1995 through September 1997 for the year ended December 31, 1997, with an average market price volatility of 13.4% and the period February 1994 through July 1996 for the periods ended December 31, 1996 and 1995, with an average market price volatility of 11.92%; (ii) expected dividend yield ranging from 7.42% to 9.90%; (iii) expected option term of six years; (iv) risk-free rate of return as of the date of grant, which ranged from 5.39% to 7.61%, based on extrapolated yield of six year U.S. Treasury securities and (v) forfeiture rate of 4.0%.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

(11) STOCKHOLDERS' EQUITY AND MINORITY INTERESTS

     Minority Interests

     In connection with apartment acquisitions in June 1995, the Company issued Common OP Units that are exchangeable for an aggregate of 810,128 shares of the Company's common stock at the option of the unit holders. Prior to exchange, the holders of these Common OP Units will be entitled to receive quarterly distributions equal to the greater of the Company's actual distributions on 810,128 shares of common stock, or $369,000 in the aggregate ($391,000 was accrued as of December 31, 1997). Distributions of $1,564,000, $1,789,000 and $461,000 were paid to these unit holders for the years ended December 31, 1997, 1996 and 1995, respectively. These securities have been recorded as minority interests in the accompanying balance sheets.

     In connection with an apartment acquisition in April 1997, the Company issued $1.1 million of Common OP Units which are convertible into 44,379 shares of the Company's common stock. Prior to conversion, the holders of these Common OP Units will be entitled to receive quarterly distributions on the equivalent of 44,379 shares of common stock if and when declared and paid ($38,000 was declared and paid during the year ended December 31, 1997). These securities have been recorded as minority interests in the accompanying balance sheets.

     In connection with the properties acquired from Drever in October 1997 (see
Note 4), the Company issued $303.5 million of Common OP Units and Preferred OP Units which are exchangeable on or after October 1, 1998, into common stock and 9.00% redeemable preferred stock with detachable warrants, respectively. Approximately half of these Common OP Units and Preferred OP Units must convert to common and preferred shares, respectively, on October 1, 1998. Beginning in 1998, the holders of the Preferred OP Units will be entitled to receive quarterly distributions of $0.5625 per unit and the holders of the Common OP Units will be entitled to receive quarterly distributions equal to those on the Company's common stock. These securities have been recorded as minority interests in the accompanying balance sheets.

     On March 4, 1998, the Company paid distributions of $5.4 million on the Common OP Units (which represented $0.4825 per unit) and $1.1 million on the Preferred OP Units (which represented $0.5625 per unit).

     Dividend Reinvestment Program

     The Company has a Dividend Reinvestment and Stock Purchase Program ("DRP") which allows stockholders to reinvest their common or preferred distributions quarterly into shares of the Company's common stock, in lieu of receiving cash distributions. The current DRP provides that the issue price of dividend reinvestment purchases are at 95% of the average closing market price of the Company's common stock for the five days preceding such purchase. The Company has filed various shelf registration statements for an aggregate of 2,500,000 shares of common stock to be issued pursuant to the DRP, of which 923,726 shares were available for issuance as of December 31, 1997. Pursuant to the DRP, the Company issued 216,867 and 955,434 shares of its common stock during 1996 and 1997, respectively.

     Other Shelf Registrations

     On June 2, 1995, the Company filed a shelf registration statement for $150,000,000 in shares of common or preferred stock. On October 9, 1996, the Company filed another registration statement for $150,000,000 in shares of common or preferred stock or stock warrants. The amount of securities available for issuance under these registration statements at December 31, 1997 were $6,032,000 and $19,993,000, respectively.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     Public Offerings

     Following is a summary of the Company's public offerings through December 31, 1997:

              DESCRIPTION                   DATE ISSUED      ISSUE PRICE       SHARES        NET PROCEEDS
              -----------                -----------------   -----------   --------------   --------------
                                                                           (In thousands)   (In thousands)
Common Stock:
  IPO..................................  February 9, 1994      $19.250          8,386(1)       $143,680(2)
  Follow-on offerings:                   November 7, 1994      $19.250          1,500            26,706
                                         June 23, 1995         $18.375          3,500            60,173
                                         August 27, 1996       $20.625          1,680            32,626(2)
                                         December 24, 1996     $24.250          1,237            28,233(3)
                                                                               ------          --------
                                                                               16,303          $291,418
                                                                               ======          ========
Preferred Stock/Warrants:
  9.16% Series A Convertible
     Redeemable Preferred Stock........  April 26, 1996        $25.000          1,800            43,500
  9.20% Senior Preferred
     Stock and Warrants................  December 27, 1996     $25.000          4,000            95,344
                                                                               ------          --------
                                                                                5,800           138,844
                                                                               ------          --------
Total public offerings.................                                        22,103          $430,262
                                                                               ======          ========

---------------

(1) Includes 645,000 shares issued to Walden and certain officers of Walden (the "Restricted Shares").

(2)  Includes overallotment option exercised.

(3) Includes 161,000 shares issued in January 1997 pursuant to an overallotment option. Net proceeds were $3,524,000.

     On February 19, 1998, the Company issued 323,232 shares of its common stock at a price of $23.515 per share, resulting in net equity proceeds of $7.6 million.

     Preferred Stock and Warrants

     On April 26, 1996, the Company sold 1,800,000 shares of a 9.16% Series A Convertible Redeemable Preferred Stock ("Series A") at $25.00 per share. On August 14, 1996, 1,707,300 shares of Series A were exchanged for the same number of shares of a 9.16% Series B Convertible Redeemable Preferred Stock ("Series B"). On July 1, 1996, 14,000 shares of Series A were converted into 15,968 shares of common stock. During 1997, 73,818 shares of Series B were converted into 84,194 shares of common stock. On July 2, 1997, the remaining Series A shares which had not converted to shares of the Company's common stock, were automatically exchanged for Series B shares pursuant to the terms of the Series A shares. Distributions on Series B shares are cumulative and are equal to the greater of (i) $2.29 per annum or (ii) the distribution on the number of shares of common stock into which a share of Series B is convertible. Series B shares are convertible into 1.1406 shares of common stock and are redeemable at the option of the Company on or after April 30, 2006 at $25.00 per share.

     On December 27, 1996, the Company sold 4,000,000 units at $25.00 per unit. Each unit represented one share of 9.20% Senior Preferred Stock and one detachable warrant. The preferred stock is not convertible into common stock and is redeemable by the Company on or after December 31, 2006 at $25.00 per share. Distributions on the preferred stock are cumulative. A warrant may be exchanged for one-third share of common stock at an exercise price of $26.875 per share. The warrants expire on January 1, 2002.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     The aggregate liquidation preference of the Company's preferred stock was $142,805,000 as of December 31, 1997.

     Restricted Stock

     On February 6, 1997, the Company adopted a Long-Term Incentive Plan to attract and retain individuals to serve as directors, officers and employees of the Company. The recipients of the Company's restricted shares of common stock (the "Restricted Stock") are required to pay the $0.01 par value of the common stock. On February 12, 1997, the Company issued 107,500 shares of Restricted Stock under this plan to four executive officers, its non-employee directors and certain other employees of the Company (of which 18,000 shares of Restricted Stock were canceled upon departures of certain individuals). The shares issued to the non-employee directors vest ratably over a three-year period; while the shares issued to the executive officers and other employees vest over a ten-year period, with an initial vesting of 40% after the fourth anniversary and a 10% annual vesting thereafter. Deferred compensation related to the Restricted Stock was computed based upon the market value of the shares at the date of issuance less the amount paid for the shares. This deferred compensation is being amortized over the respective vesting periods. The unamortized amount as of December 31, 1997 was $1,404,000.

     The vesting period of the Restricted Stock issued to the Company's former CEO and Chairman of the Board was accelerated to October 2000, pursuant to a settlement agreement. In addition, the balance of the deferred compensation on such Restricted Stock ($739,000) was fully amortized in 1997, and is included in the unusual charge -- officer settlement agreement in the statement of income.

     On February 4, 1998, the Company issued 4,000 restricted shares of common stock to two executive officers which shares vest ratably over a three year period.

     Other Stock Issuances

     On April 19, 1995, the Company acquired a multifamily property for $14 million. The acquisition was funded by $9.8 million in financing and the issuance of 215,700 shares of the Company's common stock at a price of $19.55 per share.

     As discussed in Note 9, 183,000 shares of common stock were sold to 11 officers of the Company on July 19, 1994; 103,800 shares of common stock were sold to seven officers and four directors on December 28, 1995 and 18,800 shares were sold to one officer on January 18, 1996. All of the stock sold was pursuant to an officer/director stock purchase plan at the then current market price.

     Stock Repurchases

     In December 1995, the Company announced its intention to repurchase shares of its common stock. During 1995, the Company repurchased 103,800 shares of its common stock at a cost of $2,038,000, of which $110,000 was not paid until January 1996. All 103,800 shares were reissued to officers and directors on December 28, 1995 pursuant to an officer and director stock purchase agreement (see Note 9). During 1996, the Company repurchased 318,300 shares of its common stock at a cost of $6,462,000; of which 18,800 shares were reissued on January 18, 1996 pursuant to an officer and director stock purchase agreement (see Note
9). The remaining 299,500 shares were retired in 1996.

     In July 1997, the Company announced its intention to repurchase additional shares of its common stock. During 1997 the Company repurchased and retired 278,500 shares of its common stock at a cost of $6,666,000.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     Distributions to Common and Preferred Stockholders

     For the year ended December 31, 1995, the Company paid distributions of $22,020,000 (or $1.82 per share of common stock), of which 45.75% represented a return of capital, 3.84% represented a long-term capital gain and 50.41% represented ordinary taxable dividend income.

     For the year ended December 31, 1996, the Company paid distributions of $27.0 million to its common stockholders (or $1.86 per share of common stock), of which 43.3% represented a return of capital, 3.7% represented a long-term capital gain and 53.0% represented ordinary taxable dividend income. In addition, the Company paid distributions of $2.4 million on its 9.16% Convertible Redeemable Preferred Stock (or $1.335 per share), of which 6.53% represented a long-term capital gain and 93.47% represented ordinary taxable dividend income.

     For the year ended December 31, 1997, the Company paid distributions of $33,852,000 (or $1.93 per share of common stock), of which 44.06% represented a return of capital, 2.23% represented a 20% long-term capital gain and 53.71% represented ordinary taxable dividend income. In addition, the Company paid distributions of $3,986,000 on its 9.16% Convertible Redeemable Preferred Stock (or $2.29 per share) and $8,538,000 on its 9.2% Senior Preferred Stock (or $2.30 per share), of which 3.99% represented a long-term capital gain and 96.01% represented ordinary taxable dividend income.

     On March 4, 1998, the Company paid distributions of $12.0 million to stockholders of record on February 18, 1998. The common stockholders were paid $0.4825 per share; the 9.16% Convertible Redeemable Preferred Stockholders were paid $0.5725 per share and the 9.20% Senior Preferred Stockholders were paid $0.575 per share.

     Distribution Preferences

     Distributions on the Company's preferred stock and certain of its minority interest securities have priority over other distributions. Following are the Company's distribution preferences:

     (a) First, to holders of the 9.20% Senior Preferred Stock (4,000,000 shares at December 31, 1997, with an annual dividend rate of $2.30 per share); then

     (b) to holders of the 9.16% Series B Convertible Redeemable Preferred Stock (1,712,182 shares at December 31, 1997, with an annual dividend rate of $2.29 per share) and the holders of 1,999,909 Preferred OP Units (with an annual distribution of $2.25 per unit); then

     (c) to holders of 810,128 Common OP Units (at a minimum cumulative annual distribution equal to $1.82 per unit); and

     (d) finally, to all remaining holders of Common OP Units and common stock.

(12) FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgement is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Cash and cash equivalents, receivables (including notes receivable from officers and directors), accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

     As of December 31, 1997, the outstanding balance of fixed rate mortgage notes payable of $370.1 million had a fair value of $379.1 million (excluding prepayment penalties) as estimated based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of December 31, 1997. Of these mortgages, $179.0 million were not prepayable at December 31, 1997. The remaining notes were subject to prepayment penalties of $5.6 million at December 31, 1997, which would be required to retire these notes prior to maturity. The floating rate mortgage notes payable balance at December 31, 1997 reasonably approximates fair value.

     As of December 31, 1996, the outstanding balance of fixed rate mortgage notes payable of $207.8 million had a fair value of $211.7 million (excluding prepayment penalties) as estimated based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of December 31, 1996. Of these mortgage notes, $178.0 million were not prepayable at December 31, 1996. The remaining notes were subject to prepayment penalties of $1.9 million at December 31, 1996, which would be required to retire these notes prior to maturity. The floating rate mortgage notes payable balance of $51.1 million at December 31, 1996 reasonably approximates fair value.

     The fair value of the Company's forward treasury lock agreements (used to hedge against exposure to interest rate fluctuations) is $9.3 million, the estimated amount that the Company would pay to terminate the agreements as of December 31, 1997. The amount was determined based on a quote received from a financial institution which transacts these type of settlements.

     The fair value estimates presented herein are based on information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

(13) COMMITMENTS AND CONTINGENCIES

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

     Effective October 1, 1995, the Company entered into a lease agreement for its corporate office space. The lease requires monthly lease payments of $25,000 for a period of sixty months.

     In January 1998, the Company executed a lease agreement for additional office space. The lease requires monthly lease payments commencing at $66,000 up to $78,000 for a period of 120 months, beginning May 1998.

     As of December 31, 1997, the Company had employment agreements with five executive officers for five-year periods ending in February or October 2002. The aggregate remaining compensation due under these agreements was approximately $4.9 million as of December 31, 1997. Under such agreements, the Company is liable for the compensation benefits for one year if an executive officer were to be terminated without cause, as defined.

     On various dates in 1996 and 1997, the Company entered into contractual obligations with a third party to construct carports on 59 of the Company's properties. The total cost of the carports was estimated to be approximately $13.6 million, of which $9.3 million had been incurred as of December 31, 1997. The remaining $4.3 million is expected to be paid during 1998.

     On February 27, 1998, the Company signed a joint venture agreement with The Grupe Company ("Grupe") to purchase, for approximately $47 million, two Sacramento area properties which will consist of

                      WALDEN RESIDENTIAL PROPERTIES, INC.

616 apartment units. Under the terms of the joint venture, Grupe will build and lease-up the two properties before the Company would purchase 100% of both properties from the joint venture. The purchase is anticipated to occur sometime in late 1999.

(14) QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial information for the two year period ended December 31, 1997 is as follows (in thousands, except per share amounts):

                                                                  1997 QUARTERS ENDED
                                             --------------------------------------------------------------
                                              MARCH     JUNE 30   SEPTEMBER 30   DECEMBER 31 (A)    TOTAL
                                             --------   -------   ------------   ---------------   --------
Revenues..................................   $33,291    $34,750     $36,499          $66,595       $171,135
Expenses..................................    26,556     29,065      30,328           60,128        146,077
                                             -------    -------     -------          -------       --------
Operating income..........................     6,735      5,685       6,171            6,467         25,058
Gain on disposition of real property......        --         --          --            2,055          2,055
Extraordinary loss on debt
  extinguishment..........................        --         --          --             (422)          (422)
Income allocated to minority interests....      (405)      (395)       (397)          (2,912)        (4,109)
                                             -------    -------     -------          -------       --------
Net income................................     6,330      5,290       5,774            5,188         22,582
Preferred distributions...................    (3,312)    (3,311)     (3,282)          (3,281)       (13,186)
                                             -------    -------     -------          -------       --------
Net income available to common
  stockholders............................   $ 3,018    $ 1,979     $ 2,492          $ 1,907       $  9,396
                                             =======    =======     =======          =======       ========
Basic net income per share:
Before extraordinary item, less preferred
  distributions and income allocated to
  minority interests......................   $  0.18    $  0.11     $  0.14          $  0.13       $   0.55
Extraordinary loss on debt
  extinguishment..........................        --         --          --            (0.02)         (0.02)
                                             -------    -------     -------          -------       --------
Net income available to common
  stockholders............................   $  0.18    $  0.11     $  0.14          $  0.11       $   0.53
                                             =======    =======     =======          =======       ========
Diluted net income per share:
Before extraordinary item, less preferred
  distributions and income allocated to
  minority interests......................   $  0.17    $  0.11     $  0.14          $  0.13       $   0.55
Extraordinary loss on debt
  extinguishment..........................        --         --          --            (0.02)         (0.02)
                                             -------    -------     -------          -------       --------
Net income available to common
  stockholders............................   $  0.17    $  0.11     $  0.14          $  0.11       $   0.53
                                             =======    =======     =======          =======       ========

---------------

(a) Operations for the fourth quarter of 1997 include Drever, which was acquired on October 1, 1997 (see Note 11).

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                                                                1996 QUARTERS ENDED
                                             ----------------------------------------------------------
                                             MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31    TOTAL
                                             --------   -------   ------------   -----------   --------
Revenues...................................  $25,275    $25,962     $28,899        $31,035     $111,171
Expenses...................................   21,755     22,117      24,136         25,975       93,983
                                             -------    -------     -------        -------     --------
Operating income...........................    3,520      3,845       4,763          5,060       17,188
Gain on disposition of real property.......       --      1,272         724            (62)       1,934
Extraordinary loss on debt
  extinguishment...........................     (488)       (96)       (488)          (776)      (1,848)
Income allocated to minority interests.....     (471)      (471)       (387)          (376)      (1,705)
                                             -------    -------     -------        -------     --------
Net income.................................    2,561      4,550       4,612          3,846       15,569
Preferred distributions....................       --       (342)     (1,022)        (1,023)      (2,387)
                                             -------    -------     -------        -------     --------
Net income available to common
  stockholders.............................  $ 2,561    $ 4,208     $ 3,590        $ 2,823     $ 13,182
                                             =======    =======     =======        =======     ========
Basic net income per share:
Before extraordinary item, less preferred
  distributions and income allocated to
  minority interests.......................  $  0.21    $  0.31     $  0.28        $  0.23     $   1.02
Extraordinary loss on debt
  extinguishment...........................    (0.03)     (0.01)      (0.03)         (0.05)       (0.12)
                                             -------    -------     -------        -------     --------
Net income available to common
  stockholders.............................  $  0.18    $  0.30     $  0.25        $  0.18     $   0.90
                                             =======    =======     =======        =======     ========
Diluted net income per share:
Before extraordinary item, less preferred
  distributions and income allocated to
  minority interests.......................  $  0.21    $  0.31     $  0.28        $  0.23     $   1.01
Extraordinary loss on debt
  extinguishment...........................    (0.03)     (0.01)      (0.03)         (0.05)       (0.12)
                                             -------    -------     -------        -------     --------
Net income available to common
  stockholders.............................  $  0.18    $  0.30     $  0.25        $  0.18     $   0.90
                                             =======    =======     =======        =======     ========

                      WALDEN RESIDENTIAL PROPERTIES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                DREVER
                                                             PRO FORMA        PRO-FORMA        PRO
                                              HISTORICAL   ADJUSTMENTS(A)   ADJUSTMENTS(B)    FORMA
                                              ----------   --------------   --------------   --------
REVENUES
  Rental income.............................   $163,224       $10,234          $82,566       $256,024
  Other property income.....................      6,313           537            2,785          9,635
  Interest income...........................      1,598          (290)             493          1,801
  Other income..............................         --            --              653            653
                                               --------       -------          -------       --------
          Total revenues....................    171,135        10,481           86,497        268,113
                                               --------       -------          -------       --------
EXPENSES
  Property operating and maintenance........     56,483         3,723           31,917         92,123
  Real estate taxes.........................     16,805           943            8,670         26,418
  General and administrative................      7,734            --            8,069         15,803
  Unusual charge -- officer settlement
     agreement..............................      1,940            --               --          1,940
  Interest..................................     28,447         1,468           23,346(c)      53,261
  Amortization..............................        827            (7)              --            820
  Depreciation..............................     33,841         2,190           18,965(d)      54,996
                                               --------       -------          -------       --------
          Total expenses....................    146,077         8,317           90,967        245,361
                                               --------       -------          -------       --------
Operating income............................     25,058         2,164           (4,470)        22,752
Gain on disposition of real property........      2,055        (2,055)              --             --
                                               --------       -------          -------       --------
Income before extraordinary item and income
  allocated to minority interests...........     27,113           109           (4,470)        22,752
Extraordinary loss on debt forgiveness......       (422)          422               --             --
                                               --------       -------          -------       --------
Income before income allocated to minority
  interests.................................     26,691           531           (4,470)        22,752
Income allocated to minority interests......     (4,109)           --           (3,253)(e)     (7,362)
                                               --------       -------          -------       --------
Net income..................................     22,582           531           (7,723)        15,390
Preferred distributions.....................    (13,186)           --               --        (13,186)
                                               --------       -------          -------       --------
Net income available to common
  stockholders..............................   $  9,396       $   531          $(7,723)      $  2,204
                                               ========       =======          =======       ========
Basic net income per share..................   $    .53                                      $    .13
                                               ========                                      ========
Diluted net income per share................   $    .53                                      $    .12
                                               ========                                      ========
Basic weighted average number of common
  shares outstanding........................     17,590                                        17,599
                                               ========                                      ========
Diluted weighted average number of common
  shares and common share equivalents
  outstanding...............................     17,747                                        17,756
                                               ========                                      ========

     See Note 4 of Notes to Consolidated Financial Statements to the Company's Consolidated Financial Statements for the year ended December 31, 1997 for an explanation of 1997 acquisitions and dispositions.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (IN THOUSANDS, EXCEPT PROPERTY INFORMATION)

     (a) The pro forma adjustments for the year ended December 31, 1997, reflect as of January 1, 1997: (i) the operations of fourteen apartment properties acquired and one apartment property disposed of by the Company in 1997, (ii) the reduction in interest income, net increase in interest expense on indebtedness incurred, and the net increase in depreciation expense related to such acquisitions and dispositions.

     (b) The Drever pro forma adjustments for the year ended December 31, 1997 reflected as of January 1, 1997 the operations of 79 apartment properties acquired by the Company in 1997 from Drever.

     (c) Represents interest expense related to indebtedness incurred in connection with the Drever acquisitions, including the amounts borrowed under the Company's variable rate credit facility and term loan and mortgages assumed. The pro forma weighted average combined interest rate was 7.53% for the year ended December 31, 1997.

     (d) Represents an adjustment to depreciation of real estate owned as a result of acquiring the real estate assets of Drever. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 24 years. Buildings are being depreciated over 25 years and other depreciable assets over 5, 10, or 15 years depending on the useful life of the related asset.

     (e) Represents an adjustment for common partnership OP Units issued in connection with the Drever transaction.

                          INDEPENDENT AUDITORS' REPORT

To the Directors, Stockholders and Partners of
Drever Partners, Inc. and Affiliates

     We have audited the accompanying combined balance sheets of Drever Partners, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of operations, partners'/stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the management of Drever Partners, Inc. and affiliates. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Drever Partners, Inc. and affiliates at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
---------------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
June 27, 1997
October 1, 1997 as to Note 14

                      DREVER PARTNERS, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                DECEMBER 31,
                                                                            --------------------
                                                           JUNE 30, 1997      1996        1995
                                                           -------------    --------    --------
                                                           (UNAUDITED)
                                             ASSETS
Real estate assets, at cost:
  Land.................................................      $ 70,108       $ 70,336    $ 70,336
  Buildings and improvements...........................       466,413        464,432     452,852
  Less accumulated depreciation........................      (109,649)       (99,260)    (76,812)
                                                             --------       --------    --------
  Total real estate assets.............................       426,872        435,508     446,376
Rent and other receivables.............................           421            479         326
Receivables from related parties.......................         3,201          2,957       1,700
Prepaid and other assets...............................         1,305            765       3,674
Deferred financing costs, net..........................         3,339          3,741       4,417
Deferred tax asset.....................................           174            174         268
Cash and cash equivalents..............................        11,318         10,866      11,828
Restricted cash........................................         2,537          4,402       6,549
                                                             --------       --------    --------
  Total assets.........................................      $449,167       $458,892    $475,138
                                                             ========       ========    ========
                         LIABILITIES AND PARTNERS'/STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable...............................      $287,266       $290,854    $293,702
  Other long-term debt.................................           626            759       1,469
  Investor notes payable...............................         6,336          6,497       6,594
  Accrued real estate taxes............................         5,845          9,699       9,365
  Accounts payable.....................................         2,473          3,481       3,033
  Payable to related parties...........................           318            301         538
  Accrued expenses and other liabilities...............         8,265          8,056       7,823
                                                             --------       --------    --------
     Total liabilities.................................       311,129        319,647     322,524
Commitments and contingencies (Note 11)
Partners'/Stockholders' equity:
  Partners' capital....................................       182,806        179,559     182,213
  Common stock.........................................            25             25          25
  Treasury stock.......................................          (371)          (371)       (371)
  Additional paid-in capital...........................           639            639         639
  Accumulated deficit..................................       (45,061)       (40,607)    (29,892)
                                                             --------       --------    --------
     Total partners'/stockholders' equity..............       138,038        139,245     152,614
                                                             --------       --------    --------
Total liabilities and partners'/stockholders' equity...      $449,167       $458,892    $475,138
                                                             ========       ========    ========

                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                SIX MONTHS ENDED
                                                    JUNE 30,           YEARS ENDED DECEMBER 31,
                                                -----------------   ------------------------------
                                                 1997      1996       1996       1995       1994
                                                -------   -------   --------   --------   --------
                                                   (UNAUDITED)
REVENUES
  Rental income...............................  $54,635   $53,007   $107,344   $101,630   $ 84,935
  Other property income.......................    1,633     1,584      3,259      3,025      2,463
  Construction revenue........................       --       647        919        308         --
  Interest income.............................      229       230        620        979        750
  Other income (expense)......................     (200)     (178)    (1,092)       508      1,668
                                                -------   -------   --------   --------   --------
          Total revenues......................   56,297    55,290    111,050    106,450     89,816
                                                -------   -------   --------   --------   --------
EXPENSES:
  Property operating and maintenance..........   20,048    19,697     40,682     40,060     33,585
  Real estate taxes...........................    5,780     5,689     11,486     11,051      8,940
  Construction cost of sales..................       --       652        891        240         --
  General and administrative..................    4,209     4,729      9,343      9,654     10,485
  Interest....................................   11,060    11,445     22,909     23,412     19,531
  Amortization................................      430       440        888        953        794
  Depreciation................................   11,278    11,461     22,888     21,227     17,050
                                                -------   -------   --------   --------   --------
          Total expenses......................   52,805    54,113    109,087    106,597     90,385
                                                -------   -------   --------   --------   --------
OPERATING INCOME (LOSS).......................    3,492     1,177      1,963       (147)      (569)
  Gain (loss) on disposition of property......     (170)       --         --        (90)       156
  Loss on debt forgiveness....................       --        --         --       (455)        --
                                                -------   -------   --------   --------   --------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND
  INCOME TAXES................................    3,322     1,177      1,963       (692)      (413)
INCOME TAXES..................................     (322)     (243)      (647)      (487)      (373)
                                                -------   -------   --------   --------   --------
INCOME(LOSS) BEFORE EXTRAORDINARY ITEM........    3,000       934      1,316     (1,179)      (786)
  Extraordinary gain (loss) on debt
     extinguishment...........................       --        71        348         --       (735)
                                                -------   -------   --------   --------   --------
NET INCOME (LOSS).............................  $ 3,000   $ 1,005   $  1,664   $ (1,179)  $ (1,521)
                                                =======   =======   ========   ========   ========

                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

             COMBINED STATEMENTS OF PARTNERS'/STOCKHOLDERS' EQUITY
                   SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                                                      TOTAL
                                           COMMON STOCK                ADDITIONAL                  PARTNERS'/
                              PARTNERS'   ---------------   TREASURY    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                               CAPITAL    SHARES   AMOUNT    STOCK      CAPITAL       DEFICIT        EQUITY
                              ---------   ------   ------   --------   ----------   -----------   -------------
Partners'/stockholders'
  equity at
  January 1, 1994...........  $102,232    15,000    $15      $ (41)       $607       $(10,688)      $ 92,125
  Net income (loss).........     7,671                                                 (9,192)        (1,521)
  Contributions.............    80,323                                                                80,323
  Distributions.............   (14,646)                                                              (14,646)
  Purchase of treasury
     stock..................                                  (330)                                     (330)
                              --------    ------    ---      -----        ----       --------       --------

Partners'/stockholders'
  equity at
  December 31, 1994.........   175,580    15,000     15       (371)        607        (19,880)       155,951
  Net income (loss).........     8,833                                                (10,012)        (1,179)
  Contributions.............    12,304                                                                12,304
  Distributions.............   (14,504)                                                              (14,504)
  Common stock issued.......              10,000     10                     32                            42
                              --------    ------    ---      -----        ----       --------       --------
Partners'/stockholders'
  equity at December 31,
  1995......................   182,213    25,000     25       (371)        639        (29,892)       152,614
  Net income (loss).........    12,379                                                (10,715)         1,664
  Contributions.............       195                                                                   195
  Distributions.............   (15,228)                                                              (15,228)
                              --------    ------    ---      -----        ----       --------       --------
Partners'/stockholders'
  equity at December 31,
  1996......................   179,559    25,000     25       (371)        639        (40,607)       139,245
  Net income (loss)
     (unaudited)............     7,454                                                 (4,454)         3,000
  Distributions
     (unaudited)............    (4,207)                                                               (4,207)
                              --------    ------    ---      -----        ----       --------       --------
Partners'/stockholders'
  equity at June 30, 1997
  (unaudited)...............  $182,806    25,000    $25      $(371)       $639       $(45,061)      $138,038
                              ========    ======    ===      =====        ====       ========       ========

                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                           SIX MONTHS ENDED
                                                               JUNE 30,            YEARS ENDED DECEMBER 31,
                                                         ---------------------   ----------------------------
                                                            1997        1996      1996      1995       1994
                                                         -----------   -------   -------   -------   --------
                                                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................    $ 3,000     $ 1,005   $ 1,664   $(1,179)  $ (1,521)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation and amortization......................     11,708      11,901    23,776    22,180     17,844
    (Gain)/loss on disposition of real property........        170          --        --        90       (156)
    Extraordinary (gain) loss on debt
      extinguishments..................................         --         (71)     (348)      455        735
    Deferred income tax................................         --          --        94       756       (423)
    Net effect of changes in operating accounts:
      Restricted cash..................................      1,865       3,230     2,147     1,366       (654)
      Other assets.....................................       (598)      1,090     2,469    (6,723)       702
      Receivables......................................         58        (303)     (153)      118        632
      Receivables from related parties.................       (244)        219    (1,257)    1,445        214
      Accrued real estate taxes........................     (3,854)     (3,846)      334     1,620      3,372
      Accounts payable.................................     (1,008)       (795)      448       (58)       340
      Payables to related parties......................         17           9      (237)   (1,038)         4
      Other liabilities................................        209       1,498       233      (226)     1,204
                                                           -------     -------   -------   -------   --------
         Net cash provided by operating activities.....     11,323      13,937    29,170    18,806     22,293
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of real estate assets.......................         --          --        --   (20,257)  (113,056)
  Real estate asset additions..........................     (4,105)     (6,264)  (11,580)  (21,851)   (19,494)
  Proceeds from disposition of real property...........         --          --        --       110      1,485
                                                           -------     -------   -------   -------   --------
    Net cash used in investing activities..............     (4,105)     (6,264)  (11,580)  (41,998)  (131,065)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions received...............................         --         195       195    12,304     80,323
  Distributions paid to partners.......................     (4,207)     (6,108)  (15,228)  (14,504)   (14,646)
  Common stock issued..................................         --          --        --        42         --
  Proceeds from mortgage notes payable.................         --      21,380    39,080    17,389    163,127
  Payment of mortgage notes payable....................         --     (20,700)  (36,978)       --    (98,181)
  Principal reductions of debt.........................     (2,237)     (2,511)   (4,380)   (4,000)    (2,713)
  Payment of financing costs...........................        (28)        (75)     (434)   (1,266)    (3,179)
  Payment of investor notes............................       (161)        (97)      (97)     (120)      (737)
  Payment of other long-term debt......................       (133)       (664)     (710)     (948)      (160)
                                                           -------     -------   -------   -------   --------
    Net cash (used in) provided by financing
      activities.......................................     (6,766)     (8,580)  (18,552)    8,897    123,834
                                                           -------     -------   -------   -------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...        452        (907)     (962)  (14,295)    15,062
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........     10,866      11,828    11,828    26,123     11,061
                                                           -------     -------   -------   -------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............    $11,318     $10,921   $10,866   $11,828   $ 26,123
                                                           =======     =======   =======   =======   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest...............................    $11,051     $11,414   $22,318   $22,861   $ 18,021
                                                           =======     =======   =======   =======   ========
  Income taxes paid....................................    $   325     $   376   $   391   $   655   $    165
                                                           =======     =======   =======   =======   ========
SUPPLEMENTAL NON CASH FINANCING ACTIVITIES:
  Obligation incurred for treasury stock...............    $    --     $    --   $    --   $    --   $    330
                                                           =======     =======   =======   =======   ========
  Debt assumed by purchaser of property................    $ 1,351     $    --   $    --   $    --   $     --
                                                           =======     =======   =======   =======   ========

                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED), AND
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.   BASIS OF PRESENTATION AND ORGANIZATION

     Drever Partners, Inc. and affiliates (collectively "Drever") consists of Drever Partners, Inc. and its majority owned subsidiaries Concierge Management Corporation ("CMC"), Drever Construction Corporation, Inc. ("DCC"), Concierge Realty & Finance Corporation ("CRFC"), Drever McIntosh & Co. ("DM & Co.") (collectively "DPI"), two affiliated corporations, 18 limited partnerships (collectively the "Partnerships" or individually the "Partnership") and an affiliated entity, which collectively owned and operated 79 multifamily apartment properties (the "Properties") as of June 30, 1997, 80 properties as of December 31, 1996 and 1995, and 79 properties as of December 31, 1994. CMC serves as the property management company for the Properties, DCC performs construction and maintenance services, CRFC assists in real estate acquisitions and financings and DM & Co. performs asset management services for certain of the Partnerships.

     Drever Partners, Inc. is the general partner in each of the Partnerships except for Apartment Opportunity Fund, L.P. ("AOF") and Apartment Opportunity Fund II, L.P. ("AOFII"). AOF, Inc. is an affiliate of DPI and the general partner of AOF Newgen, L.P., which is, in turn, the general partner of AOF. AOFII, Inc. is an affiliate of DPI and the general partner of AOFII.

     Drever owns properties in Texas, Arizona, California and Georgia consisting of 18,118 apartment units.

     On May 21, 1997, Drever entered into a definitive agreement with Walden Residential Properties, Inc. ("Walden") which, if consummated, will result in the combination of Walden, DPI and the Partnerships. The transaction value is approximately $670 million, consisting of $295 million in operating partnership units to be issued by Walden Drever Operating Partnership ("WDOP") which are convertible into $240 million in Walden Common Stock (10,322,580 shares) and $55 million in preferred stock (2,000,000 shares of 9% Redeemable Preferred Stock) with detachable warrants (6,666,667 Series B Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share) and $85 million in cash. The balance of the consideration consists of the assumption of approximately $290 million of mortgage debt. Pursuant to the agreement, Walden will offer to acquire the partnership interest of each limited partner in exchange for that portion of the transaction consideration which would have been allocable to such partner under the applicable partnership agreement assuming that the transaction had been structured as a sale of the Partnerships' underlying assets. The transaction is contingent upon limited partners owning more than 50% of the total limited partner interests in AOF and AOF II accepting their respective exchange offers. The transaction also requires the majority consent of the Walden common shareholders.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION -- The accompanying combined financial statements include the consolidated accounts of DPI; AOF, Inc.; AOFII, Inc.; the accounts of the Partnerships; and the affiliated entity, since DPI or one of its affiliates is the general partner of the Partnerships and consequently controls and manages their operations. All material inter-entity transactions and balances are eliminated in the combination.

     INCOME RECOGNITION -- Rental, interest and other income are recorded using the accrual method of accounting as earned.

     PROPERTY CONCENTRATION -- As of December 31, 1996, Drever owned 80 multifamily properties in four states, with 90% of its apartment units located in Texas and 10% located in Arizona, Georgia and California. Of the total units owned, 11,207 units, or 62%, are located in the Houston area. Apartment units are leased to residents on terms of one year or less, with monthly rental payments due in advance. In management's opinion, due to the number of residents and the type of markets in which the properties operate and the collection terms, there is not a significant concentration of credit risk.

                      DREVER PARTNERS, INC. AND AFFILIATES

     CASH AND CASH EQUIVALENTS -- All cash and investments in money market accounts, excluding restricted cash, that have a maturity of three months or less at the time of purchase are considered to be cash and cash equivalents.

     RESTRICTED CASH -- Restricted cash consists of security deposits and escrow deposits held by lenders for the payment of property taxes, insurance and replacement reserves. Restricted cash is invested primarily in short-term securities.

     Also included in restricted cash are amounts held in trust for non-combined affiliated entities of Drever Partners, Inc. Such amounts represent cash of affiliated entities of Drever Partners, Inc. which has been put under the care and control of Drever Partners, Inc. A reserve has been established in an amount equal to the cash balances held in trust and is included in accounts and notes payable to related parties in the accompanying financial statements.

     REAL ESTATE ASSETS AND DEPRECIATION -- Expenditures directly related to the acquisitions and improvement of real estate assets are capitalized at cost as land, buildings and improvements. Drever capitalizes the cost of appliances, carpets, major exterior painting, roof replacement and expenditures for other major property improvements, as well as rehabilitation costs incurred for properties acquired.

     Depreciation is computed on a straight-line basis over the estimated useful lives of 30 years for buildings and five, ten or 15 years for personal property.

     In March 1995, Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," was issued. Drever adopted SFAS No. 121 in 1995. Drever's management routinely reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on Drever's policy for reviewing impairment of long-lived assets, there was no adjustment necessary for impairment of properties during the three-year period ended December 31, 1996.

     DEFERRED FINANCING COSTS AND AMORTIZATION -- Legal fees and other costs associated with obtaining financing have been capitalized and are being amortized over the terms of the related debt. Financing costs were reported net of amortization of $2,998,000, $2,568,000, and $2,107,000 as of June 30, 1997,
and December 31, 1996 and 1995, respectively.

     EARNINGS PER SHARE -- The accompanying combined financial statements do not include disclosures of earnings per share as Drever Partners, Inc. and affiliates represent privately held corporate entities and partnerships for which this disclosure would be meaningless.

     INCOME TAXES -- DPI, AOF, Inc. and AOFII, Inc. elected to be taxed as C Corporations under the Internal Revenue Code and account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method of accounting for income taxes. Deferred taxes are recorded based on the difference between the financial statement and income tax bases of assets and liabilities. A valuation allowance is recognized for deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized.

     No provision for income taxes has been made in the accompanying combined financial statements for the combined operations of the Partnerships because these taxes are the responsibility of the individual partners.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses during the reporting period. Actual results may differ from such estimates.

     ENVIRONMENTAL REMEDIATION COSTS -- Drever accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from

                      DREVER PARTNERS, INC. AND AFFILIATES
environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. Drever's management is not aware of any environmental remediation obligations which would materially affect the operations, financial position or cash flows of the combined entity.

     INTERIM FINANCIAL DATA -- In the opinion of management, the accompanying unaudited combined financial statements contain all the adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the combined entity as of June 30, 1997 and 1996, and the results of their operations and changes in their financial position for the six months ended June 30, 1997 and 1996.

3.   ACQUISITIONS AND DISPOSITIONS

     ACQUISITIONS -- During 1995, the Partnerships acquired two apartment properties containing 484 units for a cost of $20,257,000 located in San Diego, California and Houston, Texas. During 1994, the Partnerships acquired 18 apartment properties containing 4,492 units for a cost of $113,056,000. These properties are located in Houston, Dallas, Austin and Corpus Christi, Texas; San Diego, California; and Atlanta, Georgia. No properties were acquired during 1996.

     The acquisitions were accounted for by the purchase method of accounting and the accompanying combined financial statements reflect the results of operations of the acquired properties since the date of purchase.

     DISPOSITIONS -- During 1994, a Partnership disposed of one apartment property containing 326 units for $1,536,000, less closing costs. In connection with this disposition, the Partnership recorded a gain on the sale of property of $156,000. During 1995, a Partnership sold land adjacent to one of its apartment properties due to condemnation. In connection with this disposition, the Partnership recorded a loss on sale of $90,000. No real estate asset dispositions occurred during 1996.

     In April 1997, a Partnership disposed of one apartment property having 72 units. In connection with this disposition, the buyer assumed the mortgage notes on the property of $1,351,000 and the Partnership recorded a net loss on the sale of property of $170,000.

                      DREVER PARTNERS, INC. AND AFFILIATES

4.   REAL ESTATE ASSETS

     Changes in real estate assets and related accumulated depreciation for the years ended December 31, 1996, 1995 and 1994, and the six-month period ended June 30, 1997, are as follows:

Real estate assets:
  Balance at January 1, 1994................................    $350,074,000
  Purchase of real estate assets............................     113,056,000
  Sale of real estate assets................................      (1,344,000)
  Fixed asset additions.....................................      19,494,000
                                                                ------------
  Balance at December 31, 1994..............................     481,280,000
  Purchase of real estate assets............................      20,257,000
  Sale of real estate assets................................        (200,000)
  Fixed asset additions.....................................      21,851,000
                                                                ------------
  Balance at December 31, 1995..............................     523,188,000
  Fixed asset additions.....................................      11,580,000
                                                                ------------
  Balance at December 31, 1996..............................     534,768,000
  Fixed asset additions (unaudited).........................       4,105,000
  Sale of real estate assets (unaudited)....................      (2,352,000)
                                                                ------------
  Balance at June 30, 1997 (unaudited)......................    $536,521,000
                                                                ============
Accumulated depreciation:
  Balance at January 1, 1994................................    $ 39,348,000
  Depreciation expense......................................      16,776,000
  Write-off related to real estate assets sold..............         (15,000)
                                                                ------------
  Balance at December 31, 1994..............................      56,109,000
  Depreciation expense......................................      20,703,000
                                                                ------------
  Balance at December 31, 1995..............................      76,812,000
  Depreciation expense......................................      22,448,000
                                                                ------------
  Balance at December 31, 1996..............................      99,260,000
  Depreciation expense (unaudited)..........................      11,220,000
  Write-off related to real estate assets sold
     (unaudited)............................................        (831,000)
                                                                ------------
  Balance at June 30, 1997 (unaudited)......................    $109,649,000
                                                                ============

                      DREVER PARTNERS, INC. AND AFFILIATES

5.   ACCRUED EXPENSES AND OTHER LIABILITIES

     Included in accrued expenses and other liabilities at June 30, 1997, and December 31, 1996 and 1995, are the following:

                                                                               DECEMBER 31,
                                                                         ------------------------
                                                        JUNE 30, 1997       1996          1995
                                                        -------------    ----------    ----------
                                                         (UNAUDITED)
Security deposits.....................................   $3,804,000      $3,782,000    $3,649,000
Accrued interest......................................    1,694,000       1,685,000     1,915,000
Other accrued liabilities.............................    2,306,000       1,657,000     1,526,000
Self-insurance reserve................................           --         468,000       336,000
Federal income taxes payable..........................      461,000         464,000       397,000
                                                         ----------      ----------    ----------
                                                         $8,265,000      $8,056,000    $7,823,000
                                                         ==========      ==========    ==========

     Other accrued liabilities include construction advances, net over billings for construction services, and other miscellaneous operational accruals for DPI and the Partnerships.

     SELF INSURANCE RESERVE -- During 1996, 1995 and 1994, Drever maintained a self-insurance program for that portion of employee health care and Texas workers' compensation costs which are not covered by insurance contracts. The self-insurance reserve represents Drever's estimated liability for workers' compensation and health benefits claims, including those that have been incurred but not yet reported. The amounts are based on actuarially determined estimates.

     Beginning January 1, 1997, all of Drever's employees became covered under a standard workers' compensation insurance contract. Any claims incurred after January 1, 1997, will be covered under the new policy. Existing claims for injuries prior to January 1, 1997, will be covered under the self-insurance program.

6.   MORTGAGE NOTES PAYABLE AND OTHER LONG TERM DEBT

     Mortgage notes payable consist of the following:

                                   AS OF DECEMBER 31, 1996               PRINCIPAL BALANCE AS OF
                                -----------------------------   ------------------------------------------
                                  WEIGHTED        WEIGHTED             DECEMBER 31,
                                   AVERAGE      AVERAGE YEARS   ---------------------------     JUNE 30,
                                INTEREST RATE    TO MATURITY        1996           1995           1997
                                -------------   -------------   ------------   ------------   ------------
                                                                                              (Unaudited)
Fixed rate conventional
  mortgage notes payable,
  bearing interest at rates
  ranging from 6.95% to 9.63%
  per annum, maturing at
  various dates from August
  1998 through February
  2007........................      7.43%         4.2 years     $242,580,000   $244,630,000   $240,513,000
Variable rate conventional
  mortgage notes payable,
  bearing interest at rates
  ranging from LIBOR plus
  1.75% to prime plus 1.50%
  per annum, maturing at
  various dates from August
  1997 through November
  2026........................      8.08%         5.4 years       48,274,000     49,072,000     46,753,000
                                    -----         ---------     ------------   ------------   ------------
Total/weighted average........      7.55%         4.3 years     $290,854,000   $293,702,000   $287,266,000
                                    =====         =========     ============   ============   ============

                      DREVER PARTNERS, INC. AND AFFILIATES

     At June 30, 1997 and December 31, 1996 and 1995, all of Drever's real estate assets were collateral for the various mortgage loans which are nonrecourse to the partners.

     Drever Partners, Inc. has guaranteed the payment of $17,750,000 of the Partnerships' mortgage notes as of December 31, 1996 and June 30, 1997.

     OTHER LONG-TERM DEBT -- In September 1994, CMC received $700,000 under a promissory note which was principally used to finance computer conversions and expansions. The note is secured by certain computer equipment and is guaranteed by Drever Partners, Inc. The note bears interest at the lenders prime rate. At June 30, 1997, and December 31, 1996 and 1995, the outstanding amount due under the note was $81,000, $162,000 and $599,000, respectively. The balance of the note is due December 1997.

     At June 30, 1997, and December 31, 1996 and 1995, DPI has additional notes due to other third parties. These notes are non-interest-bearing and are due on various dates in 1997 ($140,000) and 1998 ($40,000). The balance of these notes at June 30, 1997, and December 31, 1996 and 1995, were $130,000, $180,000 and
$12,000, respectively.

     In February 1994, AOF II, Inc. entered into a $383,000 note agreement with an investor in AOF II. The note bears interest at 9% with monthly payments of interest only. The outstanding principal and unpaid interest is due in November 2003. The outstanding amount due under this note at June 30, 1997, and December 31, 1996 and 1995, was $295,000.

     At December 31, 1995, Drever Partners, Inc. had a $440,000 note with a lending institution. Such note bears interest at the bank's prime rate and matured in September 1996.

     Drever Partners, Inc. has a note payable with a lending institution which bears interest at 11.5% and matures in January 2010. The outstanding balance at June 30, 1997, and December 31, 1996 and 1995, was $120,000, $122,000 and
$123,000, respectively.

     PRINCIPAL DEBT MATURITIES -- Principal debt maturities, including balloon payments, for the next five years are as follows:

                                                 JUNE 30, 1997
                                                  (UNAUDITED)                 DECEMBER 31, 1996
                                          ----------------------------   ----------------------------
                                            MORTGAGE      OTHER LONG-      MORTGAGE      OTHER LONG-
                                          NOTES PAYABLE    TERM DEBT     NOTES PAYABLE    TERM DEBT
                                          -------------   ------------   -------------   ------------
1997....................................  $  6,279,000    $    173,000   $  8,516,000    $    306,000
1998....................................    23,149,000          45,000     24,500,000          45,000
1999....................................    12,801,000           5,000     12,801,000           5,000
2000....................................    76,428,000           6,000     76,428,000           6,000
2001....................................   145,762,000           7,000    145,762,000           7,000
Thereafter..............................    22,847,000         390,000     22,847,000         390,000
                                          ------------    ------------   ------------    ------------
          Total.........................  $287,266,000    $    626,000   $290,854,000    $    759,000
                                          ============    ============   ============    ============

     EXTRAORDINARY ITEMS -- During 1996, Drever refinanced approximately $36,978,000 of mortgage loans prior to maturity, which resulted in an aggregate extraordinary gain of $348,000. During 1994, Drever refinanced $98,181,000 of mortgage loans prior to maturity which resulted in an aggregate extraordinary loss of $735,000.

7.   INVESTOR NOTES

     Investor notes represent amounts due to investors by the Partnerships. Investor notes bear interest at various rates ranging between 9.5% and 10% and mature at various dates ranging from December 1997

                      DREVER PARTNERS, INC. AND AFFILIATES

($304,000) through December 1998 ($2,141,000). Interest only payments are due monthly with the principal due in full upon maturity. The balance of these notes at June 30, 1997, and December 31, 1996 and 1995, was $2,336,000, $2,445,000 and
$2,366,000, respectively.

     Also included in investor notes is the outstanding principal and accrued interest due under a note between Houston Portfolio Joint Venture II ("HPJVII"), a Partnership, and an investor, which was executed in February 1990. The note bears base interest at 5% and will earn additional interest equal to approximately 25% of the respective Partnership's profits realized upon sale of its properties. All base interest, unpaid principal and additional interest is due upon disposition of the Partnership's assets or in February 2002. The outstanding amount due under this note at June 30, 1997, and December 31, 1996 and 1995, was $4,000,000, $4,052,000 and $4,131,000, respectively, including all unpaid interest. The note is convertible into partners' capital at the option of the investor or HPJVII upon the satisfaction of certain conditions precedent as specified in the note agreement.

8.   PARTNERS'/STOCKHOLDERS' EQUITY

     PARTNERS' CAPITAL -- Each of the Partnerships were formed under the provisions of a partnership agreement (collectively, the "Agreements"). Pursuant to the Agreements, initial contributions were made by each of the partners. A capital account is maintained for each partner in which their account is increased with the initial and any subsequent contributions and income from operations and decreased for any distributions and losses from operations. During the years ended December 31, 1996, 1995 and 1994, distributions to limited partners were $15,168,000, $14,504,000 and $14,646,000, respectively.
Distributions to the general partner were $20,000 and $60,000 for the six month period ended June 30, 1997 and year ended December 31, 1996, respectively. No distributions were made to the general partner with respect to its carried interest during the years ended December 31, 1995 and 1994. During the six-month period ended June 30, 1997, distributions to limited partners were $4,187,000. Contributions to the partnerships for the years ended December 31, 1996, 1995 and 1994, were $195,000, $12,304,000 and $80,323,000. No contributions were received during the six-month period ended June 30, 1997.

     Each partner's capital account is increased for their allocated share of net income of the partnership and decreased for their allocated share of net losses. Net income and losses are allocated to each partner based on their ownership interest in the partnership. However, no losses are allocated to the limited partners once their capital account is zero. Limited partners' unallocated losses are allocated to the general partner.

     STOCKHOLDERS' EQUITY -- Drever Partners, Inc. has 5,000 shares of no par value stock authorized and issued and 4,050 shares outstanding at June 30, 1997, and December 31, 1996 and 1995. CMC, DCC and CRFC each have 1,000 shares of $1 par value stock authorized, issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. DM & Co. has 2,500 shares of no class, no par value stock authorized and 100 shares issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. Drever Partners, Inc. owns 100% of DCC and DM & Co., 95% of CRFC and 90% of CMC outstanding stock. The remaining shares are held by officers of the entities. During the six-month period ended June 30, 1997 and the three-year period ended December 31, 1996, no dividends were declared or paid by Drever Partners, Inc., DCC, CMC or CRFC. As of June 30, 1997, a sale of Drever Partners, Inc.'s investment in DM & Co. to a third party is pending, which is expected to be completed in the third quarter of 1997.

     AOF, Inc. and AOFII, Inc. each have 10,000 shares of $1 par value stock authorized, issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. During the three-year period ended December 31, 1996, and the six-month period ended June 30, 1997, no dividends were declared or paid by AOF, Inc. and AOFII, Inc.

                      DREVER PARTNERS, INC. AND AFFILIATES

9.   FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The following disclosure of estimated fair value of financial instruments was determined by Drever using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

     Cash and cash equivalents, receivables (including receivables from related parties), accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value.

     The fixed rate mortgage notes payable of $242,580,000 and $244,630,000 as of December 31, 1996 and 1995, respectively, have a fair value which approximates the book value as estimated based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of the respective year end.

     The fair value estimates presented herein are based on information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

10. PROVISION FOR INCOME TAXES

     The provision for income taxes for DPI consists of the following for the six-month periods ended June 30, 1997 and 1996, and the years ended December 31, 1996, 1995 and 1994:

                                          JUNE 30                      DECEMBER 31,
                                    --------------------    ----------------------------------
                                      1997        1996        1996        1995         1994
                                    --------    --------    --------    ---------    ---------
                                        (Unaudited)
Current.........................    $322,000    $243,000    $553,000    $(269,000)   $ 796,000
Deferred........................          --          --      94,000      756,000     (423,000)
                                    --------    --------    --------    ---------    ---------
                                    $322,000    $243,000    $647,000    $ 487,000    $ 373,000
                                    ========    ========    ========    =========    =========

     DPI's effective tax rate differs from the federal statutory rate of 34% in 1997, 1996, 1995 and 1994 primarily due to nondeductible meals and entertainment, penalties and state income taxes.

     Deferred taxes result primarily from temporary differences in the recognition of bad debt expense, self-insurance reserves, depreciation and accrual versus cash accounting between reporting for income tax and financial statement purposes.

     The tax effects of items that gave rise to significant portions of the deferred tax accounts are as follows:

                      DREVER PARTNERS, INC. AND AFFILIATES

                                                                               DECEMBER 31,
                                                                          ----------------------
                                                         JUNE 30, 1997      1996         1995
                                                         -------------    ---------    ---------
                                                          (UNAUDITED)
Deferred tax assets:
  Fixed asset depreciable basis adjustment.............    $ 172,000      $ 172,000    $ 156,000
  Accruals not deductible until paid...................      178,000        178,000      308,000
  Bad debt allowance...................................      180,000        180,000      180,000
  Other................................................       79,000         79,000       59,000
                                                           ---------      ---------    ---------
                                                             609,000        609,000      703,000
Deferred tax liability -- Partnership tax basis
  adjustment...........................................     (435,000)      (435,000)    (435,000)
                                                           ---------      ---------    ---------
                                                           $ 174,000      $ 174,000    $ 268,000
                                                           =========      =========    =========

     Management believes that DPI has the ability to utilize its deferred tax assets by applying them against taxable income to be generated in future years. Accordingly, no valuation allowance for deferred tax assets has been recorded for 1997, 1996 or 1995.

11. COMMITMENTS AND CONTINGENCIES

     Drever is the lessee under various noncancelable operating leases for its principal office facilities and other equipment leases. Minimum annual lease payments required under these operating leases at December 31, 1996, are as follows:

1997........................................................    $  841,000
1998........................................................       511,000
1999........................................................       439,000
2000........................................................       226,000
                                                                ----------
  Total.....................................................    $2,017,000
                                                                ==========

     Rent expense for the years ended December 31, 1996, 1995 and 1994, and the six-month periods ended June 30, 1997 and 1996, was $954,000, $1,091,000,
$1,089,000, $529,000 and $501,000, respectively.

     As part of a written Stock Purchase Agreement, Drever Partners, Inc. has the obligation to acquire 500 shares of common stock held by a former officer of Drever Partners, Inc. The purchase price is to be the fair market value of such shares as of May 1, 1994, as determined by a court-appointed appraiser. Contemporaneous to the May 1, 1994 valuation date, management ordered an independent appraisal to provide management with an estimate of its obligation to acquire such shares. The independent appraisal resulted in a $322,000 fair market value for the shares as of May 1, 1994. Drever Partners, Inc. has recorded this estimate for the obligation, which is included in accrued expenses and other liabilities in the accompanying combined financial statements.

     Drever is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of such matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of Drever.

12. RELATED PARTY TRANSACTIONS

     PAYABLES TO RELATED PARTIES -- Payable to related parties represents amounts held in trust at December 31, 1996 ($325,000), and June 30, 1997 ($56,000), for non-combined affiliated entities of Drever Partners, Inc. Such amounts represent cash of affiliated entities of Drever Partners, Inc. which has been put

                      DREVER PARTNERS, INC. AND AFFILIATES
under the care and control of the Company. The cash amounts are recorded in restricted cash in the accompanying financial statements.

     The remaining balance of payable to related parties represents miscellaneous amounts due to non-combined affiliated entities.

     RECEIVABLES FROM RELATED PARTIES -- Drever Partners, Inc. has notes receivable from Tassajara Shopping Center Associates, a non-combined affiliate of DPI, which bear interest at the lesser of 10% or prime plus 2%. The notes mature in March 1998 ($170,000) and July 1998 ($625,000). The outstanding balance for these notes at June 30, 1997, and December 31, 1996 and 1995, was $542,000, $795,000 and $263,000, respectively. Included in receivables from related parties is accrued interest on the notes of $15,000, $21,000 and $8,000 at June 30, 1997, and December 31, 1996 and 1995, respectively Also included in receivables from related parties are notes from officers of Drever Partners, Inc. and individual investors in affiliated partnerships. Officer notes bear interest at the lesser of 8% or the prime rate and are due upon liquidation of certain Partnerships. The balance of the officer notes at June 30, 1997, and December 31, 1996 and 1995, were $474,000, $368,000 and $181,000, respectively, including accrued interest. The individual investor notes bear interest at 9%, are secured by limited partnership interests in Las Positas Land Partners, LP, a non-combined affiliate, and mature upon the sale of the assets of Las Positas Land Partners, LP. The balance of the individual investor notes at June 30, 1997, and December 31, 1996 and 1995, was $74,000 $73,000 and $66,000,
respectively, including accrued interest.

     The remaining balance of receivables from related parties represents miscellaneous receivables, including employee advances and receivables from non-combined affiliated entities.

     During 1995, Drever Partners, Inc. forgave certain debt due from officers resulting in a loss of $455,000.

13. EMPLOYEE BENEFIT PLANS

     401(k) PLAN -- Drever Partners, Inc. adopted a 401(k) Plan (the "Plan") for its employees and the employees of DPI. The Plan is a voluntary defined contribution plan. Employees are eligible to participate in the Plan following the completion of six months of service and the attainment of 18 years of age. Each participant may make contributions into the Plan in the form of a salary deferral of up to 20% of their annual salary (not to exceed $9,500 and $9,240 for 1996 and 1995, respectively). DPI contributes up to 10% of the employee's salary deferral up to a maximum of $120 per year in the form of a matching contribution. DPI also has the option to make additional discretionary contributions. A participant's salary deferral contribution is 100% vested at all times. Prior to January 1, 1995, a participant vested immediately in the DPI matching contribution. Subsequent to January 1, 1995, a participant vested in the DPI matching contribution after five years of service. DPI matching contributions for the years ended December 31, 1996, 1995 and 1994, were $20,000, $19,000 and $12,000, respectively. Matching contributions for the six-month periods ended June 30, 1997 and 1996, were $12,000 and $10,000, respectively.

14. SUBSEQUENT EVENTS

     On October 1, 1997, the assets and business of Drever Partners, Inc. and Affiliates ("DPI"), were acquired by Walden through an acquisition pursuant to an Exchange Agreement and a Contribution agreement each dated as of May 21, 1997 by and between Walden and DPI as described in Note 1. Certain aspects of the Acquisition were approved by the stockholders of Walden at a special meeting held September 29, 1997 and the limited partners of each of the 18 limited partnerships of DPI and DPI's shareholders agreed to the exchange of their partnership interests and shares for Units (as defined below) and cash.

     The transaction value was $685 million, consisting of $303 million in operating partnership units ("Units") issued by Walden/Drever Operating Partnership ("WDOP") which are convertible, on or after the

                      DREVER PARTNERS, INC. AND AFFILIATES
first anniversary of issuance, into $245 million of Walden Common Stock (10,322,580 shares) and $58 million of preferred stock (2,000,000 shares of 9% Redeemable Preferred Stock) with detachable warrants (6,666,667 Series B Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share) and $95 million in cash. The balance of the consideration consisted of the assumption of $287 million of mortgage debt.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                            COST CAPITALIZED
                                                                                              SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY       ACQUISITION
                                                                 -----------------------   -------------------
                                                                             BUILDING &           BUILDINGS &
      PROPERTY NAME              LOCATION         ENCUMBRANCES     LAND     IMPROVEMENTS   LAND   IMPROVEMENTS
      -------------              --------         ------------   --------   ------------   ----   ------------
ORIGINAL PROPERTIES
Burning Tree                Tulsa, OK               $  2,379     $    635    $    3,475    $--      $   638
Casa Verde                  Phoenix, AZ                1,997        1,027         3,586     --          379
Cinnamon Stick              Tulsa, OK                  3,177          962         5,565     --          670
Club at Springlake          Haltom City, TX               --          613         2,648     --          334
Country View                San Antonio, TX               (A)         719         5,302     --          689
Eagle Pointe                Indianapolis, IN              (A)         494         7,993     (4)         377
Fountaingate                Wichita Falls, TX             --          751         6,498     --          592
James Pointe                Murray, UT                 8,234        1,040        10,937    (28)         397
Lift, The                   Tulsa, OK                  2,743          804         4,164     --          525
Post Oak Place              Euless, TX                    --        1,570         6,582     --          859
Preston Greens              Dallas, TX                    --        1,468         6,687     --          573
Raintree                    Nashville, TN              5,245          715         6,457     --        1,200
Settler's Cove              Beaumont, TX               3,175          159         5,056     --          591
Stillwater                  Murray, UT                11,994        2,019        16,839      3          647
Trestles of Austin          Austin, TX                    (A)       1,100         9,977     --        1,070
Woodridge                   Fort Worth, TX                --          340         2,586     --          505
Woodstone                   Phoenix, AZ               12,636        4,325        14,210     --          664
                                                    --------     --------    ----------    ----     -------
Subtotal                                              51,580       18,741       118,562    (29)      10,710
                                                    --------     --------    ----------    ----     -------
1994 ACQUISITIONS
Bel Shores                  Largo, FL                  4,653        1,847         6,072     --          812
Brookwood Club              Jacksonville, FL           6,872          952         8,647     --        1,104
Carlyle at Waters           Tampa, FL                     (B)       1,678        11,154     --        1,368
Cinnamon Park               Arlington, TX                 (A)         855         7,723     (4)         499
Copper Cove                 Houston, TX                   --          935         6,194     --          639
Copperfield                 Oklahoma City, OK          4,150          357         6,473     --          252
Fielder's Glen              Arlington, TX                 (A)         556         5,031     --          443
Foxboro                     Houston, TX                   (A)         800         3,882     --          656
Gables, The                 McKinney, TX                  (A)         544         6,885     --          553
Greens Crossing             Dallas, TX                    (B)       1,368         6,795     --          918

                                        GROSS AMOUNT
                                      AT WHICH CARRIED
                                    AT DECEMBER 31, 1997
                            ------------------------------------
                                       BUILDINGS &                 ACCUMULATED      DATE       DEPRECIABLE
      PROPERTY NAME           LAND     IMPROVEMENTS     TOTAL      DEPRECIATION   ACQUIRED   LIFE (YEARS)(D)
      -------------         --------   ------------   ----------   ------------   --------   ----------------
ORIGINAL PROPERTIES
Burning Tree                $    635    $    4,113    $    4,748     $ (1,066)      02/94
Casa Verde                     1,027         3,965         4,992         (812)      02/94
Cinnamon Stick                   962         6,235         7,197       (1,695)      02/94
Club at Springlake               613         2,982         3,595         (557)      02/94
Country View                     719         5,991         6,710       (1,284)      02/94
Eagle Pointe                     490         8,370         8,860       (1,421)      02/94
Fountaingate                     751         7,090         7,841       (1,429)      02/94
James Pointe                   1,012        11,334        12,346       (2,060)      02/94
Lift, The                        804         4,689         5,493       (1,083)      02/94
Post Oak Place                 1,570         7,441         9,011       (1,449)      02/94
Preston Greens                 1,468         7,260         8,728       (1,621)      02/94
Raintree                         715         7,657         8,372       (1,420)      02/94
Settler's Cove                   159         5,647         5,806       (1,193)      02/94
Stillwater                     2,022        17,486        19,508       (3,132)      02/94
Trestles of Austin             1,100        11,047        12,147       (2,094)      02/94
Woodridge                        340         3,091         3,431         (602)      02/94
Woodstone                      4,325        14,874        19,199       (2,620)      02/94
                            --------    ----------    ----------     --------
Subtotal                      18,712       129,272       147,984      (25,538)
                            --------    ----------    ----------     --------
1994 ACQUISITIONS
Bel Shores                     1,847         6,884         8,731         (986)      03/94
Brookwood Club                   952         9,751        10,703       (1,204)      11/94
Carlyle at Waters              1,678        12,522        14,200       (1,349)      12/94
Cinnamon Park                    851         8,222         9,073         (940)      09/94
Copper Cove                      935         6,833         7,768         (859)      06/94
Copperfield                      357         6,725         7,082         (850)      06/94
Fielder's Glen                   556         5,474         6,030         (726)      05/94
Foxboro                          800         4,538         5,338         (619)      06/94
Gables, The                      544         7,438         7,982         (965)      05/94
Greens Crossing                1,368         7,713         9,081         (836)      12/94

                                                                                            COST CAPITALIZED
                                                                                              SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY       ACQUISITION
                                                                 -----------------------   -------------------
                                                                             BUILDING &           BUILDINGS &
      PROPERTY NAME              LOCATION         ENCUMBRANCES     LAND     IMPROVEMENTS   LAND   IMPROVEMENTS
      -------------              --------         ------------   --------   ------------   ----   ------------
Harper's Creek              Austin, TX              $     (A)    $    868    $    8,871    $--      $   653
Hunter's Ridge              Oklahoma City, OK          3,547          300         4,927     --          246
Newport                     Irving, TX                 7,097        1,200         8,878     --          338
Rivercrest                  Arlington, TX              5,390        1,650         7,877     --          866
Silverado                   Albuquerque, NM               (B)       1,194         8,082     --          245
Springfield                 Mesquite, TX                  (A)       1,042         6,507     --          494
Summerfield Place           Oklahoma City, OK             (A)         619         5,586     --          392
Woodscape                   Oklahoma City, OK             (A)       1,077        13,280     --          486
                                                    --------     --------    ----------    ----     -------
Subtotal                                              31,709       17,842       132,864     (4)      10,964
                                                    --------     --------    ----------    ----     -------
1995 ACQUISITIONS
Braden's Walk (E)           Bedford, TX                   --        1,839        18,495     --        1,136
                            North Richland
Hilltop                     Hills, TX                     --          801         5,314     --          464
Laurel Creek                Houston, TX                   (A)       2,067        12,011     --        1,023
Pinnacle                    Lewisville, TX                --          672         4,190     --          353
Pinto Creek                 Austin, TX                    (A)         487         8,403     --          762
Reflections of Highpoint    Dallas, TX                12,490        1,984        12,358     --          677
                            Ponte Vedra Beach,
Remington at Ponte Vedra    FL                        12,000        1,425        13,468     --          853
Remington Hill              Fort Worth, TX            13,880        1,846        11,847     --          418
Sandpiper                   Jacksonville, FL              (B)       1,102        10,377     --          934
                            North Richland
Shadow Creek                Hills, TX                     --          666         5,899     --          563
Summer Meadows              Plano, TX                 12,296        2,393        14,908     --          462
Summer Villas               Dallas, TX                    --        2,270        14,140     --        1,059
Summers Crossing            Plano, TX                  9,176        1,730        10,774     --          771
Summers Landing             Fort Worth, TX                --          819         5,259     --          571
Three Palms                 Tampa, FL                     (C)       1,735        14,017     --          925
Winridge                    Aurora, CO                12,715          790        15,939     --          523
                                                    --------     --------    ----------    ----     -------
Subtotal                                              72,557       22,626       177,399     --       11,494
                                                    --------     --------    ----------    ----     -------
1996 ACQUISITIONS
Ashbury Parke               Austin, TX                    --        2,007        11,591     --          928
Bentley Green               Jacksonville, FL              --        1,430        14,095     --        1,344

                                        GROSS AMOUNT
                                      AT WHICH CARRIED
                                    AT DECEMBER 31, 1997
                            ------------------------------------
                                       BUILDINGS &                 ACCUMULATED      DATE       DEPRECIABLE
      PROPERTY NAME           LAND     IMPROVEMENTS     TOTAL      DEPRECIATION   ACQUIRED   LIFE (YEARS)(D)
      -------------         --------   ------------   ----------   ------------   --------   ----------------
Harper's Creek              $    868    $    9,525    $   10,393     $ (1,138)      06/94
Hunter's Ridge                   300         5,173         5,473         (669)      06/94
Newport                        1,200         9,215        10,415       (1,134)      06/94
Rivercrest                     1,650         8,743        10,393       (1,221)      04/94
Silverado                      1,194         8,327         9,521         (898)      12/94
Springfield                    1,042         7,001         8,043         (851)      06/94
Summerfield Place                619         5,978         6,597         (657)      11/94
Woodscape                      1,077        13,766        14,843       (1,717)      06/94
                            --------    ----------    ----------     --------
Subtotal                      17,838       143,828       161,666      (17,619)
                            --------    ----------    ----------     --------
1995 ACQUISITIONS
                                                                                   12/95,
                                                                                  010/96 &
Braden's Walk (E)              1,839         1,963       121,470         (708)       2/97

Hilltop                          801         5,778         6,579         (427)      12/95
Laurel Creek                   2,067         1,303       415,101       (1,282)      04/95
Pinnacle                         672         4,543         5,215         (400)      06/95
Pinto Creek                      487         9,165         9,652         (949)      01/95
Reflections of Highpoint       1,984        13,035        15,019       (1,122)      06/95

Remington at Ponte Vedra       1,425        14,321        15,746       (1,263)      06/95
Remington Hill                 1,846        12,265        14,111       (1,094)      06/95
Sandpiper                      1,102        11,311        12,413         (943)      10/95

Shadow Creek                     666         6,462         7,128         (476)      12/95
Summer Meadows                 2,393        15,370        17,763       (1,367)      06/95
Summer Villas                  2,270        15,199        17,469       (1,291)      06/95
Summers Crossing               1,730        11,545        13,275       (1,010)      06/95
Summers Landing                  819         5,830         6,649         (538)      06/95
Three Palms                    1,735        14,942        16,677       (1,325)      06/95
Winridge                         790        16,462        17,252       (1,453)      06/95
                            --------    ----------    ----------     --------
Subtotal                      22,626       188,893       211,519      (15,648)
                            --------    ----------    ----------     --------
1996 ACQUISITIONS
Ashbury Parke                  2,007        12,519        14,526         (658)      06/96
                                                                                  08/96 &
Bentley Green                  1,430        15,439        16,869         (767)      09/96

                                                                                            COST CAPITALIZED
                                                                                              SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY       ACQUISITION
                                                                 -----------------------   -------------------
                                                                             BUILDING &           BUILDINGS &
      PROPERTY NAME              LOCATION         ENCUMBRANCES     LAND     IMPROVEMENTS   LAND   IMPROVEMENTS
      -------------              --------         ------------   --------   ------------   ----   ------------
Brandywine                  Nashville, TN           $     --     $    646    $    8,479    $--      $ 1,052
Costa del Sol               San Antonio, TX               --          871         6,432     --          557
Huntington at Hidden Hills  Jacksonville, FL              --          722         6,165     --        1,393
Meadow Glen                 Mesa, AZ                   7,049        1,802        10,754     --          353
Nashboro Village            Nashville, TN                 --        6,186        42,869     --        2,451
Parks at Treepoint (F)      Arlington, TX                 --        1,966        15,036     --        1,634
Remington                   San Antonio, TX               --          427         4,411     --          485
Saratoga                    Melbourne, FL                 --          676         5,788     --          589
Summer Oaks                 San Antonio, TX               --          826         5,624     --          598
Terra Vida                  Mesa, AZ                   7,383        1,929        13,383     --          909
Villas of St. Moritz        San Antonio, TX               --          653         5,544     --          613
Waterford                   Plano, TX                     --        2,156        11,423     --          965
                                                    --------     --------    ----------    ----     -------
Subtotal                                              14,432       22,297       161,594     --       13,871
                                                    --------     --------    ----------    ----     -------
1997 ACQUISITIONS
Arbor Park                  Dallas, TX                    --          916        12,104     --          399
Arbors of Austin            Austin, TX                    --          670         7,306     --          395
Arbors of Bedford           Bedford, TX                   --          531         5,623     --          385
Arbors of Carrollton        Carrollton, TX                --          684         4,019     --          257
Arbors of Euless            Euless, TX                    --        1,206         6,733     --          830
Ashton Park                 Tampa, FL                  3,946          935         6,094     --           --
Clover Hill                 Arlington, TX                 --          725         5,944     --          101
Hillcrest                   Grand Prairie, TX             --        1,040         6,823     --          133
Oak Ramble                  Tampa, FL                     --        1,247         8,797     --           87
Parkway Station             Atlanta, GA                   --          666        17,761     --            2
Windsor Park                Hendersonville, TN         6,870          500         9,012     --          181
                                                    --------     --------    ----------    ----     -------
Subtotal                                              10,816        9,120        90,216     --        2,770
                                                    --------     --------    ----------    ----     -------
DREVER TRANSACTION
Arbor Creek                 Dallas, TX                    --        2,284         9,841     --           22
Arbor Point                 Houston, TX                1,457          313         2,568     --            8
Arbors of Wells Branch      Austin, TX                    --          912         7,522     --           20
Ashton Woods                Houston, TX                   --          251         4,423     --           19
Aston Brook                 Houston, TX                1,653          194         3,676     --           15
Audubon Square              Austin, TX                    --          529         6,284     --           26

                                        GROSS AMOUNT
                                      AT WHICH CARRIED
                                    AT DECEMBER 31, 1997
                            ------------------------------------
                                       BUILDINGS &                 ACCUMULATED      DATE       DEPRECIABLE
      PROPERTY NAME           LAND     IMPROVEMENTS     TOTAL      DEPRECIATION   ACQUIRED   LIFE (YEARS)(D)
      -------------         --------   ------------   ----------   ------------   --------   ----------------
Brandywine                  $    646    $    9,531    $   10,177     $   (499)      08/96
Costa del Sol                    871         6,989         7,860         (377)      06/96
Huntington at Hidden Hills       722         7,558         8,280         (409)      08/96
Meadow Glen                    1,802        11,107        12,909         (426)      11/96
Nashboro Village               6,186        45,320        51,506       (1,595)      12/96
                                                                                  09/96 &
Parks at Treepoint (F)         1,966        16,670        18,636         (728)      01/97
Remington                        427         4,896         5,323         (263)      06/96
Saratoga                         676         6,377         7,053         (303)      09/96
Summer Oaks                      826         6,222         7,048         (335)      06/96
Terra Vida                     1,929        14,292        16,221         (802)      06/96
Villas of St. Moritz             653         6,157         6,810         (347)      06/96
Waterford                      2,156        12,388        14,544         (574)      09/96
                            --------    ----------    ----------     --------
Subtotal                      22,297       175,465       197,762       (8,083)
                            --------    ----------    ----------     --------
1997 ACQUISITIONS
Arbor Park                       916        12,503        13,419         (302)      04/97
Arbors of Austin                 670         7,701         8,371         (180)      04/97
Arbors of Bedford                531         6,008         6,539         (152)      04/97
Arbors of Carrollton             684         4,276         4,960         (105)      04/97
Arbors of Euless               1,206         7,563         8,769         (184)      04/97
Ashton Park                      935         6,094         7,029          (35)      12/97
Clover Hill                      725         6,045         6,770          (35)      10/97
Hillcrest                      1,040         6,956         7,996         (125)      06/97
Oak Ramble                     1,247         8,884        10,131          (51)      11/97
Parkway Station                  666        17,763        18,429         (100)      12/97
Windsor Park                     500         9,193         9,693         (132)      07/97
                            --------    ----------    ----------     --------
Subtotal                       9,120        92,986       102,106       (1,401)
                            --------    ----------    ----------     --------
DREVER TRANSACTION
Arbor Creek                    2,284         9,863        12,147         (103)      10/97
Arbor Point                      313         2,576         2,889          (27)      10/97
Arbors of Wells Branch           912         7,542         8,454          (79)      10/97
Ashton Woods                     251         4,442         4,693          (47)      10/97
Aston Brook                      194         3,691         3,885          (39)      10/97
Audubon Square                   529         6,310         6,839          (66)      10/97

                                                                                            COST CAPITALIZED
                                                                                              SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY       ACQUISITION
                                                                 -----------------------   -------------------
                                                                             BUILDING &           BUILDINGS &
      PROPERTY NAME              LOCATION         ENCUMBRANCES     LAND     IMPROVEMENTS   LAND   IMPROVEMENTS
      -------------              --------         ------------   --------   ------------   ----   ------------
Bar Harbor                  Houston, TX             $  5,202     $  1,149    $    9,326    $--      $    42
Bayou Oaks                  Houston, TX                2,777          222         6,120     --           16
Bent Creek                  Dallas, TX                 4,174        1,802         8,155     --           19
Brandon Oaks                Houston, TX                2,612          293         6,454     --           19
Briarcrest                  Houston, TX                4,057          714        11,199     --           40
Brittany Park               Dallas, TX                    --        1,620         7,892     --           28
Brookfield                  Houston, TX                   --          400         8,422     --           23
Canyon Ridge                Dallas, TX                 2,394        1,127         5,620     --           28
Carriage Hill               Houston, TX                4,273          410         8,474     --           21
Casa Valley                 Dallas, TX                    --        1,020         6,010     --           19
Central Park Condos         Houston, TX                2,076          370         3,945     --            9
Central Park Regency        Houston, TX                5,943          490        12,636     --           31
Charleston, The             Houston, TX                4,356          810         8,469     --           20
Cimarron Park               Houston, TX                2,250          334         4,888     --           15
Cimarron Parkway            Houston, TX                   --        1,319         9,527     --           18
Colony Oaks                 Houston, TX                2,519          540         6,044     --           29
Colorado Club               Houston, TX                7,200          883         9,780     --           27
Creekwood Village           Dallas, TX                 5,098        1,433        11,173     --           36
Crestwood                   Phoenix, AZ                   --          932         9,151     --           21
Enclave at Cypress Park     Houston, TX                   --        1,595        12,455     --           62
Fairways, The               Phoenix, AZ                   --          766         5,747     --           19
Felicita Creek              San Diego, CA              3,112        1,594         5,550     --           15
Garden Place                Phoenix, AZ                   --        1,596        12,480     --           22
Georgetown                  Houston, TX                   --        1,565         7,826     --           16
Harbor Pointe               Houston, TX                   --          413         7,506     --           23
Harpers Mill                Houston, TX                2,071          967         3,657     --           13
Hidden Lake                 Houston, TX                   --        2,843        19,840     --           40
Holiday on Hayes            Houston, TX                4,787        1,491        10,600     --           15
Hunt Club, The              Houston, TX                2,820        1,175         5,184     --           14
Huntley, The                Houston, TX                5,285          640         8,974     --           21
La Prada Club               Dallas, TX                    --        1,493         9,485     --           26
Lakes of Renaissance        Austin, TX                    --          945        10,463     --           26
Live Oak                    Houston, TX                   --          782         4,475     --           29
Meadows on Memorial         Houston, TX                   --          609         2,348     --           20
Mill Creek                  Houston, TX                1,633          205         4,595     --           18

                                        GROSS AMOUNT
                                      AT WHICH CARRIED
                                    AT DECEMBER 31, 1997
                            ------------------------------------
                                       BUILDINGS &                 ACCUMULATED      DATE       DEPRECIABLE
      PROPERTY NAME           LAND     IMPROVEMENTS     TOTAL      DEPRECIATION   ACQUIRED   LIFE (YEARS)(D)
      -------------         --------   ------------   ----------   ------------   --------   ----------------
Bar Harbor                  $  1,149    $    9,368    $   10,517     $    (99)      10/97
Bayou Oaks                       222         6,136         6,358          (65)      10/97
Bent Creek                     1,802         8,174         9,976          (86)      10/97
Brandon Oaks                     293         6,473         6,766          (68)      10/97
Briarcrest                       714        11,239        11,953         (118)      10/97
Brittany Park                  1,620         7,920         9,540          (83)      10/97
Brookfield                       400         8,445         8,845          (88)      10/97
Canyon Ridge                   1,127         5,648         6,775          (59)      10/97
Carriage Hill                    410         8,495         8,905          (89)      10/97
Casa Valley                    1,020         6,029         7,049          (63)      10/97
Central Park Condos              370         3,954         4,324          (41)      10/97
Central Park Regency             490        12,667        13,157         (133)      10/97
Charleston, The                  810         8,489         9,299          (89)      10/97
Cimarron Park                    334         4,903         5,237          (52)      10/97
Cimarron Parkway               1,319         9,545        10,864         (100)      10/97
Colony Oaks                      540         6,073         6,613          (64)      10/97
Colorado Club                    883         9,807        10,690         (103)      10/97
Creekwood Village              1,433        11,209        12,642         (118)      10/97
Crestwood                        932         9,172        10,104          (96)      10/97
Enclave at Cypress Park        1,595        12,517        14,112         (132)      10/97
Fairways, The                    766         5,766         6,532          (60)      10/97
Felicita Creek                 1,594         5,565         7,159          (59)      10/97
Garden Place                   1,596        12,502        14,098         (131)      10/97
Georgetown                     1,565         7,842         9,407          (51)      10/97
Harbor Pointe                    413         7,529         7,942          (79)      10/97
Harpers Mill                     967         3,670         4,637          (39)      10/97
Hidden Lake                    2,843        19,880        22,723         (208)      10/97
Holiday on Hayes               1,491        10,615        12,106         (111)      10/97
Hunt Club, The                 1,175         5,198         6,373          (55)      10/97
Huntley, The                     640         8,995         9,635          (94)      10/97
La Prada Club                  1,493         9,511        11,004         (100)      10/97
Lakes of Renaissance             945        10,489        11,434         (110)      10/97
Live Oak                         782         4,504         5,286          (47)      10/97
Meadows on Memorial              609         2,368         2,977          (26)      10/97
Mill Creek                       205         4,613         4,818          (49)      10/97

                                                                                            COST CAPITALIZED
                                                                                              SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY       ACQUISITION
                                                                 -----------------------   -------------------
                                                                             BUILDING &           BUILDINGS &
      PROPERTY NAME              LOCATION         ENCUMBRANCES     LAND     IMPROVEMENTS   LAND   IMPROVEMENTS
      -------------              --------         ------------   --------   ------------   ----   ------------
Montfort Oaks               Dallas, TX              $  5,170     $  2,256    $   11,177    $--      $    26
Monticello on Cranbrook     Houston, TX                3,434          410         7,522     --           22
Northwoods                  Houston, TX                2,853          638         8,176     --           24
Oak Ridge                   Austin, TX                    --          834        10,389     --           28
One Camden Court            Houston, TX                   --          164         2,479     --           15
One Cypress Landing         Houston, TX                   --          559        11,830     --           33
One Westfield Lake          Houston, TX                   --          731         9,692     --           30
One Willow Chase            Houston, TX                   --          160         3,425     --            7
One Willow Park             Houston, TX                   --          219         5,880     --           13
Park Bonita                 San Diego, CA              5,777        6,951         5,647     --           10
Pathway, The                Houston, TX                   --          848         5,855     --           11
Pine Creek                  Houston, TX                   --          414         5,697     --           16
Polo Club                   Austin, TX                 6,346          912        10,586     --           24
Polo Club on Cranbrook I    Houston, TX                2,851          340         5,693     --           22
Polo Club on Cranbrook II   Houston, TX                3,909          256         7,362     --           26
Rafters, The                Corpus Christi, TX         3,926          899         8,304     --           13
Richmond Green              Houston, TX                   --        1,248        10,049     --           26
Riverwalk                   Houston, TX                2,892          390         6,497     --           14
Saratoga Springs            Atlanta, GA                4,404        1,568        12,041     --           23
Shadow Creek                Austin, TX                 6,080        1,617        13,250     --           38
Shadowridge Village         Dallas, TX                 2,662          918         5,055     --           20
Shannon Chase               Atlanta, GA                3,016        3,465         4,564     --           15
Silverado                   Houston, TX                5,027        1,611        12,003     --           29
Stony Creek                 Houston, TX                2,986          478         6,540     --           18
Sun Ridge                   San Diego, CA              3,231        3,400         3,316     --           15
Timbers of Cranbrook        Houston, TX                   --          348         8,273     --           28
Tranquility Lake            Houston, TX                   --          742         3,231     --           13
Trinity Mills               Dallas, TX                 3,531        1,968         6,372     --           18
Trinity Oaks                Dallas, TX                 3,110          916         8,688     --           31
Villas at Indian Trails     Atlanta, GA                3,625        3,119         6,138     --           21
Wharf, The                  Corpus Christi, TX         3,882        1,283         8,928     --           37
Willowick                   Corpus Christi, TX         3,902          899         9,161     --           24

                                        GROSS AMOUNT
                                      AT WHICH CARRIED
                                    AT DECEMBER 31, 1997
                            ------------------------------------
                                       BUILDINGS &                 ACCUMULATED      DATE       DEPRECIABLE
      PROPERTY NAME           LAND     IMPROVEMENTS     TOTAL      DEPRECIATION   ACQUIRED   LIFE (YEARS)(D)
      -------------         --------   ------------   ----------   ------------   --------   ----------------
Montfort Oaks               $  2,256    $   11,203    $   13,459     $   (117)      10/97
Monticello on Cranbrook          410         7,544         7,954          (79)      10/97
Northwoods                       638         8,200         8,838          (86)      10/97
Oak Ridge                        834        10,417        11,251         (109)      10/97
One Camden Court                 164         2,494         2,658          (26)      10/97
One Cypress Landing              559        11,863        12,422         (125)      10/97
One Westfield Lake               731         9,722        10,453         (102)      10/97
One Willow Chase                 160         3,432         3,592          (36)      10/97
One Willow Park                  219         5,893         6,112          (62)      10/97
Park Bonita                    6,951         5,657        12,608          (59)      10/97
Pathway, The                     848         5,866         6,714          (62)      10/97
Pine Creek                       414         5,713         6,127          (60)      10/97
Polo Club                        912        10,610        11,522         (111)      10/97
Polo Club on Cranbrook I         340         5,715         6,055          (62)      10/97
Polo Club on Cranbrook II        256         7,388         7,644          (76)      10/97
Rafters, The                     899         8,317         9,216          (87)      10/97
Richmond Green                 1,248        10,075        11,323         (106)      10/97
Riverwalk                        390         6,511         6,901          (68)      10/97
Saratoga Springs               1,568        12,064        13,632         (126)      10/97
Shadow Creek                   1,617        13,288        14,905         (140)      10/97
Shadowridge Village              918         5,075         5,993          (53)      10/97
Shannon Chase                  3,465         4,579         8,044          (12)      10/97
Silverado                      1,611        12,032        13,643         (126)      10/97
Stony Creek                      478         6,558         7,036          (69)      10/97
Sun Ridge                      3,400         3,331         6,731          (35)      10/97
Timbers of Cranbrook             348         8,301         8,649          (87)      10/97
Tranquility Lake                 742         3,244         3,986          (33)      10/97
Trinity Mills                  1,968         6,390         8,358          (67)      10/97
Trinity Oaks                     916         8,719         9,635          (92)      10/97
Villas at Indian Trails        3,119         6,159         9,278          (93)      10/97
Wharf, The                     1,283         8,965        10,248          (94)      10/97
Willowick                        899         9,185        10,084          (96)      10/97

                                                                                            COST CAPITALIZED
                                                                                              SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY       ACQUISITION
                                                                 -----------------------   -------------------
                                                                             BUILDING &           BUILDINGS &
      PROPERTY NAME              LOCATION         ENCUMBRANCES     LAND     IMPROVEMENTS   LAND   IMPROVEMENTS
      -------------              --------         ------------   --------   ------------   ----   ------------
Wimbledon                   Houston, TX             $     --     $    231    $    5,667    $--      $    15
Woodborough                 Houston, TX                   --          376         8,731     --           31
Woodchase                   Houston, TX                4,495        1,422        10,826     --           47
Woodedge                    Houston, TX                1,747          243         3,606     --           11
Woodlake                    Houston, TX                   --        1,179        10,338     --           18
                                                    --------     --------    ----------    ----     -------
Subtotal                                             166,605       83,042       601,772     --        1,762
                                                    --------     --------    ----------    ----     -------
Subtotal -- 1997                                     177,421       92,162       691,988     --        4,532
                                                    --------     --------    ----------    ----     -------
Total(G)                                            $347,699     $173,668    $1,282,407    $(33)    $51,571
                                                    ========     ========    ==========    ====     =======

                                        GROSS AMOUNT
                                      AT WHICH CARRIED
                                    AT DECEMBER 31, 1997
                            ------------------------------------
                                       BUILDINGS &                 ACCUMULATED      DATE       DEPRECIABLE
      PROPERTY NAME           LAND     IMPROVEMENTS     TOTAL      DEPRECIATION   ACQUIRED   LIFE (YEARS)(D)
      -------------         --------   ------------   ----------   ------------   --------   ----------------
Wimbledon                   $    231    $    5,682    $    5,913     $    (60)      10/97
Woodborough                      376         8,762         9,138          (92)      10/97
Woodchase                      1,422        10,873        12,295         (114)      10/97
Woodedge                         243         3,617         3,860          (38)      10/97
Woodlake                       1,179        10,356        11,535         (109)      10/97
                            --------    ----------    ----------     --------
Subtotal                      83,042       603,534       686,576       (6,295)
                            --------    ----------    ----------     --------
Subtotal -- 1997              92,162       696,520       788,682       (7,696)
                            --------    ----------    ----------
Total(G)                    $173,635    $1,333,978    $1,507,613     $(74,584)
                            ========    ==========    ==========     ========

---------------

(A) Property is pledged as collateral under a $57.417 million mortgage note payable to an insurance company.

(B) Property is pledged as collateral under a $23.238 million mortgage note payable to an insurance company.

(C) Property is pledged as collateral under the mortgage notes secured by Reflections of Highpoint, Remington at Ponte Vedra, Remington Hill and Winridge.

(D) Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which range from 14 to 30 years for buildings and 5, 10 or 15 years for personal property.

(E) Braden's Walk, Oak Forest and Woods of Bedford were combined on December 31, 1997 to be operated as one property.

(F) Timber Creek and Treepoint were combined on January 8, 1997 and Quayle Walk was combined on December 31, 1997, to be operated as one property -- Parks at Treepoint.

(G) The aggregate cost for Federal income tax purposes at December 31, 1997 is approximately $1.3 billion.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     Not Applicable.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses expected to be paid by the Company in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee........................................    $  104,782
NYSE Filing Fee.............................................             *
Printing and engraving expenses.............................             *
Legal Fees and Expenses.....................................             *
Accounting Fees and Expenses................................             *
Exchange Agent Fees and Custodian Fees......................             *
Miscellaneous Expenses......................................             *
                                                                ----------
  Total.....................................................             *
                                                                ==========

---------------

* To be completed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES.

     None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation, as amended and restated (the "Articles of Incorporation"), provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Articles of Incorporation obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals. See "Certain Provisions of Maryland Law and of the Company's Articles and Bylaws--Limitation of Liability and Indemnification."

     The Articles of Incorporation require it to indemnify (a) the Company's directors and officers whether serving the Company or at its request any other entity who have been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity against reasonable expenses incurred by him in connection with the proceeding unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (b) other employees and agents of the Company to such extent as shall be authorized by the Board of Directors or the Company's Bylaws and be permitted by law. In addition, the Articles of Incorporation require the Company to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a director or officer who is a party to a proceeding under procedures provided for under the Maryland General Corporation Law (the "MGCL"). The Company's Bylaws also permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as the Board of Directors deems to be in the interest of the Company and as may be permitted by the MGCL for directors, officers and employees of Maryland corporations.

     The Company has entered into indemnification agreements with each of the Company's officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by law, they provide assurance to directors and officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

ITEM 35. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.

     Not applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements included in this Registration Statement are:

     (1) Financial Statements of the Company for the six months ended June 30, 1998 and 1997:
       Condensed Consolidated Balance Sheets as of June 30, 1998 (Unaudited) and
        December 31, 1997
       Condensed Consolidated Statements of Income for the three months and six months ended June 30, 1998 and 1997 (Unaudited)
       Condensed Consolidated of Cash Flows for the six months ended June 30,
        1998 and 1997 (Unaudited)
       Notes to Condensed Consolidated Financial Statements (Unaudited)

     (2) Financial Statements of the Company for the years ended December 31, 1997, 1996 and 1995:
       Independent Auditors' Report
       Consolidated Balance Sheets as of December 31, 1997 and 1996 Consolidated Statements of Income for each of the three years ended
        December 31, 1997
       Consolidated Statements of Stockholders' Equity for each of the three years ended December 31, 1997
       Consolidated Statements of Cash Flows for each of the three years ended
        December 31, 1997
       Notes to Consolidated Financial Statements

     (3)  Pro Forma Financial Statements (Unaudited):
       Pro Forma Condensed Consolidated Statement of Income for the year ended
        December 31, 1997
       Notes to Pro Forma Condensed Consolidated Statement of Income (Unaudited)

     (4) Financial Statements of Drever Partners, Inc. and Affiliates for the years ended December 31, 1996, 1995 and 1994 and for the six months ended June 30, 1997:
       Independent Auditors' Report
       Combined Balance Sheets as of December 31, 1996 and 1995 and June 30,
        1997 (Unaudited)
       Combined Statements of Operations for each of the three years ended
        December 31, 1996 and the six months ended June 30, 1997 and 1996 (Unaudited)
       Combined Statements of Stockholders' Equity for each of the three years ended December 31, 1996 and the six months ended June 30, 1997 (Unaudited)
       Combined Statements of Cash Flows for each of the three years ended
        December 31, 1996 and the six months ended June 30, 1997 and 1996 (Unaudited)
       Notes to Combined Financial Statements

                                      II-2

       Financial Statement Schedule

       Schedule III--Real Estate and Accumulated Depreciation as of December 31, 1997

     (b)  Exhibits

        2.1       Contribution Agreement by and among Walden/Drever Operating
                  Partnership, L.P., Walden Residential Properties, Inc., the
                  Shareholders of Drever Partners, Inc., AOF, Inc., and AOF
                  II, Inc. (1)
        2.2       Exchange Agreement among Walden Residential Properties,
                  Inc., Walden/Drever Operating Partnership, L.P., Drever
                  Partners, Inc., AOF, Inc. and AOF II, Inc. (1)
        3.1       Articles of Amendment and Restatement of the Company. (2)
        3.2       Restated Bylaws of the Company. (2)
        4.1       Specimen of certificate representing shares of Common Stock.
                  (3)
        4.2       Form of certificate representing shares of 9.16% Series B
                  Convertible Redeemable Preferred Stock. (4)
        4.3       Form of certificate representing shares of 9.20% Senior
                  Preferred Stock. (5)
        4.4       Form of certificate representing shares of 9.00% Redeemable
                  Preferred Stock*
        4.5       Form of Articles Supplementary relating to 9.16% Series B
                  Convertible Redeemable Preferred Stock (4)
        4.6       Form of Articles Supplementary relating to 9.20% Senior
                  Preferred Stock. (5)
        4.7       Form of Articles Supplementary relating to 9.00% Redeemable
                  Preferred Stock (9)
        4.8       Form of Series B Warrant Certificate*
        5.1       Form of Opinion of Winstead Sechrest & Minick P.C. regarding legality of the securities**
        8.1       Form of Opinion of Winstead Sechrest & Minick P.C. regarding certain tax matters**
       10.1       Dividend Reinvestment and Stock Purchase Plan. (6)
       10.2       Transfer and Assignment Agreement between The Arbors of
                  Austin and Walden Residential Operating Partnership, L.P.
                  (Arbors of Austin Apartments) (1)
       10.3       Transfer and Assignment Agreement between Arbors of Bedford
                  Limited and Walden Residential Operating Partnership, L.P.
                  (Arbors of Bedford Apartments) (1)
       10.4       Transfer and Assignment Agreement between Euless II Limited and Walden Residential Operating Partnership, L.P. (Arbors
                  of Euless Apartments) (1)
       10.5       Transfer and Assignment Agreement between The Arbors on
                  Forest Lane Limited and Walden Residential Operating
                  Partnership, L.P. (Arbors on Forest Lane Apartments) (1)
       10.6       Transfer and Assignment Agreement between Arbor Park Limited and Walden Residential Operating Partnership, L.P. (Arbor
                  Park Apartments) (1)
       10.7       Transfer and Assignment Agreement between Arbor Mill Limited and Walden Residential Operating Partnership, L.P. (Arbors
                  of Carrollton Apartments) (1)
       10.8       Real Estate Sales Contract by and between Village/Hillcrest
                  Limited Partnership and Walden Residential Properties, Inc.
                  (Hillcrest Apartments) (1)
       10.9       Purchase and Sale Agreement by and between Windsor Park
                  Apartments, Inc. and Walden Residential Operating
                  Partnership, L.P. (Windsor Park Apartments) (7)

       10.10      Real Estate Sales Contract by and between 1990 Clover Hill
                  Limited Partnership and Walden Residential Properties, Inc.
                  (Clover Hill Apartments) (7)
       10.11      Third Amendment to the Revolving Credit Agreement by and
                  among WDN Properties, Ltd., Walden Residential Properties,
                  Inc., Walden Residential Operating Partnership, L.P., WDN
                  Properties, Inc., Walden/Drever Operating Partnership, L.P.,
                  BankBoston, N.A., individually, Bank of Montreal, Chicago
                  Branch, Corestates Bank, N.A., Dresdner Bank AG New York and
                  Grand Cayman Branches, Keybank National Association, Signet
                  Bank, and BankBoston, N.A. as Agent, dated October 1, 1997.
                  (8)

       10.12      Agreement to Sell Real Estate between MIG-Oak Ramble
                  Associates Limited Partnership and Walden Residential
                  Properties, Inc., dated as of September 16, 1997. (Oak
                  Ramble Apartments) (8)
       10.13      Purchase and Sale Agreement and Joint Escrow Instructions
                  between Pacific Life Insurance Company and Walden
                  Residential Properties, Inc., dated as of November 10, 1997.
                  (Woods of Bedford Apartments) (8)
       10.14      First Amendment to the Purchase and Sale Agreement and Joint
                  Escrow Instructions between Pacific Life Insurance Company and Walden Residential Properties, Inc., dated as of
                  December 15, 1997. (Woods of Bedford Apartments) (8)
       10.15      Contract of Sales between MGI Properties and Walden
                  Residential Operating Partnership, L.P. dated as of November
                  7, 1997. (St. James Crossing and South Pointe Apartments)
                  (8)
       10.16      Purchase and Sale Agreement by and between Windsor at Ashton
                  Park Limited Partnership and Walden Residential Properties,
                  Inc., dated as of November 14, 1997. (Ashton Park
                  Apartments) (8)
       10.17      Agreement of Sale and Purchase by and between Windsor at
                  Parkway Station Limited Partnership and Walden Residential
                  Properties, Inc., dated as of November 14, 1997. (Parkway
                  Station Apartments) (8)
       10.18      Revolving Credit Agreement dated December 15, 1997, by and among Walden Residential Properties, Inc., Walden/Drever
                  Operating Partnership, L.P., BankBoston, N.A. and
                  BankBoston, N.A., as Managing Agent for the Banks. (8)
       10.19      Term Loan Agreement dated December 15, 1997, by and among
                  Walden Residential Properties, Inc., Walden/Drever Operating
                  Partnership, L.P., BankBoston, N.A. and BankBoston, N.A., as
                  Managing Agent for the Banks. (8)
       10.20      Settlement and Employment Agreement, dated as of October 20,
                  1997, between Walden Residential Properties, Inc. and Don R.
                  Daseke. (8)
       10.21      Employment Agreement, dated as of October 1, 1997, between
                  Walden Residential Properties, Inc. and Maxwell B. Drever.
                  (8)
       10.22      Employment Agreement, dated as of October 1, 1997, between
                  Walden Residential Properties, Inc. and Michael E.
                  Masterson. (8)
       10.23      Employment Agreement, dated as of October 1, 1997, between
                  Walden Residential Properties, Inc. and Michael L. Collier.
                  (8)
       10.24      Employment Agreement, dated as of October 20, 1997, between
                  Walden Residential Properties, Inc. and Marshall B. Edwards.
                  (8)
       10.25      Construction Loan Agreement by and among Walden/Grupe Elk
                  Grove, L.P., BankBoston, N.A. and BankBoston, N.A. as Agent
                  for Other Banks, dated as of February 27, 1998. (8)
       10.26      Construction Loan Agreement by and among Walden/Grupe
                  Roseville, L.P., BankBoston, N.A. and BankBoston, N.A. as
                  Agent for Other Banks, dated as of February 27, 1998. (8)
       10.27      Treasury Lock Agreement by and between Walden Residential
                  Properties, Inc. and Smith Barney Capital Services, Inc.,
                  dated as of August 29, 1997. (8)
       10.28      Treasury Lock Agreement by and between BankBoston, N.A. and
                  Walden Residential Properties, Inc., dated as of December
                  17, 1997. (8)
       10.29      Treasury Lock Agreement by and between BankBoston, N.A. and
                  Walden Residential Properties, Inc., dated as of December
                  17, 1997. (8)

       12.1 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
       21.1       Subsidiaries of the Company.*
       23.1       Independent Auditors' Consent.*
       23.2       Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibits 5.1 and 8.1)
       24.2       Power of Attorney (included on page II-7)
       99.1       Form of Notice of Exchange*

---------------

*     Filed herewith.

**   To be filed by amendment.

(1) Previously filed with the Company's Form 10-Q filed with the Securities and Exchange Commission on August 12, 1997 and incorporated herein by reference.

(2) Previously filed with the Amendment No. 3 to the Company's Registration Statement on Form S-11 (Registration No. 33-70132) filed with the Securities and Exchange Commission on December 23, 1993 and incorporated herein by reference.

(3) Previously filed with the Company's Registration Statement on Form S-3 (Registration No. 33-90438) filed with the Securities and Exchange Commission on March 8, 1995 and incorporated herein by reference.

(4) Previously filed with the Company's Registration Statement on Form S-3 (Registration No. 33-13809) filed with the Securities and Exchange Commission on October 9, 1996 and herein incorporated by reference.

(5) Previously filed with the Company's Form 8-A filed with the Securities and Exchange Commission on December 20, 1996 and incorporated herein by reference. (Previously numbered Exhibit 1.1 and 2.3)

(6) Previously filed with the Company's Registration Statement on Form S-3D (Registration No. 333-34507) filed with the Securities and Exchange Commission on August 28, 1997 and incorporated herein by reference.

(7) Previously filed with the Company's Form 10-Q filed with the Securities and Exchange Commission on November 14, 1997 and herein incorporated by reference. (Previously numbered Exhibits 10.1 through 10.2)

(8) Previously filed with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 1998 and herein incorporated by reference.

(9) Previously filed with the Company's Form 8-A filed with the Securities and Exchange Commission on September 22, 1997 and incorporated herein by reference.

ITEM 37. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     That for purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 2, 1998.

                            WALDEN RESIDENTIAL PROPERTIES, INC.,
                            a Maryland Corporation

                            By:                MARSHALL B. EDWARDS
                              --------------------------------------------------
                                             Marshall B. Edwards
                                           Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Marshall
B. Edwards and Mark S. Dillinger, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                               TITLE                                    DATE
                  ---------                                               -----                                    ----
           /s/ MARSHALL B. EDWARDS             Chief Executive Officer, President and Director (Principal    October 2, 1998
---------------------------------------------  Executive Offer)
             Marshall B. Edwards

            /s/ MARK S. DILLINGER              Executive Vice President, Chief Financial Officer and         October 2, 1998
---------------------------------------------  Director (Principal Financial and Accounting Officer)
              Mark S. Dillinger

          /s/ MICHAEL E. MASTERSON             Chairman of the Board of Directors                            October 2, 1998
---------------------------------------------
            Michael E. Masterson

                                               Chairman Emeritus                                             October   , 1998
---------------------------------------------
                Don R. Daseke

            /s/ MAXWELL B. DREVER              Chairman Emeritus                                             October 2, 1998
---------------------------------------------
              Maxwell B. Drever

                                               Director                                                      October   , 1998
---------------------------------------------
             Linda Walker Bynoe

            /s/ FRANCESCO GALESI               Director                                                      October 2, 1998
---------------------------------------------
              Francesco Galesi

                                               Director                                                      October   , 1998
---------------------------------------------
             Robert L. Honstein

                  SIGNATURE                                               TITLE                                    DATE
                  ---------                                               -----                                    ----
            /s/ ARCH K. JACOBSON               Director                                                      October 2, 1998
---------------------------------------------
              Arch K. Jacobson

             /s/ LOUIS G. MUNIN                Director                                                      October 2, 1998
---------------------------------------------
               Louis G. Munin

                                               Director                                                      October   , 1998
---------------------------------------------
               J. Otis Winters

                               INDEX TO EXHIBITS

                                                                                SEQUENTIALLY
    EXHIBIT NO.                           DESCRIPTION                           NUMBERED PAGE
    -----------                           -----------                           -------------
        2.1       Contribution Agreement by and among Walden/Drever Operating
                  Partnership, L.P., Walden Residential Properties, Inc., the
                  Shareholders of Drever Partners, Inc., AOF, Inc., and AOF
                  II, Inc. (1)
        2.2       Exchange Agreement among Walden Residential Properties,
                  Inc., Walden/Drever Operating Partnership, L.P., Drever
                  Partners, Inc., AOF, Inc. and AOF II, Inc. (1)
        3.1       Articles of Amendment and Restatement of the Company. (2)
        3.2       Restated Bylaws of the Company. (2)
        4.1       Specimen of certificate representing shares of Common Stock.
                  (3)
        4.2       Form of certificate representing shares of 9.16% Series B
                  Convertible Redeemable Preferred Stock. (4)
        4.3       Form of certificate representing shares of 9.20% Senior
                  Preferred Stock. (5)
        4.4       Form of certificate representing shares of 9.00% Redeemable
                  Preferred Stock*
        4.5       Form of Articles Supplementary relating to 9.16% Series B
                  Convertible Redeemable Preferred Stock (4)
        4.6       Form of Articles Supplementary relating to 9.20% Senior
                  Preferred Stock. (5)
        4.7       Form of Articles Supplementary relating to 9.00% Redeemable
                  Preferred Stock (9)
        4.8       Form of Series B Warrant Certificate*
        5.1       Form of Opinion of Winstead Sechrest & Minick P.C. regarding legality of the securities**
        8.1       Form of Opinion of Winstead Sechrest & Minick P.C. regarding certain tax matters**
       10.1       Dividend Reinvestment and Stock Purchase Plan. (6)
       10.2       Transfer and Assignment Agreement between The Arbors of
                  Austin and Walden Residential Operating Partnership, L.P.
                  (Arbors of Austin Apartments) (1)
       10.3       Transfer and Assignment Agreement between Arbors of Bedford
                  Limited and Walden Residential Operating Partnership, L.P.
                  (Arbors of Bedford Apartments) (1)
       10.4       Transfer and Assignment Agreement between Euless II Limited and Walden Residential Operating Partnership, L.P. (Arbors
                  of Euless Apartments) (1)
       10.5       Transfer and Assignment Agreement between The Arbors on
                  Forest Lane Limited and Walden Residential Operating
                  Partnership, L.P. (Arbors on Forest Lane Apartments) (1)
       10.6       Transfer and Assignment Agreement between Arbor Park Limited and Walden Residential Operating Partnership, L.P. (Arbor
                  Park Apartments) (1)
       10.7       Transfer and Assignment Agreement between Arbor Mill Limited and Walden Residential Operating Partnership, L.P. (Arbors
                  of Carrollton Apartments) (1)

                                                                                SEQUENTIALLY
    EXHIBIT NO.                           DESCRIPTION                           NUMBERED PAGE
    -----------                           -----------                           -------------
       10.8       Real Estate Sales Contract by and between Village/Hillcrest
                  Limited Partnership and Walden Residential Properties, Inc.
                  (Hillcrest Apartments) (1)
       10.9       Purchase and Sale Agreement by and between Windsor Park
                  Apartments, Inc. and Walden Residential Operating
                  Partnership, L.P. (Windsor Park Apartments) (7)
       10.10      Real Estate Sales Contract by and between 1990 Clover Hill
                  Limited Partnership and Walden Residential Properties, Inc.
                  (Clover Hill Apartments) (7)
       10.11      Third Amendment to the Revolving Credit Agreement by and
                  among WDN Properties, Ltd., Walden Residential Properties,
                  Inc., Walden Residential Operating Partnership, L.P., WDN
                  Properties, Inc., Walden/Drever Operating Partnership, L.P.,
                  BankBoston, N.A., individually, Bank of Montreal, Chicago
                  Branch, Corestates Bank, N.A., Dresdner Bank AG New York and
                  Grand Cayman Branches, Keybank National Association, Signet
                  Bank, and BankBoston, N.A. as Agent, dated October 1, 1997.
                  (8)
       10.12      Agreement to Sell Real Estate between MIG-Oak Ramble
                  Associates Limited Partnership and Walden Residential
                  Properties, Inc., dated as of September 16, 1997. (Oak
                  Ramble Apartments) (8)
       10.13      Purchase and Sale Agreement and Joint Escrow Instructions
                  between Pacific Life Insurance Company and Walden
                  Residential Properties, Inc., dated as of November 10, 1997.
                  (Woods of Bedford Apartments) (8)
       10.14      First Amendment to the Purchase and Sale Agreement and Joint
                  Escrow Instructions between Pacific Life Insurance Company and Walden Residential Properties, Inc., dated as of
                  December 15, 1997. (Woods of Bedford Apartments) (8)
       10.15      Contract of Sales between MGI Properties and Walden
                  Residential Operating Partnership, L.P. dated as of November
                  7, 1997. (St. James Crossing and South Pointe Apartments)
                  (8)
       10.16      Purchase and Sale Agreement by and between Windsor at Ashton
                  Park Limited Partnership and Walden Residential Properties,
                  Inc., dated as of November 14, 1997. (Ashton Park
                  Apartments) (8)
       10.17      Agreement of Sale and Purchase by and between Windsor at
                  Parkway Station Limited Partnership and Walden Residential
                  Properties, Inc., dated as of November 14, 1997. (Parkway
                  Station Apartments) (8)
       10.18      Revolving Credit Agreement dated December 15, 1997, by and among Walden Residential Properties, Inc., Walden/Drever
                  Operating Partnership, L.P., BankBoston, N.A. and
                  BankBoston, N.A., as Managing Agent for the Banks. (8)
       10.19      Term Loan Agreement dated December 15, 1997, by and among
                  Walden Residential Properties, Inc., Walden/Drever Operating
                  Partnership, L.P., BankBoston, N.A. and BankBoston, N.A., as
                  Managing Agent for the Banks. (8)
       10.20      Settlement and Employment Agreement, dated as of October 20,
                  1997, between Walden Residential Properties, Inc. and Don R.
                  Daseke. (8)
       10.21      Employment Agreement, dated as of October 1, 1997, between
                  Walden Residential Properties, Inc. and Maxwell B. Drever.
                  (8)

                                                                                SEQUENTIALLY
    EXHIBIT NO.                           DESCRIPTION                           NUMBERED PAGE
    -----------                           -----------                           -------------
       10.22      Employment Agreement, dated as of October 1, 1997, between
                  Walden Residential Properties, Inc. and Michael E.
                  Masterson. (8)
       10.23      Employment Agreement, dated as of October 1, 1997, between
                  Walden Residential Properties, Inc. and Michael L. Collier.
                  (8)
       10.24      Employment Agreement, dated as of October 20, 1997, between
                  Walden Residential Properties, Inc. and Marshall B. Edwards.
                  (8)
       10.25      Construction Loan Agreement by and among Walden/Grupe Elk
                  Grove, L.P., BankBoston, N.A. and BankBoston, N.A. as Agent
                  for Other Banks, dated as of February 27, 1998. (8)
       10.26      Construction Loan Agreement by and among Walden/Grupe
                  Roseville, L.P., BankBoston, N.A. and BankBoston, N.A. as
                  Agent for Other Banks, dated as of February 27, 1998. (8)
       10.27      Treasury Lock Agreement by and between Walden Residential
                  Properties, Inc. and Smith Barney Capital Services, Inc.,
                  dated as of August 29, 1997. (8)
       10.28      Treasury Lock Agreement by and between BankBoston, N.A. and
                  Walden Residential Properties, Inc., dated as of December
                  17, 1997. (8)
       10.29      Treasury Lock Agreement by and between BankBoston, N.A. and
                  Walden Residential Properties, Inc., dated as of December
                  17, 1997. (8)
       12.1       Computation of Ratio of Earnings to Combined Fixed Charges
                  and Preferred Stock Dividends.*
       21.1       Subsidiaries of the Company.*
       23.1       Independent Auditors' Consent.*
       23.2       Consent of Winstead Sechrest & Minick P.C. (included in
                  Exhibits 5.1 and 8.1)
       24.2       Power of Attorney (included on page II-7)
       99.1       Form of Notice of Exchange*

---------------

*     Filed herewith.

**   To be filed by amendment.

(1) Previously filed with the Company's Form 10-Q filed with the Securities and Exchange Commission on August 12, 1997 and incorporated herein by reference.

(2) Previously filed with the Amendment No. 3 to the Company's Registration Statement on Form S-11 (Registration No. 33-70132) filed with the Securities and Exchange Commission on December 23, 1993 and incorporated herein by reference.

(3) Previously filed with the Company's Registration Statement on Form S-3 (Registration No. 33-90438) filed with the Securities and Exchange Commission on March 8, 1995 and incorporated herein by reference.

(4) Previously filed with the Company's Registration Statement on Form S-3 (Registration No. 33-13809) filed with the Securities and Exchange Commission on October 9, 1996 and herein incorporated by reference.

(5) Previously filed with the Company's Form 8-A filed with the Securities and Exchange Commission on December 20, 1996 and incorporated herein by reference.

(6) Previously filed with the Company's Registration Statement on Form S-3D (Registration No. 333-34507) filed with the Securities and Exchange Commission on August 28, 1997 and incorporated herein by reference.

(7) Previously filed with the Company's Form 10-Q filed with the Securities and Exchange Commission on November 14, 1997 and herein incorporated by reference. (Previously numbered Exhibits 10.1 through 10.2)

(8) Previously filed with the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 1998 and herein incorporated by reference.

(9) Previously filed with the Company's Form 8-A filed with the Securities and Exchange Commission on September 22, 1997 and incorporated herein by reference.